As filed with the Securities and Exchange Commission on April 14, 2004
--------------------------------------------------------------------------------

                               FILE NO. 333-100068

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ALLSTATE LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)


                               ILLINOIS 36-2554642
                (State or Other Jurisdiction of (I.R.S. Employer
              Incorporation or Organization) Identification Number)



                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

            (Address and Phone Number of Principal Executive Office)


                               MICHAEL J. VELOTTA
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                         ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

       (Name, Complete Address and Telephone Number of Agent for Service)

                                                 COPIES TO:

RICHARD T. CHOI, ESQUIRE                         ANGELA M. KING, ESQUIRE
FOLEY & LARDNER, LLP                             ALLSTATE LIFE INSURANCE COMPANY
3000 K STREET, NW                                3100 SANDERS ROAD
SUITE 500                                        SUITE J5B
WASHINGTON, D.C. 20007                           NORTHBROOK, IL 60062


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

THE ALLSTATE ADVISOR VARIABLE ANNUITIES
(ADVISOR, ADVISOR PLUS, ADVISOR PREFERRED)

ALLSTATE LIFE INSURANCE COMPANY
P.O. BOX 94260
PALATINE, ILLINOIS 60094-4260
TELEPHONE NUMBER: 1-800-203-0068                   PROSPECTUS DATED MAY 1, 2004
 -------------------------------------------------------------------------------
Allstate Life Insurance Company ("ALLSTATE LIFE") is offering the following individual and group flexible premium deferred variable annuity contracts (each, a "CONTRACT"):

.. ALLSTATE ADVISOR
.. ALLSTATE ADVISOR PLUS

.. ALLSTATE ADVISOR PREFERRED

This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. Not all Contracts may be available in all states or through your sales representative. Please check with your sales representative for details.

Each Contract currently offers several investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include up to 3 fixed account options ("FIXED ACCOUNT OPTIONS"), depending on the Contract, and include 42* variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Financial Advisors Separate Account I ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of the following mutual funds ("FUNDS"):

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST (CLASS 2)        PUTNAM VARIABLE TRUST (CLASS IB)
OPPENHEIMER VARIABLE ACCOUNT FUNDS (SERVICE SHARES)                   VAN KAMPEN LIFE INVESTMENT TRUST (CLASS
                                                                       II)
                                                                      THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
                                                                       (CLASS I & II)


*Up to 44 Variable Sub-Accounts are offered with Contracts issued prior to May 1, 2003. See page 19 for information about recent Portfolio liquidations, mergers and name changes.

Each Fund has multiple investment Portfolios ("PORTFOLIOS"). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your sales representative for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.

For ALLSTATE ADVISOR PLUS CONTRACTS, each time you make a purchase payment, we will add to your Contract value ("CONTRACT VALUE") a credit enhancement ("CREDIT ENHANCEMENT") of up to 5% (depending on the issue age and your total purchase payments) of such purchase payment. Expenses for this Contract may be higher than a Contract without the Credit Enhancement. Over time, the amount of the Credit Enhancement may be more than offset by the fees associated with the Credit Enhancement.

WE (Allstate Life) have filed a Statement of Additional Information, dated May 1, 2004, with the Securities and Exchange Commission ("SEC"). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. Its table of contents appears on page 67 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

                                 1  PROSPECTUS

                THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
                PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                FEDERAL CRIME.

  IMPORTANT     THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT
                HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS
   NOTICES      OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT
                DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS
                OR ANY FEDERAL REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS
                INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF
                PRINCIPAL.

                THE CONTRACTS ARE NOT FDIC INSURED.


                                 2  PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                        PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms                                                       4
--------------------------------------------------------------------------------
  Overview of Contracts                                                 5
--------------------------------------------------------------------------------
  The Contracts at a Glance                                             6
--------------------------------------------------------------------------------
  How the Contracts Work                                                10
--------------------------------------------------------------------------------
  Expense Table                                                         11
--------------------------------------------------------------------------------
  Financial Information                                                 19
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contracts                                                         19
--------------------------------------------------------------------------------
  Purchases                                                             21
--------------------------------------------------------------------------------
  Contract Value                                                        22
--------------------------------------------------------------------------------
  Investment Alternatives                                               28
--------------------------------------------------------------------------------
     The Variable Sub-Accounts                                          28
--------------------------------------------------------------------------------
     The Fixed Account Options                                          32
--------------------------------------------------------------------------------
     Transfers                                                          35
--------------------------------------------------------------------------------
  Expenses                                                              38
--------------------------------------------------------------------------------
  Access to Your Money                                                  42
--------------------------------------------------------------------------------

                                                                        PAGE

--------------------------------------------------------------------------------
  Income Payments                                                       43
--------------------------------------------------------------------------------
  Death Benefits                                                        50
--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information                                                      57
--------------------------------------------------------------------------------
  Taxes                                                                 60
--------------------------------------------------------------------------------
  Annual Reports and Other Documents                                    66
--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                   67
--------------------------------------------------------------------------------
APPENDIX A-ALLSTATE ADVISOR CONTRACT COMPARISON CHART                   68
--------------------------------------------------------------------------------
APPENDIX B-MARKET VALUE ADJUSTMENT                                      70
--------------------------------------------------------------------------------
APPENDIX C-CALCULATION OF INCOME PROTECTION BENEFIT                     72
--------------------------------------------------------------------------------
APPENDIX D-WITHDRAWAL ADJUSTMENT EXAMPLE-INCOME BENEFITS                73
--------------------------------------------------------------------------------
APPENDIX E-WITHDRAWAL ADJUSTMENT EXAMPLE-DEATH BENEFITS                 74
--------------------------------------------------------------------------------
APPENDIX F-CALCULATION OF EARNINGS PROTECTION DEATH BENEFIT             75
--------------------------------------------------------------------------------
APPENDIX G-WITHDRAWAL ADJUSTMENT EXAMPLE-TRUERETURN ACCUMULATION BENEFIT 78
--------------------------------------------------------------------------------
APPENDIX H-ACCUMULATION UNIT VALUES                                     79
--------------------------------------------------------------------------------


                                 3  PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                                                        PAGE

--------------------------------------------------------------------------------
AB Factor                                                               24
--------------------------------------------------------------------------------
Accumulation Benefit                                                    24
--------------------------------------------------------------------------------
Accumulation Phase                                                      10
--------------------------------------------------------------------------------
Accumulation Unit                                                       19
--------------------------------------------------------------------------------
Accumulation Unit Value                                                 19
--------------------------------------------------------------------------------
Allstate Life ("We")                                                    1
--------------------------------------------------------------------------------
Annuitant                                                               19
--------------------------------------------------------------------------------
Automatic Additions Program                                             21
--------------------------------------------------------------------------------
Automatic Portfolio Rebalancing Program                                 37
--------------------------------------------------------------------------------
Beneficiary                                                             20
--------------------------------------------------------------------------------
Benefit Base                                                            24
--------------------------------------------------------------------------------
Co-Annuitant                                                            20
--------------------------------------------------------------------------------
*Contract                                                               19
--------------------------------------------------------------------------------
Contract Anniversary                                                    7
--------------------------------------------------------------------------------
Contract Owner ("You")                                                  10
--------------------------------------------------------------------------------
Contract Value                                                          22
--------------------------------------------------------------------------------
Contract Year                                                           7
--------------------------------------------------------------------------------
Credit Enhancement                                                      22
--------------------------------------------------------------------------------
Dollar Cost Averaging Program                                           37
--------------------------------------------------------------------------------
Due Proof of Death                                                      51
--------------------------------------------------------------------------------
Earnings Protection Death Benefit Option                                52
--------------------------------------------------------------------------------
Enhanced Beneficiary Protection (Annual Increase) Option                52
--------------------------------------------------------------------------------
Excess of Earnings Withdrawal                                           53
--------------------------------------------------------------------------------
Fixed Account Options                                                   32
--------------------------------------------------------------------------------
Free Withdrawal Amount                                                  40
--------------------------------------------------------------------------------
Funds                                                                   1
--------------------------------------------------------------------------------
Guarantee Option                                                        23
--------------------------------------------------------------------------------
Guarantee Period Accounts                                               33
--------------------------------------------------------------------------------
Income Base                                                             48
--------------------------------------------------------------------------------
Income Plan                                                             43
--------------------------------------------------------------------------------
Income Protection Benefit Option                                        46
--------------------------------------------------------------------------------
In-Force Earnings                                                       53
--------------------------------------------------------------------------------
In-Force Premium                                                        53
--------------------------------------------------------------------------------

                                                                        PAGE

--------------------------------------------------------------------------------
Investment Alternatives                                                 1
--------------------------------------------------------------------------------
IRA Contract                                                            7
--------------------------------------------------------------------------------
Issue Date                                                              10
--------------------------------------------------------------------------------
Market Value Adjustment                                                 9
--------------------------------------------------------------------------------
Maximum Anniversary Value                                               7
--------------------------------------------------------------------------------
Maximum Anniversary Value (MAV) Death Benefit Option                    51
--------------------------------------------------------------------------------
Payout Phase                                                            10
--------------------------------------------------------------------------------
Payout Start Date                                                       43
--------------------------------------------------------------------------------
Portfolios                                                              1
--------------------------------------------------------------------------------
Qualified Contract                                                      19
--------------------------------------------------------------------------------
Retirement Income Guarantee Options                                     7
--------------------------------------------------------------------------------
Return of Premium Death Benefit                                         51
--------------------------------------------------------------------------------
Rider Anniversary                                                       23
--------------------------------------------------------------------------------
Rider Application Date                                                  7
--------------------------------------------------------------------------------
Rider Date                                                              23
--------------------------------------------------------------------------------
Rider Fee                                                               7
--------------------------------------------------------------------------------
Rider Fee Percentage                                                    39
--------------------------------------------------------------------------------
Rider Maturity Date                                                     23
--------------------------------------------------------------------------------
Rider Period                                                            23
--------------------------------------------------------------------------------
Rider Trade-In Option                                                   27
--------------------------------------------------------------------------------
Right to Cancel                                                         22
--------------------------------------------------------------------------------
SEC                                                                     1
--------------------------------------------------------------------------------
Settlement Value                                                        51
--------------------------------------------------------------------------------
Spousal Protection Benefit Option                                       29
--------------------------------------------------------------------------------
Standard Fixed Account Option                                           33
--------------------------------------------------------------------------------
Systematic Withdrawal Program                                           42
--------------------------------------------------------------------------------
Tax Qualified Contract                                                  63
--------------------------------------------------------------------------------
Transfer Period Accounts                                                25
--------------------------------------------------------------------------------
Trial Examination Period                                                6
--------------------------------------------------------------------------------
TrueBalance/SM/ Asset Allocation Program                                30
--------------------------------------------------------------------------------
TrueReturn/SM/ Accumulation Benefit Option                              39
--------------------------------------------------------------------------------
Valuation Date                                                          22
--------------------------------------------------------------------------------
Variable Account                                                        1
--------------------------------------------------------------------------------
Variable Sub-Account                                                    1
--------------------------------------------------------------------------------
        * In certain states a Contract may be available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise. References to "Contract" also include all three Contracts listed on the cover page of this prospectus, unless otherwise noted. However, we administer each Contract separately.


                                 4  PROSPECTUS

OVERVIEW OF CONTRACTS
--------------------------------------------------------------------------------

The Contracts offer many of the same basic features and benefits. They differ primarily with respect to the charges imposed, as follows:

.. The ALLSTATE ADVISOR CONTRACT has a mortality and expense risk charge of 1.10%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;

.. The ALLSTATE ADVISOR PLUS CONTRACT offers Credit Enhancement of up to 5% on purchase payments, a mortality and expense risk charge of 1.40%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 8.5% with an 8-year withdrawal charge period;

.. The ALLSTATE ADVISOR PREFERRED CONTRACT WITH 5-YEAR WITHDRAWAL CHARGE OPTION
  ("Package III") has a mortality and expense risk charge of 1.40%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 5-year withdrawal charge period;

.. The ALLSTATE ADVISOR PREFERRED CONTRACT WITH 3-YEAR WITHDRAWAL CHARGE OPTION
  ("Package II") has a mortality and expense risk charge of 1.50%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period; and

.. The ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION
  ("Package I") has a mortality and expense risk charge of 1.60%, an administrative expense charge of 0.19%*, and no withdrawal charges.

Other differences among the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.

* The administrative expense charge may be increased, but will never exceed 0.35%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract.


                                 5  PROSPECTUS

THE CONTRACTS AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS               You can purchase each Contract with as little as
                                $10,000 ($2,000 for Contracts issued with an IRA or
                                TSA). You can add to your Contract as often and as much
                                as you like, but each subsequent payment must be at
                                least $1,000 ($50 for automatic payments).

                                We reserve the right to accept a lesser initial
                                purchase payment amount for each Contract.  We may
                                limit the cumulative amount of purchase payments to a
                                maximum of $1,000,000 in any Contract.

                                For ALLSTATE ADVISOR PLUS CONTRACTS, each time you make
                                a purchase payment, we will add to your Contract Value
                                a Credit Enhancement of up to 5% of such purchase
                                payment.
---------------------------------------------------------------------------------------
TRIAL EXAMINATION PERIOD        You may cancel your Contract within 20 days of receipt
                                or any longer period as your state may require ("TRIAL
                                EXAMINATION PERIOD"). Upon cancellation, we will return
                                your purchase payments adjusted, to the extent federal
                                or state law permits, to reflect the investment
                                experience of any amounts allocated to the Variable
                                Account, including the deduction of mortality and
                                expense risk charges and administrative expense
                                charges. If you cancel your Contract during the TRIAL
                                EXAMINATION PERIOD, the amount we refund to you will
                                not include any Credit Enhancement. See "Trial
                                Examination Period" for details.
---------------------------------------------------------------------------------------
EXPENSES                        Each Portfolio pays expenses that you will bear
                                indirectly if you invest in a Variable Sub-Account. You
                                also will bear the following expenses:

                                ALLSTATE ADVISOR CONTRACTS

                                .Annual mortality and expense risk charge equal to
                                  1.10% of average daily net assets.

                                .Withdrawal charges ranging from 0% to 7% of purchase
                                  payments withdrawn.

                                ALLSTATE ADVISOR PLUS CONTRACTS

                                .Annual mortality and expense risk charge equal to
                                  1.40% of average daily net assets.

                                .Withdrawal charges ranging from 0% to 8.5% of
                                  purchase payments withdrawn.

                                ALLSTATE ADVISOR PREFERRED CONTRACTS (WITH 5-YEAR
                                WITHDRAWAL CHARGE OPTION)

                                .Annual mortality and expense risk charge equal to
                                  1.40% of average daily net assets.

                                .Withdrawal charges ranging from 0% to 7% of purchase
                                  payments withdrawn.

                                ALLSTATE ADVISOR PREFERRED CONTRACTS (WITH 3-YEAR
                                WITHDRAWAL CHARGE OPTION)

                                .Annual mortality and expense risk charge equal to
                                  1.50% of average daily net assets.

                                .Withdrawal charges ranging from 0% to 7% of purchase
                                  payments withdrawn.


                                 6  PROSPECTUS

                                ALLSTATE ADVISOR PREFERRED CONTRACTS (WITH NO
                                WITHDRAWAL CHARGE OPTION)

                                .Annual mortality and expense risk charge equal to
                                  1.60% of average daily net assets.

                                . No withdrawal charge.

                                ALL CONTRACTS

                                .Annual administrative expense charge of 0.19% (up to
                                  0.35% for future Contracts).

                                .Annual contract maintenance charge of $30 (waived in
                                  certain cases).

                                .If you select the MAXIMUM ANNIVERSARY VALUE (MAV)
                                  DEATH BENEFIT OPTION ("MAV DEATH BENEFIT OPTION") you
                                  will pay an additional mortality and expense risk
                                  charge of 0.20%* (up to 0.30% for Options added in
                                  the future).

                                .
                                  If you select ENHANCED BENEFICIARY PROTECTION (ANNUAL
                                  INCREASE) OPTION, you will pay an additional
                                  mortality and expense risk charge of 0.30%*.

                                .If you select the EARNINGS PROTECTION DEATH BENEFIT
                                  OPTION you will pay an additional mortality and
                                  expense risk charge of 0.25% or 0.40% (up to 0.35% or
                                  0.50% for Options added in the future) depending on
                                  the age of the oldest Owner and oldest Annuitant on
                                  the date we receive the completed application or
                                  request to add the benefit, whichever is later
                                  ("RIDER APPLICATION DATE").

                                .
                                  If you select the TRUERETURN/SM/ ACCUMULATION BENEFIT
                                  OPTION ("TRUERETURN OPTION") you would pay an
                                  additional annual fee ("RIDER FEE") of 0.50% (up to
                                  1.25% for Options added in the future) of the BENEFIT
                                  BASE in effect on each Contract anniversary
                                  ("CONTRACT ANNIVERSARY") during the Rider Period. You
                                  may not select the TrueReturn Option together with a
                                  Retirement Income Guarantee Option.

                                .We discontinued offering RETIREMENT INCOME GUARANTEE
                                  OPTION 1 ("RIG 1") as of January 1, 2004 (up to May
                                  1, 2004 in certain states). If you elected RIG 1
                                  prior to May 1, 2004, you will pay an additional
                                  annual fee ("Rider Fee") of 0.40%* of the INCOME BASE
                                  in effect on a Contract Anniversary.

                                .We discontinued offering RETIREMENT INCOME GUARANTEE
                                  OPTION 2 ("RIG 2") as of January 1, 2004 (up to May
                                  1, 2004 in certain states). If you elected RIG 2
                                  prior to May 1, 2004, you will pay an additional
                                  annual Rider Fee of 0.55%* of the INCOME BASE in
                                  effect on a Contract Anniversary.

                                .If you select the INCOME PROTECTION BENEFIT OPTION
                                  you will pay an additional mortality and expense risk
                                  charge of 0.50% (up to 0.75% for Options added in the
                                  future) during the Payout Phase of your Contract.

                                .
                                  Currently there is no additional charge if you select
                                  the SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION.
                                  We reserve the right to charge a mortality and
                                  expense risk charge of up to 0.15% for this benefit.
                                  This benefit is only available for IRA Contracts,
                                  which are Contracts issued with an Individual
                                  Retirement Annuity or Account ("IRA") under Section
                                  408 of the Internal Revenue Code.

                                .Transfer fee equal to 1.00% (subject to increase to
                                  up to 2.00%) of the amount transferred after the
                                  12/th/ transfer in any Contract Year ("CONTRACT
                                  YEAR"), which we measure from the date we issue your
                                  Contract or a Contract Anniversary.

                                 7  PROSPECTUS




                                . State premium tax (if your state imposes one)

                                . NOT ALL OPTIONS ARE AVAILABLE IN ALL STATES

                                *DIFFERENT RATES APPLY TO CONTRACT OWNERS WHO ADDED
                                THESE OPTIONS PRIOR TO MAY 1, 2003. SEE PAGE 11 FOR
                                DETAILS.
---------------------------------------------------------------------------------------
INVESTMENT ALTERNATIVES         Each Contract offers several investment alternatives
                                including:

                                .
                                  up to 3 Fixed Account Options that credit interest at
                                  rates we guarantee, and

                                .42* Variable Sub-Accounts investing in Portfolios
                                  offering professional money management by these investment advisers:

                                  . Franklin Advisers, Inc.

                                  . Franklin Advisory Services, LLC

                                  . Franklin Mutual Advisers, LLC

                                  . OppenheimerFunds, Inc.

                                  . Putnam Investment Management, LLC.

                                  . Templeton Asset Management Ltd.

                                  . Templeton Investment Counsel, LLC

                                  . Van Kampen Asset Management

                                  . Van Kampen**



                                  *Up to 44 Variable Sub-Accounts are offered with Contracts issued prior to May 1, 2003.

                                  **Morgan Stanley Investment Management, Inc., the
                                  adviser to the UIF Portfolios, does business in
                                  certain instances using the name Van Kampen.

                                NOT ALL FIXED ACCOUNT OPTIONS ARE AVAILABLE IN ALL
                                STATES OR WITH ALL CONTRACTS.

                                To find out current rates being paid on the Fixed
                                Account Option(s), or to find out how the Variable
                                Sub-Accounts have performed, please call us at
                                1-800-203-0068.
---------------------------------------------------------------------------------------
SPECIAL SERVICES                For your convenience, we offer these special services:

                                . AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                                . AUTOMATIC ADDITIONS PROGRAM

                                . DOLLAR COST AVERAGING PROGRAM

                                . SYSTEMATIC WITHDRAWAL PROGRAM

                                . TRUEBALANCE/SM/ ASSET ALLOCATION PROGRAM
---------------------------------------------------------------------------------------



                                 8  PROSPECTUS



INCOME PAYMENTS                 You can choose fixed income payments, variable income
                                payments, or a combination of the two. You can receive
                                your income payments in one of the following ways (you
                                may select more than one income plan):

                                . life income with guaranteed number of payments

                                .
                                  joint and survivor life income with guaranteed number
                                  of payments

                                . guaranteed number of payments for a specified period

                                . life income with cash refund

                                . joint life income with cash refund

                                . life income with installment refund

                                . joint life income with installment refund

                                Prior to May 1, 2004, Allstate Life also offered two
                                Retirement Income Guarantee Options that guarantee a
                                minimum amount of fixed income payments you can receive
                                if you elect to receive income payments.

                                In addition, we offer an Income Protection Benefit
                                Option that guarantees that your variable income
                                payments will not fall below a certain level.
DEATH BENEFITS                  If you, the Annuitant, or Co-Annuitant die before the
                                Payout Start Date, we will pay a death benefit subject
                                to the conditions described in the Contract. In
                                addition to the death benefit included in your Contract
                                ("Return of Premium Death Benefit" or "ROP Death
                                Benefit"), the death benefit options we currently offer
                                include:

                                . MAV DEATH BENEFIT OPTION;

                                .ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE)
                                  OPTION; and

                                . EARNINGS PROTECTION DEATH BENEFIT OPTION
---------------------------------------------------------------------------------------
TRANSFERS                       Before the Payout Start Date, you may transfer your
                                Contract Value among the investment alternatives, with
                                certain restrictions. The minimum amount you may
                                transfer is $100 or the amount remaining in the
                                investment alternative, if less.  The minimum amount
                                that can be transferred into the Standard Fixed Account
                                or Market Value Adjusted Account Options is $500.

                                A charge may apply after the 12/th/ transfer in each
                                Contract Year.
---------------------------------------------------------------------------------------
WITHDRAWALS                     You may withdraw some or all of your Contract Value at
                                any time during the Accumulation Phase and during the
                                Payout Phase in certain cases. In general, you must
                                withdraw at least $50 at a time. Withdrawals taken
                                prior to the Payout Start Date are generally considered
                                to come from the earnings in the Contract first. If the
                                Contract is tax-qualified, generally all withdrawals
                                are treated as distributions of earnings. Withdrawals
                                of earnings are taxed as ordinary income and, if taken
                                prior to age 59 1/2, may be subject to an additional
                                10% federal tax penalty. A withdrawal charge and a
                                MARKET VALUE ADJUSTMENT may also apply.

                                If any withdrawal reduces your Contract Value to less
                                than $1,000, we will treat the request as a withdrawal
                                of the entire Contract Value. Your Contract will
                                terminate if you withdraw all of your Contract Value.


                                 9  PROSPECTUS

HOW THE CONTRACTS WORK
--------------------------------------------------------------------------------

Each Contract basically works in two ways.

First, each Contract can help you (we assume you are the "CONTRACT OWNER") save for retirement because you can invest in your Contract's investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 43. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can receive    Or you can receive
a Contract                                      income payments or      income payments    income payments
                                                receive a lump sum      for a set period   for life
                                                payment



Other income payment options are also available. See "INCOME PAYMENTS."

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contracts." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-203-0068 if you have any question about how the Contracts work.


                                 10  PROSPECTUS

EXPENSE TABLE
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the prospectuses for the Portfolios.


CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments withdrawn)/* /

                         Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable  Charge:
-----------------------------------------------------------------------------------------------------------------------------------
Contract:                    0           1           2           3           4           5           6          7           8+
Allstate Advisor              7%          7%          6%          5%          4%          3%        2%           0%         0%
Allstate Advisor Plus       8.5%        8.5%        8.5%        7.5%        6.5%        5.5%        4%         2.5%         0%
Allstate Advisor
 Preferred with:
 5-Year Withdrawal
 Charge Option                7%          6%          5%          4%          3%          0%
 3-Year Withdrawal
 Charge Option                7%          6%          5%          0%
 No Withdrawal Charge
 Option                                                                    None

All Contracts:
-----------------------------------------------------------------------------------------------------------------------------------
Annual Contract
 Maintenance Charge                                                       $30**
Transfer Fee                                             up to 2.00% of the amount transferred***


* Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge ("Free Withdrawal Amount"). See "Withdrawal Charges" for more information.

**  Waived in certain cases. See "Expenses."

*** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred.


                                 11  PROSPECTUS

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)


If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

                                                                   Mortality and Expense Risk             Administrative
Basic Contract (without any optional benefit)                               Charge                       Expense Charge*
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor                                                                           1.10%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Plus                                                                      1.40%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge Option)                              1.40%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge Option)                              1.50%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)                                   1.60%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
                                                                        Total Variable Account
Basic Contract (without any optional benefit)                              Annual Expense
------------------------------------------------------------------------------------------------------
Allstate Advisor                                                                                1.29%
------------------------------------------------------------------------------------------------------
Allstate Advisor Plus                                                                           1.59%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge Option)                                   1.59%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge Option)                                   1.69%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)                                        1.79%
------------------------------------------------------------------------------------------------------


  * We reserve the right to raise the administrative expense charge to 0.35%. However, we will not increase the charge once we issue your Contract.

Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.


MAV Death Benefit Option                           0.20%* (up to 0.30% for Options added in
                                                   the future)

Enhanced Beneficiary Protection (Annual Increase)  0.30 %*
Option

Earnings Protection Death Benefit Option (issue    0.25% (up to 0.35% for Options added in
age 0-70)                                          the future)

Earnings Protection Death Benefit Option (issue    0.40% (up to 0.50% for Options added in
age 71-79)                                         the future)

Spousal Protection Benefit (Co-Annuitant) Option   0.00% (up to 0.15% for Options added in
                                                   the future)


  *For Contract Owners who added the MAV Death Benefit Option or Enhanced
   Beneficiary Protection (Annual Increase) Option prior to May 1, 2003, the additional mortality and expense risk charge associated with each Option is 0.15%.

If you select the Options with the highest possible combination of mortality and expense risk charges, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, and Earnings           Mortality and Expense
Protection Death Benefit Option (issue age 71-79)                           Risk Charge*
-------------------------------------------------------------------------------------------------------
Allstate Advisor                                                                               2.00%
-------------------------------------------------------------------------------------------------------
Allstate Advisor Plus                                                                           2.30%
-------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge Option)                                   2.30%
-------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge Option)                                   2.40%
-------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)                                        2.50%
-------------------------------------------------------------------------------------------------------
Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, and Earnings          Administrative
Protection Death Benefit Option (issue age 71-79)                     Expense Charge*
-----------------------------------------------------------------------------------------------
Allstate Advisor                                                                        0.19%
-----------------------------------------------------------------------------------------------
Allstate Advisor Plus                                                                   0.19%
-----------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge Option)                           0.19%
-----------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge Option)                           0.19%
-----------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)                                0.19%
-----------------------------------------------------------------------------------------------
Contract with the MAV Death Benefit Option, Enhanced                    Total Variable Account
Beneficiary Protection (Annual Increase) Option, and Earnings              Annual Expense
Protection Death Benefit Option (issue age 71-79)
------------------------------------------------------------------------------------------------------
Allstate Advisor                                                                                2.19%
------------------------------------------------------------------------------------------------------
Allstate Advisor Plus                                                                           2.49%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge Option)                                   2.49%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge Option)                                   2.59%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)                                        2.69%
------------------------------------------------------------------------------------------------------


  *As described above the administrative expense charge and the mortality and expense charge for certain Options may be higher for future Contracts. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract.

TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION FEE

(ANNUAL RATE AS A PERCENTAGE OF BENEFIT BASE ON A CONTRACT ANNIVERSARY)

TrueReturn/SM/ Accumulation Benefit Option                                             0.50 %*
--------------------------------------------------------------------------------------------------------------


*Up to 1.25% for Options added in the future. See "TrueReturn/SM/ Accumulation Benefit Option" for details.

RETIREMENT INCOME GUARANTEE OPTION FEE*

If you selected RIG 1, you would pay a Rider Fee at the annual rate of 0.40%** of the Income Base in effect on a Contract Anniversary. If you selected RIG 2, you would pay an additional Rider Fee at the annual rate of 0.55%** of the Income Base in effect on a Contract Anniversary. See "Retirement Income Guarantee Options" for details.

*We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees shown apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states).

**For Contract Owners who added RIG 1 prior to May 1, 2003, the annual rate is 0.25%. For Contract Owners who added RIG 2 prior to May 1, 2003, the annual rate is 0.45%.

INCOME PROTECTION BENEFIT OPTION


                                 12  PROSPECTUS

The Contracts are also available with the Income Protection Benefit Option. See "Income Payments - Income Protection Benefit Option," below, for a description of the Option. The charge for the Income Protection Benefit Option is currently 0.50% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. The charge for the Income Protection Benefit Option applies during the Payout Phase. We reserve the right to raise the Income Protection Benefit Option charge to up to 0.75%. Once your Income Protection Benefit Option is in effect, however, we may not change the fee that applies to your Contract. See "Expenses - Mortality and Expense Risk Charge," below, for details.


PORTFOLIO ANNUAL EXPENSES - MINIMUM AND MAXIMUM
The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the second table below and in the prospectus for each Portfolio.


                           PORTFOLIO ANNUAL EXPENSES
----------------------------------------------------------------------------------
                                 Minimum                       Maximum
----------------------------------------------------------------------------------
Total Annual Portfolio
Operating
Expenses/(1)/
(expenses that are
deducted from
Portfolio assets,
which may include
management fees,
distribution and/or
services (12b-1) fees,              0.74%                         4.98%
and other expenses)
----------------------------------------------------------------------------------



(1) Expenses are shown as a percentage of Portfolio average daily net assets (before waiver or reimbursement) as of December 31, 2003.




PORTFOLIO ANNUAL EXPENSES - FULL TABLE (1)
The next table shows the Portfolio operating expenses for each Portfolio available under the Contract. These expenses may vary from year to year. Advisers and/or other service providers of certain Portfolios have agreed to waive their fees and/or other Portfolio expenses in order to keep the Portfolio's expenses below specified limits. The expenses shown in the table below do not show the effect of any such fee waiver or expense reimbursement. All fee waiver and expense reimbursements are described in the footnotes to the table. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

                                Management         Rule12b-1   Other        Total Annual
PORTFOLIO                          Fees              Fees     Expenses   Portfolio Expenses
--------------------------------------------------------------------------------------------
FTVIP Franklin Growth and
Income Securities Fund -                0.50    %     0.25%      0.03%              0.78%
Class 2 (2)(3)
---------------------------------------------------------------------------------------------
FTVIP Franklin Income
Securities Fund - Class 2               0.48    %     0.25%      0.03%              0.76%
(2)(3)
---------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap                0.51    %     0.25%      0.29%              1.05%
Fund - Class 2 (3)(4)(5)
---------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap
Value Securities Fund -                 0.57    %     0.25%      0.19%              1.01%
Class 2 (3)(5)
---------------------------------------------------------------------------------------------
FTVIP Franklin U.S.
Government Fund - Class 2               0.50    %     0.25%      0.03%              0.78%
(2)(3)
---------------------------------------------------------------------------------------------
FTVIP Mutual Shares
Securities Fund - Class 2               0.60    %     0.25%      0.20%              1.05%
(3)
---------------------------------------------------------------------------------------------
FTVIP Templeton Developing
Market Securities Fund -                1.25    %     0.25%      0.30%              1.80%
Class 2
---------------------------------------------------------------------------------------------
FTVIP Templeton Foreign
Securities Fund - Class 2               0.69    %     0.25%      0.22%              1.16%
(5)
---------------------------------------------------------------------------------------------
FTVIP Templeton Global
Income Securities Fund -                0.63    %     0.25%      0.13%              1.01%
Class 2 (2)(4)
---------------------------------------------------------------------------------------------
Oppenheimer Aggressive
Growth Fund/VA - Service                0.68    %     0.25%      0.02%              0.95%
Shares
---------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA            0.73    %     0.25%      0.03%              1.01%
- Service Shares (6)
---------------------------------------------------------------------------------------------
Oppenheimer Capital
Appreciation Fund/VA -                  0.65    %     0.25%      0.04%              0.94%
Service Shares
---------------------------------------------------------------------------------------------
Oppenheimer Global
Securities Fund/VA - Service            0.63    %     0.25%      0.05%              0.93%
Shares
---------------------------------------------------------------------------------------------
Oppenheimer High Income                 0.73    %     0.25%      0.06%              1.04%
Fund/VA - Service Shares
---------------------------------------------------------------------------------------------
Oppenheimer Main Street                 0.68    %     0.25%      0.03%              0.96%
Fund/VA - Service Shares
---------------------------------------------------------------------------------------------
Oppenheimer Main Street
Small Cap Fund/VA - Service             0.75    %     0.25%      0.23%              1.23%
Shares
---------------------------------------------------------------------------------------------

                                 13  PROSPECTUS

Oppenheimer Strategic Bond              0.72    %     0.25%      0.05%              1.02%
Fund/VA - Service Shares
---------------------------------------------------------------------------------------------
Putnam VT The George Putnam             0.63    %     0.25%      0.10%              0.98%
Fund of Boston - Class IB
---------------------------------------------------------------------------------------------
Putnam VT Global Asset                  0.70    %     0.25%      0.25%              1.20%
Allocation Fund - Class IB
---------------------------------------------------------------------------------------------
Putnam VT Growth and Income             0.48    %     0.25%      0.05%              0.78%
Fund - Class IB
---------------------------------------------------------------------------------------------
Putnam VT Health Sciences               0.70    %     0.25%      0.14%              1.09%
Fund - Class IB
---------------------------------------------------------------------------------------------
Putnam VT High Yield Fund -             0.67    %     0.25%      0.11%              1.03%
Class IB
---------------------------------------------------------------------------------------------
Putnam VT Income Fund -                 0.59    %     0.25%      0.09%              0.93%
Class IB
---------------------------------------------------------------------------------------------
Putnam VT International                 0.76    %     0.25%      0.18%              1.19%
Equity Fund - Class IB
---------------------------------------------------------------------------------------------
Putnam VT Investors Fund -              0.65    %     0.25%      0.10%              1.00%
Class IB
---------------------------------------------------------------------------------------------
Putnam VT Money Market Fund             0.42    %     0.25%      0.07%              0.74%
- Class IB
---------------------------------------------------------------------------------------------
Putnam VT New Opportunities             0.59    %     0.25%      0.08%              0.92%
Fund - Class IB
---------------------------------------------------------------------------------------------
Putnam VT New Value Fund -              0.70    %     0.25%      0.09%              1.04%
Class IB
---------------------------------------------------------------------------------------------
Putnam VT Research Fund -               0.65    %     0.25%      0.14%              1.04%
Class IB
---------------------------------------------------------------------------------------------
Putnam VT Utilities Growth              0.70    %     0.25%      0.13%              1.08%
and Income Fund - Class IB
---------------------------------------------------------------------------------------------
Putnam VT Vista Fund - Class            0.65    %     0.25%      0.11%              1.01%
IB
---------------------------------------------------------------------------------------------
Putnam VT Voyager Fund -                0.55    %     0.25%      0.07%              0.87%
Class IB
---------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive
Growth Portfolio - Class II             0.00    %     0.25%      4.06%              4.31%
(7)(8)(10)
---------------------------------------------------------------------------------------------
Van Kampen LIT Comstock                 0.60    %     0.25%      0.05%              0.90%
Portfolio - Class II
---------------------------------------------------------------------------------------------
Van Kampen LIT Emerging                 0.70    %     0.25%      0.07%              1.02%
Growth Portfolio - Class II
---------------------------------------------------------------------------------------------
Van Kampen LIT Growth &                 0.60    %     0.25%      0.06%              0.91%
Income Portfolio - Class II
---------------------------------------------------------------------------------------------
Van Kampen LIT Money Market             0.50    %     0.25%      0.19%              0.94%
Portfolio - Class II (9)(10)
---------------------------------------------------------------------------------------------
Van Kampen UIF Emerging
Markets Debt Portfolio -                0.80    %     0.35%      0.41%              1.56%
Class II (11)(12)
---------------------------------------------------------------------------------------------
Van Kampen UIF Equity and
Income Portfolio - Class II             0.60    %     0.35%      0.92%              1.87%
(11)(12)(13)
---------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth
Portfolio - Class I                     0.55    %      N/A       0.39%              0.94%
(8)(11)(12)(14)
---------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth
Portfolio - Class II                    0.55    %     0.35%      0.39%              1.29%
(11)(12)(14)(15)
---------------------------------------------------------------------------------------------
Van Kampen UIF Global
Franchise Portfolio - Class             0.80    %     0.35%      2.07%              3.22%
II (11)(12)(13)
---------------------------------------------------------------------------------------------
Van Kampen UIF Small Company
Growth Portfolio - Class                0.95    %     0.35%      3.68%              4.98%
II(11)(12)(13)
---------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap
Value Portfolio - Class I               0.75    %      N/A       0.37%              1.12%
(8)(11)(12)(14)
---------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap
Value Portfolio - Class II              0.75    %     0.35%      0.37%              1.47%
(11)(12)(14)(15)
---------------------------------------------------------------------------------------------
Van Kampen U.S. Real Estate
Portfolio - Class II                    0.80    %     0.35%      0.31%              1.46%
(11)(12)(15)
---------------------------------------------------------------------------------------------

1. Figures shown in the Table are for the year ended December 31, 2003 (except as otherwise noted).

2. The Fund administration fee is paid indirectly through the management fee.

3. While the maximum amount payable under the Portfolio's Class 2 Rule 12b-1 plan is 0.35% per year of the Portfolio's Class 2 average annual net assets, the Portfolio's Board of Trustees has set the current rate at 0.25% per year.

4. Effective May 1, 2003, the FTVIP Franklin Small Cap Fund - Class 2 and FTVIP Templeton Global Income Securities Fund - Class 2 are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Portfolios in accordance with that program.

5. The manager had agreed in advance to reduce its fee to reflect reduced services resulting from the Portfolio's investment in a Franklin Templeton money fund. This reduction is required by the Portfolio's Board of Trustees and an order of the Securities and Exchange Commission. With this reduction, "Management Fees", "Rule 12b-1 Fees", "Other Expenses", and "Total Annual Portfolio Expenses" were as follows:


                          Management         Rule12b-1   Other        Total Annual
PORTFOLIO                    Fees              Fees     Expenses   Portfolio Expenses
--------------------------------------------------------------------------------------
FTVIP Franklin Small              0.47    %     0.25%      0.29%              1.01%
Cap Fund - Class 2
---------------------------------------------------------------------------------------
FTVIP Franklin Small
Cap Value Securities              0.55    %     0.25%      0.19%              0.99%
Fund - Class 2
---------------------------------------------------------------------------------------
FTVIP Templeton
Foreign Securities                0.65    %     0.25%      0.22%              1.12%
Fund - Class 2
---------------------------------------------------------------------------------------





                                 14  PROSPECTUS

6. Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA.

7. For the year ended December 31, 2003, the Adviser voluntarily waived $26,074 of its investment advisory fees and assumed $79,674 of the Portfolio's other expenses. This waiver is voluntary in nature and can be discontinued at the Adviser's discretion.



8. Effective April 30, 2004, the LSA Aggressive Growth Fund, the LSA Equity Growth Fund, and the LSA Mid Cap Value Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio, Class II, the Van Kampen UIF Equity Growth Portfolio, Class I, and the Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I, respectively.

9. Under the terms of the Advisory agreement, if the Total Annual Portfolio Expenses, exclusive of taxes, distribution fees and interest, exceed 0.95% of the average daily net assets of the Portfolio, the Adviser will reimburse the Portfolio for the amount of the excess. Additionally, the Adviser has voluntarily agreed to reimburse the Portfolio for all expenses as a percent of average daily net assets in excess of 0.85%. For the year ended December 31, 2003, the Adviser voluntarily waived $62,439 of its investment advisory fees.
 This waiver is voluntary in nature and can be discontinued at the Adviser's discretion.

10. The fees disclosed in the Table reflect gross ratios prior to any voluntary waivers/reimbursements of expenses by the Adviser. When the effects of the voluntary waivers discussed in footnotes 7 and 9 are taken into consideration, the "Management Fees", "Rule 12B-1 Fees", "Other Expenses" and "Total Annual Portfolio Expenses", were as follows:


                          Management         Rule12b-1   Other        Total Annual
PORTFOLIO                    Fees              Fees     Expenses   Portfolio Expenses
--------------------------------------------------------------------------------------
Van Kampen LIT
Aggressive Growth                 0.75    %     0.25%      0.26%              1.26%
Portfolio - Class II
---------------------------------------------------------------------------------------
Van Kampen LIT Money
Market Portfolio -                0.41    %     0.25%      0.19%              0.85%
Class II
---------------------------------------------------------------------------------------



11. Morgan Stanley Investment Management, Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

12. The fees in the Table reflect gross ratios prior to any voluntary waivers/reimbursements of expenses by the Adviser. For the year ended December 31, 2003, the management fee was reduced to reflect the voluntary waiver of a portion or all of the management fee and the reimbursement by the Portfolio's Adviser to the Total Annual Portfolio Expenses exceed the "Operating Expense Limitation" in the table below. The Adviser may terminate these voluntary waivers at any time at its sole discretion. Additionally the distributor has agreed to waive a portion of the Rule 12B-1 fees for Class II shares. The distributor may terminate these voluntary waivers at any time at its sole discretion. After such reductions, the "Management Fees", "Rule 12B-1 Fees", "Other Expenses", and "Total Annual Portfolio Expenses" were as follows:


                        Operating
                         Expense    Management  Rule 12b-1   Other        Total Annual
PORTFOLIO               Limitation     Fees        Fees     Expenses   Portfolio Expenses
------------------------------------------------------------------------------------------
Van Kampen UIF
Emerging Markets Debt     1.35%       0.80%       0.05%      0.41%           1.26%
Portfolio - Class II
------------------------------------------------------------------------------------------
Van Kampen UIF Equity
and Income Portfolio -    1.00%       0.03%       0.05%      0.92%           1.00%
Class II
------------------------------------------------------------------------------------------
Van Kampen UIF Equity
Growth Portfolio -        0.85%       0.46%        N/A       0.39%           0.85%
Class I
------------------------------------------------------------------------------------------
Van Kampen UIF Equity
Growth Portfolio -        1.10%       0.46%       0.25%      0.39%           1.10%
Class II
------------------------------------------------------------------------------------------
Van Kampen UIF Global     1.20%       0.00%       0.05%      1.15%           1.20%
Franchise - Class II
------------------------------------------------------------------------------------------
Van Kampen UIF Small
Company Growth            1.25%       0.00%       0.05%      1.20%           1.25%
Portfolio - Class II
------------------------------------------------------------------------------------------

                                 15  PROSPECTUS


Van Kampen UIF U.S.
Mid Cap Value             1.05%       0.68%        N/A       0.37%           1.05%
Portfolio - Class I
------------------------------------------------------------------------------------------
Van Kampen UIF U.S.
Mid Cap Value             1.15%       0.68%       0.10%      0.37%           1.15%
Portfolio - Class II
------------------------------------------------------------------------------------------
Van Kampen UIF U.S.
Real Estate Portfolio     1.35%       0.79%       0.25%      0.31%           1.35%
Portfolio - Class II
------------------------------------------------------------------------------------------


Additionally, in determining the actual amount of voluntary management fee waiver and/or expense reimbursement for a Portfolio, if any, the Adviser excludes from Total Annual Portfolio Expenses certain investment related expenses, such as foreign country tax expense and interest expense on borrowing.
 Included in "Other Expenses" of the Van Kampen UIF Emerging Markets Debt Portfolio, Class II is 0.01% of such investment related expenses.

13. The Portfolio was not operational for a full year.

14. The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio, Class II and the Van Kampen UIF U.S. Mid Cap Value Portfolio, Class II are offered with Contracts issued on or after May 1, 2004. Contract Owners issued prior to May 1, 2004 may only invest in the Variable Sub-Account that invest in the Van Kampen UIF Equity Growth Portfolio, Class I and the Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I.

15. The Portfolio's Class II shares were not operational for a full year.




                                 16  PROSPECTUS

EXAMPLE 1
This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

.. invested $10,000 in the Contract for the time periods indicated;

.. earned a 5% annual return on your investment;

.. surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period;

.. elected the MAV Death Benefit Option and the Enhanced Beneficiary Protection
  (Annual Increase) Option;

.. elected the Earnings Protection Death Benefit Option (assuming issue age
  71-79); and

.. elected RIG 2 (assuming Income Base A).

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

                                                              Allstate Advisor                   Allstate Advisor Plus
-------------------------------------------------------------------------------------------------------------------------------
                                                       1Year   3 Years  5 Years  10 Years  1 Year  3 Years  5 Years  10 Years

-------------------------------------------------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses        $1,417  $2,830  $4,164   $7,345    $1,576   $3,125  $4,498   $7,519
-------------------------------------------------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses        $983    $1,608  $2,259   $4,177    $1,141   $1,911  $2,618   $4,450
-------------------------------------------------------------------------------------------------------------------------------
                                                        Allstate Advisor Preferred
-------------------------------------------------------------------------------------------
                                                       1 Year  3 Years  5 Years   10 Years

-------------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses        $1,363  $2,828  $4,031    $7,519
-------------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses        $929    $1,613  $2,150    $4,450
-------------------------------------------------------------------------------------------




                                 17  PROSPECTUS

EXAMPLE 2
This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                              Allstate Advisor                   Allstate Advisor Plus          Allstate Advisor Preferred
-----------------------------------------------------------------------------------------------------------------------------------
                        1Year  3 Years  5 Years  10 Years  1 Year  3 Years  5 Years  10 Years  1 Year  3 Years  5 Years   10 Years

-----------------------------------------------------------------------------------------------------------------------------------
Costs Based on Maximum
Annual Portfolio        $822    $2,405  $3,909   $7,345    $853    $2,488   $4,031   $7,519    $853    $2,488   $4,031    $7,519
Expenses
-----------------------------------------------------------------------------------------------------------------------------------
Costs Based on Minimum
Annual Portfolio
Expenses                $388    $1,183  $2,004   $4,177    $419    $1,273   $2,150   $4,450    $419    $1,273   $2,150    $4,450
-----------------------------------------------------------------------------------------------------------------------------------


PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF APPLICABLE, AND THE DEDUCTION OF THE ANNUAL CONTRACT MAINTENANCE CHARGE OF $30 EACH YEAR. THE ABOVE EXAMPLES ASSUME YOU HAVE SELECTED THE MAV DEATH BENEFIT OPTION AND THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, THE EARNINGS PROTECTION DEATH BENEFIT OPTION (ASSUMING THE OLDEST CONTRACT OWNER OR ANNUITANT IS AGE 71 OR OLDER, AND ALL ARE AGE 79 OR YOUNGER ON THE RIDER APPLICATION DATE), AND RIG 2 AND THAT INCOME BASE A IS APPLIED. EXAMPLES FOR THE ALLSTATE ADVISOR PREFERRED CONTRACTS ASSUME THE ELECTION OF THE 5-YEAR WITHDRAWAL CHARGE OPTION. IF ANY OR ALL OF THESE FEATURES WERE NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER.


                                 18  PROSPECTUS

FINANCIAL INFORMATION
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Accumulation Unit Values for the Contracts appear in Appendix H and in the Statement of Additional Information. Prior to May 1, 2004, the Contracts were issued through Allstate Life Insurance Company Separate Account A. Effective May 1, 2004, Allstate Life Insurance Company Separate Account A combined with and into the Variable Account. As a result of the merger, the Contracts are now issued through the Variable Account. For more information, see the Statement of Additional Information, which contains the financial statements of Allstate Life Insurance Company Separate Account A and the Variable Account that show the effect of the merger of Allstate Life Insurance Company Separate Account A into the Variable Account.




THE CONTRACTS
--------------------------------------------------------------------------------


CONTRACT OWNER
Each Contract is an agreement between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the investment alternatives during the Accumulation and Payout Phases,

.. the amount and timing of your purchase payments and withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the income payment plan(s) you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner or the Annuitant dies, and

.. any other rights that the Contract provides, including restricting income payments to Beneficiaries.

If you die, any surviving joint Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.

If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a grantor trust not established by a business, the new Contract Owner will be the Beneficiary(ies).

The Contract cannot be jointly owned by both a non-living person and a living person unless the Contract Owner(s) assumed ownership of the Contract as a Beneficiary(ies). The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.

If you select the Enhanced Beneficiary Protection (MAV) Option, the Enhanced Beneficiary Protection (Annual Increase) Option, the Earnings Protection Death Benefit Option, or the Spousal Protection Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently 79.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)).
 The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED CONTRACT" to refer to a Contract issued with a qualified plan.

Except for certain retirement plans, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.


ANNUITANT
The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). You may not change the Annuitant at any time. You may designate a joint Annuitant, who is a


                                 19  PROSPECTUS
second person on whose life income payments depend, at the time you select an Income Plan. The maximum age of the Annuitant on the date we receive the completed application for each Contract is 90.

If you select the Enhanced Beneficiary Protection (MAV) Option, Enhanced Beneficiary Protection (Annual Increase) Option, Earnings Protection Death Benefit Option, or the Spousal Protection Benefit Option, the maximum age of any Annuitant on the Rider Application Date is 79.

If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date.

If you select an Income Plan that depends on the Annuitant or a joint Annuitant's life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.


CO-ANNUITANT
Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option may name their spouse as a Co-Annuitant:

.. the individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA;

.. both the Contract Owner and Co-Annuitant must be age 79 or younger on the Rider Application Date; and

.. the Co-Annuitant must be the sole Primary Beneficiary under the Contract.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. See "Spousal Protection Benefit Option and Death of Co-Annuitant" for more information.


BENEFICIARY
You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death settlement ("DEATH PROCEEDS") or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we accept your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.

You may restrict income payments to Beneficiaries by providing us with a written request. Once we accept the written request, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If more than one Beneficiary survives you (or the Annuitant, if the Contract Owner is not a living person), we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract owner is not a living person), the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours.
 Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.


                                 20  PROSPECTUS

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the Death Proceeds. Each Beneficiary will exercise all rights related to his or her share of the Death Proceeds, including the sole right to select a death settlement option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.


MODIFICATION OF THE CONTRACT
Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
The minimum initial purchase payment for Non- Qualified Contracts is $10,000, ($2,000 for Contracts issued with an IRA or TSA). All subsequent purchase payments under a Contract must be $1,000 or more ($50 for automatic payments). For ALLSTATE ADVISOR PLUS CONTRACTS, purchase payments do not include any Credit Enhancements. You may make purchase payments at any time prior to the Payout Start Date; however, additional payments may be limited in some states. Please consult with your representative for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept a lesser initial purchase payment amount or lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments. We also reserve the right to reject any application.


AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of $50 or more per month by automatically transferring money from your bank account. Please consult with your sales representative for detailed information. The AUTOMATIC ADDITIONS PROGRAM is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.


ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by calling 1-800-203-0068.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We use the term "business day" to refer to each day Monday through Friday that the New York Stock


                                 21  PROSPECTUS

Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


CREDIT ENHANCEMENT
For ALLSTATE ADVISOR PLUS CONTRACTS, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement equal to 4% of the purchase payment if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the date we receive the completed application for the Contract ("Application Date"). If the oldest Contract Owner or oldest Annuitant is age 86 or older and both are 90 or younger on the Application Date, we will add to your Contract Value a Credit Enhancement equal to 2% of the purchase payment. An additional Credit Enhancement will be added to your Contract if the cumulative purchase payments (including the purchase payment being made) less cumulative withdrawals exceed a certain threshold. The thresholds apply individually to each Allstate Advisor Plus Contract you own. The additional Credit Enhancements and their corresponding thresholds are as follows:

          ADDITIONAL CREDIT                CUMULATIVE PURCHASE
        ENHANCEMENT FOR LARGE            PAYMENTS LESS CUMULATIVE
              CONTRACTS                  WITHDRAWALS MUST EXCEED:

    0.50% of the purchase payment       $500,000

    1.00% of the purchase payment       $1,000,000


If you exercise your right to cancel the Contract during the Trial Examination Period, the amount we refund to you will not include any Credit Enhancement. See "TRIAL EXAMINATION PERIOD" below for details. The ALLSTATE ADVISOR PLUS CONTRACT may not be available in all states.

We will allocate any Credit Enhancements to the investment alternatives according to the allocation instructions you have on file with us at the time we receive your purchase payment. We will allocate each Credit Enhancement among the investment alternatives in the same proportions as the corresponding purchase payment. We do not consider Credit Enhancements to be investments in the Contract for income tax purposes.

We use a portion of the withdrawal charge and mortality and expense risk charge to help recover the cost of providing the Credit Enhancement under the Contract. See "Expenses." Under certain circumstances (such as a period of poor market performance) the cost associated with the Credit Enhancement may exceed the sum of the Credit Enhancement and any related earnings. You should consider this possibility before purchasing the Contract.

TRIAL EXAMINATION PERIOD

You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges, that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payments or the Contract Value.

For ALLSTATE ADVISOR PLUS CONTRACTS, we have received regulatory relief to enable us to recover the amount of any Credit Enhancement applied to Contracts that are cancelled during the Trial Examination Period. The amount we return to you upon exercise of this Right to Cancel will not include any Credit Enhancement or the amount of charges deducted prior to cancellation, but will reflect, except in states where we are required to return the amount of your purchase payments, any investment gain or loss associated with your Variable Account purchase payments and with the full amount of the Credit Enhancement, including the deduction of mortality and expense risk charges and administrative expense charges.

We reserve the right to allocate your purchase payments to the Putnam VT Money Market Variable Sub-Account during the Trial Examination Period.


CONTRACT VALUE
--------------------------------------------------------------------------------

On the Issue Date, the Contract Value is equal to your initial purchase payment (for ALLSTATE ADVISOR PLUS CONTRACTS, your initial purchase payment plus the Credit Enhancement).

Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.


ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer


                                 22  PROSPECTUS
you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. For ALLSTATE ADVISOR PLUS CONTRACTS, we would credit your Contract additional Accumulation Units of the Variable Sub-Account to reflect the Credit Enhancement paid on your purchase payment. See "Credit Enhancement." Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.


ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:

.. changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

.. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE FUNDS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.


TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION
We offer the TrueReturn/SM/ Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Option guarantees a minimum Contract Value on the "RIDER MATURITY DATE." The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See "Termination of the TrueReturn Option" below for details on termination.

The TrueReturn Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. Currently, you may have only one TrueReturn Option in effect on your Contract at one time. You may not have both a TrueReturn Option and a Retirement Income Guarantee Option in effect on your Contract at the same time. The TrueReturn Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the Annuitant's 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Option may be cancelled at any time on or after the 5th Rider Anniversary by:

.. notifying us in writing in a form satisfactory to us; or

.. changing your investment allocations or making other changes so that that the allocation of investment alternatives no longer adheres to the investment requirements for the TrueReturn Option. For more information regarding investment requirements for this Option, see the "Investment Restrictions" section below.

The "RIDER ANNIVERSARY" is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The "RIDER PERIOD" begins on the Rider Date and ends on the Rider Maturity Date. The "RIDER DATE" is the date the TrueReturn Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. We currently offer two "GUARANTEE OPTIONS," Guarantee Option 1 and Guarantee Option 2. The Guarantee Option you select has specific investment requirements, which are described in the "Investment Requirements" section below. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.

The TrueReturn Option may not be available in all states. We may discontinue offering the TrueReturn Option at


                                 23  PROSPECTUS
any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.

We believe the TrueReturn Option complies with Individual Retirement Annuity
(IRA) requirements regarding enhanced benefits. We are filing the TrueReturn Option for prototype approval with the IRS.


ACCUMULATION BENEFIT.
On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, then the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Putnam VT Money Market Variable Sub-Account. You may transfer the excess amount out of the Putnam VT Money Market Variable Sub-Account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.
 After the Rider Maturity Date, the TrueReturn Option provides no additional benefit.

The "ACCUMULATION BENEFIT" is equal to the Benefit Base multiplied by the AB Factor. The "AB FACTOR" is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.

                AB FACTORS
  RIDER PERIOD      GUARANTEE     GUARANTEE
(NUMBER OF YEARS)   OPTION 1      OPTION 2
---------------------------------------------
        8            100.0%           NA
---------------------------------------------
        9            112.5%           NA
---------------------------------------------
       10            125.0%        100.0%
---------------------------------------------
       11            137.5%        110.0%
---------------------------------------------
       12            150.0%        120.0%
---------------------------------------------
       13            162.5%        130.0%
---------------------------------------------
       14            175.0%        140.0%
---------------------------------------------
       15            187.5%        150.0%
---------------------------------------------
       16            200.0%        160.0%
---------------------------------------------
       17            212.5%        170.0%
---------------------------------------------
       18            225.0%        180.0%
---------------------------------------------
       19            237.5%        190.0%
---------------------------------------------
       20            250.0%        200.0%
---------------------------------------------


The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.

 Example 1: Guarantee Option 1

Guarantee Option:                                   1
Rider Period:                                      15
AB Factor:                                     187.5%
Rider Date:                                    1/2/04
Rider Maturity Date:                           1/2/19
Benefit Base on Rider Date:                   $50,000
Benefit Base on rider Maturity Date:          $50,000


On the Rider Maturity Date (1/2/19):
Accumulation Benefit  = Benefit Base on Rider Maturity
                       Date x AB Factor
                       = $50,000 x 187.5%
                       = $93,750


Example 2: Guarantee Option 2

Guarantee Option:                                   2
Rider Period:                                      15
AB Factor:                                     150.0%
Rider Date:                                    1/2/04
Rider Maturity Date:                           1/2/19
Benefit Base on Rider Date:                   $50,000
Benefit Base on rider Maturity Date:          $50,000


On the Rider Maturity Date (1/2/19):
Accumulation Benefit  = Benefit Base on Rider Maturity
                       Date x AB Factor
                       = $50,000 x 150.0%
                       = $75,000


Guarantee Option 1 requires you to maintain a more conservative investment allocation, but offers a higher AB Factor. Guarantee Option 2 requires you to maintain a more moderate investment allocation, but offers a lower AB Factor.
 See "Investment Requirements" below for more information.


BENEFIT BASE.
The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the "BENEFIT BASE" is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

.. The Benefit Base will be increased by purchase payments (and Credit
  Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base.
   THEREFORE, IF YOU PLAN TO MAKE PURCHASE PAYMENTS AFTER THE FIRST CONTRACT ANNIVERSARY FOLLOWING THE RIDER DATE, YOU SHOULD CONSIDER CAREFULLY WHETHER THIS OPTION IS APPROPRIATE FOR YOUR NEEDS.


                                 24  PROSPECTUS

.. The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by
  (b), with the result multiplied by (c), where:

  (a) = the withdrawal amount;

  (b) = the Contract Value immediately prior to the withdrawal; and

  (c) = the Benefit Base immediately prior to the withdrawal.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.

The Benefit Base will never be less than zero.


INVESTMENT REQUIREMENTS.
If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the Guarantee Option you select, and are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a new TrueReturn Option elected pursuant to the Rider Trade-In Option.

When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

(1) to a model portfolio option ("MODEL PORTFOLIO OPTION") available with the Guarantee Option you selected, as defined below; or

(2) to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) and interest according to a Model Portfolio Option available with the Guarantee Option you selected; or

(3) to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. We currently offer one Model Portfolio Option with each of the available Guarantee Options. However, we may add Model
Portfolio Options in the future.    The following table summarizes the Model
Portfolio Option currently available for use with each Guarantee Period under the TrueReturn Option:

   GUARANTEE OPTION 1         GUARANTEE OPTION 2
----------------------------------------------------
Model Portfolio Option 1   Model Portfolio Option 2
----------------------------------------------------


You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-Accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected.

Any subsequent purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made to your Contract will be allocated to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected, unless you request that the purchase payment (and Credit Enhancement for ALLSTATE ADVISOR PLUS CONTRACTS) be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $500 or more. Any withdrawals you request will reduce each of the investment alternatives on a pro rata basis in the proportion that your value in each bears to your total value in all Variable Sub-Accounts, unless you request otherwise.

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocations for


                                 25  PROSPECTUS
your Model Portfolio Option. We will use the percentage allocations as of your most recent instructions.


MODEL PORTFOLIO OPTIONS 1 AND 2.
If you choose or transfer your entire Contract Value into Model Portfolio Option 1 under Guarantee Option 1 or Model Portfolio Option 2 under Guarantee Option 2, you must allocate a certain percentage of your Contract Value into each of four asset categories. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model Portfolio Options 1 and 2 and Variable Sub-Accounts available under each category:

                       MODEL PORTFOLIO OPTION 1                             MODEL PORTFOLIO OPTION 2
---------------------------------------------------------------------------------------------------------
                            20% Category A                                       10% Category A
                            50% Category B                                       20% Category B
                            30% Category C                                       50% Category C
                            0% Category D                                        20% Category D
---------------------------------------------------------------------------------------------------------
CATEGORY A                                                              CATEGORY D
Putnam VT Money Market                                                  FTVIP Franklin Small Cap Value
Van Kampen LIT Money Market                                             Securities
                                                                        FTVIP Templeton Developing
CATEGORY B                                                              Markets Securities
FTVIP Franklin U.S. Government                                          FTVIP Templeton Foreign
Oppenheimer High Income                                                 Securities
Oppenheimer Strategic Bond                                              Oppenheimer Aggressive Growth
Putnam VT High Yield                                                    Oppenheimer Capital Appreciation
Putnam VT Income                                                        Oppenheimer Global Securities
Van Kampen UIF Emerging Markets Debt                                    Oppenheimer Main Street Small Cap
Van Kampen UIF U.S. Real Estate                                         Putnam VT Health Sciences
                                                                        Putnam VT International Equity
CATEGORY C                                                              Putnam VT Investors
FTVIP Franklin Growth and Income Securities                             Putnam VT New Opportunities
FTVIP Franklin Income Securities                                        Putnam VT Vista
FTVIP Mutual Shares Securities                                          Putnam VT Voyager
Oppenheimer Balanced Oppenheimer Main Street                            Van Kampen LIT Aggressive Growth
Putnam VT Global Asset Allocation                                       Van Kampen LIT Emerging Growth
Putnam VT Growth and Income                                             Van Kampen UIF Equity Growth
Putnam VT New Value                                                     (Class I & II)**
Putnam VT Research                                                      Van Kampen UIF Global Franchise
Putnam VT The George Putnam Fund of Boston                              Van Kampen UIF Small Company
Putnam VT Utilities Growth and Income                                   Growth
Van Kampen LIT Comstock
Van Kampen LIT Growth and Income
Van Kampen UIF Equity and Income
Van Kampen UIF U.S. Mid Cap Value (Class I & II)**

---------------------------------------------------------------------------------------------------------

*

*The FTVIP Franklin Small Cap Variable Sub-Account and the FTVIP Templeton Global Income Securities Variable Sub-Account, which were closed to new investments effective May 1, 2003, are not available with the TrueReturn Option. You must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts offered with the Contract prior to adding the TrueReturn Option to your Contract.

**The Van Kampen UIF Equity Growth Variable Sub-Account (Class II) and the Van Kampen UIF U.S. Mid Cap Value Variable Sub-Account (Class II) are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Van Kampen UIF Equity Growth


                                 26  PROSPECTUS

Variable Sub-Account (Class I) and the Van Kampen UIF U.S. Mid Cap Value Variable Sub-Account (Class I).


CANCELLATION OF THE TRUERETURN OPTION.
You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.


DEATH OF OWNER OR ANNUITANT.
If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision of your Contract, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.


RIDER TRADE-IN OPTION.
We offer a "RIDER TRADE-IN OPTION" that allows you to cancel your TrueReturn Option and immediately add a new TrueReturn Option ("NEW OPTION"), provided all of the following conditions are met:

.. The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

.. The New Option will be made a part of your Contract on the date the existing
  TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

.. The New Option must be a TrueReturn Option that we make available for use with the Rider Trade-In Option.

.. The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

For example, if you trade-in your TrueReturn Option:

.. the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in;

.. the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

.. the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

.. the Model Portfolio Options will be determined by the Model Portfolio Options offered with the Guarantee Options available with the New Option;

.. any waiting period for canceling the New Option will start again on the new
  Rider Date;

.. any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

.. the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

You should consult with your sales representative before trading in your TrueReturn Option.


TERMINATION OF THE TRUERETURN OPTION.
The TrueReturn Option will terminate on the earliest of the following to occur:

.. on the Rider Maturity Date;

.. on the Payout Start Date;

.. on the date your Contract is terminated;

.. on the date the Option is cancelled;

.. on the date we receive a Complete Request for Settlement of the Death
  Proceeds; or

.. on the date the Option is replaced with a New Option under the Rider Trade-In
  Option.

We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.




                                 27  PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 42* Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the accompanying prospectuses for the Funds. You should carefully review the Fund prospectuses before allocating amounts to the Variable Sub-Accounts.

*Up to 44 Variable Sub-Accounts are offered with Contracts issued prior to May 1, 2003.


PORTFOLIO:               EACH PORTFOLIO:                INVESTMENT ADVISER:
FTVIP Franklin Growth    Seeks capital appreciation
 and Income Securities    with current income as a
 Fund (Class 2)           secondary goal.
-------------------------------------------------------
FTVIP Franklin Income    Seeks to maximize income
 Securities Fund (Class   while maintaining prospects
 2)                       for capital appreciation.
-------------------------------------------------------
FTVIP Franklin Small     Seeks long-term capital       Franklin Advisers, Inc.
 Cap Fund (Class 2) (1)   growth.
FTVIP Franklin U.S.      Seeks current income.
 Government Fund (Class
 2)
FTVIP Templeton Global   Seeks high current income,
 Income Securities Fund   consistent with
 (Class 2) (1)            preservation of capital,
                          with capital appreciation
                          as a secondary
                          consideration.
FTVIP Franklin Small     Seeks long-term total         Franklin Advisory
 Cap Value Securities     return.                      Services, LLC
 Fund (Class 2)
-------------------------------------------------------------------------------
FTVIP Mutual Shares      Seeks capital appreciation.   Franklin Mutual
 Securities Fund (Class    Secondary goal is income.   Advisers, LLC
 2)
FTVIP Templeton          Seeks long-term capital
 Developing Markets       appreciation.                Templeton Asset
 Securities Fund (Class                                Management Ltd.
 2)
FTVIP Templeton Foreign  Seeks long-term capital       Templeton Investment
 Securities Fund (Class   growth.                      Counsel, LLC
 2)
-------------------------------------------------------------------------------
Oppenheimer Aggressive   Seeks capital appreciation
 Growth Fund/VA           by investing in "growth
 (Service Shares)         type" companies.
-------------------------------------------------------
Oppenheimer Balanced     Seeks a high total
 Fund/VA (Service         investment return, which
 Shares) (2)              includes current income and
                          capital appreciation in the
                          value of its shares.
Oppenheimer Capital      Seeks capital appreciation.
 Appreciation Fund/VA                                  OppenheimerFunds, Inc.
 (Service Shares)
-------------------------------------------------------
Oppenheimer Global       Seeks long-term capital
 Securities Fund/VA       appreciation by investing a
 (Service Shares)         substantial portion of
                          assets in securities of
                          foreign issuers,
                          "growth-type" companies,
                          cyclical industries and
                          special situations that are
                          considered to have
                          appreciation possibilities.
Oppenheimer High Income  Seeks a high level of
 Fund/VA (Service         current income from
 Shares)                  investment in high-yield
                          fixed-income securities.
-------------------------------------------------------
Oppenheimer Main Street  Seeks high total return
 Fund/VA (Service         (which includes growth in
 Shares)                  the value of its shares as
                          well as current income)
                          from equity and debt
                          securities.
Oppenheimer Main Street  Seeks capital appreciation.
 Small Cap Fund/VA
 (Service Shares)
-------------------------------------------------------
Oppenheimer Strategic    Seeks a high level of
 Bond Fund/VA (Service    current income principally
 Shares)                  derived from interest on
                          debt securities.
-------------------------------------------------------------------------------
                                 28  PROSPECTUS


Putnam VT The George     Seeks to provide a balanced
 Putnam Fund of Boston    investment composed of a
 (Class IB)               well diversified portfolio
                          of stocks and bonds which
                          produce both capital growth
                          and current income.
Putnam VT Global Asset   Seeks a high level of
 Allocation Fund (Class   long-term total return
 IB)                      consistent with
                          preservation of capital.
-------------------------------------------------------
Putnam VT Growth and     Seeks capital growth and
 Income Fund (Class IB)   current income.
-------------------------------------------------------
Putnam VT Health         Seeks capital appreciation.
 Sciences Fund (Class
 IB)                                                   Putnam Investment
-------------------------------------------------------Management, LLC
Putnam VT High Yield     Seeks high current income.    ("PUTNAM MANAGEMENT")
 Fund (Class IB)          Capital growth is a
                          secondary goal when
                          consistent with achieving
                          high current income.
-------------------------------------------------------
Putnam VT Income Fund    Seeks high current income
 (Class IB)               consistent with what Putnam
                          Management believes to be
                          prudent risk.
-------------------------------------------------------
Putnam VT International  Seeks capital appreciation.
 Equity Fund (Class IB)
-------------------------------------------------------
Putnam VT Investors      Seeks long-term growth of
 Fund (Class IB)          capital and any increased
                          income that results from
                          this growth.
-------------------------------------------------------
Putnam VT Money Market   Seeks as high a rate of
 Fund (Class IB)          current income as Putnam
                          Management believes is
                          consistent with
                          preservation of capital and
                          maintenance of liquidity.
-------------------------------------------------------
Putnam VT New            Seeks long-term capital
 Opportunities Fund       appreciation.
 (Class IB)
-------------------------------------------------------
Putnam VT New Value      Seeks long-term capital
 Fund (Class IB)          appreciation.
-------------------------------------------------------
Putnam VT Research Fund  Seeks capital appreciation.
 (Class IB)
-------------------------------------------------------
Putnam VT Utilities      Seeks capital growth and
 Growth and Income Fund   current income.
 (Class IB)
-------------------------------------------------------
Putnam VT Vista Fund     Seeks capital appreciation.
 (Class IB)
-------------------------------------------------------
Putnam VT Voyager Fund   Seeks capital appreciation.
 (Class IB)
--------------------------------------------------------------------------------
Van Kampen LIT           Seeks capital growth.
 Aggressive Growth
 Portfolio (Class II)
 /(3)/
-------------------------------------------------------
Van Kampen LIT Comstock  Seeks capital growth and
 Portfolio (Class II)     income through investments
                          in equity securities,
                          including common stocks,
                          preferred stocks and
                          securities convertible into
                          common and preferred
                          stocks.
Van Kampen LIT Emerging  Seeks capital appreciation.   Van Kampen Asset
 Growth Portfolio                                      Management
 (Class II)
Van Kampen LIT Growth    Seeks long-term growth of
 and Income Portfolio     capital and income.
 (Class II)
Van Kampen LIT Money     Seeks protection of capital
 Market Portfolio         and high current income
 (Class II)               through investment in money
                          market instruments.
------------------------------------------------------------------------------
Van Kampen UIF Emerging  Seeks high total return by
 Markets Debt Portfolio   investing primarily in
 (Class II)               fixed income securitis of
                          government and                Van Kampen/ //(//5)/
                          government-related issuers
                          and,to a lesser extent, of
                          corporate issuers in
                          emerging market countries.
Van Kampen UIF Equity    Seeks long-term capital
 Growth Portfolio         appreciation by investing
 (Class I & II)/(3)(4)/   primarily in
                          growth-oriented equity
                          securities of large
                          capitalization companies.
-------------------------------------------------------
Van Kampen UIF Equity    Seeks capital appreciation
 and Income Portfolio     and current income.
 (Class II)
-------------------------------------------------------
Van Kampen UIF Global    Sseeks long-term capital
 Franchise Portfolio      appreciation.
 (Class II)
-------------------------------------------------------------------------------


                                 29  PROSPECTUS

Van Kampen UIF U.S. Mid  Seeks above-average total
 Cap Value Portfolio      return over a market cycle
 (Class I & II)/(3)(4)/   of three to five years by
                          investing in common stocks
                          and other equity
                          securities.
-------------------------------------------------------
Van Kampen UIF Small     Seeks long-term capital
 Company Growth           appreciation by investing
 Portfolio (Class II)     primarily in
                          growth-oriented equity
                          securities of small
                          companies.
-------------------------------------------------------VAN KAMPEN (5)
Van Kampen UIF U.S Real  Seeks to provide above
 Estate Portfolio         average current income and
 (Class II)               long-term capital
                          appreciation by investing
                          primarily in equity
                          securities of companies in
                          the U.S. real estate
                          industry, including real
                          estate investment trusts.
-------------------------------------------------------------------------------





(1) Effective May 1, 2003, the FTVIP Franklin Small Cap Fund (Class 2) and the FTVIP Templeton Global Income Securities Fund (Class 2) are no longer available for new investments.

(2) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. The investment objective for this Portfolio did not change.

(3) Effective April 30, 2004, the LSA Aggressive Growth Fund, the LSA Equity Growth Fund, and the LSA Mid Cap Value Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio (Class II), the Van Kampen UIF Equity Growth Portfolio (Class I), and the Van Kampen UIF Mid Cap Value Portfolio (Class I), respectively.

(4) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class II) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
II) are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class I) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class I).

(5) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.



AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL MUTUAL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS AND INVESTMENT RESULTS OF A VARIABLE INSURANCE PORTFOLIO CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF A SIMILARLY NAMED RETAIL MUTUAL FUND.




TRUEBALANCE/SM/ ASSET ALLOCATION PROGRAM
We currently offer the TrueBalance asset allocation program in which you may participate. The TrueBalance program is an option available to Contract Owners at no additional charge. Participation in the TrueBalance program may be limited if you have added certain options to your Contract which impose restrictions on the investment alternatives in which you may invest, such as the Income Protection Benefit Option. See the "Income Protection Benefit Option" section of this prospectus for more information. The TrueBalance program is currently not available with the TrueReturn/SM/ Accumulation Benefit Option.

Asset allocation is the process by which your Contract Value is invested in different asset classes in a way that matches your risk tolerance, time horizon, and investment goals. Theoretically, different asset classes tend to behave differently under various economic and market conditions. By spreading your Contract Value across a range of asset classes, you may, over time, be able to reduce the risk of investment volatility and potentially enhance returns. Asset allocation does not guarantee a profit or protect against loss in a declining market.

Your sales representative will help you determine whether participating in an
asset allocation program is appropriate for you.   If you decide to participate
in the TrueBalance program, you will complete an investment style


                                 30  PROSPECTUS
questionnaire that will help you and your sales representative to identify your investment style. Once you and your sales representative have identified your investment style, you will select one of five asset allocation model portfolios, each of which represents a diversified allocation of a portion of your Contract Value among Variable Sub-Accounts with different levels of risk. The model portfolios, which have been prepared by Standard & Poor's Investment Advisory Services LLC ("SPIAS"), represent five different investment styles: conservative, moderately conservative, moderate, moderately aggressive and aggressive. Allstate Life and the principal underwriter of the Contracts, Allstate Distributors, L.L.C. ("Allstate Distributors"), do not intend to provide any personalized investment advice in connection with the TrueBalance program and you should not rely on this program as providing individualized investment recommendations to you.

Each of the five model portfolios contains a mix of Variable Sub-Accounts that is designed to meet the investment goals of the applicable investment style. On the business day we approve your participation in the TrueBalance program, we will automatically reallocate any existing Contract Value in the Variable Sub-Accounts according to the model portfolio you selected. If any portion of your existing Contract Value is allocated to the Standard Fixed Account or MVA Fixed Account Options and you wish to allocate any portion of it to the model portfolio, you must transfer that portion to the Variable Sub-Accounts. In addition, as long as you participate in the TrueBalance program, you must allocate all of your purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) to the Fixed Account Options and/or the Variable Sub-Accounts currently offered in your model portfolio. Any purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) you allocate to the DCA Fixed Account Option will be automatically transferred, along with interest, in equal monthly installments to the Variable Sub-Accounts according to the model portfolio you selected.

The model portfolios will be reviewed and analyzed annually by SPIAS to determine that the Variable Sub-Accounts and allocation percentages continue to support each model portfolio's investment objectives. We will update your Variable Sub-Accounts and allocation percentages annually to match the updated SPIAS model portfolios. Changes to the model portfolios may include changes to the asset classes, changes to the allocation percentages for asset classes and changes to the Variable Sub-Accounts included in the model portfolios. By electing to participate in the TrueBalance program, you authorize us to automatically reallocate your Contract Value allocated to the Variable Account to reflect the updated model portfolio, without any further instructions from you. You will be notified in advance of any change to the model portfolio you choose with a date on which the change will be implemented. On the implementation date, all of your Contract Value in the Variable Sub-Accounts will be reallocated according to the current allocation percentages established by SPIAS for your model portfolio, unless you request to terminate your participation in the TrueBalance program before the implementation date.

You may only select one model portfolio at a time. However, you may change your selection of model portfolio at any time. For example, if you have selected the TrueBalance moderate portfolio, you may switch to the TrueBalance moderately conservative portfolio. Each change you make in your model portfolio selection will count against the 12 transfers you can make each Contract Year without paying a transfer fee. You should consult with your sales representative before making a change to your model portfolio selection to determine whether the new model portfolio is appropriate for your needs.

Since the performance of each Variable Sub-Account may cause a shift in the percentage allocated to each Variable Sub-Account, at least once every calendar quarter we will automatically rebalance all of your Contract Value in the Variable Sub-Accounts according to your model portfolio.

Unless you notify us otherwise, any purchase payments you make after electing the TrueBalance program will be allocated to your model portfolio and/or to the Fixed Account Options according to your most recent instructions on file with us. Once you elect to participate in the TrueBalance program, you may allocate subsequent purchase payments to any of the Fixed Account Options available with your Contract and/or to any of the Variable Sub-Accounts included in your model portfolio. You may not allocate subsequent purchase payments to a Variable Sub-Account that is not included in your model portfolio. Subsequent purchase payments allocated to the Variable Sub-Accounts will be automatically rebalanced according to the current allocation percentages for your model portfolio at the next calendar quarter. You may make transfers to any of the investment alternatives, except the DCA Fixed Account Option. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced according to the current percentage allocations for your model portfolio at the next calendar quarter. Transfers to investment alternatives that are not included in the model portfolio you selected may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program.
 You should consult with your sales representative before making transfers outside the model portfolio allocations.

If you make a partial withdrawal from any of the Variable Sub-Accounts, your remaining Contract Value in the Variable Sub-Accounts will be automatically rebalanced according to your model portfolio allocations at the next calendar quarter. If you are participating in the Systematic Withdrawal Program when you add the


                                 31  PROSPECTUS

TrueBalance program or change your selection of model portfolios, you may need to update your withdrawal instructions. If you have any questions, please consult your sales representative or call us at 1-800-203-0068.

Your participation in the TrueBalance program is subject to the program's terms and conditions, and you may terminate your participation or change model portfolios at any time by notifying us in a form satisfactory to us. We reserve the right to modify or terminate the TrueBalance program at any time.




INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------

You may allocate all or a portion of your purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) to the Fixed Account Options. The Fixed Account Options we offer include the DOLLAR COST AVERAGING FIXED ACCOUNT OPTION, the STANDARD FIXED ACCOUNT OPTION, and the MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION. We may offer additional Fixed Account Options in the
future. Some Options are not available in all states.   In addition, Allstate
Life may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION
The Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program, as described on page 37.

This option allows you to allocate purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $500.

At the time you allocate a purchase payment to the DCA Fixed Account Option, you
must specify the term length over which the transfers are to take place.   We
use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future.
 Refer to Appendix A for more information.

Your purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have.
 The interest rates may also differ from those available for other Fixed Account Options. In no event will the interest rate be less than 3% per year.

You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. The first transfer will occur on the next Valuation Date after you establish a Transfer Period Account. If we do not receive an allocation instruction from you when we receive the purchase payment, we will transfer each installment to the Putnam VT Money Market Variable Sub-Account until we receive a different allocation instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Putnam VT Money Market Variable Sub-Account unless you request a different investment alternative. Transferring Contract Value to the Putnam VT Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 37.

If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the Putnam VT Money Market Variable Sub-Account unless you request a different investment alternative.

You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.

The DCA Fixed Account Option currently is not available if you have selected the ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION.


                                 32  PROSPECTUS

The DCA Fixed Account Option may not be available in your state. Please check with your representative for availability.


STANDARD FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a "GUARANTEE PERIOD ACCOUNT" within the Standard Fixed Account Option ("Standard Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("STANDARD FIXED GUARANTEE PERIOD"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $500.

At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. For ALLSTATE ADVISOR CONTRACTS, we currently offer Standard Fixed Guarantee Periods of 1, 3, 5 and 7 years in length. FOR ALLSTATE ADVISOR PLUS AND ALLSTATE ADVISOR PREFERRED CONTRACTS, WE CURRENTLY ARE NOT OFFERING THE STANDARD FIXED ACCOUNT OPTION. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.

Some Standard Fixed Guarantee Periods are not available in all states. Please check with your representative for availability.

The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. In no event will the interest rate be less than 3% per year.

In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date ("30-DAY WINDOW"), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.

Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.

At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year.
 Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:

.. transfer all or part of the money from the Standard Fixed Guarantee Period
  Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

.. transfer all or part of the money from the Standard Fixed Guarantee Period
  Account to other investment alternatives available at the time; or

.. withdraw all or part of the money from the Standard Fixed Guarantee Period
  Account.  Withdrawal charges and taxes may apply.

Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:

.. you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or

.. you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.

The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from a renewing Standard Fixed Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day


                                 33  PROSPECTUS
we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.

The Standard Fixed Account Option currently is not available with ALLSTATE ADVISOR PLUS and ALLSTATE ADVISOR PREFERRED CONTRACTS.


MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("MARKET VALUE ADJUSTED FIXED GUARANTEE PERIOD"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $500.

At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Periods").
 We currently offer Market Value Adjusted Fixed Guarantee Periods of 3, 5, 7, and 10 years. Refer to Appendix A for more information. We may offer other
 Guarantee Periods in the future.   If you allocate a purchase payment to the
Market Value Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered.
 If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states.
 Please check with your representative for availability.

The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.

Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires ("30-Day MVA Window"). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.

We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15 ("TREASURY RATE") to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate for a maturity equal to the
 Market Value Adjusted Fixed Guarantee Period at the time the Market Value Adjusted Fixed Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.

Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account,


                                 34  PROSPECTUS
the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate at the time the money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be negative.

For example, assume that you purchase a Contract and allocate part of the initial purchase payment (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.

The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.

At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer the money from such Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise. The new Market Value Adjusted Fixed Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account ("New Account Start Date.") If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest Market Value Adjusted Fixed Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:

.. transfer all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

.. transfer all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account to other investment alternatives available at the time; or

.. withdraw all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account.  Withdrawal charges and taxes may apply.

The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account.
 If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.


INVESTMENT ALTERNATIVES: TRANSFERS
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.

You may make up to 12 transfers per Contract Year without charge. A transfer fee equal to 1.00% of the


                                 35  PROSPECTUS
amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. If you added the TrueReturn Option to your Contract, certain restrictions on transfers apply. See the "TrueReturn/SM/ Accumulation Benefit Option" section of this prospectus for more information.

The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-Account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-Account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See "Standard Fixed Account Option". The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $500.We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

We reserve the right to waive any transfer restrictions.


TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.


TELEPHONE OR ELECTRONIC TRANSFERS
You may make transfers by telephone by calling 1-800-203-0068. The cut off time for telephone transfer requests is 3:00 p.m. Central time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


MARKET TIMING & EXCESSIVE TRADING
The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If we identify a pattern of market-timing or excessive trading activity, we will make further inquiry and may, depending on the circumstances, impose trading limitations as described below under "Trading Limitations" consistent with applicable law and the Contract. We will apply these limitations on a uniform basis to all Contract Owners we determine have engaged in market timing or excessive trading. Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, not all market timing or excessive trading is identifiable or preventable. Therefore, we cannot guarantee that we can prevent such trading activity in all cases or before it occurs.


                                 36  PROSPECTUS

TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract year, or to refuse any transfer request, if:

.. we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

.. we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.


SHORT TERM TRADING FEES
We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-Accounts that occur within a certain number of days following the date of allocation to the Variable Sub-Accounts. Such fees may vary by Variable Sub-Account, but will only apply to those Variable Sub-Accounts corresponding to underlying mutual funds that assess such fees.


DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.


AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.

Example:

  Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Putnam VT Income Variable Sub-Account and 60% to be in the Oppenheimer Aggressive Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Putnam VT Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the Putnam VT Income Variable Sub-Account for the appropriate Contract(s) and use the money to buy more units in the Oppenheimer Aggressive Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee. Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.


                                 37  PROSPECTUS

EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your assets invested in the Putnam VT Money Market Variable Sub-Account. If there are insufficient assets in that Variable Sub-Account, we will deduct the balance of the charge proportionally from the other Variable Sub-Accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge:

.. for the remaining term of the Contract once your total purchase payments to the Contract equal $50,000 or more; or

.. for a Contract Anniversary, if on that date, your entire Contract Value is allocated to the Fixed Account Options, or after the Payout Start Date, if all income payments are fixed income payments.

We also reserve the right to waive this charge if you own more than one Contract and the Contracts meet certain minimum dollar amount requirements. In addition, we reserve the right to waive this charge for all Contracts.


ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.19% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.35%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.


MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

ALLSTATE ADVISOR                             1.10%
---------------------------------------------------
ALLSTATE ADVISOR PLUS                        1.40%
---------------------------------------------------
ALLSTATE ADVISOR PREFERRED
(5-YEAR WITHDRAWAL CHARGE OPTION)            1.40%
---------------------------------------------------
ALLSTATE ADVISOR PREFERRED
(3-YEAR WITHDRAWAL CHARGE OPTION)            1.50%
---------------------------------------------------
ALLSTATE ADVISOR PREFERRED                   1.60%
(NO WITHDRAWAL CHARGE OPTION)
---------------------------------------------------


The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. The mortality and expense risk charge also helps pay for the cost of the Credit Enhancement under the ALLSTATE ADVISOR PLUS CONTRACT. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.

You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:

.. MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. For Contract Owners who added the MAV Death Benefit Option prior to May 1, 2003, the mortality and expense risk charge is 0.15%. This charge may be increased, but will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

.. Enhanced Beneficiary Protection (Annual Increase) Option:  The current mortality and expense risk charge for this option is 0.30%. For Contract Owners who added the Enhanced Beneficiary Protection (Annual Increase) Option prior to May 1, 2003, the mortality and expense risk charge is 0.15%. This
   charge will never exceed 0.30%.   We  guarantee that we will not increase the
  mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.


                                 38  PROSPECTUS

.. Earnings Protection Death Benefit Option: The current mortality and expense risk charge for this option is:

  . 0.25% (maximum of 0.35%) if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date;

  . 0.40% (maximum of 0.50%) if the oldest Contract Owner or oldest Annuitant is age 71 or older and both are age 79 or younger on the Rider Application Date.

  The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the charge will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued. Refer to the Death
  Benefit Payments provision in this prospectus for more information.   We
  deduct the charge for this option only during  the Accumulation Phase.

.. Spousal Protection Benefit Option: Currently, there is no charge for this benefit. We may assess a charge of up to 0.15% for the Spousal Protection Benefit Option. This charge will only be deducted during the Accumulation Phase of your Contract. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract.

.. Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased, but will never exceed 0.75%. We guarantee that we will not increase the mortality and expense risk for this option after you have added it to your Contract. The charge will be deducted only during the Payout Phase.


TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the TrueReturn Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select, however we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If you terminate this Option prior to the Rider Maturity Date on a date other than a Contract Anniversary, we will deduct an entire Rider Fee from your Contract Value on the date the Option is terminated. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the "TrueReturn/SM/ Accumulation Benefit Option" section of this prospectus for more information.


RETIREMENT INCOME GUARANTEE OPTION FEE
We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees described below apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states). We impose a separate annual Rider Fee for RIG 1 and RIG
2. The current annual Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. For Contract Owners who added RIG 1 prior to May 1, 2003, the annual Rider Fee is 0.25%. The current annual Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary. For Contract Owners who added RIG 2 prior to May 1, 2003, the annual Rider Fee is 0.45%. See "Retirement Income Guarantee Options" for details.

We deduct the Rider Fees only from the Variable Sub-Account(s) on a pro-rata basis. For the initial Contract Anniversary after the Rider Date, we will deduct a fee pro rated to reflect the number of full months (30-day periods) from the Rider Date to the Contract Anniversary. In the case of a full withdrawal of the Contract Value on any date other than the Contract Anniversary, we will deduct from the amount paid upon withdrawal the Rider Fee multiplied by the appropriate Income Base immediately prior to the withdrawal pro rated to reflect the number of full months (30-day periods) the Option was in effect during the current Contract Year. We will not deduct the Rider Fee during the Payout Phase.


TRANSFER FEE
We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount


                                 39  PROSPECTUS
transferred. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.


WITHDRAWAL CHARGE
We may assess a withdrawal charge from the purchase payment(s) you withdraw.
 The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears on page 45. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.

Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to page 70 for more information on market value adjustments.


FREE WITHDRAWAL AMOUNT
You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments (excluding Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.

Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.

You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.

For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:

1)   Purchase payments that no longer are subject to withdrawal charges;

2)   Free Withdrawal Amount (if available);

3) Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;

4)   Any earnings not previously withdrawn.

However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.

If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:

.. The Free Withdrawal Amount described above; or

.. Earnings as of the beginning of the Contract Year that have not been previously withdrawn.

For purposes of assessing the withdrawal charge for a Charitable Remainder Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:

1) Earnings not previously withdrawn;

2) Purchase payments that are no longer subject to withdrawal charges;

3) Free Withdrawal Amount in excess of earnings;

4) Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.

If you have selected the ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION, there are no withdrawal charges applicable and, therefore, no Free Withdrawal Amount. Amounts withdrawn may be subject to a Market Value Adjustment or applicable taxes.


ALL CONTRACTS
We do not apply a withdrawal charge in the following situations:

.. the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

.. withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts, and to help defray the cost of the Credit Enhancement for the ALLSTATE ADVISOR PLUS CONTRACTS. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, or the cost of the Credit Enhancement, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 591/2, may be subject to an


                                 40  PROSPECTUS
additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


CONFINEMENT WAIVER. We will waive the withdrawal charge on any applicable withdrawal taken under your Contract if the following conditions are satisfied:

1. you or the Annuitant, if the Contract Owner is not a living person, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date,

2. we receive your request for withdrawal and written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital, and

3. a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).


TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge on any applicable withdrawal under your Contract if:

1. you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2. you provide adequate proof of diagnosis to us before or at the time you request the withdrawal.


UNEMPLOYMENT WAIVER. We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,

2. you or the Annuitant receive Unemployment Compensation for at least 30 days as a result of that unemployment, and

3. you or the Annuitant claim this benefit within 180 days of your or the Annuitant's initial receipt of Unemployment Compensation.

Before we will waive any withdrawal charges, you must give us Due Proof prior to, or at the time of, the withdrawal request, that you or the Annuitant have been unemployed and have been granted Unemployment Compensation for at least 30 consecutive days.

"UNEMPLOYMENT COMPENSATION" means unemployment compensation received from a unit of state or federal government in the U.S. "DUE PROOF" includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.

You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.

These waivers do not apply under the ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.


PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may some time in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.


DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the "Taxes" section of this prospectus.


OTHER EXPENSES
Each Portfolio deducts management fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the


                                 41  PROSPECTUS

Portfolios. For a summary of Portfolio annual expenses see page 13. Allstate Life or the principal underwriter of the Contracts, Allstate Distributors, may receive compensation from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative, distribution (12b-1), or other services Allstate Distributors or we provide to the Portfolios.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 43.

The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income tax withholding, penalty tax, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time.

Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See "Standard Fixed Account Options" on page 33.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 591/2, may be subject to an additional 10% federal penalty tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, less withdrawal and other charges and taxes.


POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,

2. An emergency exists as defined by the SEC, or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your sales representative or call us at 1-800-203-0068 for more information.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.


                                 42  PROSPECTUS

INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value adjusted by any applicable Market Value Adjustment and less applicable taxes to an Income Plan. The first income payment must occur at least 30 days after the Issue Date. The Payout Start Date may be no later than:

.. the Annuitant's 99th birthday, or

.. the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may select more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each such Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionally to each Income Plan you select based on the proportion of your Contract Value applied to each such Income Plan. We reserve the right to limit the number of Income Plans that you may select. If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under "Income Protection Benefit Option," below. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the "Beneficiary" section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Currently seven Income Plans are available. Depending on the Income Plan(s) you choose, you may receive:

.. fixed income payments;

.. variable income payments; or

.. a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 591/2, may be subject to an additional 10% federal tax penalty.

The seven Income Plans are:


INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED NUMBER OF

PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of 1) the death of an Annuitant; or 2) at the end of the guaranteed payment period.


INCOME PLAN 3 - GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600. We will deduct the mortality and expense risk charge from the assets of the Variable Sub-Account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3.
 See "Modifying Payments" and "Payout Withdrawals" below for more details.


                                 43  PROSPECTUS

INCOME PLAN 4 -LIFE INCOME WITH CASH REFUND. Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.


INCOME PLAN 5 -JOINT LIFE INCOME WITH CASH REFUND. Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.


INCOME PLAN 6 -LIFE INCOME WITH INSTALLMENT REFUND. Under this plan, we make periodic income payments until the later of (1) the death of the Annuitant, or
(2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.


INCOME PLAN 7 - JOINT LIFE INCOME WITH INSTALLMENT REFUND. Under this plan, we make periodic income payments until the later of (1) the deaths of both the Annuitant and joint Annuitant, or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.

The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.


MODIFYING PAYMENTS
After the Payout Start Date, you may make the following changes under Income Plan 3:

.. You may request to modify the length of the Guaranteed Payment Period.
   Currently, we allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice.
   If you elect to change the length of the Guaranteed Payment Period, the new Guaranteed Payment Period must be within the original minimum and maximum period you would have been permitted to select on the Payout Start Date.
   However, the maximum payment period permitted will be shortened by the period elapsed since the original Guaranteed Payment Period began. If you change the length of your Guaranteed Payment Period, we will compute the present value of your remaining payments, using the same assumptions we would use if you were terminating the income payments, as described in Payout Withdrawal. We will then adjust the remaining payments to equal what that value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

.. You may request to change the frequency of your payments. We currently allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice.

Changes to either the frequency of payments or length of the Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

Modifying payments of this Contract may not be allowed under qualified plans. In order to satisfy required minimum distributions ("RMD") under current Treasury regulations, once income payments have begun over a Guaranteed Payment Period, the Guaranteed Payment Period may not be changed even if the new period is shorter than the maximum permitted. Please consult with a competent tax advisor prior to making a request to modify payments if your Contract is subject to RMD requirements.

Any change to either the frequency of payments or length of a Guaranteed Payment Period will take effect on the next payment date after we accept the requested change.


PAYOUT WITHDRAWAL
You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value ("withdrawal value"), subject to a Payout Withdrawal Charge, by writing to us


                                 44  PROSPECTUS

("Payout Withdrawal"). For variable income payments, the withdrawal value is equal to the present value of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate. The applicable current interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.

A Payout Withdrawal must be at least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the investment alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.


PAYOUT WITHDRAWAL CHARGE
To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.



Payout Withdrawals will be subject to a Payout Withdrawal Charge for each Contract as follows:

                        Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
Contract:                    0           1           2           3           4           5           6          7           8+
-----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor              7%          7%          6%          5%          4%          3%        2%           0%         0%
Allstate Advisor Plus       8.5%        8.5%        8.5%        7.5%        6.5%        5.5%        4%         2.5%         0%
Allstate Advisor
 Preferred with:
 5-Year Withdrawal
 Charge Option                7%          6%          5%          4%          3%          0%
 3-Year Withdrawal
 Charge Option                7%          6%          5%          0%
 No Withdrawal Charge
 Option                                                                   None




ADDITIONAL INFORMATION. We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to variable income payments, according to the Variable Sub-Account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan(s) on the Payout Start Date. We can make income payments in monthly, quarterly, semi-annual or annual installments, as you select. If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, and state law permits, we may:

.. terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience or (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) under some of the Income Plans, we make income payments only so long as an


                                 45  PROSPECTUS

Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.

In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate ("AIR", also known as benchmark rate) of 3%. Currently, you may choose either a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply.
 The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 5% AIR will automatically apply (except in states in which the 5% AIR is not available; in those states, the 3% AIR will automatically apply). You may not change the AIR after you have selected an Income Plan.

We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-Accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to receive level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which may vary from year to year, but will not be less than 2% per year. We do not allow withdrawals of the annual amount unless you make a full or partial withdrawal request of the value of the remaining payments under Income Plan 3. Withdrawals will be assessed a Payout Withdrawal Charge, if applicable. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.


INCOME PROTECTION BENEFIT OPTION
We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:

.. The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.

.. You must choose Income Plan 1 or 2, and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.

.. You may apply the Income Protection Benefit Option to more than one Income
  Plan.

.. The AIR must be 3% for the Income Plan(s) to which you wish to apply this benefit.

.. You may only add the Income Protection Benefit Option on the Payout Start Date and, once added, the option cannot be cancelled.

.. You may not convert variable income payments to fixed income payments.

If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value ("Income Protection Benefit"), as calculated on the Payout Start Date under such Income Plans. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.

If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. The charge for the Income Protection Benefit Option will apply only to the Income Plan(s) to which the option has been applied. Currently, the charge for this option is 0.50%. We may change the amount we charge, but it will not exceed 0.75%. Once the option is issued, we will not increase what we charge you for the benefit.

In order to ensure that we achieve adequate investment diversification ("INCOME PROTECTION DIVERSIFICATION REQUIREMENT"), we reserve the right, in our sole discretion, to impose limitations on the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit Option applies. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts, exclusion of certain Variable Sub-Accounts, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of Automatic Portfolio Rebalancing.


                                 46  PROSPECTUS

To achieve our Income Protection Diversification Requirement, we have divided the Variable Sub-Accounts into three separate categories: "unrestricted," "restricted" and "excluded." Currently, we require that you allocate between 30% to 100% of the assets supporting your variable income payments to the unrestricted Variable Sub-Accounts in any manner you choose. You may allocate up to 70% of the assets supporting your variable income payments to the restricted Variable Sub-Accounts. You may not, however, allocate more than 20% of the assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts. You may not allocate ANY PORTION of the assets supporting your variable income payments to the excluded Variable Sub-Accounts.

In the following three tables, we list our current Income Protection Diversification Requirement:


UNRESTRICTED VARIABLE SUB-ACCOUNTS. There is no limit to the amount of assets supporting your variable income payments that you may allocate to any one or more of the following Variable Sub-Accounts. Currently, we require that you allocate AT LEAST 30% of the assets supporting your variable income payments to this category.

  FTVIP Franklin U.S. Government

  FTVIP Templeton Global Income Securities*

  Oppenheimer Strategic Bond

  Putnam VT Income

  Putnam VT Money Market

  Van Kampen LIT Money Market


RESTRICTED VARIABLE SUB-ACCOUNTS. You may allocate up to 70% of the amount of assets supporting your variable income payments to the following Variable Sub-Accounts. Currently, you may not allocate more than 20% of the amount of assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts.

  FTVIP Franklin Income Securities

  FTVIP Franklin Growth and Income Securities

  FTVIP Franklin Small Cap*

  FTVIP Franklin Small Cap Value Securities

  FTVIP Mutual Shares Securities

  FTVIP Templeton Foreign Securities

  Oppenheimer Balanced

  Oppenheimer Capital Appreciation

  Oppenheimer Global Securities

  Oppenheimer High Income

  Oppenheimer Main Street

  Oppenheimer Main Street Small Cap

  Putnam VT Global Asset Allocation

  Putnam VT Growth and Income

  Putnam VT High Yield

  Putnam VT International Equity

  Putnam VT Investors

  Putnam VT New Value

  Putnam VT Research

  Putnam VT The George Putnam Fund of Boston

  Putnam VT Utilities Growth and Income

  Putnam VT Voyager

  Van Kampen LIT Comstock

  Van Kampen LIT Growth and Income

  Van Kampen UIF Equity and Income

  Van Kampen UIF Equity Growth (Class I & II)**

  Van Kampen UIF Global Franchise

  Van Kampen UIF U.S. Mid Cap Value (Class I & II)**

  Van Kampen UIF U.S. Real Estate


EXCLUDED VARIABLE SUB-ACCOUNTS. Currently, none of the following Variable Sub-Accounts are available to support variable income payments.

  FTVIP Templeton Developing Markets Securities

  Oppenheimer Aggressive Growth

  Putnam VT Health Sciences

  Putnam VT New Opportunities

  Putnam VT Vista

  Van Kampen LIT Aggressive Growth

  Van Kampen LIT Emerging Growth

  Van Kampen UIF Emerging Markets Debt

  Van Kampen UIF Small Company Growth

* Effective May 1, 2003, the FTVIP Franklin Small Cap Fund (Class 2) and FTVIP Templeton Global Income Securities Fund (Class 2) are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Portfolios in accordance with that program.

**The Van Kampen UIF Equity Growth Variable Sub-Account (Class II) and the Van Kampen UIF U.S. Mid Cap Value Variable Sub-Account (Class II) are offered with Contracts issued on or after May 1, 2004. Contract


                                 47  PROSPECTUS

Owners of Contracts issued prior to May 1, 2004 may only invest in the Van Kampen UIF Equity Growth Variable Sub-Account (Class I) and the Van Kampen UIF U.S. Mid Cap Value Variable Sub-Account (Class I).

You must use quarterly Automatic Portfolio Rebalancing to meet our Income Protection Diversification Requirement. On the date of each rebalancing, we will reallocate the amount of the assets supporting your variable income payments according to the rebalancing percentages you have selected, subject to the then current restrictions and exclusions in effect. We expect that the restrictions and exclusions for each category will change from time to time. Any change in these restrictions and exclusions will become effective no later than the next regularly scheduled rebalancing of your Variable Sub-Account choices on or immediately after the date of change.

The Income Protection Diversification Requirement is based on a model. We may use a model developed and maintained by us or we may elect to use a model developed or provided by an independent third party. We will notify you at least 30 days before we make any change to our Income Protection Diversification Requirement.

We may determine which Variable Sub-Accounts are eligible for each category or we may elect to follow the recommendations of an independent third party. We may at any time make new determinations as to which Variable Sub-Accounts are unrestricted, restricted or excluded. We may do so for a variety of reasons including, but not limited to, a change in the investment objectives or policies of a Portfolio, or the failure, in our sole determination, of such Portfolio to invest in accordance with its stated investment objective or policies.

Transfers made for purposes of meeting the Income Protection Diversification Requirement will not count towards the number of free transfers you may make each Contract Year. See "Investment Alternatives: Transfers," on page 35, for additional information.


FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.

We calculate the fixed income payments by:

.. adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

.. deducting any applicable taxes; and

.. applying the resulting amount to the greater of (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract or (b) such other income payment factor as we are offering on the Payout Start Date.

We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

RETIREMENT INCOME GUARANTEE OPTIONS Effective January 1, 2004, we ceased offering the Retirement Income Guarantee Options ("RIG 1" and "RIG 2"), except in a limited number of states. Effective May 1, 2004, the RIG 1 and RIG 2 Options are no longer available in any state. If you added a Retirement Income Guarantee Option to your Contract prior to January 1, 2004 (up to May 1, 2004 in certain states), your Option will continue to apply to your Contract. Also, effective January 1, 2004, we discontinued the Trade-In Program, except for Contract Owners who added RIG 1 or RIG 2 prior to May 1, 2003. For Contract Owners who added RIG 1 or RIG 2 on or after May 1, 2003, you may cancel your RIG 1 or RIG 2 Option during the 60-day period following your next 3rd Contract Anniversary after January 1, 2004. If you do not cancel the Option during this 60-day period, you will not be permitted to cancel it later. Please check with your sales representative for details. The following describes the Retirement Income Guarantee Options for Contract Owners who elected the Option prior to January 1, 2004 (up to May 1, 2004 in certain states).

We refer to the issue date of the option as the "RIDER DATE." You may add only one Retirement Income Guarantee Option to your Contract. The oldest Contract Owner and oldest Annuitant must be age 75 or younger on the Rider Application Date. Once you add a rider to your Contract, it may not be cancelled except during the 60-day period following the next 3/RD/ Contract Anniversary after January 1, 2004, as described above.

WE RESERVE THE RIGHT TO IMPOSE LIMITATIONS ON THE INVESTMENT ALTERNATIVES IN WHICH YOU MAY INVEST AS A CONDITION OF THESE OPTIONS. THESE RESTRICTIONS MAY INCLUDE, BUT ARE NOT LIMITED TO, MAXIMUM INVESTMENT LIMITS ON CERTAIN INVESTMENT ALTERNATIVES, EXCLUSION OF CERTAIN INVESTMENT ALTERNATIVES, REQUIRED MINIMUM ALLOCATIONS TO CERTAIN VARIABLE SUB-ACCOUNTS AND/OR THE AUTOMATIC PORTFOLIO REBALANCING. CURRENTLY, NO SUCH RESTRICTIONS ARE BEING IMPOSED.

For each option, an "INCOME BASE" is calculated, which is used only for the purpose of calculating the "GUARANTEED RETIREMENT INCOME BENEFIT" and the appropriate "RIDER FEE," all defined below. The Income Base does not provide a Contract Value or guarantee performance of any investment option. The Income Base for RIG 1 and RIG 2 are described in more detail below.

You may apply the Income Base less applicable taxes to an Income Plan on the Payout Start Date and receive the Guaranteed Retirement Income Benefit if all of the following conditions are satisfied:


                                 48  PROSPECTUS

.. The Payout Start Date must be on or after the 10/th/ Contract Anniversary of the Rider Date.

.. The Payout Start Date must occur during the 30-day period following a Contract
  Anniversary.

.. The oldest Annuitant must be age 99 or younger as of the Payout Start Date.

.. You must select Fixed Amount Income Payments only.

.. You must select Income Plan 1 or 2, with a Guaranteed Payment Period of at least:

  . 120 months, if the youngest Annuitant is age 80 or younger as of the Payout Start Date; or

  . 60 months, if the youngest Annuitant is older than age 80 as of the Payout Start Date.

The "GUARANTEED RETIREMENT INCOME BENEFIT" is determined by applying the Income Base, less any applicable taxes, to the appropriate monthly income payment factor shown in the Income Payment Tables in your Contract for the selected Income Plan.

If a different payment frequency (quarterly, semi-annual, or annual) or different Income Plan is selected, an income payment factor for the selected payment frequency and Income Plan is determined on the same mortality and interest rate basis as the Income Payment Tables shown in your Contract.

On the Payout Start Date, the income payments for the selected Income Plan will be the greater of:

.. The Guaranteed Retirement Income Benefit; or

.. For fixed income payments, the Contract Value, adjusted by any applicable
  Market Value Adjustment, less any applicable taxes is applied to the greater of: the appropriate income payment factor for the selected Income Plan from the income payment tables in your Contract, or an income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

We assess an annual Rider Fee if you selected one of the Retirement Income Guarantee Options. The Rider Fee is deducted on each Contract Anniversary on a pro rata basis from each of the Variable Sub-Accounts in which your Contract Value is invested on that date. The Rider Fee will decrease the number of Accumulation Units in each Variable Sub-Account. The Rider Fee is deducted only during the Accumulation Phase of the Contract. For the first Contract Anniversary following the Rider Date, the Rider Fee will be prorated based on the number of full months (30 day periods) between the Rider Date and the first Contract Anniversary after the Rider Date. In the case of a full withdrawal of the Contract Value, the Rider Fee is prorated based on the number of full months (30 day periods) between the Contract Anniversary immediately prior to the withdrawal and the date of the withdrawal.

The current Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary (0.25% for Contract Owners who added RIG 1 prior to May 1, 2003). The current Rider Fee for the RIG 2 is 0.55% of the Income Base on each Contract Anniversary (0.45% for Contract Owners who added RIG 2 prior to May 1, 2003). These options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

.. The date the Contract is terminated;

.. If the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The option will terminate on the date we determine the Death Proceeds;

.. The Payout Start Date; or

.. For Contract Owners who added a RIG 1 or RIG 2 Option on or after May 1, 2003, if you elect to cancel your RIG 1 or RIG 2 Option during the 60-day period following the next 3/RD /Contract Anniversary after January 1, 2004 (since we discontinued offering the Trade-In Program as of that date).

Otherwise, the options may not be terminated or cancelled.


CALCULATION OF INCOME BASE.
On the Rider Date, the "RIG 1 INCOME BASE" is equal to the Contract Value. The RIG 1 Income Base, plus purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made after the Rider Date and less RIG 1 withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the "CAP" defined below. This accumulation will continue until the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first. After the 5% interest accumulation ends (3% in certain states), the RIG 1 Income Base will continue to be increased by purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) and reduced by RIG 1 withdrawal adjustments for withdrawals until the option terminates. The "RIG 1 WITHDRAWAL ADJUSTMENT" is defined below.

The RIG 1 Income Base will not exceed a CAP equal to:

.. 200% of the Contract Value as of the Rider Date; plus

.. 200% of purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS
  CONTRACTS) made after the Rider Date, but excluding any purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made in the 12-month period immediately prior to the Payout Start Date; minus

.. RIG 1 Withdrawal Adjustments for any withdrawals made after the Rider Date.


                                 49  PROSPECTUS

RIG 1 WITHDRAWAL ADJUSTMENT. Prior to the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever is earlier, the withdrawal adjustment is as follows:

.. In each Contract Year, for the portion of withdrawals that do not cumulatively exceed 5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the amount withdrawn (or portion thereof) multiplied by a discount factor. The discount factor is calculated using a 5% annual interest rate (3% in certain states) and the portion of the Contract Year between the withdrawal date and the end of the Contract Year. This withdrawal adjustment has the effect of reducing the RIG 1 Income Base at the end of the Contract Year by the actual amount of the withdrawal. In other words, for purposes of calculating the RIG 1 Income Base, the withdrawal is treated as if it occurred at the end of the Contract Year.

.. In each Contract Year, for the portion of withdrawals that cumulatively exceed
  5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the withdrawal amount (or portion thereof), divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated RIG 1 Income Base.

On or after the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or the Annuitant, all withdrawal adjustments are equal to the withdrawal amount, divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated RIG 1 Income Base.

See Appendix D for numerical examples that illustrate how the RIG 1 Withdrawal Adjustment is applied.

The "RIG 2 INCOME BASE" is defined as the greater of "INCOME BASE A" or "INCOME BASE B."

"INCOME BASE A" and its corresponding Withdrawal Adjustment are calculated in the same manner as the RIG 1 Income Base and RIG 1 Withdrawal Adjustment.

On the Rider Date, "INCOME BASE B" is equal to the Contract Value. After the Rider Date and prior to the Payout Start Date, Income Base B is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

.. Each time a purchase payment is made, Income Base B is increased by the amount of the purchase payment (and Credit Enhancement for ALLSTATE ADVISOR PLUS CONTRACTS).

.. Each time a withdrawal is made, Income Base B is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated Income Base B.

.. On each Contract Anniversary until the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, Income Base B is equal to the greater of the Contract Value on that date or the most recently calculated Income Base B.

If no purchase payments or withdrawals are made after the Rider Date, Income Base B will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary until the earlier of the Payout Start Date or the Contract Anniversary following the 85/th/ birthday of the oldest Contact Owner or oldest Annuitant, whichever occurs first.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.


DEATH BENEFITS
--------------------------------------------------------------------------------


DEATH PROCEEDS
Under certain conditions, described below, we will pay Death Proceeds for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the "Payout Phase" section of your Contract. See "Income Payments" for more information.

We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m.


                                 50  PROSPECTUS

Central Time). In order to be considered a "COMPLETE REQUEST FOR SETTLEMENT," a claim for distribution of the Death Proceeds must include "DUE PROOF OF DEATH" in any of the following forms of documentation:

.. A certified copy of the death certificate;

.. A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

.. Any other proof acceptable to us.

"DEATH PROCEEDS" are determined based on when we receive a Complete Request for
Settlement:

.. If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds is equal to the "DEATH BENEFIT."

.. If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk.


DEATH BENEFIT OPTIONS
In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:

.. MAV Death Benefit Option

.. Enhanced Beneficiary Protection (Annual Increase) Option

.. Earnings Protection Death Benefit Option

The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.

You may select any combination of death benefit options on the issue date of your Contract or at a later date, subject to state availability and issue age restrictions.

The "DEATH BENEFIT" is equal to the Earnings Protection Death Benefit (if selected) plus the greatest of:

.. The Contract Value;

.. The Settlement Value;

.. The ROP Death Benefit;

.. The MAV Death Benefit Option (if selected); or

.. The Enhanced Beneficiary Protection (Annual Increase) Option (if selected).

The "Settlement Value" is the amount that would be paid in the event of a full withdrawal of the Contract Value.

The "ROP DEATH BENEFIT" is equal to the sum of all purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS), reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:

  The sum of all purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made prior to the withdrawal, less any prior withdrawal adjustments.


MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT OPTION.
The "MAV DEATH BENEFIT OPTION" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20% (0.15% for Contract Owners who added this option prior to May 1, 2003). We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the MAV DEATH BENEFIT is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see "Death Proceeds" on page 50), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

.. Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment (and Credit Enhancement for ALLSTATE ADVISOR PLUS CONTRACTS).

.. Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.

.. On each Contract Anniversary until the first Contract Anniversary following the 80/TH/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.

If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date, but before the date we


                                 51  PROSPECTUS
determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 55, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS), withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

.. The first Contract Anniversary following the 80/th/ birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80/th/ birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier, the MAV Death Benefit will be recalculated only for purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) and withdrawals); or

.. The date we next determine the Death Proceeds.


ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION.
The Enhanced Beneficiary Protection (Annual Increase) Option is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.30% (0.15% for Contract Owners who added this option prior to May 1, 2003). We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the Enhanced Beneficiary Protection (Annual Increase) Benefit is equal to the Contract Value.
 The Enhanced Beneficiary Protection (Annual Increase) Benefit, plus purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the "CAP" defined below.
This accumulation will continue until the earlier of:

  (a) the first Contract Anniversary following the 80/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first; or

  (b) the date we determine the Death Proceeds.

After the 5% interest accumulation ends (3% in certain states), the Enhanced Beneficiary Protection (Annual Increase) Benefit will continue to be increased by purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit immediately prior to the withdrawal.

The Enhanced Beneficiary Protection (Annual Increase) Benefit CAP is equal to:

.. 200% of the Contract Value as of the Rider Date; plus

.. 200% of purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS
  CONTRACTS) made after the Rider Date, but excluding any purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made in the 12-month period immediately prior to the death of the Contract Owner or the Annuitant; minus

.. Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 55, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the Enhanced Beneficiary Protection (Annual Increase) Option will continue. The amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS), less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year (3% in certain states) from the date we determine the Death Proceeds, until the earlier of:

.. The first Contract Anniversary following the 80/th/ birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80/th/ birthday of either the oldest New Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection (Annual Increase) Benefit will be recalculated only for purchase payments and withdrawals (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS); or

.. The date we next determine the Death Proceeds.


EARNINGS PROTECTION DEATH BENEFIT OPTION.
The "EARNINGS PROTECTION DEATH BENEFIT OPTION" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:

.. 0.25%, if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date; and

.. 0.40%, if the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date.


                                 52  PROSPECTUS

We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued.

If the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date, the EARNINGS PROTECTION DEATH BENEFIT is equal to the lesser of:

.. 100% of "IN-FORCE PREMIUM" (excluding purchase payments (and Credit
  Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made after the date we issue the rider for this benefit ("Rider Date") and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

.. 40% of "IN-FORCE EARNINGS"

calculated as of the date we determine the Death Proceeds.

If the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date, the EARNINGS PROTECTION DEATH BENEFIT is equal to the lesser of:

.. 50% of "IN-FORCE PREMIUM" (excluding purchase payments (and Credit
  Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made after the Rider Date and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

.. 25% of "IN-FORCE EARNINGS"

calculated as of the date we determine the Death Proceeds.

IN-FORCE EARNINGS are equal to the current Contract Value less In-Force Premium.
 If this quantity is negative, then In-Force Earnings are equal to zero.

IN-FORCE PREMIUM is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments made after the Rider Date, less the sum of all "EXCESS-OF-EARNINGS WITHDRAWALS" made after the Rider Date.

An EXCESS-OF-EARNINGS WITHDRAWAL is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.

Refer to Appendix F for numerical examples that illustrate how the Earnings Protection Death Benefit Option is calculated.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 55 below, and if the oldest new Owner and the oldest Annuitant are younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:

.. The Rider Date will be changed to the date we determine the Death Proceeds;

.. The In-Force Premium is equal to the Contract Value as of the new Rider Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

.. The Earnings Protection Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

.. The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

If either the Contract Owner's or the Annuitant's age is misstated, the Earnings Protection Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.


ALL OPTIONS.
WE RESERVE THE RIGHT TO IMPOSE LIMITATIONS ON THE INVESTMENT ALTERNATIVES IN WHICH YOU MAY INVEST AS A CONDITION OF THESE OPTIONS. THESE RESTRICTIONS MAY INCLUDE, BUT ARE NOT LIMITED TO, MAXIMUM INVESTMENT LIMITS ON CERTAIN INVESTMENT ALTERNATIVES, EXCLUSION OF CERTAIN INVESTMENT ALTERNATIVES, REQUIRED MINIMUM ALLOCATIONS TO CERTAIN VARIABLE SUB-ACCOUNTS AND/OR THE REQUIRED USE OF AUTOMATIC PORTFOLIO REBALANCING. CURRENTLY, NO SUCH RESTRICTIONS ARE BEING IMPOSED.

These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

.. the date the Contract is terminated;

.. if, upon the death of the Contract Owner, the Contract is continued under Option D as described in the Death of Owner section on page 27, and either the oldest New Owner or the oldest Annuitant is older than age 80 (age 80 or older for the Earnings Protection Death Benefit Option) on the date we determine the Death Proceeds. The death benefit


                                 53  PROSPECTUS
  option will terminate on the date we determine the Death Proceeds;

.. if the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;

.. on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is the current Contract Owner;

.. on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is the current Annuitant; or

.. the Payout Start Date.

Notwithstanding the preceding, in the event of the Contract Owner's death, if the Contract Owner's spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Earnings Protection Death Benefit at that time.


DEATH BENEFIT PAYMENTS

DEATH OF CONTRACT OWNER
If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be "NEW CONTRACT OWNERS". If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.

If there is more than one New Contract Owner taking a share of the Death Proceeds, each New Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.

The Options available to the New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

NEW CONTRACT OWNER CATEGORIES


CATEGORY 1. If your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply.


CATEGORY 2. If the New Contract Owner is a living person who is not your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.


CATEGORY 3. If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

The death settlement options we currently offer are:


OPTION A. The New Contract Owner may elect to receive the Death Proceeds in a lump sum.


OPTION B. The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:

.. Over the life of the New Contract Owner; or

.. For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or

.. Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.


OPTION C. The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Putnam VT Money Market Variable Sub-Account unless the New Contract Owner provides other allocation instructions.

The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner's Beneficiary(ies) will receive the greater of the


                                 54  PROSPECTUS
remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner's death.


OPTION D. The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Putnam VT Money Market Variable Sub-Account.

Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may make a one-time transfer of all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-Accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee, provided the investment alternative is available with the Contract at that time. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 591/2.


OPTION E. For Nonqualified Contracts, the New Contract Owner may elect to make withdrawals at least annually of amounts greater than or equal to the "ANNUAL REQUIRED DISTRIBUTION" calculated for each calendar year. The first such withdrawal must occur within:

.. One year of the date of death;

.. The same calendar year as the date we receive the first Complete Request for Settlement; and

.. One withdrawal frequency. The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual).

The New Contract Owner may make additional withdrawals, however, any such withdrawals will not be used to satisfy the minimum Annual Required Distribution amount of any subsequent calendar year.

The Annual Required Distributions will be treated as withdrawals for tax purposes, which means that for tax reporting purposes the withdrawals will be deemed to be taken from Contract earnings first. If the Death Proceeds had instead been applied to an Income Plan, the tax treatment would be different.
 Distributions under an Income Plan will be treated as part return of earnings and part return of principal to the extent of principal in your Contract. Consult with your tax advisor for the most appropriate option for your circumstances.

Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.

In the calendar year in which the Death Proceeds were determined, the ANNUAL REQUIRED DISTRIBUTION is equal to the Death Proceeds divided by the "LIFE EXPECTANCY" of the New Contract Owner, and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date the Death Proceeds were determined. The LIFE EXPECTANCY in that calendar year is equal to the life expectancy value from IRS Table V, based on the age of the New Contract Owner as of his or her birthday in the same calendar year.

In any subsequent calendar year, the ANNUAL REQUIRED DISTRIBUTION is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the year in which the Death Proceeds were determined, the Life Expectancy of the Contract Owner is the Life Expectancy calculated in the previous calendar year minus 1 year. If the Life Expectancy is less than 1, the Annual Required Distribution is equal to the Contract Value.

If the New Contract Owner dies, the scheduled withdrawals will continue to be paid to the New Contract Owner's Beneficiary(ies).

We reserve the right to offer additional death settlement options.


DEATH OF ANNUITANT
If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the applicable following category in which the New Contract Owner is defined, unless:

.. The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or

.. The Contract Owner is a grantor trust not established by a business, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.

SURVIVING CONTRACT OWNER CATEGORIES


CATEGORY 1. If the Contract Owner is a living person, prior to the Annuitant's death, the Contract Owner must choose from among the death settlement Options A, B, or


                                 55  PROSPECTUS

D described below. If the Contract Owner does not choose one of these Options, then Option D will apply.


CATEGORY 2. If the Contract Owner is a non-living person such as a corporation or a trust, the Contract Owner must choose from death settlement Options A or C described below. If the Contract Owner does not choose one of these Options, then Option C will apply.

The death settlement options we currently offer are:


OPTION A. The Contract Owner may elect to receive the Death Proceeds in a lump sum.


OPTION B. The Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death.


OPTION C. The Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Putnam VT Money Market Variable Sub-Account unless the Contract Owner provides other allocation instructions.

The Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The Contract Owner may exercise all rights set forth in the Transfers provision.


OPTION D. The Contract Owner may elect to continue the Contract and the youngest Contract Owner will become the new Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds.

We reserve the right to offer additional death settlement options.

QUALIFIED CONTRACTS

The death settlement options for qualified plans, including IRAs, may be different to conform with the individual tax requirements of each type of qualified plan. Please refer to your Endorsement for IRA plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION AND DEATH OF CO-ANNUITANT

We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:

.. The individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA.

.. The Contract Owner's spouse must be the sole Primary Beneficiary of the Contract and will be the named Co-Annuitant.

.. Both the Contract Owner and the Co-Annuitant must be age 79 or younger on the Rider Application Date.

.. The option may only be added when we issue the Contract or within 6 months of the Contract Owner's marriage. We may require proof of marriage in a form satisfactory to us.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the "Death of Annuitant" provision does not apply on the death of the Co-Annuitant, and the latest Payout Start Date will be based solely on the Contact Owner's age.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

There is currently no charge for this option. We reserve the right to assess a mortality and expense risk charge in the future, however it will never exceed 0.15%. Once this option is added to your Contract, we guarantee that we will not increase what we charge you for this option.

The option will terminate and the corresponding mortality and expense risk charge will cease on the earliest of the following to occur:

.. upon the death of the Co-Annuitant (as of the date we determine the Death
  Proceeds);

.. upon the death of the Contract Owner (as of the date we determine the Death
  Proceeds);

.. on the date the Contract is terminated;

.. on the Payout Start Date; or

.. on the date you terminate this option by written notice in a form satisfactory to us.

Once terminated, a new Spousal Protection Benefit Option cannot be added to the Contract.


DEATH OF CO-ANNUITANT. If the Co-Annuitant dies prior to the Payout Start Date, subject to the following conditions, the Contract will be continued according to Option D under the "Death of Owner" provision of your Contract:

.. The Co-Annuitant must have been your legal spouse on the date of his or her death; and

.. Option D of the "Death of Owner" provision of your Contract has not previously been exercised.


                                 56  PROSPECTUS

The Contract may only be continued once under Option D under the "Death of Owner" provision. For a description of Option D, see the "Death of Owner" section of this prospectus.


MORE INFORMATION
--------------------------------------------------------------------------------


ALLSTATE
Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the state of Illinois.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.


VARIABLE ACCOUNT
Allstate Life established the Allstate Financial Advisors Separate Account I ("Variable Account") in 1999. The Contracts were previously issued through Allstate Life Insurance Company Separate Account A. Effective May 1, 2004, the Variable Account combined with Allstate Life Insurance Company Separate Account A and consolidated duplicative Variable Sub-Accounts that invest in the same Portfolio (the "Consolidation"). The Accumulation Unit Values for the Variable Sub-Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the value immediately before the Consolidation. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account consists of multiple Variable Sub-Accounts, each of which invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.


VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.


CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of


                                 57  PROSPECTUS
the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.


CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio's board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.


THE CONTRACT

DISTRIBUTION. Allstate Distributors, a wholly owned subsidiary of Allstate, will serve as principal underwriter of the Contracts. Allstate Distributors is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, ("Exchange Act") and a member of NASD. Contracts are sold by registered representatives of unaffiliated broker-dealers or bank employees who are licensed insurance agents appointed by Allstate Life, either individually or through an incorporated insurance agency and have entered into a selling agreement with Allstate Distributors to sell the Contract.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commission paid on all Contract sales will not exceed 8.5% of all purchase payments. From time to time, we may pay or permit other promotional incentives, in cash or credit or other compensation. The commission is intended to cover distribution expenses. Contracts may be sold by representatives or employees of banks.

Allstate Life may pay Allstate Distributors a commission for distribution of the Contracts. The underwriting agreement with Allstate Distributors provides that we will reimburse Allstate Distributors for expenses incurred in distributing the Contracts, including any liability to Contract Owners arising out of services rendered or Contracts issued.

For Allstate Advisor Contracts issued to employees of Allstate Life and certain other eligible organizations, and in lieu of Allstate Life paying any commissions on sales of those Contracts, the Contract Owner will receive a credit of 6% of the amount of each purchase payment that will be applied to each purchase payment. Allstate Life will allocate this credit in the same allocation as your most recent instruction. If you exercise your Right to Cancel your Contract as described in this prospectus, we will return to you the amount you would have received had there been no credit. Unless we are required by law to return your purchase payments, this amount also will include any charges deducted that reduced your Contract Value prior to cancellation, plus any investment gain on the credit. The credit may not be available in all states. We do not consider the credit to be an "investment in the contract" for income tax purposes.


ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account.

We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract Owner records;

.. Contract Owner services;

.. calculation of unit values;

.. maintenance of the Variable Account; and

.. preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

 We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.


                                 58  PROSPECTUS

LEGAL MATTERS
Foley & Lardner, LLP, Washington, D.C., has advised Allstate Life on certain federal securities law matters. All matters of Illinois law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under Illinois insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.


                                 59  PROSPECTUS

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE INSURANCE
COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable

Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate

Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.


TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

.. the Contract Owner is a natural person,

.. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

.. Allstate Life is considered the owner of the Variable

Account assets for federal income tax purposes.


NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.


EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section.
 In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.


DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.


OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future


                                 60  PROSPECTUS
guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.


TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.


TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.


TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.


WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.


DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

.. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

.. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

.. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.


TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:


                                 61  PROSPECTUS

.. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

.. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.


PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or becoming totally disabled,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made under an immediate annuity, or

.. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.


PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.


TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.


AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
 Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer


                                 62  PROSPECTUS
identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as investments as:

.. Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section 408(p) of the Code; and

.. Tax Sheltered Annuities under Section 403(b) of the Code.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate

Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.


TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.


REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.


THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.


                                 63  PROSPECTUS

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or total disability,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made after separation from service after age 55 (applies only for IRAs),

.. made pursuant to an IRS levy,

.. made for certain medical expenses,

.. made to pay for health insurance premiums while unemployed (applies only for IRAs),

.. made for qualified higher education expenses (applies only for IRAs), and

.. made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

.. required minimum distributions, or,

.. a series of substantially equal periodic payments made over a period of at least 10 years, or,

.. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

.. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
 Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions


                                 64  PROSPECTUS
may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.


ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Internal Revenue Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

  (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

  (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

  (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.


SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.


SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.


TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 59 1/2,

.. severs employment,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.


                                 65  PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

 Allstate Life's Annual Report on Form 10-K for the year ended December 31, 2003 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P. O. Box 94260, Palatine, Illinois 60094-4260 (telephone:
1-800-203-0068).






                                 66  PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Additions, Deletions, or Substitutions of Investments
--------------------------------------------------------------------------------
  The Contracts
--------------------------------------------------------------------------------
  Calculation of Accumulation Unit Values
--------------------------------------------------------------------------------
  Calculation of Variable Income Payments
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  General Matters
--------------------------------------------------------------------------------
  Experts
--------------------------------------------------------------------------------
  Financial Statements
--------------------------------------------------------------------------------
  Appendix A
--------------------------------------------------------------------------------


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.


                                 67  PROSPECTUS

APPENDIX A
ALLSTATE ADVISOR CONTRACT COMPARISON CHART

                FEATURE                          ADVISOR               ADVISOR PLUS                               ADVISOR PREFERRED
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            5-YEAR WITHDRAWAL     3-YEAR WITHDRAWAL
                                                                                              CHARGE OPTION         CHARGE OPTION
------------------------------------------------------------------------------------------------------------------------------------
                                                                  up to 5% depending on
                                                                  issue age and amount
Credit Enhancement                                 None           of                              None                  None
                                                                  purchase payments
------------------------------------------------------------------------------------------------------------------------------------
Mortality and Expense
Risk Charge                                       1.10%                   1.40%                   1.40%                 1.50%
(Base Contract)
------------------------------------------------------------------------------------------------------------------------------------
Withdrawal Charge                           7/ 7/ 6/ 5/ 4/ 3/ 2    8.5/ 8.5/ 8.5/ 7.5/
(% of purchase payment)                                             6.5/ 5.5/ 4/2.5           7/ 6/ 5/ 4/ 3            7/ 6/ 5

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Confinement,
Withdrawal Charge                         Confinement, Terminal   Confinement, Terminal   Confinement, Terminal  Terminal
Waivers                                   Illness, Unemployment   Illness, Unemployment   Illness, Unemployment  Illness,
                                                                                                                 Unemployment
------------------------------------------------------------------------------------------------------------------------------------
                FEATURE
---------------------------------------------------------
                                           NO WITHDRAWAL
                                           CHARGE OPTION
---------------------------------------------------------
Credit Enhancement                             None
---------------------------------------------------------
Mortality and Expense                          1.60%
Risk Charge
(Base Contract)
---------------------------------------------------------
Withdrawal Charge                              None
(% of purchase payment)
---------------------------------------------------------
Withdrawal Charge                               N/A
Waivers
---------------------------------------------------------

--------------------------------------------------------------------------------

The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The following tables summarize the availability of the Fixed Account Options in general. Please check with your representative for specific details for your state.

                                     DCA FIXED ACCOUNT OPTION
-----------------------------------------------------------------------------------------------------
                     Advisor     Advisor Plus                    Advisor Preferred
                                                -----------------------------------------------------
                                                     5-YEAR             3-YEAR         NO WITHDRAWAL
                                                WITHDRAWAL CHARGE  WITHDRAWAL CHARGE   CHARGE OPTION
                                                     OPTION             OPTION
----------------------------------------------------------------------------------------------------
TRANSFER PERIODS  3 to  6-month  3 to  6-month    3 to  6-month      3 to  6-month          N/A

-----------------------------------------------------------------------------------------------------
                  7 to 12-month  7 to 12-month   7 to  12-month      7 to 12-month          N/A
                  -----------------------------------------------------------------------------------



               STANDARD FIXED ACCOUNT OPTION (SOME OPTIONS NOT AVAILABLE IN ALL STATES)
--------------------------------------------------------------------------------------------------------
                     Advisor     AdvisorPlus                      Advisor Preferred
                                               ---------------------------------------------------------
                                                    5-YEAR             3-YEAR                NO
                                               WITHDRAWAL CHARGE  WITHDRAWAL CHARGE   WITHDRAWAL CHARGE
                   ----------------------------     OPTION             OPTION              OPTION
                                               ---------------------------------------------------------

GUARANTEE PERIODS     1-year         N/A              N/A                N/A                 N/A

                   -------------------------------------------------------------------------------------
                     3-year*         N/A              N/A                N/A                 N/A
                   -------------------------------------------------------------------------------------
                     5-year*         N/A              N/A                N/A                 N/A
                   -------------------------------------------------------------------------------------
                     7-year*         N/A              N/A                N/A                 N/A
                   -------------------------------------------------------------------------------------



* Available only in states in which the MVA Fixed Account Option is not offered.


                                 68  PROSPECTUS

                       MVA FIXED ACCOUNT OPTION (NOT AVAILABLE IN ALL STATES)**
--------------------------------------------------------------------------------------------------------
                     Advisor     Advisor Plus                     Advisor Preferred
                                               ---------------------------------------------------------
                                                    5-YEAR             3-YEAR                NO
                                               WITHDRAWAL CHARGE  WITHDRAWAL CHARGE   WITHDRAWAL CHARGE
                   ----------------------------     OPTION             OPTION              OPTION
                                               ---------------------------------------------------------
GUARANTEE PERIODS     3-year        3-year          3-year             3-year              3-year

                   -------------------------------------------------------------------------------------
                      5-year        5-year          5-year             5-year              5-year
                   -------------------------------------------------------------------------------------
                      7-year        7-year          7-year             7-year              7-year
                   -------------------------------------------------------------------------------------
                     10-year       10-year          10-year            10-year             10-year
                   -------------------------------------------------------------------------------------


** Not available in states in which the 3-, 5-, or 7-year Standard Fixed Account
   Options are offered.


                                 69  PROSPECTUS

APPENDIX B - MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

 I            =    the Treasury Rate for a maturity equal to the term length of the
                   Guarantee Period Account for the week preceding the establishment of the Market Value Adjusted Fixed Guarantee Period Account;
J             =    the Treasury Rate for a maturity equal to the term length of the
                   Market Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the
                   Market Value Adjusted Fixed Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be ("Market Value Adjustment Date").
N             =    the number of whole and partial years from the Market Value
                   Adjustment Date to the expiration of the term length of the Market
                   Value Adjusted Fixed Guarantee Period Account.


Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15. If such yields cease to be available in Federal Reserve Bulletin Release H.15, then we will use an alternate source for such information in our discretion.

The Market Value Adjustment factor is determined from the following formula:

                            .9 X [I-(J + .0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30 day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

                     EXAMPLES OF MARKET VALUE ADJUSTMENT
                   $10,000 allocated to a Market Value Adjusted Fixed Guarantee
Purchase Payment:  Period Account
Guarantee Period:  5 years
Interest Rate:     4.50%
Full Withdrawal:   End of Contract Year 3
Contract:          Allstate Advisor*



                EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1: Calculate Contract Value at  = $10,000.00 X (1.045) /3/ = $11,411.66
 End of Contract Year 3:
Step 2: Calculate the Free           = .15 X $10,000 = $1500
 Withdrawal Amount:
Step 3: Calculate the Withdrawal     = .06 X ($10,000 - $1,500) = $510
 Charge:
Step 4: Calculate the Market Value   I   =   4.50%
 Adjustment:                         J   =   4.20%
                                              730 DAYS
                                     N  =   --------   =   2
                                              365 DAYS
                                     Market Value Adjustment Factor: .9 X [I -
                                     (J + .0025)] X N
                                     = .9 X [.045 - (.042 + .0025)] X 2 = .0009
                                     Market Value Adjustment = Market Value
                                     Adjustment Factor X Amount
                                     Subject To Market Value Adjustment:
                                     = .0009 X $11,411.66  = $10.27
Step 5: Calculate the amount          = $11,411.66 - $510 + $10.27 = $10,911.93
 received by Contract owner as a
 result of full withdrawal at the
 end of Contract Year 3:


                                 70  PROSPECTUS

                                         EXAMPLE 2: (ASSUMES RISING INTEREST RATES)
Step 1: Calculate Contract Value at End of Contract Year 3:        = $10,000.00 X (1.045) /3/ = $11,411.66
Step 2: Calculate The Free Withdrawal Amount:                     = .15 X $10,000 =  $1,500
Step 3: Calculate the Withdrawal Charge:                          = 0.6 X ($10,000 - $1,500) = $510
Step 4: Calculate the Market Value Adjustment:                    I   =   4.50%
                                                                  J   =   4.80%
                                                                           730 DAYS
                                                                  N  =    -----------   =   2
                                                                            365 DAYS
                                                                  Market Value Adjustment Factor: .9 X [I - (J + .0025)] X N
                                                                  = .9 X [(.045 - (.048 + .0025)] X (2) = -.0099
                                                                  Market Value Adjustment = Market Value Adjustment Factor X
                                                                  Amount Subject To Market Value Adjustment:
                                                                  = -.0099 X $11,411.66 = -($112.98)
Step    5: Calculate the amount received by Contract owner as a   = $11,411.66 - $510 -  $112.98 = $10,788.68
 result of full withdrawal at the end of Contract Year 3:



   *These examples assume the election of the ALLSTATE ADVISOR CONTRACT for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under ALLSTATE ADVISOR PLUS and ALLSTATE ADVISOR PREFERRED CONTRACTS, which have different expenses and withdrawal charges.




                                 71  PROSPECTUS

APPENDIX C
EXAMPLE OF CALCULATION OF INCOME PROTECTION BENEFIT
--------------------------------------------------------------------------------

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.

To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:


Adjusted age of Annuitant on the Payout Start                   65
Date:
-------------------------------------------------------------------------------
Sex of Annuitant:                                              male
-------------------------------------------------------------------------------
Income Plan selected:                                            1
-------------------------------------------------------------------------------
Payment frequency:                                            monthly
-------------------------------------------------------------------------------
Amount applied to variable income payments under            $100,000.00
the Income Plan:
-------------------------------------------------------------------------------





The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:                                 3%
-------------------------------------------------------------------------------
Guaranteed minimum variable income   85% of the initial variable amount income
payment:                                               value
-------------------------------------------------------------------------------


STEP 1 -  CALCULATION OF THE INITIAL VARIABLE AMOUNT INCOME VALUE:

Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 X $5.49/1000 = $549.00.

STEP 2 - CALCULATION OF THE AMOUNT GUARANTEED UNDER THE INCOME PROTECTION BENEFIT OPTION:

guaranteed minimum variable income payment = 85% X initial variable amount income value = 85% X $549.00 = $466.65.

STEP 3 - ILLUSTRATION OF THE EFFECT OF THE MINIMUM PAYMENT GUARANTEE UNDER THE INCOME PROTECTION BENEFIT OPTION:

If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.




                                 72  PROSPECTUS

APPENDIX D
WITHDRAWAL ADJUSTMENT EXAMPLE - INCOME BENEFITS*
--------------------------------------------------------------------------------

Issue Date: January 1, 2003

Initial Purchase Payment: $50,000 (For Allstate Advisor Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))


                                                                               Income Benefit Amount

                                                                                         5%
                                                                                  Roll-Up Value**
                                                                                ----------------------
                               Beginning  Transactio   Contract      Maximum
               Type of         Contract       n       Value After  Anniversary  Advisor and
 Date         Occurrence         Value      Amount    Occurrence      Value      Preferred     Plus
------------------------------------------------------------------------------------------------------
1/1/04                          $55,000          _      $55,000      $55,000      $52,500     $54,600
         Contract Anniversary
------------------------------------------------------------------------------------------------------
7/1/04    Partial Withdrawal    $60,000    $15,000      $45,000      $41,250      $40,176     $41,859
------------------------------------------------------------------------------------------------------



The following shows how we compute the adjusted income benefits in the example above. Please note that the withdrawal adjustment reduces the Maximum Anniversary Value by the same proportion as the withdrawal reduces the Contract Value. The withdrawal adjustment reduces the 5% Roll-Up Value part dollar-for-dollar and part proportionally.

                                                                Advisor and Preferred     Plus
-------------------------------------------------------------------------------------------------

MAXIMUM ANNIVERSARY VALUE INCOME BENEFIT
-------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                         (a)                  $15,000           $15,000
-------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to               (b)                  $60,000           $60,000
Partial Withdrawal
-------------------------------------------------------------------------------------------------
Value of Income Benefit Amount                    (c)                  $55,000           $55,000
Immediately Prior to Partial Withdrawal
-------------------------------------------------------------------------------------------------
Withdrawal Adjustment                        [(a)/(b)]*(c)             $13,750           $13,750
-------------------------------------------------------------------------------------------------
Adjusted Income Benefit                                                $41,250           $41,250
-------------------------------------------------------------------------------------------------

5 % ROLL-UP VALUE INCOME BENEFIT**
-------------------------------------------------------------------------------------------------
Total Partial Withdrawal Amount                   (a)                  $15,000           $15,000
-------------------------------------------------------------------------------------------------
STEP I - DOLLAR FOR DOLLAR PORTION

-------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to               (b)                  $60,000           $60,000
Partial Withdrawal
-------------------------------------------------------------------------------------------------
Value of Income Benefit Amount
Immediately Prior to Partial Withdrawal
(assumes 181 days worth of interest on            (c)                  $53,786           $55,937
$52,500 and $54,600, respectively)
-------------------------------------------------------------------------------------------------
Partial Withdrawal Amount (Corridor = 5%          (d)                  $ 2,625           $ 2,730
of Roll-Up Value on 1/1/04)
-------------------------------------------------------------------------------------------------
Dollar for Dollar Withdrawal Adjustment
(discounted for a half year's worth of    (e)=(d) * 1.05^ -0.5         $ 2,562           $ 2,664
interest)
-------------------------------------------------------------------------------------------------
Contract Value After Step 1                  (b')=(b) - (d)            $57,375           $57,270
-------------------------------------------------------------------------------------------------
Adjusted Income Benefit After Step 1         (c')=(c) - (e)            $51,224           $53,273
-------------------------------------------------------------------------------------------------
STEP 2 - PROPORTIONAL PORTION
-------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                    (a')=(a) - (d)            $12,375           $12,270
-------------------------------------------------------------------------------------------------
Proportional Adjustment                      (a')/(b')*(c')            $11,048           $11,414
-------------------------------------------------------------------------------------------------
Contract Value After Step 2                   (b') - (a')              $45,000           $45,000
-------------------------------------------------------------------------------------------------
Adjusted Income Benefit After Step 2                                   $40,176           $41,859
-------------------------------------------------------------------------------------------------



 * For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual income benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the ALLSTATE ADVISOR PLUS CONTRACT. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

**In certain states, the Roll-Up Value Income Benefit accumulates interest on a daily basis at a rate equivalent to 3% per year rather than 5%. If calculations assumed an interest rate of 3% per year, the adjusted income benefit would be lower.

                                 73  PROSPECTUS

APPENDIX E
WITHDRAWAL ADJUSTMENT EXAMPLE - DEATH BENEFITS*
--------------------------------------------------------------------------------

Issue Date: January 1, 2004

Initial Purchase Payment: $50,000 (For ALLSTATE ADVISOR PLUS CONTRACTS, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))


                                                                            Death Benefit Amount

                                                                   -------Purchase----------------------------Enhanced--------
                                                                       Payment Value                    Beneficiary Value**

                               Beginning  Transactio   Contract    ------------------------  Maximum    ----------------------
               Type of         Contract       n       Value After  Advisor and             Anniversary  Advisor and
 Date         Occurrence         Value      Amount    Occurrence    Preferred      Plus       Value      Preferred     Plus

------------------------------------------------------------------------------------------------------------------------------
1/1/05   Contract Anniversary   $55,000          _      $55,000      $50,000     $52,000     $55,000      $52,500     $54,600
------------------------------------------------------------------------------------------------------------------------------
7/1/05    Partial Withdrawal    $60,000    $15,000      $45,000      $37,500     $39,000     $41,250      $40,339     $41,953
------------------------------------------------------------------------------------------------------------------------------



The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.

                                                                          Advisor and
                                                                           Preferred     Plus
------------------------------------------------------------------------------------------------
PURCHASE PAYMENT VALUE DEATH BENEFIT
------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)           $15,000     $15,000
------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)           $60,000     $60,000
------------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to            (c)           $50,000     $52,000
Partial Withdrawal
------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)
------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                      $37,500     $39,000
------------------------------------------------------------------------------------------------

MAV DEATH BENEFIT
------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)           $15,000     $15,000
------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)           $60,000     $60,000
------------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to            (c)           $55,000     $55,000
Partial Withdrawal
------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)      $13,750     $13,750
------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                      $41,250     $41,250
------------------------------------------------------------------------------------------------

ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE)
BENEFIT**
------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)           $15,000     $15,000
------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)           $60,000     $60,000
------------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to
Partial Withdrawal (assumes 181 days worth of interest        (c)           $53,786     $55,937
on $52,500 and $54,600, respectively)
------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)      $13,446     $13,984
------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                      $40,339     $41,953
------------------------------------------------------------------------------------------------



 * For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the ALLSTATE ADVISOR PLUS CONTRACT. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

**Calculations for the Enhanced Beneficiary Protection (Annual Increase) Benefit assume that interest accumulates on a daily basis at a rate equivalent to 5% per year. In certain states, the Benefit provides for interest that accumulates at a rate of 3% per year. If calculations assumed an interest rate of 3% per year, the adjusted death benefit would be lower.


                                 74  PROSPECTUS

APPENDIX F
CALCULATION OF EARNINGS PROTECTION DEATH BENEFIT*
--------------------------------------------------------------------------------

The following are examples of the Earnings Protection Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.

EXAMPLE 1: ELECTED WHEN CONTRACT WAS ISSUED WITHOUT ANY SUBSEQUENT ADDITIONS OR WITHDRAWALS

In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Earnings Protection Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Allstate Life receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.


Excess of Earnings Withdrawals                    =    $0
Purchase Payments in the 12 months prior to       =    $0
 death
In-Force Premium                                  =    $100,000
                                                       ($100,000 + $0 - $0)
In-Force Earnings                                 =    $25,000
                                                       ($125,000 - $100,000)
EARNINGS PROTECTION DEATH BENEFIT**               =    40 % * $25,000 = $10,000





Since In-Force Earnings are less than 250% of the In-Force Premium (excluding purchase payments and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the ALLSTATE ADVISOR PLUS CONTRACT.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($6,250.00).




EXAMPLE 2: ELECTED WHEN CONTRACT WAS ISSUED WITH SUBSEQUENT WITHDRAWALS

In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Allstate Life receives a Complete Request for Settlement will be assumed to be $114,000.

Excess of Earnings Withdrawals                        =    $5,000
                                                           ($10,000-$5,000)
Purchase Payments in the 12 months prior to death     =    $0
In-Force Premium                                      =    $95,000
                                                           ($100,000+$0-$5,000)
In-Force Earnings                                     =    $19,000
                                                           ($114,000-$95,000)
EARNINGS PROTECTION DEATH BENEFIT**                   =    40%*$19,000=$7,600


Since In-Force Earnings are less than 250% of the In-Force Premium (excluding purchase payments and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts


                                 75  PROSPECTUS
will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the ALLSTATE ADVISOR PLUS CONTRACT.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($4,750.00).




EXAMPLE 3: ELECTED AFTER CONTRACT WAS ISSUED WITH SUBSEQUENT ADDITIONS AND WITHDRAWALS

This example is intended to illustrate the effect of adding the Earnings Protection Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Earnings Protection Death Benefit Option. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Allstate Life receives a Complete Request for Settlement.

Excess of Earnings Withdrawals                                                =    $30,000
                                                                                   ($50,000-$20,000)
Purchase Payments in the 12 months prior to death                             =    $0
In-Force Premium                                                              =    $120,000
                                                                                    ($110,000+$40,000-$30,000)
In-Force Earnings                                                             =    $20,000
                                                                                   ($140,000-$120,000)
EARNINGS PROTECTION DEATH BENEFIT**                                           =    25%*$20,000=$5,000


In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.

Since In-Force Earnings are less than 200% of the In-Force Premium (excluding purchase payments and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS in the 12 months prior to death ), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the ALLSTATE ADVISOR PLUS CONTRACT.

**If the oldest Contract Owner or Annuitant had been age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 50% of the In-Force Earnings ($8,000.00) and Credit Enhancement for ALLSTATE ADVISOR PLUS CONTRACT.




EXAMPLE 4: SPOUSAL CONTINUATION

This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Earnings Protection Death Benefit Option. In this example, assume that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Earnings Protection Death Benefit Option and MAV Death Benefit Option) with a $100,000 purchase payment. Five years later the Contract Owner dies


                                 76  PROSPECTUS
and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

Excess of Earnings Withdrawals                                                 =    $0
Purchase Payments in the 12 months prior to death                              =    $0
In-Force Premium                                                               =    $100,000
                                                                                    ($100,000+$0-$0)
In-Force Earnings                                                              =    $50,000
                                                                                    ($150,000-$100,000)
EARNINGS PROTECTION DEATH BENEFIT**                                            =    40%*$50,000=$20,000

Contract Value                                                                 =    $150,000
Death Benefit                                                                  =    $160,000
Earnings Protection Death Benefit                                              =    $20,000
Continuing Contract Value                                                      =    $180,000
                                                                                    ($160,000+$20,000)


Since In-Force Earnings are less than 250% of the In-Force Premium (excluding purchase payments and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Earnings Protection Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is continued. If this selection is made, the Earnings Protection Death Benefit will be equal to the lesser of 25% of the In-Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Earnings Protection Death Benefit Option at the time of continuation.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the ALLSTATE ADVISOR PLUS CONTRACT.

**If the oldest Contract Owner or Annuitant had been over age 70 , and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($12,500.00).


                                 77  PROSPECTUS

APPENDIX G - WITHDRAWAL ADJUSTMENT EXAMPLE - TRUERETURN ACCUMULATION BENEFIT*
--------------------------------------------------------------------------------

Issue Date: January 2, 2004

Initial Purchase Payment: $50,000 (For ALLSTATE ADVISOR PLUS CONTRACTS, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))

Initial Benefit Base: $50,000 for ALLSTATE ADVISOR AND ALLSTATE ADVISOR PREFERRED CONTRACTS, $52,000 for ALLSTATE ADVISOR PLUS CONTRACTS (assuming issue age 85 or younger)


                                                                        Benefit Base

                                                                     ------Purchase--------
                                                                        Payment Value

                                 Beginning  Transactio   Contract    ----------------------
                Type of          Contract       n       Value After  Advisor and
 Date          Occurrence          Value      Amount    Occurrence    Preferred     Plus

-------------------------------------------------------------------------------------------
1/2/05    Contract Anniversary    $55,000          _      $55,000      $50,000     $52,000
-------------------------------------------------------------------------------------------
7/2/05     Partial Withdrawal     $60,000    $15,000      $45,000      $37,500     $39,000
-------------------------------------------------------------------------------------------



The following shows how we compute the adjusted Benefit Bases in the example above. Please note that the withdrawal reduces the Benefit Base by the same proportion as the withdrawal reduces the Contract Value.

                                                                          Advisor and
                                                                           Preferred     Plus
------------------------------------------------------------------------------------------------
BENEFIT BASE
------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)           $15,000     $15,000
------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)           $60,000     $60,000
------------------------------------------------------------------------------------------------
Value of Benefit Base Immediately Prior to Partial            (c)           $50,000     $52,000
Withdrawal
------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)      $12,500     $13,000
------------------------------------------------------------------------------------------------
Adjusted Benefit Base                                                       $37,500     $39,000
------------------------------------------------------------------------------------------------



 * For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges for all Contracts. Actual Contract Values will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the ALLSTATE ADVISOR PLUS CONTRACT. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.




                                 78  PROSPECTUS

APPENDIX H- ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------

Appendix H presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable Sub-Account since the Variable Sub-Accounts were first offered under the Contracts. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations for each Contract. Please contract us at 1-800-203-0068 to obtain a copy of the Statement of Additional Information.




ALLSTATE ADVISOR CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,
-------------------------------------------------------------------------------
SUB-ACCOUNTS                                                   2002       2003
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.860
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.860   $ 13.475
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   4,339    576,019
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.545
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.545   $ 15.641
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     882     21,349
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.235
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.235   $ 14.653
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,864    211,298
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.333
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.333   $ 12.765
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   6,303    442,689
-------------------------------------------------------------------------------
LSA Aggressive Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.541
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.541   $ 13.061
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     67,960
-------------------------------------------------------------------------------
LSA Equity Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.022
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.022   $ 12.215
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      58     40,825
-------------------------------------------------------------------------------
LSA Mid Cap Value (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.035
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.035   $ 15.226
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,117     76,856
-------------------------------------------------------------------------------

                                 79  PROSPECTUS


Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.069
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.069   $ 12.468
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,697    147,767
-------------------------------------------------------------------------------
Oppenheimer Balanced (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.706
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.706   $ 13.176
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,115    259,159
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.323
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --    250,178
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.157
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.157   $ 14.323
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      45    200,904
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.670
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.670   $ 13.039
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,293    199,763
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.186
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.186   $ 12.713
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   4,827    432,829
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.363
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.363   $ 14.755
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     944    156,683
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.560
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.560   $ 12.213
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  10,218    432,449
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.397
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.397   $ 12.510
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      46     27,406
-------------------------------------------------------------------------------
Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.807
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.807   $ 13.589
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  10,128    581,918
-------------------------------------------------------------------------------
Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.732
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.732   $ 11.373
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   4,020     87,288
-------------------------------------------------------------------------------
Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.750
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.750   $ 13.428
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,077    238,535
-------------------------------------------------------------------------------
Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.194
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.194   $ 10.507
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  10,364    486,154
-------------------------------------------------------------------------------
Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.613
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.613   $ 13.465
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   3,753    172,681
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.416
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.416   $ 13.072
-------------------------------------------------------------------------------

                                 80  PROSPECTUS



 Number of Units Outstanding, End of Period                   3,968     94,549
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.993
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.993   $  9.914
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,773    239,378
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.388
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.388   $ 13.580
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,917    115,558
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.214
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.214   $ 14.664
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     114     77,578
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.651
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.651   $ 13.177
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       5     56,293
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.524
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.524   $ 12.158
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   6,824    384,959
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.480
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.480   $ 14.145
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     377     50,148
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.381
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.381   $ 13.646
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,612     97,780
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.118
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.118   $ 12.475
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   8,458    496,984
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.243
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.243   $ 16.979
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     112     43,987
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.484
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.484   $ 13.683
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,995    141,338
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.730
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.730   $ 12.969
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,065     27,419
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.418
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.418   $ 11.811
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      62    128,295
-------------------------------------------------------------------------------

                                 81  PROSPECTUS


Van Kampen LIT Growth & Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.662
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.662   $ 13.437
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   3,897    400,708
-------------------------------------------------------------------------------
Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.264
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.264   $ 11.958
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      57          0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.069
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.069   $ 13.960
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      33     23,912
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.710
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.710   $ 14.601
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   4,083    143,509
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 13.621
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --     49,008
-------------------------------------------------------------------------------



* The Allstate Advisor Contracts were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the Oppenheimer Capital Appreciation and Van Kampen UIF Small Company Growth Variable Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Variable Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock, Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth (Classes I & II), and Van Kampen UIF U.S. Mid Cap Value (Classes I & II) Variable Sub-Accounts, which were first offered under the Contracts on May 1, 2004. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on December 31, 2003 and May 1, 2004 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.10% and an administrative expense charge of 0.19%.


                                 82  PROSPECTUS

(1) Effective May 1, 2003, the FTVIP Franklin Small Cap and FTVIP Templeton Global Income Securities Variable Sub-Accounts closed to new investments.

(2) Effective April 30, 2004, the LSA Aggressive Growth Fund, the LSA Equity Growth Fund, and the LSA Mid Cap Value Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio (Class II), the Van Kampen UIF Equity Growth Portfolio (Class I), and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
I), respectively. Accordingly, for administrative convenience, we have combined the corresponding Variable Sub-Accounts that invest in those Portfolios.

(3) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Portfolio, Class II was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Variable Sub-Account.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class II) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
II) are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class I) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class I).




                                 83  PROSPECTUS

ALLSTATE ADVISOR CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, BOTH ADDED ON OR AFTER MAY 1, 2003, AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,

                                                                ---------------
SUB-ACCOUNTS                                                    2002      2003
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.698
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.341
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     3,763
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.821
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $15.485
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.039
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --    14.507
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     7,052
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.599
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.638
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --    12,747
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.674
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $16.810
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.377
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.547
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       285
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.583
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.839
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
LSA Aggressive Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.039
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.932
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,233
-------------------------------------------------------------------------------

                                 84  PROSPECTUS


LSA Equity Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.450
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.093
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       250
-------------------------------------------------------------------------------
LSA Mid Cap Value (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.501
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $15.076
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       397
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.337
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.344
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       678
-------------------------------------------------------------------------------
Oppenheimer Balanced (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.104
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.045
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       973
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.248
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        33
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.079
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.181
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       237
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.727
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.909
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,353
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.460
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.586
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     2,396
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.710
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.608
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     2,493
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.243
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.091
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     4,270
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.748
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.385
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.989
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.454
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,648
-------------------------------------------------------------------------------
Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.230
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.260
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.861
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.294
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,125
-------------------------------------------------------------------------------

                                 85  PROSPECTUS


Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.352
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.403
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     2,859
-------------------------------------------------------------------------------
Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.571
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.331
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     3,933
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.688
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.942
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       417
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $ 9.933
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $ 9.815
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       158
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.975
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.445
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       196
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.317
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.518
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       107
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.837
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.046
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       124
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.678
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.037
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     4,283
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.642
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.004
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       118
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.794
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.510
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       434
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.574
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.351
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     5,778
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $ 9.925
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.693
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,278
-------------------------------------------------------------------------------
Van Kampen LIT Growth & Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.775
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.303
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,395
-------------------------------------------------------------------------------
Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.869
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $12.285
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.821
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------

                                 86  PROSPECTUS



Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Value (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Value (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.376
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.455
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,499
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.538
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,345
-------------------------------------------------------------------------------




* The Allstate Advisor Contracts were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Contracts with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Variable Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock, Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth, and Van Kampen UIF U.S. Mid Cap Value Variable Sub-Accounts, which were first offered under the Contracts on May 1, 2004. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on December 31, 2003 and May 1, 2004 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.00% and an administrative expense charge of 0.19%.


                                 87  PROSPECTUS

(1) Effective May 1, 2003, the FTVIP Franklin Small Cap and FTVIP Templeton Global Income Securities Variable Sub-Accounts closed to new investments.

(2) Effective April 30, 2004, the LSA Aggressive Growth Fund, the LSA Equity Growth Fund, and the LSA Mid Cap Value Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio (Class II), the Van Kampen UIF Equity Growth Portfolio (Class I), and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
I), respectively. Accordingly, for administrative convenience, we have combined the corresponding Variable Sub-Accounts that invest in those Portfolios.

(3) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Portfolio, Class II was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Variable Sub-Account.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class II) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
II) are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class I) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class I).


                                 88  PROSPECTUS

ALLSTATE ADVISOR PLUS CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,

                                                            -------------------
SUB-ACCOUNTS                                                   2002       2003
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.853
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.853   $ 13.425
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     903    204,532
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.538
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.538   $ 15.583
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     290    12.,058
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.228
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.228   $ 14.599
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,221    109,873
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.327
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.327   $ 12.718
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   4,512    203,839
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.236
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.236   $ 16.917
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     101     58,107
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.477
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.477   $ 13.633
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,484     79,873
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.723
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.723   $ 12.921
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      3,305
-------------------------------------------------------------------------------
LSA Aggressive Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.534
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.534   $ 13.013
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,231     40,354
-------------------------------------------------------------------------------
LSA Equity Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.015
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.015   $ 12.170
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     18,012
-------------------------------------------------------------------------------

                                 89  PROSPECTUS


LSA Mid Cap Value (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.028
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.028   $ 15.170
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       6     89.538
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.063
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.063   $ 12.422
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       6     43,239
-------------------------------------------------------------------------------
Oppenheimer Balanced (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.699
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.699   $ 13.128
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     381    118,638
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.298
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --    127,891
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.150
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.150   $ 14.270
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,468     71,158
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.663
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.663   $ 12.991
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,578    158,346
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.179
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.179   $ 12.666
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     776    331,015
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.356
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.356   $ 14.701
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,102     95,842
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.553
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.553   $ 12.168
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,732    218,046
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.390
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.390   $ 12.464
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       4     31,401
-------------------------------------------------------------------------------
Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.800
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.800   $ 13.539
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   3,560    241,997
-------------------------------------------------------------------------------
Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.726
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.726   $ 11.331
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,736     43,250
-------------------------------------------------------------------------------
Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.743
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.743   $ 13.378
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     475    120,256
-------------------------------------------------------------------------------
Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.187
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.187   $ 10.469
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,609    263,037
-------------------------------------------------------------------------------

                                 90  PROSPECTUS



Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.606
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.606   $ 13.416
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     683     57,398
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.409
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.409   $ 13.024
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     302     46,132
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.987
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.987   $  9.878
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,174    199,617
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.381
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.381   $ 13.530
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     57,917
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.206
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.206     14.610
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,048     58,917
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.644
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.644   $ 13.128
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      66     38,525
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.517
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.517   $ 12.113
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   4,392    147,503
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.472
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.472   $ 14.093
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     14.092
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.374
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.374   $ 13.596
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      66     32,814
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.111
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.111   $ 12.429
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,714    204,603
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.412
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.412   $ 11.767
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     226     49,664
-------------------------------------------------------------------------------
Van Kampen LIT Growth & Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.655
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.655   $ 13.388
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   3,194    152,359
-------------------------------------------------------------------------------

                                 91  PROSPECTUS


Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.257
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.257   $ 11.920
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0          0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.062
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.062   $ 13.908
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     21,280
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate - Class II
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.703
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.703   $ 14.547
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,077     58,906
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 13.593
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --     20,071
-------------------------------------------------------------------------------




* The Allstate Advisor Plus Contracts were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the Oppenheimer Capital Appreciation and Van Kampen UIF Small Company Growth Variable Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Variable Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock, Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth, and Van Kampen UIF U.S. Mid Cap Value Variable Sub-Accounts, which were first offered under the Contracts on May 1, 2004. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on December 31, 2003 and May 1, 2004 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.40% and an administrative expense charge of 0.19%.

(1) Effective May 1, 2003, the FTVIP Franklin Small Cap and FTVIP Templeton Global Income Securities Variable Sub-Accounts closed to new investments.

(2) Effective April 30, 2004, the LSA Aggressive Growth Fund, the LSA Equity Growth Fund, and the LSA Mid Cap Value Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio (Class II), the Van Kampen UIF Equity Growth Portfolio (Class I), and the Van Kampen UIF


                                 92  PROSPECTUS

U.S. Mid Cap Value Portfolio (Class I), respectively. Accordingly, for administrative convenience, we have combined the corresponding Variable Sub-Accounts that invest in those Portfolios.

(3) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Portfolio, Class II was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Variable Sub-Account.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class II) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
II) are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class I) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class I).




                                 93  PROSPECTUS

ALLSTATE ADVISOR PLUS CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, BOTH ADDED ON OR AFTER MAY 1, 2003, AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,
-------------------------------------------------------------------------------
SUB-ACCOUNTS                                                    2002      2003
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.680
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.292
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       794
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.801
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $15.428
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.021
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.453
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     5,633
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.581
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.591
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.655
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $16.748
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.359
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.497
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       785
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.563
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.792
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
LSA Aggressive Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.022
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.884
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       784
-------------------------------------------------------------------------------
LSA Equity Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.432
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.048
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,674
-------------------------------------------------------------------------------

                                 94  PROSPECTUS


LSA Mid Cap Value (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.482
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $15.019
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       694
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.319
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.298
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     4,939
-------------------------------------------------------------------------------
Oppenheimer Balanced (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.085
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.997
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Periodclosed                     --   $12.222
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.062
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.128
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.708
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.861
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     3,096
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.442
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.540
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     2,031
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.692
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.554
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       715
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.224
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.046
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     4,565
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.730
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.339
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.971
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.404
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       263
-------------------------------------------------------------------------------
Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.213
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.218
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       116
-------------------------------------------------------------------------------
Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.841
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.245
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.335
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.364
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,290
-------------------------------------------------------------------------------

                                 95  PROSPECTUS


Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.554
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.282
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --    15,292
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.670
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12,894
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $ 9.917
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $ 9.779
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,411
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.957
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.395
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.298
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.464
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --    12,046
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.819
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.997
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.660
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.992
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,563
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.455
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.971
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.776
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.460
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.557
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.305
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       813
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $ 9.909
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.650
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --    14,005
-------------------------------------------------------------------------------
Van Kampen LIT Growth & Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.757
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.254
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     2,676
-------------------------------------------------------------------------------

                                 96  PROSPECTUS


Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.850
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $12.265
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.770
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.357
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.402
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     2,467
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.510
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------




* The Allstate Advisor Preferred Contracts with No Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Preferred Contracts with No Withdrawal Charge Option and with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Variable Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock,Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth, and Van Kampen UIF U.S. Mid Cap Value Variable Sub-Accounts, which were first offered under the Contracts on May 1, 2004. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on December 31, 2003 and May 1, 2004 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.50% and an administrative expense charge of 0.19%.

(1) Effective May 1, 2003, the FTVIP Franklin Small Cap and FTVIP Templeton Global Income Securities Variable Sub-Accounts closed to new investments.

(2) Effective April 30, 2004, the LSA Aggressive Growth Fund, the LSA Equity Growth Fund, and the LSA Mid Cap Value Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio (Class II), the Van Kampen UIF Equity Growth Portfolio (Class I), and the Van Kampen UIF U.S.

                                97  PROSPECTUS

Mid Cap Value Portfolio (Class I), respectively. Accordingly, for administrative convenience, we have combined the corresponding Variable Sub-Accounts that invest in those Portfolios.

(3) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Portfolio, Class II was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Variable Sub-Account.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class II) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
II) are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class I) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class I).






                                 98  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 5 YEAR WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,
                                                             ------------------
SUB-ACCOUNTS                                                    2002      2003
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.853
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.853   $13.425
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    1,895    31,028
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.538
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.538   $15.583
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     2,120
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.228
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.228   $14.599
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0    17,710
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.327
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.327   $12.718
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0    51,247
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.236
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.236   $16.917
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     4,338
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.477
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.477   $13.633
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0    10,738
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.723
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.723   $12.920
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    1,921     1,995
-------------------------------------------------------------------------------
LSA Aggressive Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $ 9.534
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $ 9.534   $13.013
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     4,395
-------------------------------------------------------------------------------
LSA Equity Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.015
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.015   $12.170
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     1,021
-------------------------------------------------------------------------------

                                99  PROSPECTUS


LSA Mid Cap Value (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.028
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.028   $15.170
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    1,868     8,906
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.063
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.063   $12.422
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     8,483
-------------------------------------------------------------------------------
Oppenheimer Balanced (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.699
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.699   $13.128
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0    14,806
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.298
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --    16,293
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.150
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.150   $14.270
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     4,146
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.663
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.663   $12.991
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0    11.846
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.179
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.179   $12.666
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    1,945    26,782
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.356
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.356   $14.701
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0    14,941
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.553
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.553   $12.168
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    1,928    41,097
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.390
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.390   $12.464
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     8,988
-------------------------------------------------------------------------------
Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.800
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.800   $14.093
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     2,112
-------------------------------------------------------------------------------
Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $ 9.726
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $ 9.726   $11.331
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0       978
-------------------------------------------------------------------------------
Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.743
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.743   $13.378
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0    20,709
-------------------------------------------------------------------------------
Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.187
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.187   $10.469
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0    33,742
-------------------------------------------------------------------------------

                                100  PROSPECTUS



Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.606
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.606   $13.416
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0    16,560
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.409
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.409   $13.024
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     4,222
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $ 9.987
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $ 9.987   $ 9.878
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     3,503
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.381
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.381   $13.530
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     4,646
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.206
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.206   $14.610
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     3,413
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.644
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.644   $13.128
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     2,239
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.517
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.517   $12.113
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0    24,540
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.472
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.472   $14.093
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     2,112
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.374
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.374   $13.596
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     9,417
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.111
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.111   $12.429
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0    44,440
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $ 9.412
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $ 9.412   $11.767
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     4,800
-------------------------------------------------------------------------------
Van Kampen LIT Growth & Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.655
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.655   $13.388
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0    16,041
-------------------------------------------------------------------------------

                                101  PROSPECTUS


Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.257
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.257   $11.920
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.062
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.062   $13.908
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     2,511
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.703
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.703   $14.547
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0    10,341
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.593
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,742
-------------------------------------------------------------------------------


* The Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the Oppenheimer Capital Appreciation and Van Kampen UIF Small Company Growth Variable Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Variable Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock, Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth, and Van Kampen UIF U.S. Mid Cap Value Variable Sub-Accounts, which were first offered under the Contracts on May 1, 2004. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on December 31, 2003 and May 1, 2004 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.40% and an administrative expense charge of 0.19%.

(1) Effective May 1, 2003, the FTVIP Franklin Small Cap and FTVIP Templeton Global Income Securities Variable Sub-Accounts closed to new investments.

(2) Effective April 30, 2004, the LSA Aggressive Growth Fund, the LSA Equity Growth Fund, and the LSA Mid Cap Value Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio (Class II), the Van Kampen UIF Equity Growth Portfolio (Class I), and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
I), respectively. Accordingly, for administrative convenience, we have combined the corresponding Variable Sub-Accounts that invest in those Portfolios.


                                102  PROSPECTUS

(3) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Portfolio, Class II was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Variable Sub-Account.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class II) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
II) are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class I) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class I).




                                103  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 5 YEAR WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, BOTH ADDED ON OR AFTER MAY 1, 2003, AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,

                                                               ----------------
SUB-ACCOUNTS                                                   2002       2003
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.680
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 13.292
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 11.801
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 15.428
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 11.021
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 14.453
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 11.655
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 16.748
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.359
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 13.497
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 11.563
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.792
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.581
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.591
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
LSA Aggressive Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.022
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.884
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------


                                104  PROSPECTUS


LSA Equity Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.432
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.048
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
LSA Mid Cap Value (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 11.482
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 15.019
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --        314
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.319
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.298
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Oppenheimer Balanced (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 11.085
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.997
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.222
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.062
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 14.128
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 11.708
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.861
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.442
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.540
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                370
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.692
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 14.554
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --        321
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 11.224
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.046
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.730
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.339
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.971
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 13.404
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.213
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 11.218
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 11.841
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 13.245
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------

                                105  PROSPECTUS


Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.335
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.364
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.554
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 13.282
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.670
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.894
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $  9.917
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $  9.779
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.957
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 13.395
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 11.298
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 14.464
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.819
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.997
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --        356
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.660
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 11.992
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 11.623
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $13.9752
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.776
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 13.460
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.557
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.305
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $  9.909
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 11.650
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------

                                106  PROSPECTUS


Van Kampen LIT Growth & Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.757
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 13.254
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --        354
-------------------------------------------------------------------------------
Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 11.832
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 12.265
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 13.770
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 11.357
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 14.402
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 13.510
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------


* The Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option and with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Variable Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock,Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth, and Van Kampen UIF U.S. Mid Cap Value Variable Sub-Accounts, which were first offered under the Contracts on May 1, 2004. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on December 31, 2003 and May 1, 2004 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.30% and an administrative expense charge of 0.19%.

(1) Effective May 1, 2003, the FTVIP Franklin Small Cap and FTVIP Templeton Global Income Securities Variable Sub-Accounts closed to new investments.


                                107  PROSPECTUS

(2) Effective April 30, 2004, the LSA Aggressive Growth Fund, the LSA Equity Growth Fund, and the LSA Mid Cap Value Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio (Class II), the Van Kampen UIF Equity Growth Portfolio (Class I), and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
I), respectively. Accordingly, for administrative convenience, we have combined the corresponding Variable Sub-Accounts that invest in those Portfolios.

(3) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Portfolio, Class II was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Variable Sub-Account.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class II) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
II) are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class I) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class I).




                                108  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 3 YEAR WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,
-------------------------------------------------------------------------------
SUB-ACCOUNTS                                                   2002       2003
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.851
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.851   $ 13.409
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     347    117,457
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.535
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.535   $ 15.564
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     434      4,327
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.225
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.225   $ 14.581
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     860    101,030
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.233
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.233   $ 16.896
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     54,196
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.475
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.475   $ 13.616
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     640     53,801
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.721
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.721   $ 12.905
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     135     12,812
-------------------------------------------------------------------------------
LSA Aggressive Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.532
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.532   $ 12.997
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     15,712
-------------------------------------------------------------------------------
LSA Equity Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.013
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.013   $ 12,155
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     18,625
-------------------------------------------------------------------------------
LSA Mid Cap Value (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.026
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.026   $ 15.151
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     891     52,359
-------------------------------------------------------------------------------

                                109  PROSPECTUS



FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.324
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.324   $ 12.703
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,174    148,918
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.060
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.060   $ 12.406
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     22,549
-------------------------------------------------------------------------------
Oppenheimer Balanced (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.696
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.696   $ 13.112
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     73,942
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.289
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --     45,608
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.148
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.148   $ 14.253
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     38,933
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.661
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.661   $ 12.975
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     508     81,371
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.177
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.177   $ 12.650
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,007     83,324
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.354
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.354   $ 14.682
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     745     58,798
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.551
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.551   $ 12.153
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0    261,984
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.388
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.388   $ 12.448
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     12,054
-------------------------------------------------------------------------------
Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.798
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.798   $ 14.075
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,666     15,549
-------------------------------------------------------------------------------
Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.724
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.724   $ 11.317
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     24,389
-------------------------------------------------------------------------------
Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.741
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.741   $ 13.362
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,550    114,140
-------------------------------------------------------------------------------
Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.185
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.185   $ 10.456
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,811    155,621
-------------------------------------------------------------------------------

                                110  PROSPECTUS


Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.604
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.604   $ 13.399
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     319     50,972
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.407
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.407   $ 13.008
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     150     41,343
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.985
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.985   $  9.865
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0    652,592
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.379
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.379   $ 13.513
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,640     20,679
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.204
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.204   $ 14.592
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     424     48,650
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.642
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.642   $ 13.112
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      7,152
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.515
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.515   $ 12.098
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,030     79,093
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.470
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.470   $ 14.075
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     15,549
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.372
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.372   $ 13.579
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,547     50,687
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.109
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.109   $ 12.414
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     617    153,342
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.410
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.410   $ 11.753
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     31,986
-------------------------------------------------------------------------------
Van Kampen LIT Growth & Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.653
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.653   $ 13.371
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     74,198
-------------------------------------------------------------------------------

                                111  PROSPECTUS


Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.255
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.255   $ 11.907
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     511          0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.059
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.059   $ 13.891
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     12,459
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.701
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.701   $ 14.529
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     19,376
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 13.584
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --     13,341
-------------------------------------------------------------------------------


* The Allstate Advisor Preferred Contracts with 3 Year Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the Oppenheimer Capital Appreciation and Van Kampen UIF Small Company Growth Variable Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Variable Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock,Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth, and Van Kampen UIF U.S. Mid Cap Value Variable Sub-Accounts, which were first offered under the Contracts on May 1, 2004. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on December 31, 2003 and May 1, 2004 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.50% and an administrative expense charge of 0.19%.

(1) Effective May 1, 2003, the FTVIP Franklin Small Cap and FTVIP Templeton Global Income Securities Variable Sub-Accounts closed to new investments.

(2) Effective April 30, 2004, the LSA Aggressive Growth Fund, the LSA Equity Growth Fund, and the LSA Mid Cap Value Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio (Class II), the Van Kampen UIF Equity Growth Portfolio (Class I), and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
I), respectively. Accordingly, for administrative convenience, we have combined the corresponding Variable Sub-Accounts that invest in those Portfolios.


                                112  PROSPECTUS

(3) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Portfolio, Class II was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Variable Sub-Account.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class II) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
II) are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class I) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class I).






                                113  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 3 YEAR WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, BOTH ADDED ON OR AFTER MAY 1, 2003, AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,

                                                                ---------------
SUB-ACCOUNTS                                                    2002      2003
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.675
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.275
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       544
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.794
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $15.409
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.014
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.435
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     4,865
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.575
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.576
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     3,040
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.648
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $16.727
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,444
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.354
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.480
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.557
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.776
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
LSA Aggressive Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.016
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.868
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     2,509
-------------------------------------------------------------------------------

                                114  PROSPECTUS


LSA Equity Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.426
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.033
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       423
-------------------------------------------------------------------------------
LSA Mid Cap Value (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.475
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $15.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       826
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.314
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.283
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Balanced (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.079
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.981
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.214
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       995
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.056
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.111
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.702
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.845
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.436
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.524
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              6,474
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.686
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.536
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       487
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.218
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.031
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.724
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.324
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     6,221
-------------------------------------------------------------------------------
Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.965
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.387
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     7,904
-------------------------------------------------------------------------------
Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.207
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.204
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.835
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.228
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------

                                115  PROSPECTUS


Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.329
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.351
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.548
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.265
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     3,566
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.664
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.878
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $ 9.911
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $ 9.767
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.951
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.378
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,010
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.292
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.446
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.813
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.981
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.654
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.977
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       427
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.616
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.935
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.770
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.443
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     3,822
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.551
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.290
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     8,426
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $ 9.903
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.635
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,920
-------------------------------------------------------------------------------

                                116  PROSPECTUS


Van Kampen LIT Growth & Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.751
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.238
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       938
-------------------------------------------------------------------------------
Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.819
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $12.258
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.752
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.351
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.384
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.501
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------



* The Allstate Advisor Preferred Contracts with the 3 Year Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Preferred Contracts with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Variable Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock,Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth, and Van Kampen UIF U.S. Mid Cap Value Variable Sub-Accounts, which were first offered under the Contracts on May 1, 2004. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on December 31, 2003 and May 1, 2004 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.40% and an administrative expense charge of 0.19%.

(1) Effective May 1, 2003, the FTVIP Franklin Small Cap and FTVIP Templeton Global Income Securities Variable Sub-Accounts closed to new investments.


                                117  PROSPECTUS

(2) Effective April 30, 2004, the LSA Aggressive Growth Fund, the LSA Equity Growth Fund, and the LSA Mid Cap Value Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio (Class II), the Van Kampen UIF Equity Growth Portfolio (Class I), and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
I), respectively. Accordingly, for administrative convenience, we have combined the corresponding Variable Sub-Accounts that invest in those Portfolios.

(3) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Portfolio, Class II was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Variable Sub-Account.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class II) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
II) are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class I) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class I).










                                118  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH NO WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,

                                                            -------------------
SUB-ACCOUNTS                                                   2002       2003
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.849
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.849   $ 13.392
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     23,469
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.533
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.533   $ 15.545
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0          0
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.223
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.223   $ 14.563
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      7,677
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.322
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.322   $ 12.687
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     13,840
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.231
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.231   $ 16.875
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      3,012
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.473
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.473   $ 13.599
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      7,819
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.719
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.719   $ 12.889
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0          0
-------------------------------------------------------------------------------
LSA Aggressive Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.530
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.530   $ 12.981
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      4,067
-------------------------------------------------------------------------------
LSA Equity Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.011
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.011   $ 12.140
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      5,938
-------------------------------------------------------------------------------

                                119  PROSPECTUS


LSA Mid Cap Value (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.000   $ 15.133
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      5,253
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.058
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.058   $ 12.391
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      5,954
-------------------------------------------------------------------------------
Oppenheimer Balanced (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.694
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.694   $ 13.095
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      7,233
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 12.281
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --     19,650
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.146
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.146   $ 14.235
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      3,483
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.659
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.659   $ 12.959
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     14,596
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.175
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.175   $ 12.635
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   3,180     20,820
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.351
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.351   $ 14.664
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      7,755
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.549
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.549   $ 12.138
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     36,470
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.386
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.386   $ 12.433
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0          0
-------------------------------------------------------------------------------
Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.796
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.796   $ 13.506
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     13,936
-------------------------------------------------------------------------------
Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.722
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.722   $ 11.303
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      1,277
-------------------------------------------------------------------------------
Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.738
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.738   $ 13.345
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0    363,012
-------------------------------------------------------------------------------
Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.183
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.183   $ 10.443
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0    163,346
-------------------------------------------------------------------------------

                                120  PROSPECTUS


Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.602
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.602   $ 13.383
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0    228,069
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.405
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.405   $ 12.992
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      5,187
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.983
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.983   $  9.853
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   4,006    776,190
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.377
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.377   $ 13.497
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      3,291
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.202
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.202   $ 14.574
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      6,517
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.640
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.640   $ 13.096
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      5,620
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.512
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.512   $ 12.083
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   3,141     17,937
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.467
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.467   $ 14.058
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      3,216
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.370
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.370   $ 13.562
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      2,975
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.107
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.107   $ 12.398
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     27,311
-------------------------------------------------------------------------------
Van Kampen Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.408
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.408   $ 13.874
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0          0
-------------------------------------------------------------------------------
Van Kampen LIT Growth & Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.650
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.650   $ 13.355
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     36,801
-------------------------------------------------------------------------------

                                121  PROSPECTUS


Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.253
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.253   $ 11.895
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0          0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.057
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.057   $ 13.874
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0          0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --          0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --         --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --         --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --         --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.698
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.698   $ 14.511
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      6,427
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 13.575
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --        504
-------------------------------------------------------------------------------



* The Allstate Advisor Preferred Contracts with No Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the Oppenheimer Capital Appreciation and Van Kampen UIF Small Company Growth Variable Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Variable Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock,Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth, and Van Kampen UIF U.S. Mid Cap Value Variable Sub-Accounts, which were first offered under the Contracts on May 1, 2004. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on December 31, 2003 and May 1, 2004 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.60% and an administrative expense charge of 0.19%.

(1) Effective May 1, 2003, the FTVIP Franklin Small Cap and FTVIP Templeton Global Income Securities Variable Sub-Accounts closed to new investments.

(2) Effective April 30, 2004, the LSA Aggressive Growth Fund, the LSA Equity Growth Fund, and the LSA Mid Cap Value Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio (Class II), the Van Kampen UIF Equity Growth Portfolio (Class I), and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
I), respectively. Accordingly, for administrative convenience, we have combined the corresponding Variable Sub-Accounts that invest in those Portfolios.


                                122  PROSPECTUS

(3) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Portfolio, Class II was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Variable Sub-Account.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class II) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
II) are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class I) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class I).






                                123  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH NO WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, BOTH ADDED ON OR AFTER MAY 1, 2003, AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,

                                                                ---------------
SUB-ACCOUNTS                                                    2002      2003
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.669
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.259
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       576
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.788
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $15.390
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.008
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.417
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       722
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.569
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.560
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,429
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.642
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $16.706
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.348
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.463
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities (1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.550
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.760
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
LSA Aggressive Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.011
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.852
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------

                                124  PROSPECTUS


LSA Equity Growth (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.420
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.018
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,406
-------------------------------------------------------------------------------
LSA Mid Cap Value (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.469
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.981
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,193
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.308
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.267
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Balanced (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.073
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.964
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.206
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,456
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.051
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.093
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.695
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.829
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.431
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.508
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              1,423
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.680
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.518
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.212
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.016
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        57
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.717
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.309
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.958
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.370
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,360
-------------------------------------------------------------------------------
Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.201
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.190
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.828
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.212
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------

                                125  PROSPECTUS


Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.324
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.338
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.542
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.249
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.658
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.862
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $ 9.906
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $ 9.755
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.944
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.362
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,492
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.285
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.429
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.807
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.965
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.649
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.963
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.450
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.937
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.764
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.427
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       736
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.545
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $12.274
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,630
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $ 9.898
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.621
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------

                                126  PROSPECTUS


Van Kampen LIT Growth & Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.754
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.221
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,365
-------------------------------------------------------------------------------
Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.806
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $12.251
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.735
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class I) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (Class II) (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --        --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --        --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $11.344
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $14.366
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $13.492
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------


* The Allstate Advisor Preferred Contracts with No Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Preferred Contracts with No Withdrawal Charge Option and with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Variable Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock,Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth, and Van Kampen UIF U.S. Mid Cap Value Variable Sub-Accounts, which were first offered under the Contracts on May 1, 2004. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on December 31, 2003 and May 1, 2004 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.50% and an administrative expense charge of 0.19%.

(1) Effective May 1, 2003, the FTVIP Franklin Small Cap and FTVIP Templeton Global Income Securities Variable Sub-Accounts closed to new investments.


                                127  PROSPECTUS

(2) Effective April 30, 2004, the LSA Aggressive Growth Fund, the LSA Equity Growth Fund, and the LSA Mid Cap Value Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio (Class II), the Van Kampen UIF Equity Growth Portfolio (Class I), and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
I), respectively. Accordingly, for administrative convenience, we have combined the corresponding Variable Sub-Accounts that invest in those Portfolios.

(3) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Portfolio, Class II was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Variable Sub-Account.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class II) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class
II) are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio (Class I) and the Van Kampen UIF U.S. Mid Cap Value Portfolio (Class I).






                                128  PROSPECTUS

THE MORGAN STANLEY VARIABLE ANNUITIES
(MORGAN STANLEY VARIABLE ANNUITY,
MORGAN STANLEY VARIABLE ANNUITY - L SHARE)

ALLSTATE LIFE INSURANCE COMPANY
P.O. BOX 94040
PALATINE, ILLINOIS 60094-4040
TELEPHONE NUMBER: 1-800-654-2397                          PROSPECTUS MAY 1, 2004
 -------------------------------------------------------------------------------
Allstate Life Insurance Company ("Allstate Life") is offering the following individual and group flexible premium deferred variable annuity contracts (each, a "CONTRACT"):

.. MORGAN STANLEY VARIABLE ANNUITY
.. MORGAN STANLEY VARIABLE ANNUITY - L SHARE

This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. Both Contracts may not be available in all states or through your sales representative. Please check with your Morgan Stanley Financial Advisor for details.

Each Contract currently offers several investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include up to 3 fixed account options ("FIXED ACCOUNT OPTIONS"), depending on the Contract, and include 44* variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Financial Advisors Separate Account I ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of the following mutual funds ("FUNDS"):


MORGAN STANLEY VARIABLE INVESTMENT SERIES (CLASS Y)                   AIM VARIABLE INSURANCE FUNDS (SERIES II)
THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (CLASS II)                    ALLIANCEBERNSTEIN VARIABLE PRODUCTS
VAN KAMPEN LIFE INVESTMENT TRUST (CLASS II)                            SERIES FUND, INC. (CLASS B)
                                                                      FRANKLIN TEMPLETON VARIABLE INSURANCE
                                                                       PRODUCTS TRUST (CLASS 2)
                                                                      PUTNAM VARIABLE TRUST (CLASS IB)


*Up to 45 Variable Sub-Accounts are offered with Contracts issued prior to May 1, 2004.

Each Fund has multiple investment portfolios ("PORTFOLIOS"). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your Morgan Stanley Financial Advisor for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.



WE (Allstate Life) have filed a Statement of Additional Information, dated May 1, 2004, with the Securities and Exchange Commission ("SEC"). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. Its table of contents appears on page 60 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.


                THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
  IMPORTANT     HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
                PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
   NOTICES      FEDERAL CRIME.

                INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                INCLUDING POSSIBLE LOSS OF PRINCIPAL.





                                 1  PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                 PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms                3
--------------------------------------------------------------------------------
  Overview of Contracts          4
--------------------------------------------------------------------------------
  The Contracts at a Glance       5
--------------------------------------------------------------------------------
  How the Contracts Work          9
--------------------------------------------------------------------------------
  Expense Table                  10
--------------------------------------------------------------------------------
  Financial Information          16
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contracts                  16
--------------------------------------------------------------------------------
  Purchases                      18
--------------------------------------------------------------------------------
  Contract Value                  19
--------------------------------------------------------------------------------
  Investment Alternatives         24
--------------------------------------------------------------------------------
     The Variable Sub-Accounts    24
--------------------------------------------------------------------------------
     The Fixed Account Options    26
--------------------------------------------------------------------------------
     Transfers                   30
--------------------------------------------------------------------------------
  Expenses                       32
--------------------------------------------------------------------------------
  Access To Your Money           36
--------------------------------------------------------------------------------
  Income Payments                37
--------------------------------------------------------------------------------

                                 PAGE

--------------------------------------------------------------------------------
  Death Benefits                 44
--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information               50
--------------------------------------------------------------------------------
  Taxes                          53
--------------------------------------------------------------------------------
  Annual Reports and Other Documents 58
--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS 60
--------------------------------------------------------------------------------
APPENDIX A - CONTRACT COMPARISON CHART 61
--------------------------------------------------------------------------------
APPENDIX B - MARKET VALUE ADJUSTMENT 62
--------------------------------------------------------------------------------
APPENDIX C - EXAMPLE OF CALCULATION OF INCOME PROTECTION BENEFIT 64
--------------------------------------------------------------------------------
APPENDIX D- WITHDRAWAL ADJUSTMENT EXAMPLE-INCOME BENEFITS 65
--------------------------------------------------------------------------------
APPENDIX E- WITHDRAWAL ADJUSTMENT EXAMPLE-DEATH BENEFITS 66
--------------------------------------------------------------------------------
APPENDIX F- CALCULATION OF EARNINGS PROTECTION DEATH BENEFIT 67
--------------------------------------------------------------------------------
APPENDIX G- WITHDRAWAL ADJUSTMENT EXAMPLE - TRUERETURN ACCUMULATION BENEFIT 70
--------------------------------------------------------------------------------
APPENDIX H- ACCUMULATION UNIT VALUES 71
--------------------------------------------------------------------------------


                                 2  PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                 PAGE

--------------------------------------------------------------------------------
AB Factor                        20
--------------------------------------------------------------------------------
Accumulation Benefit             20
--------------------------------------------------------------------------------
Accumulation Phase               9
--------------------------------------------------------------------------------
Accumulation Unit                16
--------------------------------------------------------------------------------
Accumulation Unit Value          16
--------------------------------------------------------------------------------
Allstate Life ("We")             50
--------------------------------------------------------------------------------
Annuitant                        16
--------------------------------------------------------------------------------
Automatic Additions Program      18
--------------------------------------------------------------------------------
Automatic Portfolio Rebalancing Program 32
--------------------------------------------------------------------------------
Beneficiary                      17
--------------------------------------------------------------------------------
Benefit Base                     21
--------------------------------------------------------------------------------
Co-Annuitant                     17
--------------------------------------------------------------------------------
*Contract                        51
--------------------------------------------------------------------------------
Contract Anniversary             6
--------------------------------------------------------------------------------
Contract Owner ("You")           16
--------------------------------------------------------------------------------
Contract Value                   19
--------------------------------------------------------------------------------
Contract Year                    6
--------------------------------------------------------------------------------
Dollar Cost Averaging Program    31
--------------------------------------------------------------------------------
Due Proof of Death               44
--------------------------------------------------------------------------------
Earnings Protection Death Benefit Option 46
--------------------------------------------------------------------------------
Enhanced Beneficiary Protection (Annual Increase) Option 46
--------------------------------------------------------------------------------
Excess of Earnings Withdrawal    47
--------------------------------------------------------------------------------
Fixed Account Options            26
--------------------------------------------------------------------------------
Free Withdrawal Amount           34
--------------------------------------------------------------------------------
Funds                            1
--------------------------------------------------------------------------------
Guarantee Option                 20
--------------------------------------------------------------------------------
Guarantee Period Accounts        27
--------------------------------------------------------------------------------
Income Base                      6
--------------------------------------------------------------------------------
Income Plan                      37
--------------------------------------------------------------------------------
Income Protection Benefit Option 40
--------------------------------------------------------------------------------
In-Force Earnings                46
--------------------------------------------------------------------------------
In-Force Premium                 46
--------------------------------------------------------------------------------

                                 PAGE

--------------------------------------------------------------------------------
Investment Alternatives          24
--------------------------------------------------------------------------------
IRA Contract                     6
--------------------------------------------------------------------------------
Issue Date                       9
--------------------------------------------------------------------------------
Market Value Adjustment          28
--------------------------------------------------------------------------------
Maximum Anniversary Value        6
--------------------------------------------------------------------------------
Maximum Anniversary Value (MAV) Death Benefit Option 45
--------------------------------------------------------------------------------
Payout Phase                     9
--------------------------------------------------------------------------------
Payout Start Date                37
--------------------------------------------------------------------------------
Portfolios                       51
--------------------------------------------------------------------------------
Qualified Contract               16
--------------------------------------------------------------------------------
Retirement Income Guarantee Options 42
--------------------------------------------------------------------------------
Return of Premium Death Benefit  45
--------------------------------------------------------------------------------
Rider Anniversary                20
--------------------------------------------------------------------------------
Rider Application Date           6
--------------------------------------------------------------------------------
Rider Date                       20
--------------------------------------------------------------------------------
Rider Fee                        6
--------------------------------------------------------------------------------
Rider Fee Percentage             23
--------------------------------------------------------------------------------
Rider Maturity Date              19
--------------------------------------------------------------------------------
Rider Period                     20
--------------------------------------------------------------------------------
Rider Trade-In Option            23
--------------------------------------------------------------------------------
Right to Cancel                  19
--------------------------------------------------------------------------------
SEC                              1
--------------------------------------------------------------------------------
Settlement Value                 45
--------------------------------------------------------------------------------
Spousal Protection Benefit Option 50
--------------------------------------------------------------------------------
Standard Fixed Account Option    27
--------------------------------------------------------------------------------
Systematic Withdrawal Program    36
--------------------------------------------------------------------------------
Tax Qualified Contract           56
--------------------------------------------------------------------------------
Transfer Period Accounts         22
--------------------------------------------------------------------------------
Trial Examination Period         5
--------------------------------------------------------------------------------
TrueReturn Accumulation Benefit Option 19
--------------------------------------------------------------------------------
Valuation Date                   18
--------------------------------------------------------------------------------
Variable Account                 50
--------------------------------------------------------------------------------
Variable Sub-Account             24
--------------------------------------------------------------------------------


        * In certain states a Contract may be available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise. References to "Contract" also include both Contracts listed on the cover page of this prospectus, unless otherwise noted. However, we administer each Contract separately.


                                 3  PROSPECTUS

OVERVIEW OF CONTRACTS
--------------------------------------------------------------------------------

The Contracts offer many of the same basic features and benefits. They differ primarily with respect to the charges imposed, as follows:

.. The MORGAN STANLEY VARIABLE ANNUITY CONTRACT has a mortality and expense risk charge of 1.10%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;

.. The MORGAN STANLEY VARIABLE ANNUITY - L SHARE CONTRACT has a mortality and expense risk charge of 1.50%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period.

Other differences between the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.

* The administrative expense charge may be increased, but will never exceed 0.35%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract.


                                 4  PROSPECTUS

THE CONTRACTS AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS       You can purchase each Contract with as little as
                        $10,000 ($2,000 for Contracts issued with an IRA or
                        TSA). You can add to your Contract as often and as much
                        as you like, but each subsequent payment must be at
                        least $1,000 ($50 for automatic payments).

                        We reserve the right to accept a lesser initial
                        purchase payment amount for each Contract.  We may
                        limit the cumulative amount of purchase payments to a
                        maximum of $1,000,000 in any Contract.
-------------------------------------------------------------------------------
TRIAL EXAMINATION       You may cancel your Contract within 20 days of receipt
PERIOD                  or any longer period as your state may require ("TRIAL
                        EXAMINATION PERIOD"). Upon cancellation, we will return
                        your purchase payments adjusted, to the extent federal
                        or state law permits, to reflect the investment
                        experience of any amounts allocated to the Variable
                        Account, including the deduction of mortality and
                        expense risk charges and administrative expense
                        charges. See "Trial Examination Period" for details.
-------------------------------------------------------------------------------
EXPENSES                Each Portfolio pays expenses that you will bear
                        indirectly if you invest in a Variable Sub-Account. You
                        also will bear the following expenses:

                        MORGAN STANLEY VARIABLE ANNUITY CONTRACTS

                        .Annual mortality and expense risk charge equal to
                          1.10% of average daily net assets.

                        .Withdrawal charges ranging from 0% to 7% of purchase
                          payments withdrawn.

                        MORGAN STANLEY VARIABLE ANNUITY - L SHARE CONTRACTS

                        .Annual mortality and expense risk charge equal to
                          1.50% of average daily net assets.

                        .Withdrawal charges ranging from 0% to 7% of purchase
                          payments withdrawn.

                                 5  PROSPECTUS

-------------------------------------------------------------------------------
ALL CONTRACTS

                        .Annual administrative expense charge of 0.19% (up to
                          0.35% for future Contracts).

                        .Annual contract maintenance charge of $30 (waived in
                          certain cases).

                        .If you select the MAXIMUM ANNIVERSARY VALUE (MAV)
                          DEATH BENEFIT OPTION ("MAV DEATH BENEFIT OPTION") you will pay an additional mortality and expense risk charge of 0.20% (up to 0.30% for Options added in the future).

                        .If you select ENHANCED BENEFICIARY PROTECTION (ANNUAL
                          INCREASE) OPTION, you will pay an additional mortality and expense risk charge of 0.30%.

                        .If you select the EARNINGS PROTECTION DEATH BENEFIT
                          OPTION you will pay an additional mortality and expense risk charge of 0.25% or 0.40% (up to 0.35% or 0.50% for Options added in the future) depending on the age of the oldest Owner and oldest Annuitant on the date we receive the completed application or request to add the benefit, whichever is later
                          ("RIDER APPLICATION DATE").

                        .If you select the TRUERETURN/SM/ ACCUMULATION BENEFIT
                          OPTION ("TRUERETURN OPTION") you would pay an additional annual fee ("RIDER FEE") of 0.50% (up to 1.25% for Options added in the future) of the BENEFIT
                          BASE in effect on each Contract anniversary
                          ("CONTRACT ANNIVERSARY") during the Rider Period.
                           You may not select the TrueReturn Option together
                          with a Retirement Income Guarantee Option.

                        .We discontinued offering RETIREMENT INCOME GUARANTEE
                          OPTION 1 ("RIG 1") as of January 1, 2004 (up to May, 1
                          2004 in certain states). If you elected RIG 1 prior to May 1, 2004, you will pay an additional annual fee
                          ("Rider Fee") of 0.40% of the INCOME BASE in effect on a Contract Anniversary.

                        .We discontinued offering RETIREMENT INCOME GUARANTEE
                          OPTION 2 ("RIG 2") as of January 1, 2004 (up to May, 1
                          2004 in certain states). If you elected RIG 2 prior to May 1, 2004, you will pay an additional annual Rider
                          Fee of 0.55% of the INCOME BASE in effect on a Contract Anniversary.

                        .If you select the INCOME PROTECTION BENEFIT OPTION
                          you will pay an additional mortality and expense risk charge of 0.50% (up to 0.75% for Options added in the future) during the Payout Phase of your Contract.

                        .Currently there is no additional charge if you select
                          the SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION.
                          We reserve the right to charge a mortality and expense risk charge of up to 0.15% for this benefit.
                          This benefit is only available for IRA Contracts, which are Contracts issued with an Individual
                          Retirement Annuity or Account ("IRA") under Section
                          408 of the Internal Revenue Code.

                        .Transfer fee equal to 1.00% (subject to increase to
                          up to 2.00%) of the amount transferred after the 12/th/ transfer in any Contract Year ("CONTRACT
                          YEAR"), which we measure from the date we issue your Contract or a Contract Anniversary.

                        . State premium tax (if your state imposes one)

                        . NOT ALL OPTIONS ARE AVAILABLE IN ALL STATES


                                 6  PROSPECTUS

-------------------------------------------------------------------------------
INVESTMENT              Each Contract offers several investment alternatives
ALTERNATIVES            including:

                        .up to 3 Fixed Account Options that credit interest at
                          rates we guarantee, and

                        .44* Variable Sub-Accounts investing in Portfolios
                          offering professional money management by these investment advisers:

                        . Morgan Stanley Investment Advisors Inc.

                        . Van Kampen**

                        . Van Kampen Asset Management Inc.

                        . A I M Advisors, Inc.

                        . Alliance Capital Management, L.P.

                        . Franklin Advisers, Inc.

                        . Franklin Mutual Advisers, LLC

                        . Templeton Investment Counsel, LLC

                        . Putnam Investment Management, LLC

                        * Up to 45 Variable Sub-Accounts are offered with
                        Contracts issued prior to May 1, 2004.

                        ** Morgan Stanley Investment Management Inc., the investment adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

                        NOT ALL FIXED ACCOUNT OPTIONS ARE AVAILABLE IN ALL
                        STATES OR WITH ALL CONTRACTS.

                        To find out current rates being paid on the Fixed
                        Account Option(s), or to find out how the Variable
                        Sub-Accounts have performed, please call us at
                        1-800-654-2397.
-------------------------------------------------------------------------------
SPECIAL SERVICES        For your convenience, we offer these special services:

                        . AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                        . AUTOMATIC ADDITIONS PROGRAM

                        . DOLLAR COST AVERAGING PROGRAM

                        . SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------
INCOME PAYMENTS         You can choose fixed income payments, variable income
                        payments, or a combination of the two. You can receive
                        your income payments in one of the following ways (you
                        may select more than one income plan):

                        . life income with guaranteed number of payments

                        . joint and survivor life income with guaranteed number
                          of payments

                        . guaranteed number of payments for a specified period

                        . life income with cash refund

                        . joint life income with cash refund

                        . life income with installment refund

                        . joint life income with installment refund

                        Prior to May 1, 2004, Allstate Life also offered two
                        Retirement Income Guarantee Options that guarantee a minimum amount of fixed income payments you can receive if you elect to receive income payments.

                        In addition, we offer an Income Protection Benefit
                        Option that guarantees that your variable income payments will not fall below a certain level.

(1) Morgan Stanley Investment management, Inc., the adviser to the UIF
Portfolios does business in certain instances using the name Van Kampen.


                                 7  PROSPECTUS

-------------------------------------------------------------------------------
DEATH BENEFITS          If you, the Annuitant, or Co-Annuitant die before the
                        Payout Start Date, we will pay a death benefit subject
                        to the conditions described in the Contract. In
                        addition to the death benefit included in your Contract
                        ("Return of Premium Death Benefit" or "ROP Death
                        Benefit"), the death benefit options we currently offer
                        include:

                        . MAV DEATH BENEFIT OPTION;

                        . ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE)
                          OPTION; and

                        . EARNINGS PROTECTION DEATH BENEFIT OPTION
-------------------------------------------------------------------------------
TRANSFERS               Before the Payout Start Date, you may transfer your
                        Contract Value among the investment alternatives, with
                        certain restrictions. The minimum amount you may
                        transfer is $100 or the amount remaining in the
                        investment alternative, if less.  The minimum amount
                        that can be transferred into the Standard Fixed Account
                        or Market Value Adjusted Account Options is $500.

                        A charge may apply after the 12/th/ transfer in each
                        Contract Year.
-------------------------------------------------------------------------------
WITHDRAWALS             You may withdraw some or all of your Contract Value at
                        any time during the Accumulation Phase and during the
                        Payout Phase in certain cases. In general, you must
                        withdraw at least $50 at a time. Withdrawals taken
                        prior to the Payout Start Date are generally considered
                        to come from the earnings in the Contract first. If the
                        Contract is tax-qualified, generally all withdrawals
                        are treated as distributions of earnings. Withdrawals
                        of earnings are taxed as ordinary income and, if taken
                        prior to age 59 1/2, may be subject to an additional
                        10% federal tax penalty. A withdrawal charge and a
                        MARKET VALUE ADJUSTMENT may also apply.

                        If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value. Your Contract will terminate if you withdrawal all of your Contract Value.

                                 8  PROSPECTUS

HOW THE CONTRACTS WORK
--------------------------------------------------------------------------------

Each Contract basically works in two ways.

First, each Contract can help you (we assume you are the "CONTRACT OWNER") save for retirement because you can invest in your Contract's investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 37. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can receive    Or you can receive
a Contract                                      income payments or      income payments    income payments
                                                receive a lump sum      for a set period   for life
                                                payment




Other income payment options are also available. See "INCOME PAYMENTS."

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contracts." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-654-2397 if you have any question about how the Contracts work.


                                 9  PROSPECTUS

EXPENSE TABLE
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the prospectuses for the Funds.


CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments withdrawn)/* /

                        Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable  Charge:
------------------------------------------------------------------------------------------------------------------------------------
Contract:                   0           1           2           3           4           5           6           7            8+
Morgan Stanley
 Variable Annuity           7%          7%          6%          5%          4%          3%          2%          0%           0%
Morgan Stanley
 Variable Annuity - L
 Share                      7%          6%          5%          0%


All Contracts:
------------------------------------------------------------------------------------------------------------------------------------
Annual Contract
 Maintenance Charge                                                       $30**
Transfer Fee                                             up to 2.00% of the amount transferred***


* Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge ("Free Withdrawal Amount"). See "Withdrawal Charges" for more information.

**  Waived in certain cases. See "Expenses."

*** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred.


                                 10  PROSPECTUS

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)


If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

                                                   Mortality and Expense Risk             Administrative
Basic Contract (without any optional benefit)               Charge                       Expense Charge*
------------------------------------------------------------------------------------------------------------------
Morgan Stanley Variable Annuity                              1.10%                           0.19%
------------------------------------------------------------------------------------------------------------------
Morgan Stanley Variable Annuity - L Share                    1.50%                           0.19%
------------------------------------------------------------------------------------------------------------------
                                                        Total Variable Account
Basic Contract (without any optional benefit)              Annual Expense
--------------------------------------------------------------------------------------
Morgan Stanley Variable Annuity                              1.29%
--------------------------------------------------------------------------------------
Morgan Stanley Variable Annuity - L Share                    1.69%
--------------------------------------------------------------------------------------


*We reserve the right to raise the administrative expense charge to 0.35%. However, we will not increase the charge once we issue your Contract.

Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.

                                                   0.20% (up to 0.30% for Options added
MAV Death Benefit Option                           in the future)
Enhanced Beneficiary Protection (Annual Increase)
Option                                             0.30%
Earnings Protection Death Benefit Option (issue    0.25% (up to 0.35% for Options added
age 0-70)                                          in the future)
Earnings Protection Death Benefit Option (issue    0.40% (up to 0.50% for Options added
age 71-79)                                         in the future)
                                                   0.00% (up to 0.15% for Options added
Spousal Protection Benefit (Co-Annuitant) Option   in the future)




If you select the Options with the highest possible combination of mortality and expense risk charges, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, Earnings         Mortality and Expense                Administrative
Protection Death Benefit Option (issue age 71-79)                     Risk Charge*                    Expense Charge*
-------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Variable Annuity                                          2.00%                           0.19%
-------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Variable Annuity - L Share                                2.40%                           0.19%
-------------------------------------------------------------------------------------------------------------------------------
Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, Earnings           Total Variable Account
Protection Death Benefit Option (issue age 71-79)                      Annual Expense
--------------------------------------------------------------------------------------------------
Morgan Stanley Variable Annuity                                          2.19%
--------------------------------------------------------------------------------------------------
Morgan Stanley Variable Annuity - L Share                                2.59%
--------------------------------------------------------------------------------------------------


  *As described above the administrative expense charge and the mortality and expense charge for certain Options may be higher for future Contracts. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract.

TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION FEE

(ANNUAL RATE AS A PERCENTAGE OF BENEFIT BASE ON A CONTRACT ANNIVERSARY)

TrueReturn/SM/ Accumulation Benefit Option                             0.50%*
-------------------------------------------------------------------------------


*Up to 1.25% for Options added in the future. See "TrueReturn/SM/ Accumulation Benefit Option" for details.

RETIREMENT INCOME GUARANTEE OPTION FEE*
(ANNUAL RATE AS A PERCENTAGE OF INCOME BASE ON A CONTRACT ANNIVERSARY)

 RIG 1                                                                 0.40%
------------------------------------------------------------------------------
 RIG 2                                                                 0.55%
------------------------------------------------------------------------------


* We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees shown apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states).



INCOME PROTECTION BENEFIT OPTION
(AS A PERCENTAGE OF THE AVERAGE DAILY NET VARIABLE ACCOUNT ASSETS SUPPORTING THE VARIABLE INCOME PAYMENTS TO WHICH THE OPTION APPLIES)

 Income Protection Benefit Option                     0.50%*
-------------------------------------------------------------




                                 11  PROSPECTUS

*The charge for the Income Protection Benefit Option applies during the Payout Phase. We reserve the right to raise the charge to up to 0.75% for Options added in the future. See "Income Payments - Income Protection Benefit Option," below, for details.

PORTFOLIO ANNUAL EXPENSES - MINIMUM AND MAXIMUM
The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the second table below and in the prospectus for each Portfolio.

                          ANNUAL PORTFOLIO EXPENSES
--------------------------------------------------------------------------------
                                    Minimum                      Maximum
--------------------------------------------------------------------------------
Total Annual Portfolio
Operating
Expenses/(1)/
(expenses that are
deducted from
Portfolio assets,
which may include
management fees,
distribution and/or
services (12b-1) fees,              0.71%                         4.98%
and other expenses)
--------------------------------------------------------------------------------


(1) Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2003.


PORTFOLIO ANNUAL EXPENSES - FULL TABLE (1)

The next table shows the Portfolio operating expenses for each Portfolio available under the Contract. These expenses may vary from year to year. Advisers and/or other service providers of certain Portfolios have agreed to waive their fees and/or other Portfolio expenses in order to keep the Portfolio's expenses below specified limits. The expenses shown in the table below do not show the effect of any such fee waiver or expense reimbursement. All fee waiver and expense reimbursements are described in the footnotes to the table. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.


                                          RULE
                              MANAGEMENT  12B-1   OTHER        TOTAL ANNUAL
PORTFOLIO                        FEES     FEES   EXPENSES   PORTFOLIO EXPENSES
-------------------------------------------------------------------------------
MORGAN STANLEY VARIABLE
INVESTMENT SERIES
-------------------------------------------------------------------------------
Morgan Stanley VIS
Aggressive Equity Portfolio   0.75%       0.25%  0.12%     1.12%
- Class Y
-------------------------------------------------------------------------------
Morgan Stanley VIS Dividend   0.57%       0.25%  0.02%     0.84%
Growth Portfolio - Class Y
-------------------------------------------------------------------------------
Morgan Stanley VIS Equity     0.50%       0.25%  0.02%     0.77%
Portfolio - Class Y
-------------------------------------------------------------------------------
Morgan Stanley VIS European   0.95%       0.25%  0.09%     1.29%
Growth Portfolio - Class Y
-------------------------------------------------------------------------------
Morgan Stanley VIS Global
Advantage Portfolio - Class   0.65%       0.25%  0.28%     1.18%
Y
-------------------------------------------------------------------------------
Morgan Stanley VIS Global
Dividend Growth Portfolio -   0.75%       0.25%  0.07%     1.07%
Class Y
-------------------------------------------------------------------------------
Morgan Stanley VIS High       0.50%       0.25%  0.20%     0.95%
Yield Portfolio - Class Y
-------------------------------------------------------------------------------
Morgan Stanley VIS Income     0.75%       0.25%  0.09%     1.09%
Builder Portfolio - Class Y
-------------------------------------------------------------------------------
Morgan Stanley VIS
Information Portfolio -       0.75%       0.25%  0.37%     1.37%
Class Y
-------------------------------------------------------------------------------
Morgan Stanley VIS Limited    0.45%       0.25%  0.06%     0.76%
Duration Portfolio - Class Y
-------------------------------------------------------------------------------
Morgan Stanley VIS Money      0.50%       0.25%  0.02%     0.77%
Market Portfolio - Class Y
-------------------------------------------------------------------------------
Morgan Stanley VIS Quality
Income Plus Portfolio -       0.50%       0.25%  0.03%     0.78%
Class Y
-------------------------------------------------------------------------------
Morgan Stanley VIS S&P 500    0.40%       0.25%  0.06%     0.71%
Index Portfolio - Class Y
-------------------------------------------------------------------------------
Morgan Stanley VIS
Strategist Portfolio - Class  0.50%       0.25%  0.02%     0.77%
Y
-------------------------------------------------------------------------------
Morgan Stanley VIS Utilities  0.65%       0.25%  0.05%     0.95%
Portfolio - Class Y
-------------------------------------------------------------------------------

                                 12  PROSPECTUS

-------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL
FUNDS, INC.
-------------------------------------------------------------------------------
Van Kampen UIF Emerging
Markets Debt Portfolio -      0.80%       0.35%  0.41%     1.56%
Class II (2, 3)
-------------------------------------------------------------------------------
Van Kampen UIF Emerging
Markets Equity Portfolio -    1.25%       0.35%  0.62%     2.22%
Class II (2, 3, 4)
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth  0.55%       0.35%  0.39%     1.29%
Portfolio - Class II (2, 3, 4)
-------------------------------------------------------------------------------
Van Kampen UIF Equity and
Income Portfolio - Class II   0.60%       0.35%  0.92%     1.87%
(2, 3, 5)
-------------------------------------------------------------------------------
Van Kampen UIF Global
Franchise Portfolio - Class   0.80%       0.35%  2.07%     3.22%
II (2, 3, 5)
-------------------------------------------------------------------------------
Van Kampen UIF Mid Cap
Growth Portfolio - Class II   0.75%       0.35%  0.58%     1.68%
(2, 3, 4)
-------------------------------------------------------------------------------
Van Kampen UIF Small Company
Growth Portfolio - Class II   0.95%       0.35%  3.68%     4.98%
(2, 3, 5)
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap
Value Portfolio - Class II    0.75%       0.35%  0.37%     1.47%
(2, 3, 4, 6)
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real
Estate Portfolio - Class II   0.80%       0.35%  0.31%     1.46%
(2, 3, 4)
-------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT
TRUST
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive
Growth Portfolio - Class II   0.00%       0.25%  4.06%     4.31%
(7)
-------------------------------------------------------------------------------
Van Kampen LIT Comstock       0.60%       0.25%  0.05%     0.90%
Portfolio - Class II
-------------------------------------------------------------------------------
Van Kampen LIT Emerging       0.70%       0.25%  0.07%     1.02%
Growth Portfolio - Class II
-------------------------------------------------------------------------------
Van Kampen LIT Growth and     0.60%       0.25%  0.06%     0.91%
Income Portfolio - Class II
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS

-------------------------------------------------------------------------------
AIM V.I. Basic Value Fund -   0.73%       0.25%  0.31%     1.29%
Series II
-------------------------------------------------------------------------------
AIM V.I. Capital
Appreciation Fund - Series    0.61%       0.25%  0.24%     1.10%
II
-------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity  0.73%       0.25%  0.34%     1.32%
Fund - Series II
-------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund  0.61%       0.25%  0.245     1.10%
- Series II
-------------------------------------------------------------------------------
ALLIANCEBERNSTEIN VARIABLE
PRODUCTS SERIES FUND
-------------------------------------------------------------------------------
AllianceBernstein Growth      0.75%       0.25%  0.14%     1.14%
Portfolio - Class B
-------------------------------------------------------------------------------
AllianceBernstein Growth and
Income Portfolio - Class B    0.63%       0.25%  0.03%     0.91%
(8)
-------------------------------------------------------------------------------
AllianceBernstein Premier
Growth Portfolio - Class B    1.00%       0.25%  0.05%     1.30%
(8)
-------------------------------------------------------------------------------
AllianceBernstein Small Cap
Value Portfolio - Class B     1.00%       0.25%  0.28%     1.53%
(8)
-------------------------------------------------------------------------------
FRANKLIN TEMPLETON VARIABLE
INSURANCE PRODUCTS TRUST
-------------------------------------------------------------------------------
FTVIP Franklin High Income    0.58%       0.25%  0.04%     0.87%
Fund - Class 2 (9, 10)
-------------------------------------------------------------------------------
FTVIP Franklin Income
Securities Fund - Class 2     0.48%       0.25%  0.03%     0.76%
(9, 10)
-------------------------------------------------------------------------------
FTVIP Mutual Shares
Securities Fund - Class 2     0.60%       0.25%  0.20%     1.05%
(10)
-------------------------------------------------------------------------------
FTVIP Templeton Foreign
Securities Fund - Class 2     0.69%       0.25%  0.22%     1.16%
(11)
-------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST

-------------------------------------------------------------------------------
Putnam VT The George Putnam   0.63%       0.25%  0.10%     0.98%
Fund of Boston - Class IB
-------------------------------------------------------------------------------
Putnam VT Growth and Income   0.48%       0.25%  0.05%     0.78%
Fund - Class IB
-------------------------------------------------------------------------------
Putnam VT International       0.76%       0.25%  0.18%     1.19%
Equity Fund - Class IB
-------------------------------------------------------------------------------
Putnam VT Investors Fund -    0.65%       0.25%  0.10%     1.00%
Class IB (12)
-------------------------------------------------------------------------------
Putnam VT Voyager Fund -      0.55%       0.25%  0.07%     0.87%
Class IB
-------------------------------------------------------------------------------

1. Figures shown in the Table are for the year ended December 31, 2003 (except as otherwise notes).

2. Morgan Stanley Investment Management, Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen. Effective May 1, 2004, the Morgan Stanley UIF Portfolios were rebranded the Van Kampen UIF Portfolios.

3. The fees in the Table reflect gross ratios prior to any voluntary waivers/reimbursements of expenses by the Adviser. For the year ended December 31, 2003, the management fee was reduced to reflect the voluntary waiver of a portion or all of the management fee and the reimbursement by the Portfolio's Adviser to the extent Total Annual Portfolio Expenses exceed the "Operating Expense Limitation" in the table below. The Adviser may terminate these voluntary waivers at any time at its sole discretion. Additionally the distributor has agreed to waive a portion of the Rule 12B-1 fees for Class II shares. The distributor may terminate these voluntary waivers at any time at its sole discretion. After such reductions, the "Management Fees", "Rule 12B-1 Fees", "Other Expenses", and "Total Annual Portfolio Expenses" were as follows:

                                 13  PROSPECTUS

                                                      Operating   Management  Rule         Other        Total
                                                      Expense     Fees        12b-1Fees    Expenses     Annual
                                                      Limitation                                        Portfolio
                                                                                                        Expenses
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio,        1.35%      0.80%       0.05%        0.41%        1.26%
Class II
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Equity Portfolio,      1.80%      1.16%       0.05%        0.62%        1.83%
Class II
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio, Class II   1.00%      0.03%       0.05%        0.92%        1.00%
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio, Class II       1.10%      0.46%       0.25%        0.39%        1.10%
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio, Class II    1.20%      0.00%       0.05%        1.15%        1.20%
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth Portfolio, Class II      1.15%      0.47%       0.10%        0.58%        1.15%
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio, Class   1.25%      0.00%       0.05%        1.20%        1.25%
II
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Value Portfolio, Class II       1.15%      0.68%       0.10%        0.37%        1.15%
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio, Class II    1.35%      0.79%       0.25%        0.31%        1.35%
------------------------------------------------------------------------------------------------------------------------------------


 Additionally, in determining the actual amount of voluntary management fee waiver and/or expense reimbursement for a Portfolio, if any, the Adviser excludes from Total Annual Portfolio Expenses certain investment related expenses, such as foreign country tax expense and interest expense on borrowing. Included in "Other Expenses" of the Van Kampen UIF Emerging Markets Debt Portfolio, Class II and Van Kampen UIF Emerging Markets Equity Portfolio, Class II are 0.01% and 0.03% of such investment related expenses, respectively.

4. The Portfolio's Class II shares were not operational for a full year.

5. The Portfolio was no operational for a full year.

6. Effective September 20, 2003, the Van Kampen UIF U.S. Mid Cap Core Portfolio, Class II changed its name to Van Kampen U.S. Mid Cap Value Portfolio, Class II.

7. For the year ended December 31, 2003, the Adviser voluntarily waived $26,074 of its investment advisory fees and assumed $79,674 of the Portfolio's other expenses. This waiver is voluntary in nature and can be discontinued at the Adviser's discretion. The fees disclosed in the Table reflect gross ratios prior to any voluntary waivers/ reimbursements of expenses by the Adviser.
  When the effects of the voluntary waivers discussed above are taken into consideration, the "Management Fees", "Rule 12B-1 Fees", "Other Expenses" and "Total Annual Portfolio Expenses", were 0.75%, 0.25%, 0.26%, and 1.26%, respectively.

8. "Total Annual Portfolio Expenses" do not reflect Alliance's waiver of a portion of its advisory fee. This waiver is effective as of January 1, 2004, and the fee reduction is expected to continue for a period of at least five years. With this waiver, "Management Fees", "Rule 12b-1 Fees", "Other Expenses", and "Total Annual Portfolio Expenses" were as follows:

                                                                                                           Total Annual
                                                                                                            Portfolio
                                                                 Management                Other Expenses    Expenses
                           Portfolio                                Fees      Rule 12b-1
-----------------------------------------------------------------------------------------------------------------------
AllianceBernstein Growth and Income Portfolio - Class B           0.55%        0.25%        0.03%           0.83%
------------------------------------------------------------------------------------------------------------------------------------
AllianceBernstein Premier Growth Portfolio - Class B              0.75%        0.25%        0.05%           1.05%
------------------------------------------------------------------------------------------------------------------------------------
AllianceBernstein Small Cap Value Portfolio - Class B             0.75%        0.25%        0.28%           1.28%
------------------------------------------------------------------------------------------------------------------------------------


9. The Fund administration fee is paid indirectly through the management fee.


10. While the maximum amount payable under the Portfolio's Class 2 Rule 12b-1 plan is 0.35% per year of the Portfolio's Class 2 average annual net assets, the Portfolio's Board of Trustees has set the current rate at 0.25% per year.

11. The manager had agreed in advance to reduce its fee to reflect reduced services resulting from the Portfolio's investment in a Franklin Templeton money fund. This reduction is required by the Portfolio's Board of Trustees and an order of the Securities and Exchange Commission. With this reduction, "Management Fees", "Rule 12b-1 Fees", "Other Expenses", and "Total Annual Portfolio Expenses" were 0.65%, 0.25%, 0.22%, and 1.12%, respectively.

12. Effective May 1, 2004, the Putnam VT Investors Fund - Class IB is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as automatic additions, portfolio

                                 14  PROSPECTUS
 rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Portfolio in accordance with that program.


EXAMPLE 1
This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

.. invested $10,000 in the Contract for the time periods indicated;

.. earned a 5% annual return on your investment;

.. surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period;

.. elected the MAV Death Benefit Option and the Enhanced Beneficiary Protection
  (Annual Increase) Option;

.. elected the Earnings Protection Death Benefit Option (assuming issue age
  71-79); and

.. elected RIG 2 (assuming Income Base A).

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.


                             Morgan Stanley Variable Annuity     Morgan Stanley Variable Annuity - L Share
                           1 Year   3 Years   5 Years  10 Years   1 Year    3 Years    5 Years    10 Years
-------------------------------------------------------------------------------------------------------------
Costs Based on Maximum     $1,417   $2,830    $4,164   $7,345     $1,373    $2,515     $4,071     $7,576
Annual Portfolio Expenses
-------------------------------------------------------------------------------------------------------------
Costs Based on Minimum     $980     $1,599    $2,244   $4,149     $936      $1,294     $2,184     $4,512
Annual Portfolio Expenses
-------------------------------------------------------------------------------------------------------------




EXAMPLE 2
THIS EXAMPLE USES THE SAME ASSUMPTIONS AS EXAMPLE 1 ABOVE, EXCEPT THAT IT ASSUMES YOU DECIDED NOT TO SURRENDER YOUR CONTRACT, OR YOU BEGAN RECEIVING INCOME PAYMENTS FOR A SPECIFIED PERIOD OF AT LEAST 120 MONTHS, AT THE END OF EACH TIME PERIOD.

                            Morgan Stanley Variable Annuity    Morgan Stanley Variable Annuity - L Share
                           1 Year  3 Years  5 Years  10 Years   1 Year    3 Years    5 Years    10 Years
-----------------------------------------------------------------------------------------------------------
Costs Based on Maximum     $822    $2,405   $3,909   $7,345     $863      $2,515     $4,071     $7,576
Annual Portfolio Expenses
-----------------------------------------------------------------------------------------------------------
Costs Based on Minimum     $385    $1,174   $1,989   $4,149     $426      $1,294     $2,184     $4,512
Annual Portfolio Expenses
-----------------------------------------------------------------------------------------------------------


PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF APPLICABLE, AND THE DEDUCTION OF THE ANNUAL CONTRACT MAINTENANCE CHARGE OF $30 EACH YEAR. THE ABOVE EXAMPLES ASSUME YOU HAVE SELECTED THE MAV DEATH BENEFIT OPTION AND THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, THE EARNINGS PROTECTION DEATH BENEFIT OPTION (ASSUMING THE OLDEST CONTRACT OWNER OR ANNUITANT IS AGE 71 OR OLDER, AND ALL ARE AGE 79 OR YOUNGER ON THE RIDER APPLICATION DATE), AND RIG 2 AND THAT INCOME BASE A IS APPLIED. IF ANY OR ALL OF THESE FEATURES WERE NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER.

                                  15  PROSPECTUS

FINANCIAL INFORMATION
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Acumulation Unit Values for the Contracts appear in Appendix H and in the Statement of Additional Information. The financial statements of Allstate Life and the Variable Account appear in the Statement of Additional Information.


THE CONTRACT
--------------------------------------------------------------------------------


CONTRACT OWNER
Each Contract is an agreement between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the investment alternatives during the Accumulation and Payout Phases,

.. the amount and timing of your purchase payments and withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the income payment plan(s) you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner or the Annuitant dies, and

.. any other rights that the Contract provides, including restricting income payments to Beneficiaries.

If you die, any surviving joint Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.

If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a grantor trust not established by a business, the new Contract Owner will be the Beneficiary(ies).

The Contract cannot be jointly owned by both a non-living person and a living person unless the Contract Owner(s) assumed ownership of the Contract as a Beneficiary(ies). The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.

If you select the Enhanced Beneficiary Protection (MAV) Option, the Enhanced Beneficiary Protection (Annual Increase) Option, the Earnings Protection Death Benefit Option, or the Spousal Protection Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently 79.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED CONTRACT" to refer to a Contract issued with a qualified plan.

Except for certain retirement plans, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.


ANNUITANT
The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). You may not change the Annuitant at any time. You may designate a joint Annuitant, who is a second person on whose life income payments depend, at the time you select an Income Plan. The maximum age of the Annuitant on the date we receive the completed application for each Contract is 90.

If you select the Enhanced Beneficiary Protection (MAV) Option, Enhanced Beneficiary Protection (Annual Increase) Option, Earnings Protection Death Benefit Option, or the Spousal Protection Benefit Option, the maximum age of any Annuitant on the Rider Application Date is 79.


                                 16  PROSPECTUS

If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date.

If you select an Income Plan that depends on the Annuitant or a joint Annuitant's life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.


CO-ANNUITANT
Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option may name their spouse as a Co-Annuitant:

.. the individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA;

.. both the Contract Owner and Co-Annuitant must be age 79 or younger on the Rider Application Date; and

.. the Co-Annuitant must be the sole Primary Beneficiary under the Contract.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. See "Spousal Protection Benefit Option and Death of Co-Annuitant" for more information.


BENEFICIARY
You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death settlement ("DEATH PROCEEDS") or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.

You may restrict income payments to Beneficiaries by providing us with a written request. Once we accept the written request, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If more than one Beneficiary survives you (or the Annuitant, if the Contract Owner is not a living person), we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract Owner is not a living person), the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours.
 Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.

Where there are multiple beneficiaries, we will only value the Death Proceeds at the time the first beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any beneficiary which remain in the Variable Sub-Accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the Death Proceeds. Each Beneficiary will exercise all rights related to his or her share of the Death Proceeds, including the sole right to select a death settlement option, subject to any


                                 17  PROSPECTUS
restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.


MODIFICATION OF THE CONTRACT
Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
The minimum initial purchase payment for Non- Qualified Contracts is $10,000, ($2,000 for Contracts issued with an IRA or TSA). All subsequent purchase payments under a Contract must be $1,000 or more ($50 for automatic payments). You may make purchase payments at any time prior to the Payout Start Date; however, additional payments may be limited in some states. Please consult with your Morgan Stanley Financial Advisor for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept a lesser initial purchase payment amount or lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments. We also reserve the right to reject any application.


AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of $50 or more per month by automatically transferring money from your bank account. Please consult with your Morgan Stanley Financial Advisor for detailed information. The AUTOMATIC ADDITIONS PROGRAM is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.


ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by calling 1-800-654-2397.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We use the term "business day" to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central
Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


                                 18  PROSPECTUS

TRIAL EXAMINATION PERIOD
You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges, that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b) we will refund the greater of any purchase payments or the Contract Value.

We reserve the right to allocate your purchase payments to the Morgan Stanley VIS Money Market Variable Sub-Account during the Trial Examination Period.


CONTRACT VALUE
--------------------------------------------------------------------------------

On the Issue Date, the Contract Value is equal to your initial purchase payment. Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.


ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.


ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:

.. changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

.. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE FUNDS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.


TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION
We offer the TrueReturn/SM/ Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Option guarantees a minimum Contract Value on the "RIDER MATURITY DATE." The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See "Termination of the TrueReturn Option" below for details on termination.

The TrueReturn Option is available at issue of the Contract or may be added later, subject to availability and issue requirements. Currently, you may have only one TrueReturn Option in effect on your Contract at one time. You may not have both a TrueReturn Option and a Retirement Income Guarantee Option in effect on your Contract at the same time. The TrueReturn Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the Annuitant's 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Option may be cancelled at any time on or after the 5th Rider Anniversary by:

.. notifying us in writing in a form satisfactory to us; or

.. changing your investment allocations or making other changes so that that the allocation of investment alternatives no longer adheres to the investment requirements for the TrueReturn Option. For more information regarding investment requirements for this Option, see the "Investment Restrictions" section below.


                                 19  PROSPECTUS

The "RIDER ANNIVERSARY" is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The "RIDER PERIOD" begins on the Rider Date and ends on the Rider Maturity Date. The "RIDER DATE" is the date the TrueReturn Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. We currently offer two "GUARANTEE OPTIONS," Guarantee Option 1 and Guarantee Option 2. The Guarantee Option you select has specific investment requirements, which are described in the "Investment Requirements" section below. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.

The TrueReturn Option may not be available in all states. We may discontinue offering the TrueReturn Option at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.

We believe the TrueReturn Option complies with Individual Retirement Annuity
(IRA) requirements regarding enhanced benefits. We are filing the TrueReturn Option for prototype approval with the IRS.


ACCUMULATION BENEFIT.
On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, then the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Morgan Stanley VIS Money Market Variable Sub-Account. You may transfer the excess amount out of the Morgan Stanley VIS Money Market Variable Sub-Account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Option provides no additional benefit.

The "ACCUMULATION BENEFIT" is equal to the Benefit Base multiplied by the AB Factor. The "AB FACTOR" is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.

                    AB FACTORS
  RIDER PERIOD      GUARANTEE     GUARANTEE
(NUMBER OF YEARS)   OPTION 1      OPTION 2
---------------------------------------------
        8            100.0%           NA
---------------------------------------------
        9            112.5%           NA
---------------------------------------------
       10            125.0%        100.0%
---------------------------------------------
       11            137.5%        110.0%
---------------------------------------------
       12            150.0%        120.0%
---------------------------------------------
       13            162.5%        130.0%
---------------------------------------------
       14            175.0%        140.0%
---------------------------------------------
       15            187.5%        150.0%
---------------------------------------------
       16            200.0%        160.0%
---------------------------------------------
       17            212.5%        170.0%
---------------------------------------------
       18            225.0%        180.0%
---------------------------------------------
       19            237.5%        190.0%
---------------------------------------------
       20            250.0%        200.0%
---------------------------------------------


The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.

 Example 1: Guarantee Option 1

Guarantee Option:                                   1
Rider Period:                                      15
AB Factor:                                     187.5%
Rider Date:                                    1/2/04
Rider Maturity Date:                           1/2/19
Benefit Base on Rider Date:                   $50,000
Benefit Base on rider Maturity Date:          $50,000


On the Rider Maturity Date (1/2/19):
Accumulation Benefit  = Benefit Base on Rider Maturity
                       Date x AB Factor
                       = $50,000 x 187.5%
                       = $93,750


Example 2: Guarantee Option 2

Guarantee Option:                                   2
Rider Period:                                      15
AB Factor:                                     150.0%
Rider Date:                                    1/2/04
Rider Maturity Date:                           1/2/19
Benefit Base on Rider Date:                   $50,000
Benefit Base on rider Maturity Date:          $50,000

                                 20  PROSPECTUS

On the Rider Maturity Date (1/2/19):
Accumulation Benefit  = Benefit Base on Rider Maturity
                       Date x AB Factor
                       = $50,000 x 150.0%
                       = $75,000

Guarantee Option 1 requires you to maintain a more conservative investment allocation, but offers a higher AB Factor. Guarantee Option 2 requires you to maintain a more moderate investment allocation, but offers a lower AB Factor.
 See "Investment Requirements" below for more information.


BENEFIT BASE.
The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the "BENEFIT BASE" is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

.. The Benefit Base will be increased by purchase payments made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. THEREFORE, IF YOU PLAN TO MAKE PURCHASE PAYMENTS AFTER THE FIRST CONTRACT ANNIVERSARY FOLLOWING THE RIDER DATE, YOU SHOULD CONSIDER CAREFULLY WHETHER THIS OPTION IS APPROPRIATE FOR YOUR NEEDS.

.. The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by
  (b), with the result multiplied by (c), where:

  (a) = the withdrawal amount;

  (b) = the Contract Value immediately prior to the withdrawal; and

  (c) = the Benefit Base immediately prior to the withdrawal.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings.
Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.

The Benefit Base will never be less than zero.


INVESTMENT REQUIREMENTS.
If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the Guarantee Option you select, and are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. Any changes we make will apply to a new TrueReturn Option elected pursuant to the Rider Trade-In Option.

When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

(1) to a model portfolio option ("MODEL PORTFOLIO OPTION") available with the Guarantee Option you selected, as defined below; or

(2) to the DCA Fixed Account Option and then transfer all purchase payments and interest according to a Model Portfolio Option available with the Guarantee Option you selected; or

(3) to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. We currently offer one Model Portfolio Option with each of the available Guarantee Options. However, we may add Model
Portfolio Options in the future.    The following table summarizes the Model
Portfolio Option currently available for use with each Guarantee Period under the TrueReturn Option:

   GUARANTEE OPTION 1         GUARANTEE OPTION 2
----------------------------------------------------
Model Portfolio Option 1   Model Portfolio Option 2
----------------------------------------------------


You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-Accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option


                                 21  PROSPECTUS
is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.
 We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected.

Any subsequent purchase payments made to your Contract will be allocated to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected, unless you request that the purchase payment be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $500 or more. Any withdrawals you request will reduce each of the investment alternatives on a pro rata basis in the proportion that your value in each bears to your total value in all Variable Sub-Accounts, unless you request otherwise.

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocations for your Model Portfolio Option. We will use the percentage allocations as of your most recent instructions.


MODEL PORTFOLIO OPTIONS 1 AND 2.
If you choose or transfer your entire Contract Value into Model Portfolio Option 1 under Guarantee Option 1 or Model Portfolio Option 2 under Guarantee Option 2, you must allocate a certain percentage of your Contract Value into each of four asset categories. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model Portfolio Options 1 and 2 and Variable Sub-Accounts available under each category:

                       MODEL PORTFOLIO OPTION 1                              MODEL PORTFOLIO OPTION 2
-----------------------------------------------------------------------------------------------------------
                            20% Category A                                        10% Category A
                            50% Category B                                        20% Category B
                            30% Category C                                        50% Category C
                            0% Category D                                         20% Category D
-----------------------------------------------------------------------------------------------------------
                                                                        Van Kampen UIF Equity and Income
                                                                        Van Kampen UIF U.S. Mid Cap Value
CATEGORY A
Morgan Stanley VIS Money Market                                         CATEGORY D
                                                                        Morgan Stanley VIS Aggressive
CATEGORY B                                                              Equity
FTVIP Franklin High Income                                              Morgan Stanley VIS European Growth
Morgan Stanley VIS High Yield                                           Morgan Stanley VIS Global Advantage
Morgan Stanley VIS Limited Duration                                     Morgan Stanley VIS Global Dividend
Morgan Stanley VIS Quality Income Plus                                  Growth
Van Kampen UIF Emerging Markets Debt                                    Morgan Stanley VIS Information
Van Kampen UIF U.S. Real Estate                                         AIM V.I. Capital Appreciation
                                                                        AIM V.I. Mid Cap Core Equity
CATEGORY C                                                              AllianceBernstein Growth
Morgan Stanley VIS Dividend Growth                                      AllianceBernstein Premier Growth
Morgan Stanley VIS Equity                                               AllianceBernstein Small Cap Value
Morgan Stanley VIS Income Builder                                       FTVIP Templeton Foreign Securities
Morgan Stanley VIS S&P 500 Index                                        Putnam VT International Equity
Morgan Stanley VIS Strategist                                           Putnam VT Investors*
Morgan Stanley VIS Utilities                                            Putnam VT Voyager
AIM V.I. Basic Value                                                    Van Kampen LIT Aggressive Growth
AIM V.I. Premier Equity                                                 Van Kampen LIT Emerging Growth
AllianceBernstein Growth and Income                                     Van Kampen UIF Emerging Markets
FTVIP Franklin Income Securities                                        Equity
FTVIP Mutual Shares Securities                                          Van Kampen UIF Equity Growth
Putnam VT Growth and Income                                             Van Kampen UIF Global Franchise
Putnam VT The George Putnam Fund of Boston                              Van Kampen UIF Mid Cap Growth
Van Kampen LIT Comstock                                                 Van Kampen UIF Small Company Growth
Van Kampen LIT Growth and Income


* Effective May 1, 2004, the Putnam VT Investors Fund - Class IB is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Portfolio in accordance with that program.


CANCELLATION OF THE TRUERETURN OPTION.
You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model


                                 22  PROSPECTUS

Portfolio Option prior to the 5th Rider Anniversary. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.


DEATH OF OWNER OR ANNUITANT.
If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision of your Contract, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.


RIDER TRADE-IN OPTION.
We offer a "RIDER TRADE-IN OPTION" that allows you to cancel your TrueReturn Option and immediately add a new TrueReturn Option ("NEW OPTION"), provided all of the following conditions are met:

.. The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

.. The New Option will be made a part of your Contract on the date the existing
  TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

.. The New Option must be a TrueReturn Option that we make available for use with the Rider Trade-In Option.

.. The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

For example, if you trade-in your TrueReturn Option:

.. the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in;

.. the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

.. the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

.. the Model Portfolio Options will be determined by the Model Portfolio Options offered with the Guarantee Options available with the New Option;

.. any waiting period for canceling the New Option will start again on the new
  Rider Date;

.. any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

.. the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

You should consult with your Morgan Stanley Financial Advisor before trading in your TrueReturn Option.


TERMINATION OF THE TRUERETURN OPTION.
The TrueReturn Option will terminate on the earliest of the following to occur:

.. on the Rider Maturity Date;

.. on the Payout Start Date;

.. on the date your Contract is terminated;

.. on the date the Option is cancelled;

.. on the date we receive a Complete Request for Settlement of the Death
  Proceeds; or

.. on the date the Option is replaced with a New Option under the Rider Trade-In
  Option.

We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.


                                 23  PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 44* Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the accompanying prospectuses for the Funds. You should carefully review the Fund prospectuses before allocating amounts to the Variable Sub-Accounts.

* Up to 45 Variable Sub-Accounts are offered with Contracts issued prior to May 1, 2004.


PORTFOLIO: (1)             EACH PORTFOLIO SEEKS:       INVESTMENT ADVISOR:
-------------------------------------------------------------------------------
MORGAN STANLEY VARIABLE INVESTMENT SERIES
-------------------------------------------------------------------------------
Morgan Stanley VIS         Long-term capital growth
 Aggressive Equity
 Portfolio - Class Y

-------------------------------------------------------
Morgan Stanley VIS         Reasonable current income
 Dividend Growth            and long-term growth of
 Portfolio - Class Y        income and capital
-------------------------------------------------------
Morgan Stanley VIS Equity  Growth of capital through
 Portfolio - Class Y        investment in common
                            stocks of companies
                            believed by the
                            Investment Adviser to
                            have potential for
                            superior growth. As a
                            secondary objective, the
                            Portfolio seeks income
                            but only when consistent
                            with its primary
                            objective
-------------------------------------------------------
Morgan Stanley VIS         To maximize the capital
 European Growth            appreciation of its
 Portfolio - Class Y        investments
-------------------------------------------------------
Morgan Stanley VIS Global  Long-term capital growth
 Advantage Portfolio -
 Class Y
-------------------------------------------------------
Morgan Stanley VIS Global  Reasonable current income
 Dividend Growth            and long-term growth of
 Portfolio - Class Y        income and capital
-------------------------------------------------------
Morgan Stanley VIS High    High level of current       MORGAN STANLEY
 Yield Portfolio - Class    income and, as a           INVESTMENT ADVISORS INC.
 Y                          secondary objective,
                            capital appreciation when
                            consistent with its
                            primary objective
-------------------------------------------------------
Morgan Stanley VIS Income  Reasonable income and, as
 Builder Portfolio -        a secondary objective,
 Class Y                    growth of capital
-------------------------------------------------------
Morgan Stanley VIS         Long-term capital
 Information Portfolio -    appreciation
 Class Y
-------------------------------------------------------
Morgan Stanley VIS         High level of current
 Limited Duration           income consistent with
 Portfolio - Class Y        preservation of capital
-------------------------------------------------------
Morgan Stanley VIS Money   High current income,
 Market Portfolio - Class   preservation of capital,
 Y                          and liquidity
-------------------------------------------------------
Morgan Stanley VIS         High level of current
 Quality Income Plus        income and, as a
 Portfolio - Class Y        secondary objective,
                            capital appreciation when
                            consistent with its
                            primary objective
-------------------------------------------------------
Morgan Stanley VIS S&P     Investment results that,
 500 Index Portfolio -      before expenses,
 Class Y                    correspond to the total
                            return (i.e., combination
                            of capital changes and
                            income) of the Standard
                            and Poor's 500 Composite
                            Stock Price Index
-------------------------------------------------------
Morgan Stanley VIS         High total investment
 Strategist Portfolio -     return through a fully
 Class Y                    managed investment policy
                            utilizing equity,
                            fixed-income and money
                            market securities and the
                            writing of covered call
                            and put options
-------------------------------------------------------
Morgan Stanley VIS         Current income and
 Utilities Portfolio -      long-term growth of
 Class Y                    income and capital
-------------------------------------------------------------------------------

                                 24  PROSPECTUS

-------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (2)
-------------------------------------------------------------------------------
Van Kampen UIF Emerging
 Markets Debt Portfolio -   High total return
 Class II
-------------------------------------------------------
Van Kampen UIF Emerging    Long-term capital
 Markets Equity Portfolio   appreciation
 - Class II
-------------------------------------------------------
Van Kampen UIF Equity      Seeks long-term capital
 Growth Portfolio - Class   appreciation by investing
 II                         primarily on
                            growth-oriented equity
                            securities of large
                            capitalization companies
-------------------------------------------------------
Van Kampen UIF Equity and  Capital appreciation and
 Income Portfolio - Class   current income
 II
-------------------------------------------------------
Van Kampen UIF Global      Long-term capital           VAN KAMPEN (2)
 Franchise Portfolio -      appreciation
 Class II
-------------------------------------------------------
Van Kampen UIF Mid Cap     Long-term capital growth
 Growth Portfolio - Class
 II
-------------------------------------------------------
Van Kampen UIF Small       Long-term capital
 Company Growth Portfolio   appreciation
 - Class II
-------------------------------------------------------
Van Kampen UIF U.S. Mid    Seeks above-average total
 Cap Value Portfolio -      return over a market
 Class II (3)               cycle of three to five
                            years by investing in
                            common stocks and other
                            equity securities
-------------------------------------------------------
Van Kampen UIF U.S. Real   Seeks to provide above
 Estate Portfolio - Class   average current income
 II                         and long-term capital
                            appreciation by investing
                            primarily in equity
                            securities of companies
                            in the U.S. real estate
                            industry, including real
                            estate investment trusts
-------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive  Capital growth
 Growth Portfolio - Class
 II
-------------------------------------------------------
Van Kampen LIT Comstock    Capital growth and income
 Portfolio - Class II
-------------------------------------------------------
Van Kampen LIT Emerging    Capital appreciation        VAN KAMPEN ASSET
 Growth Portfolio - Class                              MANAGEMENT
 II
-------------------------------------------------------
Van Kampen LIT Growth and  Long-term growth of
 Income Portfolio - Class   capital and income
 II
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-------------------------------------------------------------------------------
AIM V.I. Basic Value Fund  Long-term growth of
 - Series II                capital
-------------------------------------------------------
AIM V.I. Capital           Growth of capital
 Appreciation Fund -
 Series II                                             A I M ADVISORS, INC.
-------------------------------------------------------
AIM V.I. Mid Cap Core      Long-term growth of
 Equity Fund - Series II    capital
-------------------------------------------------------
AIM V.I. Premier Equity    Long-term growth of
 Fund - Series II           capital; income is a
                            secondary objective
-------------------------------------------------------------------------------
ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND
-------------------------------------------------------------------------------
AllianceBernstein Growth   Long-term growth of
 Portfolio - Class B        capital; current income
                            is incidental to the
                            Portfolio's objective
-------------------------------------------------------ALLIANCE CAPITAL
AllianceBernstein Growth   Reasonable current income   MANAGEMENT, L.P.
 and Income Portfolio -     and reasonable
 Class B                    opportunity for
                            appreciation
-------------------------------------------------------
AllianceBernstein Premier  Growth of capital by
 Growth Portfolio - Class   pursuing aggressive
 B                          investment policies
-------------------------------------------------------
AllianceBernstein Small    Long-term growth of
 Cap Value Portfolio -      capital
 Class B
-------------------------------------------------------------------------------

                                 25  PROSPECTUS

-------------------------------------------------------------------------------
 FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
-------------------------------------------------------------------------------
                           High level of current
 FTVIP Franklin High        income with capital
 Income Fund - Class 2      appreciation as secondary
                            goal
-------------------------------------------------------
 FTVIP Franklin Income     Maximize income while       FRANKLIN ADVISERS, INC.
 Securities Fund - Class    maintaining prospects for
 2                          capital appreciation
-------------------------------------------------------------------------------
 FTVIP Mutual Shares       Capital appreciation with   FRANKLIN MUTUAL
 Securities Fund - Class    income as a secondary      ADVISERS, LLC
 2                          goal
-------------------------------------------------------------------------------
 FTVIP Templeton Foreign   Long-term capital growth    TEMPLETON INVESTMENT
 Securities Fund - Class                               COUNSEL, LLC
 2
-------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
-------------------------------------------------------------------------------
Putnam VT The George       Provide a balanced
 Putnam Fund of Boston -    investment of a well
 Class IB                   diversified portfolio of
                            value stocks and bonds
-------------------------------------------------------------------------------
Putnam VT Growth and       Capital growth and current
 Income Fund - Class IB     income
-------------------------------------------------------
Putnam VT International    Capital appreciation        PUTNAM INVESTMENT
 Equity Fund - Class IB                                MANAGEMENT, LLC
-------------------------------------------------------
Putnam VT Investors Fund   Long-term growth of
 - Class IB (4)             capital and any increased
                            income that results from
                            this growth
-------------------------------------------------------------------------------
Putnam VT Voyager Fund -   Capital appreciation
 Class IB
-------------------------------------------------------------------------------


(1) On or about April 17, 2004, the Morgan Stanley VIS Pacific Growth Portfolio
- Class Y was liquidated. Any amounts invested in the Morgan Stanley VIS Pacific Growth Portfolio - Class Y were transferred to the Morgan Stanley VIS Money Market - Class Y. On October 13, 2003, the Van Kampen UIF Active International Allocation Portfolio, Class II was liquidated. Any amounts invested in the Van Kampen UIF Active International Allocation Portfolio, Class II were transferred to the Morgan Stanley VIS Money Market - Class Y.

(2) Morgan Stanley Investment Management, Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen. Effective May 1, 2004, the Morgan Stanley UIF Portfolios were rebranded the Van Kampen UIF Portfolios.

(3) Effective September 30, 2003, the Van Kampen UIF U.S. Mid Cap Core Portfolio, Class II changed its name to Van Kampen UIF U.S. Mid Cap Value Portfolio, Class II. The investment objective for this Portfolio has not changed.

(4) Effective May 1, 2004, the Putnam VT Investors Fund - Class IB portfolio is no longer available for new investments. If you are currently invested in the Putnam VT Investors Fund - Class IB portfolio you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automation transactions to the portfolio in accordance with that program.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL MUTUAL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS AND INVESTMENT RESULTS OF A VARIABLE INSURANCE PORTFOLIO CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF A SIMILARLY NAMED RETAIL MUTUAL FUND.


INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------

You may allocate all or a portion of your purchase payments to the Fixed Account Options. The Fixed Account Options we offer include the DOLLAR COST AVERAGING FIXED ACCOUNT OPTION, the STANDARD FIXED ACCOUNT OPTION, and the MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION. We may offer additional Fixed Account Options in
the future. Some Options are not available in all states.   In addition,
Allstate Life may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.


                                 26  PROSPECTUS

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION
The Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program, as described on page 31.

This option allows you to allocate purchase payments to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $500.

At the time you allocate a purchase payment to the DCA Fixed Account Option, you
must specify the term length over which the transfers are to take place.   We
use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future.
 Refer to Appendix A for more information.

Your purchase payments will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have. The interest rates may also differ from those available for other Fixed Account Options. In no event will the interest rate be less than 3% per year.

You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. The first transfer will occur on the next Valuation Date after you establish a Transfer Period Account. If we do not receive an allocation instruction from you when we receive the purchase payment, we will transfer each installment to the Morgan Stanley VIS Money Market Variable Sub-Account until we receive a different allocation instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Morgan Stanley VIS Money Market Variable Sub-Account unless you request a different investment alternative. Transferring Contract Value to the Morgan Stanley VIS Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 31.

If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the Morgan Stanley VIS Money Market Variable Sub-Account unless you request a different investment alternative.

You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.

The DCA Fixed Account Option may not be available in your state. Please check with your Morgan Stanley Financial Advisor for availability.


STANDARD FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a "GUARANTEE PERIOD ACCOUNT" within the Standard Fixed Account Option ("Standard Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("STANDARD FIXED GUARANTEE PERIOD"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $500.

At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. For Morgan Stanley Variable Annuity Contracts, we currently offer Standard Fixed Guarantee Periods of 1, 3, 5 and 7 years in length. For Morgan Stanley Variable Annuity - L Share Contracts, we currently are not offering the Standard Fixed Account Option. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.


                                 27  PROSPECTUS

Some Standard Fixed Guarantee Periods are not available in all states. Please check with your Morgan Stanley Financial Advisor for availability.

The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. In no event will the interest rate be less than 3% per year.

In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date ("30-DAY WINDOW"), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.

Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.

At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year.
 Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:

.. transfer all or part of the money from the Standard Fixed Guarantee Period
  Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

.. transfer all or part of the money from the Standard Fixed Guarantee Period
  Account to other investment alternatives available at the time; or

.. withdraw all or part of the money from the Standard Fixed Guarantee Period
  Account.  Withdrawal charges and taxes may apply.

Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:

.. you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or

.. you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.

The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from a renewing Standard Fixed Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.

The Standard Fixed Account Option currently is not available with the Morgan Stanley Variable Annuity - L Share Contract.


MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("MARKET VALUE ADJUSTED FIXED GUARANTEE PERIOD"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $500.

At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Periods").
 We currently offer Market Value Adjusted Fixed Guarantee Periods of 3, 5, 7, and 10 years. Refer to Appendix A for more information. We may offer other
 Guarantee Periods in the future.   If you allocate a purchase payment to the
Market Value Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted


                                 28  PROSPECTUS

Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states. Please check with your Morgan Stanley Financial Advisor for availability.

The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.

Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires ("30-Day MVA Window"). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.

We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yields as reported in Federal Reserve Board Statistical Release H.15 ("TREASURY RATE") to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate for a maturity equal to the
 Market Value Adjusted Fixed Guarantee Period at the time the Market Value Adjusted Fixed Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.

Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate at the time the money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be negative.

For example, assume that you purchase a Contract and allocate part of the initial purchase payment to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.

The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.

At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer the money from such Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise. The new Market Value Adjusted Fixed Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account ("New Account Start Date.") If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest Market Value Adjusted Fixed Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:


                                 29  PROSPECTUS

.. transfer all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

.. transfer all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account to other investment alternatives available at the time; or

.. withdraw all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account.  Withdrawal charges and taxes may apply.

The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account.
 If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.


INVESTMENT ALTERNATIVES: TRANSFERS
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.

You may make up to 12 transfers per Contract Year without charge. A transfer fee equal to 1.00% of the amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. Certain restrictions on transfers apply to Contracts with the TrueReturn
Option.   See the "TrueReturn/sm/ Accumulation Benefit Option" section of this prospectus for more information.

The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-Account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-Account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See "Standard Fixed Account Option". The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $500.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

We reserve the right to waive any transfer restrictions.


TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may


                                 30  PROSPECTUS
make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.


TELEPHONE OR ELECTRONIC TRANSFERS
You may make transfers by telephone by calling 1-800-654-2397. The cut off time for telephone transfer requests is 3:00 p.m. Central time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


MARKET TIMING & EXCESSIVE TRADING
The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If we identify a pattern of market-timing or excessive trading activity, we will make further inquiry and may, depending on the circumstances, impose trading limitations as described below under "Trading Limitations" consistent with applicable law and the Contract. We will apply these limitations on a uniform basis to all Contract Owners we determine have engaged in market timing or excessive trading. Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, not all market timing or excessive trading is identifiable or preventable. Therefore, we cannot guarantee that we can prevent such trading activity in all cases or before it occurs.


TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract year, or to refuse any transfer request, if:

.. we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable
  Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

.. we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.


SHORT TERM TRADING FEES
We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-Accounts that occur within a certain number of days following the date of allocation to the Variable Sub-Accounts. Such fees may vary by Variable Sub-Account, but will only apply to those Variable Sub-Accounts corresponding to underlying mutual funds that assess such fees.


DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the

                                 31  PROSPECTUS
aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.


AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.

Example:

  Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Morgan Stanley VIS Quality Income Plus Variable Sub-Account and 60% to be in the Van Kampen LIT Aggressive Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Morgan Stanley VIS Quality Income Plus Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the Morgan Stanley VIS Quality Income Plus Variable Sub-Account for the appropriate Contract(s) and use the money to buy more units in the Van Kampen LIT Aggressive Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee. Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.


EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your assets invested in the Morgan Stanley VIS Money Market Variable Sub-Account. If there are insufficient assets in that Variable Sub-Account, we will deduct the balance of the charge proportionally from the other Variable Sub-Accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge:

.. for the remaining term of the Contract once your total purchase payments to the Contract equal $50,000 or more; or

.. for a Contract Anniversary, if on that date, your entire Contract Value is allocated to the Fixed Account Options, or after the Payout Start Date, if all income payments are fixed income payments.

We reserve the right to waive this charge for all Contracts.




ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.19% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.35%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.

                                 32  PROSPECTUS

MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

MORGAN STANLEY VARIABLE ANNUITY              1.10%
---------------------------------------------------
MORGAN STANLEY VARIABLE ANNUITY - L SHARE
                                             1.50%
---------------------------------------------------


The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.

You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:

.. MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. This charge may be increased, but will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

.. Enhanced Beneficiary Protection (Annual Increase) Option:  The current mortality  and expense risk charge for this option is 0.30%.  This  charge
  will never exceed 0.30%.   We  guarantee that we will not increase the
  mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

.. Earnings Protection Death Benefit Option: The current mortality and expense risk charge for this option is:

  . 0.25% (maximum of 0.35%) if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date;

  0.40% (maximum of 0.50%) if the oldest Contract Owner or oldest Annuitant is age 71 or older and both are age 79 or younger on the Rider Application Date.The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the charge will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued.
   Refer to the Death Benefit Payments provision in this prospectus for more
  information.   We deduct the charge for this option only during  the
  Accumulation Phase.

.. Spousal Protection Benefit Option: Currently, there is no charge for this benefit. We may assess a charge of up to 0.15% for the Spousal Protection Benefit Option. This charge will only be deducted during the Accumulation Phase of your Contract. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract.

.. Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased, but will never exceed 0.75%. We guarantee that we will not increase the mortality and expense risk for this option after you have added it to your Contract. The charge will be deducted only during the Payout Phase.

TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION FEE

We charge a separate annual Rider Fee for the TrueReturn Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select, however we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract.
 If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in.



The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If you terminate this Option prior to the Rider Maturity Date on a date other than a Contract Anniversary, we will deduct an entire Rider Fee from your Contract Value on the date the Option is terminated. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee

                                 33  PROSPECTUS
unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the "TrueReturn/sm/ Accumulation Benefit Option" section of this prospectus for more information.


RETIREMENT INCOME GUARANTEE OPTION FEE
We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees described below apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states). We impose a separate annual Rider Fee for RIG 1 and RIG
2. The current annual Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. The current annual Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary. See "Retirement Income Guarantee Options" for details.

We deduct the Rider Fees only from the Variable Sub-Account(s) on a pro-rata basis. For the initial Contract Anniversary after the Rider Date, we will deduct a fee pro rated to reflect the number of full months (30-day periods) from the Rider Date to the Contract Anniversary. In the case of a full withdrawal of the Contract Value on any date other than the Contract Anniversary, we will deduct from the amount paid upon withdrawal the Rider Fee multiplied by the appropriate Income Base immediately prior to the withdrawal pro rated to reflect the number of full months (30-day periods) the Option was in effect during the current Contract Year. We will not deduct the Rider Fee during the Payout Phase.


TRANSFER FEE
We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount transferred. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.


WITHDRAWAL CHARGE
We may assess a withdrawal charge from the purchase payment(s) you withdraw.
 The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears on page 10. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.

Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to page 28 for more information on market value adjustments.


FREE WITHDRAWAL AMOUNT
You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.

Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.

You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.

For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:

1) Purchase payments that no longer are subject to withdrawal charges;

2) Free Withdrawal Amount (if available);

3) Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;

4) Any earnings not previously withdrawn.

However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.

If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:

.. The Free Withdrawal Amount described above; or

.. Earnings as of the beginning of the Contract Year that have not been previously withdrawn.

For purposes of assessing the withdrawal charge for a Charitable Remainder Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:

                                 34  PROSPECTUS

1) Earnings not previously withdrawn;

2) Purchase payments that are no longer subject to withdrawal charges;

3) Free Withdrawal Amount in excess of earnings;

4) Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.


ALL CONTRACTS
We do not apply a withdrawal charge in the following situations:

.. the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

.. withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


CONFINEMENT WAIVER. We will waive the withdrawal charge on any applicable withdrawal taken under your Contract if the following conditions are satisfied:

1. you or the Annuitant, if the Contract Owner is not a living person, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date,

2. we receive your request for withdrawal and written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital, and

3. a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).


TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge on any applicable withdrawal under your Contract if:

1. you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2. you provide adequate proof of diagnosis to us before or at the time you request the withdrawal.


UNEMPLOYMENT WAIVER. We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,

2. you or the Annuitant receive Unemployment Compensation for at least 30 days as a result of that unemployment, and

3. you or the Annuitant claim this benefit within 180 days of your or the Annuitant's initial receipt of Unemployment Compensation.

Before we will waive any withdrawal charges, you must give us Due Proof prior to, or at the time of, the withdrawal request, that you or the Annuitant have been unemployed and have been granted Unemployment Compensation for at least 30 consecutive days.

"UNEMPLOYMENT COMPENSATION" means unemployment compensation received from a unit of state or federal government in the U.S. "DUE PROOF" includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.

You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.


PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current

                                 35  PROSPECTUS
practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may some time in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.


DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the "Taxes" section of this prospectus.


OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of Portfolio annual expenses, see pages 12-15. We may receive compensation from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative, distribution, or other services we provide to the Portfolios.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 37.

The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income tax withholding, penalty tax, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time.

Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See "Standard Fixed Account Options" on page 27.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal penalty tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and taxes.


POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,

2. An emergency exists as defined by the SEC, or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your sales representative or call us at 1-800-654-2397 for more information.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

                                 36  PROSPECTUS

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.


INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value adjusted by any applicable Market Value Adjustment and less applicable taxes to an Income Plan. The first income payment must occur at least 30 days after the Issue Date. The Payout Start Date may be no later than:

.. the Annuitant's 99th birthday, or

.. the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may select more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each such Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionally to each Income Plan you select based on the proportion of your Contract Value applied to each such Income Plan. We reserve the right to limit the number of Income Plans that you may select. If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under "Income Protection Benefit Option," below. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the "Beneficiary" section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Currently seven Income Plans are available. Depending on the Income Plan(s) you choose, you may receive:

.. fixed income payments;

.. variable income payments; or

.. a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 591/2 may be subject to an additional 10% federal tax penalty.

The seven Income Plans are:


INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of
1) the death of an

                                 37  PROSPECTUS

Annuitant; or 2) at the end of the guaranteed payment period.


INCOME PLAN 3 - GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600. We will deduct the mortality and expense risk charge from the assets of the Variable Sub-Account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3.
 See "Modifying Payments" and "Payout Withdrawals" below for more details.


INCOME PLAN 4 -LIFE INCOME WITH CASH REFUND. Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.


INCOME PLAN 5 -JOINT LIFE INCOME WITH CASH REFUND. Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.


INCOME PLAN 6 -LIFE INCOME WITH INSTALLMENT REFUND. Under this plan, we make periodic income payments until the later of (1) the death of the Annuitant, or
(2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.


INCOME PLAN 7 - JOINT LIFE INCOME WITH INSTALLMENT REFUND. Under this plan, we make periodic income payments until the later of (1) the deaths of both the Annuitant and joint Annuitant, or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.

The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.


MODIFYING PAYMENTS
After the Payout Start Date, you may make the following changes under Income Plan 3:

.. You may request to modify the length of the Guaranteed Payment Period.
  Currently, we allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice.
  If you elect to change the length of the Guaranteed Payment Period, the new Guaranteed Payment Period must be within the original minimum and maximum period you would have been permitted to select on the Payout Start Date. However, the maximum payment period permitted will be shortened by the period elapsed since the original Guaranteed Payment Period began. If you change the length of your Guaranteed Payment Period, we will compute the present value of your remaining payments, using the same assumptions we would use if you were terminating the income payments, as described in Payout Withdrawal. We will then adjust the remaining payments to equal what that value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

.. You may request to change the frequency of your payments. We currently allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice.

Changes to either the frequency of payments or length of the Guaranteed Payment Period will result in a change to

                                 38  PROSPECTUS
the payment amount and may change the amount of each payment that is taxable to you.

Modifying payments of this Contract may not be allowed under qualified plans. In order to satisfy required minimum distributions ("RMD") under current Treasury regulations, once income payments have begun over a Guaranteed Payment Period, the Guaranteed Payment Period may not be changed even if the new period is shorter than the maximum permitted. Please consult with a competent tax advisor prior to making a request to modify payments if your contract is subject to RMD requirements.

 Any change to either the frequency of payments or length of a Guaranteed Payment Period will take effect on the next payment date after we accept the requested change.


PAYOUT WITHDRAWAL
You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value ("withdrawal value"), subject to a Payout Withdrawal Charge, by writing to us ("Payout Withdrawal"). For variable income payments, the withdrawal value is equal to the present value of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate. The applicable current interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.

A Payout Withdrawal must be a least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the investment alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.


PAYOUT WITHDRAWAL CHARGE
To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

Payout Withdrawals will be subject to a Payout Withdrawal Charge for each Contract as follows:

                        Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
Contract:                   0           1           2           3           4           5           6           7            8+
------------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley
 Variable Annuity           7%          7%          6%          5%          4%          3%          2%          0%           0%
Morgan Stanley
 Variable Annuity - L
 Share                      7%          6%          5%          0%



ADDITIONAL INFORMATION. We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to variable income payments, according to the Variable Sub-Account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan(s) on the Payout Start Date. We can make income payments in monthly, quarterly, semi-annual or annual installments, as you select. If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, and state law permits, we may:

.. terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a)

                                 39  PROSPECTUS
actual mortality experience or (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) under some of the Income Plans, we make income payments only so long as an Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.

In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate ("AIR", also known as benchmark rate) of 3%. Currently, you may choose either a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply.
 The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 5% AIR will automatically apply (except in states in which the 5% AIR is not available; in those states, the 3% AIR will automatically apply). You may not change the AIR after you have selected an Income Plan.

We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-Accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to receive level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which may vary from year to year, but will not be less than 2% per year. We do not allow withdrawals of the annual amount unless you make a full or partial withdrawal request of the value of the remaining payments under Income Plan 3. Withdrawals will be assessed a Payout Withdrawal Charge, if applicable. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.


INCOME PROTECTION BENEFIT OPTION
We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:

.. The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.

.. You must choose Income Plan 1 or 2, and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.

.. You may apply the Income Protection Benefit Option to more than one Income
  Plan.

.. The AIR must be 3% for the Income Plan(s) to which you wish to apply this benefit.

.. You may only add the Income Protection Benefit Option on the Payout Start Date and, once added, the option cannot be cancelled.

.. You may not convert variable income payments to fixed income payments.

If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value ("Income Protection Benefit"), as calculated on the Payout Start Date under such Income Plans. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.

If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. The change for the Income Protection Benefit Option will apply only to the Income Plan(s) to which the option has been applied. Currently, the charge for this option is 0.50%. We may change the amount we charge, but it will not exceed 0.75%. Once the option is issued, we will not increase what we charge you for the benefit.

In order to ensure that we achieve adequate investment diversification ("INCOME PROTECTION DIVERSIFICATION REQUIREMENT"), we reserve the right, in our sole discretion, to impose limitations on the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit

                                 40  PROSPECTUS

Option applies. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts, exclusion of certain Variable Sub-Accounts, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of Automatic Portfolio Rebalancing.

To achieve our Income Protection Diversification Requirement, we have divided the Variable Sub-Accounts into three separate categories: "unrestricted," "restricted" and "excluded." Currently, we require that you allocate between 30% to 100% of the assets supporting your variable income payments to the unrestricted Variable Sub-Accounts in any manner you choose. You may allocate up to 70% of the assets supporting your variable income payments to the restricted Variable Sub-Accounts. You may not, however, allocate more than 20% of the assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts. You may not allocate ANY PORTION of the assets supporting your variable income payments to the excluded Variable Sub-Accounts.

In the following three tables, we list our current Income Protection Diversification Requirement:


UNRESTRICTED VARIABLE SUB-ACCOUNTS. There is no limit to the amount of assets supporting your variable income payments that you may allocate to any one or more of the following Variable Sub-Accounts. Currently, we require that you allocate AT LEAST 30% of the assets supporting your variable income payments to this category.

  Morgan Stanley VIS Limited Duration

  Morgan Stanley VIS Money Market

  Morgan Stanley VIS Quality Income Plus


RESTRICTED VARIABLE SUB-ACCOUNTS. You may allocate up to 70% of the amount of assets supporting your variable income payments to the following Variable Sub-Accounts. Currently, you may not allocate more than 20% of the amount of assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts.

  AIM V.I. Basic Value

  AIM V.I. Premier Equity

  AllianceBernstein Growth

  AlianceBernstein Growth and Income

  AllianceBernstein Premier Growth

  AllianceBernstein Small Cap Value

  Morgan Stanley VIS Aggressive Equity

  Morgan Stanley VIS Dividend Growth

  Morgan Stanley VIS Equity

  Morgan Stanley VIS European Growth

  Morgan Stanley VIS Global Advantage

  Morgan Stanley VIS Global Dividend Growth

  Morgan Stanley VIS High Yield

  Morgan Stanley VIS Income Builder

  Morgan Stanley VIS S&P 500 Index

  Morgan Stanley VIS Strategist

  Morgan Stanley VIS Utilities

  Van Kampen UIF Equity and Income

  Van Kampen UIF Equity Growth

  Van Kampen UIF Global Franchise

  Van Kampen UIF U.S. Mid Cap Value

  Van Kampen UIF U.S. Real Estate

  FTVIP Franklin High Income

  FTVIP Franklin Income Securities

  FTVIP Mutual Shares Securities

  FTVIP Templeton Foreign Securities

  Putnam VT The George Putnam Fund of Boston

  Putnam VT Growth and Income

  Putnam VT International Equity

  Putnam VT Investors*

  Putnam VT Voyager

  Van Kampen LIT Comstock

  Van Kampen LIT Growth and Income


EXCLUDED VARIABLE SUB-ACCOUNTS. Currently, none of the following Variable Sub-Accounts are available to support variable income payments.

  AIM V.I. Capital Appreciation

  AIM V.I. Mid Cap Core Equity

  Morgan Stanley VIS Information

  Van Kampen UIF Small Company Growth

  Van Kampen UIF Emerging Markets Debt

  Van Kampen UIF Emerging Markets Equity

  Van Kampen UIF Mid Cap Growth

  Van Kampen LIT Aggressive Growth

  Van Kampen LIT Emerging Growth

* Effective May 1, 2004, the Putnam VT Investors Fund - Class IB is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging,

                                 41  PROSPECTUS
we will continue to effect automatic transactions to the Portfolio in accordance with that program.

You must use quarterly Automatic Portfolio Rebalancing to meet our Income Protection Diversification Requirement. On the date of each rebalancing, we will reallocate the amount of the assets supporting your variable income payments according to the rebalancing percentages you have selected, subject to the then current restrictions and exclusions in effect. We expect that the restrictions and exclusions for each category will change from time to time. Any change in these restrictions and exclusions will become effective no later than the next regularly scheduled rebalancing of your Variable Sub-Account choices on or immediately after the date of change.

The Income Protection Diversification Requirement is based on a model. We may use a model developed and maintained by us or we may elect to use a model developed or provided by an independent third party. We will notify you at least 30 days before we make any change to our Income Protection Diversification Requirement.

We may determine which Variable Sub-Accounts are eligible for each category or we may elect to follow the recommendations of an independent third party. We may at any time make new determinations as to which Variable Sub-Accounts are unrestricted, restricted or excluded. We may do so for a variety of reasons including, but not limited to, a change in the investment objectives or policies of a Portfolio, or the failure, in our sole determination, of such Portfolio to invest in accordance with its stated investment objective or policies.

Transfers made for purposes of meeting the Income Protection Diversification Requirement will not count towards the number of free transfers you may make each Contract Year. See "Investment Alternatives: Transfers," above, for additional information.


FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.

We calculate the fixed income payments by:

.. adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

.. deducting any applicable taxes; and

.. applying the resulting amount to the greater of (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract or (b) such other income payment factor as we are offering on the Payout Start Date.

We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

RETIREMENT INCOME GUARANTEE OPTIONS Effective January 1, 2004, we ceased offering the Retirement Income Guarantee Options ("RIG 1" and "RIG 2"), except in a limited number of states. Effective May 1, 2004, the RIG 1 and RIG 2 Options are no longer available in any state. If you added a Retirement Income Guarantee Option to your Contract prior to January 1, 2004 (up to May 1, 2004 in certain states), your Option will continue to apply to your Contract. Also, effective January 1, 2004, we discontinued the Trade-In Program. If you previously elected a RIG Option, you may cancel your RIG 1 or RIG 2 Option during the 60-day period following your next 3/rd/ Contract Anniversary after January 1, 2004. If you do not cancel the Option during this 60-day period, you will not be permitted to cancel it later. Please check with your Morgan Stanley Financial Advisor for details.

The following describes the Retirement Income Guarantee Options for Contract Owners who elected the Option prior to May 1, 2004.

We refer to the issue date of the option as the "RIDER DATE." You may add only one Retirement Income Guarantee Option to your Contract. The oldest Contract Owner and oldest Annuitant must be age 75 or younger on the Rider Application Date. Once you add a rider to your Contract, it may not be cancelled except during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004, as described above.

WE RESERVE THE RIGHT TO IMPOSE LIMITATIONS ON THE INVESTMENT ALTERNATIVES IN WHICH YOU MAY INVEST AS A CONDITION OF THESE OPTIONS. THESE RESTRICTIONS MAY INCLUDE, BUT ARE NOT LIMITED TO, MAXIMUM INVESTMENT LIMITS ON CERTAIN INVESTMENT ALTERNATIVES, EXCLUSION OF CERTAIN INVESTMENT ALTERNATIVES, REQUIRED MINIMUM ALLOCATIONS TO CERTAIN VARIABLE SUB-ACCOUNTS AND/OR THE AUTOMATIC PORTFOLIO REBALANCING. CURRENTLY, NO SUCH RESTRICTIONS ARE BEING IMPOSED.

For each option, an "INCOME BASE" is calculated, which is used only for the purpose of calculating the "GUARANTEED RETIREMENT INCOME BENEFIT" and the appropriate "RIDER FEE," all defined below. The Income Base does not provide a Contract Value or guarantee performance of any investment option. The Income Base for RIG 1 and RIG 2 are described in more detail below.

You may apply the Income Base less applicable taxes to an Income Plan on the Payout Start Date and receive the Guaranteed Retirement Income Benefit if all of the following conditions are satisfied:

.. The Payout Start Date must be on or after the 10/th/ Contract Anniversary of the Rider Date.

                                 42  PROSPECTUS

.. The Payout Start Date must occur during the 30-day period following a Contract
  Anniversary.

.. The oldest Annuitant must be age 99 or younger as of the Payout Start Date.

.. You must select Fixed Amount Income Payments only.

.. You must select Income Plan 1 or 2, with a Guaranteed Payment Period of at least:

  . 120 months, if the youngest Annuitant is age 80 or younger as of the Payout Start Date; or

  . 60 months, if the youngest Annuitant is older than age 80 as of the Payout Start Date.

The "GUARANTEED RETIREMENT INCOME BENEFIT" is determined by applying the Income Base, less any applicable taxes, to the appropriate monthly income payment factor shown in the Income Payment Tables in your Contract for the selected Income Plan.

If a different payment frequency (quarterly, semi-annual, or annual) or different Income Plan is selected, an income payment factor for the selected payment frequency and Income Plan is determined on the same mortality and interest rate basis as the Income Payment Tables shown in your Contract.

On the Payout Start Date, the income payments for the selected Income Plan will be the greater of:

.. The Guaranteed Retirement Income Benefit; or

.. For fixed income payments, the Contract Value, adjusted by any applicable
  Market Value Adjustment, less any applicable taxes is applied to the greater of: the appropriate income payment factor for the selected Income Plan from the income payment tables in your Contract, or an income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

We assess an annual Rider Fee if you selected one of the Retirement Income Guarantee Options. The Rider Fee is deducted on each Contract Anniversary on a pro rata basis from each of the Variable Sub-Accounts in which your Contract Value is invested on that date. The Rider Fee will decrease the number of Accumulation Units in each Variable Sub-Account. The Rider Fee is deducted only during the Accumulation Phase of the Contract. For the first Contract Anniversary following the Rider Date, the Rider Fee will be prorated based on the number of full months (30 day periods) between the Rider Date and the first Contract Anniversary after the Rider Date. In the case of a full withdrawal of the Contract Value, the Rider Fee is prorated based on the number of full months (30 day periods) between the Contract Anniversary immediately prior to the withdrawal and the date of the withdrawal.

The Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. The Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary.

These options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

.. The date the Contract is terminated;

.. If the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The option will terminate on the date we determine the Death Proceeds;

.. The Payout Start Date; or

.. You elect to cancel your RIG 1 or RIG 2 Option during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004 (since we discontinued offering the Trade-In Program as of that date).

Otherwise, the options may not be terminated or cancelled.


CALCULATION OF INCOME BASE.
On the Rider Date, the "RIG 1 INCOME BASE" is equal to the Contract Value. The RIG 1 Income Base, plus purchase payments made after the Rider Date and less RIG 1 withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the "CAP" defined below. This accumulation will continue until the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first. After the 5% interest accumulation ends (3% in certain states), the RIG 1 Income Base will continue to be increased by purchase payments and reduced by RIG 1 withdrawal adjustments for withdrawals until the option terminates. The "RIG 1 WITHDRAWAL ADJUSTMENT" is defined below.

The RIG 1 Income Base will not exceed a CAP equal to:

.. 200% of the Contract Value as of the Rider Date; plus

.. 200% of purchase payments made after the Rider Date, but excluding any purchase payments made in the 12-month period immediately prior to the Payout Start Date; minus

.. RIG 1 Withdrawal Adjustments for any withdrawals made after the Rider Date.


RIG 1 WITHDRAWAL ADJUSTMENT. Prior to the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever is earlier, the withdrawal adjustment is as follows:

.. In each Contract Year, for the portion of withdrawals that do not cumulatively exceed 5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the amount withdrawn (or portion thereof) multiplied by a discount factor. The discount factor is calculated using a 5% annual interest rate (3% in certain states)

                                 43  PROSPECTUS
  and the portion of the Contract Year between the withdrawal date and the end of the Contract Year. This withdrawal adjustment has the effect of reducing the RIG 1 Income Base at the end of the Contract Year by the actual amount of the withdrawal. In other words, for purposes of calculating the RIG 1 Income Base, the withdrawal is treated as if it occurred at the end of the Contract Year.

.. In each Contract Year, for the portion of withdrawals that cumulatively exceed 5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the withdrawal amount (or portion thereof), divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated RIG 1 Income Base.

On or after the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or the Annuitant, all withdrawal adjustments are equal to the withdrawal amount, divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated RIG 1 Income Base.

See Appendix D for numerical examples that illustrate how the RIG 1 Withdrawal Adjustment is applied.

The "RIG 2 INCOME BASE" is defined as the greater of "INCOME BASE A" or "INCOME BASE B."

"INCOME BASE A" and its corresponding Withdrawal Adjustment are calculated in the same manner as the RIG 1 Income Base and RIG 1 Withdrawal Adjustment.

On the Rider Date, "INCOME BASE B" is equal to the Contract Value. After the Rider Date and prior to the Payout Start Date, Income Base B is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

.. Each time a purchase payment is made, Income Base B is increased by the amount of the purchase payment.

.. Each time a withdrawal is made, Income Base B is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated Income Base B.

.. On each Contract Anniversary until the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, Income Base B is equal to the greater of the Contract Value on that date or the most recently calculated Income Base B.

If no purchase payments or withdrawals are made after the Rider Date, Income Base B will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary until the earlier of the Payout Start Date or the Contract Anniversary following the 85/th/ birthday of the oldest Contact Owner or oldest Annuitant, whichever occurs first.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.


DEATH BENEFITS
--------------------------------------------------------------------------------


DEATH PROCEEDS
Under certain conditions, described below, we will pay Death Proceeds for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the "Payout Phase" section of your Contract. See "Income Payments" for more information.

We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m. Central Time). In order to be considered a "COMPLETE

REQUEST FOR SETTLEMENT," a claim for distribution of the Death Proceeds must include "DUE PROOF OF DEATH" in any of the following forms of documentation:

.. A certified copy of the death certificate;

.. A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

.. Any other proof acceptable to us.

"DEATH PROCEEDS" are determined based on when we receive a Complete Request for
Settlement:

.. If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds is equal to the "DEATH BENEFIT."

                                 44  PROSPECTUS

.. If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.

Where there are multiple beneficiaries, we will only value the Death Proceeds at the time the first beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any beneficiary which remain in the Variable Sub-Accounts are subject to investment risk.


DEATH BENEFIT OPTIONS
In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:

.. MAV Death Benefit Option

.. Enhanced Beneficiary Protection (Annual Increase) Option

.. Earnings Protection Death Benefit Option

The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.

You may select any combination of death benefit options on the issue date of your Contract or at a later date, subject to state availability and issue age restrictions.

The "DEATH BENEFIT" is equal to the Earnings Protection Death Benefit (if selected) plus the greatest of:

.. The Contract Value;

.. The Settlement Value;

.. The ROP Death Benefit;

.. The MAV Death Benefit Option (if selected); or

.. The Enhanced Beneficiary Protection (Annual Increase) Option (if selected).

The "Settlement Value" is the amount that would be paid in the event of a full withdrawal of the Contract Value.

The "ROP DEATH BENEFIT" is equal to the sum of all purchase payments, reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:

  The sum of all purchase payments made prior to the withdrawal, less any prior withdrawal adjustments.


MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT OPTION.
The "MAV DEATH BENEFIT OPTION" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20%. We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the MAV DEATH BENEFIT is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see "Death Proceeds" on page 44), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

.. Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment.

.. Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.

.. On each Contract Anniversary until the first Contract Anniversary following the 80/TH/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.

If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date, but before the date we determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 48 below, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments, withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

.. The first Contract Anniversary following the 80/th/ birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80/th/ birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier, the MAV Death Benefit will be recalculated only for purchase payments and withdrawals); or

.. The date we next determine the Death Proceeds.

                                 45  PROSPECTUS

ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION.
The Enhanced Beneficiary Protection (Annual Increase) Option is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.30%. We may change what we charge for this death benefit option, but it will never exceed 0.30%.
 Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the Enhanced Beneficiary Protection (Annual Increase) Benefit is equal to the Contract Value.
 The Enhanced Beneficiary Protection (Annual Increase) Benefit, plus purchase payments made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the "CAP" defined below. This accumulation will continue until the earlier of:

  (a) the first Contract Anniversary following the 80/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first; or

  (b) the date we determine the Death Proceeds.

After the 5% interest accumulation ends (3% in certain states), the Enhanced Beneficiary Protection (Annual Increase) Benefit will continue to be increased by purchase payments and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit
 immediately prior to the withdrawal.

The Enhanced Beneficiary Protection (Annual Increase) Benefit CAP is equal to:

.. 200% of the Contract Value as of the Rider Date; plus

.. 200% of purchase payments made after the Rider Date, but excluding any purchase payments made in the 12-month period immediately prior to the death of the Contract Owner or the Annuitant; minus

.. Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 48, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the Enhanced Beneficiary Protection (Annual Increase) Option will continue. The amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments, less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year (3% in certain states) from the date we determine the Death Proceeds, until the earlier of:

.. The first Contract Anniversary following the 80/th/ birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80/th/ birthday of either the oldest New Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection (Annual Increase) Benefit will be recalculated only for purchase payments and withdrawals); or

.. The date we next determine the Death Proceeds.


EARNINGS PROTECTION DEATH BENEFIT OPTION.
The "EARNINGS PROTECTION DEATH BENEFIT OPTION" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:

.. 0.25%, if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date; and

.. 0.40%, if the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date.

We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued.

If the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date, the EARNINGS PROTECTION DEATH BENEFIT is equal to the lesser of:

.. 100% of "IN-FORCE PREMIUM" (excluding purchase payments made after the date we issue the rider for this benefit ("Rider Date") and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

.. 40% of "IN-FORCE EARNINGS"

calculated as of the date we determine the Death Proceeds.

If the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date, the EARNINGS PROTECTION DEATH BENEFIT is equal to the lesser of:

                                 46  PROSPECTUS

.. 50% of "IN-FORCE PREMIUM" (excluding purchase payments made after the Rider
  Date and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

.. 25% of "IN-FORCE EARNINGS"

calculated as of the date we determine the Death Proceeds.

IN-FORCE EARNINGS are equal to the current Contract Value less In-Force Premium.
 If this quantity is negative, then In-Force Earnings are equal to zero.

IN-FORCE PREMIUM is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments made after the Rider Date, less the sum of all "EXCESS-OF-EARNINGS WITHDRAWALS" made after the Rider Date.

An EXCESS-OF-EARNINGS WITHDRAWAL is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.

Refer to Appendix F for numerical examples that illustrate how the Earnings Protection Death Benefit Option is calculated.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 48 below, and if the oldest new Owner and the oldest Annuitant are younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:

.. The Rider Date will be changed to the date we determine the Death Proceeds;

.. The In-Force Premium is equal to the Contract Value as of the new Rider Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

.. The Earnings Protection Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

.. The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

If either the Contract Owner's or the Annuitant's age is misstated, the Earnings Protection Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.


ALL OPTIONS.
WE RESERVE THE RIGHT TO IMPOSE LIMITATIONS ON THE INVESTMENT ALTERNATIVES IN WHICH YOU MAY INVEST AS A CONDITION OF THESE OPTIONS. THESE RESTRICTIONS MAY INCLUDE, BUT ARE NOT LIMITED TO, MAXIMUM INVESTMENT LIMITS ON CERTAIN INVESTMENT ALTERNATIVES, EXCLUSION OF CERTAIN INVESTMENT ALTERNATIVES, REQUIRED MINIMUM ALLOCATIONS TO CERTAIN VARIABLE SUB-ACCOUNTS AND/OR THE REQUIRED USE OF AUTOMATIC PORTFOLIO REBALANCING. CURRENTLY, NO SUCH RESTRICTIONS ARE BEING IMPOSED.

These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

.. the date the Contract is terminated;

.. if, upon the death of the Contract Owner, the Contract is continued under Option D as described in the Death of Owner section on page 48, and either the oldest New Owner or the oldest Annuitant is older than age 80 (age 80 or older for the Earnings Protection Death Benefit Option) on the date we determine the Death Proceeds. The death benefit option will terminate on the date we determine the Death Proceeds;

.. if the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;

.. on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is the current Contract Owner;

.. on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is the current Annuitant; or

.. the Payout Start Date.

Notwithstanding the preceding, in the event of the Contract Owner's death, if the Contract Owner's spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Earnings Protection Death Benefit at that time.


DEATH BENEFIT PAYMENTS

DEATH OF CONTRACT OWNER
If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be "NEW CONTRACT OWNERS". If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.

If there is more than one New Contract Owner taking a share of the Death Proceeds, each New Contract Owner will be treated as a separate and independent Contract
                                 47  PROSPECTUS

Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.

The Options available to the New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

NEW CONTRACT OWNER CATEGORIES


CATEGORY 1. If your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply.


CATEGORY 2. If the New Contract Owner is a living person who is not your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.


CATEGORY 3. If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

The death settlement options we currently offer are:


OPTION A. The New Contract Owner may elect to receive the Death Proceeds in a lump sum.


OPTION B. The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:

.. Over the life of the New Contract Owner; or

.. For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or

.. Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.


OPTION C. The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Morgan Stanley VIS Money Market Variable Sub-Account unless the New Contract Owner provides other allocation instructions.

The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner's Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner's death.


OPTION D. The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Morgan Stanley VIS Money Market Variable Sub-Account.

Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may make a one-time transfer of all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-Accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee, provided the investment alternative is available with the Contract at that time. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death

                                 48  PROSPECTUS
without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 59 1/2.


OPTION E. For Nonqualified Contracts, the New Contract Owner may elect to make withdrawals at least annually of amounts greater than or equal to the "ANNUAL REQUIRED DISTRIBUTION" calculated for each calendar year. The first such withdrawal must occur within:

.. One year of the date of death;

.. The same calendar year as the date we receive the first Complete Request for Settlement; and

.. One withdrawal frequency. The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual).

The New Contract Owner may make additional withdrawals, however, any such withdrawals will not be used to satisfy the minimum Annual Required Distribution amount of any subsequent calendar year.

The Annual Required Distributions will be treated as withdrawals for tax purposes, which means that for tax reporting purposes the withdrawals will be deemed to be taken from Contract earnings first. If the Death Proceeds had instead been applied to an Income Plan, the tax treatment would be different.
 Distributions under an Income Plan will be treated as part return of earnings and part return of principal to the extent of principal in your Contract. Consult with your tax advisor for the most appropriate option for your circumstances.

Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.

In the calendar year in which the Death Proceeds were determined, the Annual Required Distribution is equal to the Death Proceeds divided by the "LIFE EXPECTANCY" of the New Contract Owner, and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date the Death Proceeds were determined. The LIFE EXPECTANCY in that calendar year is equal to the life expectancy value from IRS Table V, based on the age of the New Contract Owner as of his or her birthday in the same calendar year.

In any subsequent calendar year, the Annual Required Distribution is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the year in which the Death Proceeds were determined, the Life Expectancy of the Contract Owner is the Life Expectancy calculated in the previous calendar year minus 1 year. If the Life Expectancy is less than 1, the Annual Required Distribution is equal to the Contract Value.

If the New Contract Owner dies, the scheduled withdrawals will continue to be paid to the New Contract Owner's Beneficiary(ies).

We reserve the right to offer additional death settlement options.


DEATH OF ANNUITANT
If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the applicable following category in which the New Contract Owner is defined, unless:

.. The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or

.. The Contract Owner is a grantor trust not established by a business, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.

SURVIVING CONTRACT OWNER CATEGORIES


CATEGORY 1. If the Contract Owner is a living person, prior to the Annuitant's death, the Contract Owner must choose from among the death settlement Options A, B, or D described below. If the Contract Owner does not choose one of these Options, then Option D will apply.


CATEGORY 2. If the Contract Owner is a non-living person such as a corporation or a trust, the Contract Owner must choose from death settlement Options A or C described below. If the Contract Owner does not choose one of these Options, then Option C will apply.

The death settlement options we currently offer are:


OPTION A. The Contract Owner may elect to receive the Death Proceeds in a lump sum.


OPTION B. The Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death.


OPTION C. The Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Morgan Stanley VIS Money Market Variable Sub-Account unless the Contract Owner provides other allocation instructions.

The Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The Contract Owner may exercise all rights set forth in the Transfers provision.


OPTION D. The Contract Owner may elect to continue the Contract and the youngest Contract Owner will become the new Annuitant. The Contract Value of the

                                 49  PROSPECTUS
continued Contract will not be adjusted to equal the Death Proceeds.

We reserve the right to offer additional death settlement options.

QUALIFIED CONTRACTS

If you use the Contract within a employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION AND DEATH OF CO-ANNUITANT

We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:

.. The individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA.

.. The Contract Owner's spouse must be the sole Primary Beneficiary of the Contract and will be the named Co-Annuitant.

.. Both the Contract Owner and the Co-Annuitant must be age 79 or younger on the Rider Application Date.

.. The option may only be added when we issue the Contract or within 6 months of the Contract Owner's marriage. We may require proof of marriage in a form satisfactory to us.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the Death of Annuitant provision does not apply on the death of the Co-Annuitant, and the latest Payout Start Date will be based solely on the Contract Owner's age.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

There is currently no charge for this option. We reserve the right to assess a mortality and expense risk charge in the future, however it will never exceed 0.15%. Once this option is added to your Contract, we guarantee that we will not increase what we charge you for this option.

The option will terminate and the corresponding mortality and expense risk charge will cease on the earliest of the following to occur:

.. upon the death of the Co-Annuitant (as of the date we determine the Death
  Proceeds);

.. upon the death of the Contract Owner (as of the date we determine the Death
  Proceeds);

.. on the date the Contract is terminated;

.. on the Payout Start Date; or

.. on the date you terminate this option by written notice in a form satisfactory to us.

Once terminated, a new Spousal Protection Benefit Option cannot be added to the Contract.


DEATH OF CO-ANNUITANT. If the Co-Annuitant dies prior to the Payout Start Date, subject to the following conditions, the Contract will be continued according to Option D under the "Death of Owner" provision of your Contract:

.. The Co-Annuitant must have been your legal spouse on the date of his or her death; and

.. Option D of the "Death of Owner" provision of your Contract has not previously been exercised.

The Contract may only be continued once under Option D under the "Death of Owner" provision. For a description of Option D, see the "Death of Owner" section of this prospectus.


MORE INFORMATION
--------------------------------------------------------------------------------


ALLSTATE LIFE
Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the state of Illinois.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.


VARIABLE ACCOUNT
Allstate Life established the Allstate Financial Advisors Separate Account I in 1999. We have registered the Variable Account with the SEC as a unit investment trust.

                                 50  PROSPECTUS

The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account currently consists of multiple Variable Sub-Accounts. Each Variable Sub-Account offered under this Contract invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.


VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.


CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.


CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio's board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.


THE CONTRACT
The Contracts are distributed exclusively by their principal underwriter, Morgan Stanley DW Inc. Morgan Stanley DW, a wholly owned subsidiary of Morgan Stanley, is located at 1585 Broadway, New York, New York 10036. Morgan Stanley DW is a member of the New York Stock Exchange and NASD. Commissions paid may vary, but we estimate that the total commission paid on all Contract sales will not exceed 8.5% of all purchase payments.


ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account.

We provide the following administrative services, among others:

.. issuance of the Contracts;

                                 51  PROSPECTUS
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.. maintenance of Contract Owner records;

.. Contract Owner services;

.. calculation of unit values;

.. maintenance of the Variable Account; and

.. preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

 We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.


LEGAL MATTERS
Foley & Lardner, LLP, Washington, D.C., has advised Allstate Life on certain federal securities law matters. All matters of Illinois law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under Illinois insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.


                                 52  PROSPECTUS
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TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE INSURANCE
COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable

Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate

Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.


TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

.. the Contract Owner is a natural person,

.. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

.. Allstate Life is considered the owner of the Variable

Account assets for federal income tax purposes.


NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.


EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section.
 In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.


DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.


OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future


                                 53  PROSPECTUS
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guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.


TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.


TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.


TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.


WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.


DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

.. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

.. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

.. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.


TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:


                                 54  PROSPECTUS

.. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

.. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.


PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or becoming totally disabled,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made under an immediate annuity, or

.. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.


PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.


TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.


AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
 Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer


                                 55  PROSPECTUS
identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as investments as:

.. Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section 408(p) of the Code; and

.. Tax Sheltered Annuities under Section 403(b) of the Code.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate

Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.


TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.


REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.


THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.


                                 56  PROSPECTUS
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PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS.  A 10%
penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or total disability,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made after separation from service after age 55 (applies only for IRAs),

.. made pursuant to an IRS levy,

.. made for certain medical expenses,

.. made to pay for health insurance premiums while unemployed (applies only for IRAs),

.. made for qualified higher education expenses (applies only for IRAs), and

.. made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

.. required minimum distributions, or,

.. a series of substantially equal periodic payments made over a period of at least 10 years, or,

.. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

.. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
 Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions


                                 59  PROSPECTUS
may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.


ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS)

Internal Revenue Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

  (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

  (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

  (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.


SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.


SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.


TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 59 1/2,

.. severs employment,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.


ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

 Allstate Life's Annual Report on Form 10-K for the year ended December 31, 2003 is incorporated herein by reference, which means that it is legally a part of this prospectus.


                                 58  PROSPECTUS

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P. O. Box 94040, Palatine, Illinois 60094-4040 (telephone:
1-800-654-2397).


                                 59  PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Additions, Deletions, or Substitutions of Investments
--------------------------------------------------------------------------------
  The Contracts
--------------------------------------------------------------------------------
  Calculation of Accumulation Unit Values
--------------------------------------------------------------------------------
  Calculation of Variable Income Payments
--------------------------------------------------------------------------------
  General Matters
--------------------------------------------------------------------------------
  Experts
--------------------------------------------------------------------------------
  Financial Statements
--------------------------------------------------------------------------------
  Appendix A


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.


                                 60  PROSPECTUS

APPENDIX A
CONTRACT COMPARISON CHART

        FEATURE            MORGAN STANLEY VARIABLE       MORGAN STANLEY VARIABLE ANNUITY - L
                           ANNUITY                              SHARE
-----------------------------------------------------------------------------------------------
DCA Fixed Account           3 to 6 month transfer           7 to 12 month transfer periods
Option                             periods

                         ----------------------------------------------------------------------
Standard Fixed Account    1-, 3-*, 5-*, and 7-* year                     N/A
Option                        guarantee periods
-----------------------------------------------------------------------------------------------
MVA Fixed Account          3-, 5-, 7-, and 10- year       3-, 5-, 7-, and 10- year guarantee
Option**                      guarantee periods                        periods
-----------------------------------------------------------------------------------------------
Mortality and Expense
Risk Charge                         1.10%                               1.50%
(Base Contract)
-----------------------------------------------------------------------------------------------
Withdrawal Charge             7/ 7/ 6/ 5/ 4/ 3/ 2                       7/ 6/ 5
(% of purchase payment)
-----------------------------------------------------------------------------------------------
Withdrawal Charge           Confinement, Terminal               Confinement, Terminal
Waivers                     Illness, Unemployment               Illness, Unemployment
-----------------------------------------------------------------------------------------------


The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The table summarizes the availability of the Fixed Account Options in general. Please check with your Morgan Stanley Financial Advisor for specific details for your state.

* Available only in states in which the MVA Fixed Account Option is not offered.

** Not available in states in which the 3-, 5-, or 7-year Standard Fixed Account
   Options are offered.


                                 61  PROSPECTUS

APPENDIX B - MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I                   =    the Treasury Rate for a maturity equal to the term length of the
                         Guarantee Period Account for the week preceding the establishment of the Market Value Adjusted Fixed Guarantee Period Account;
J                   =    the Treasury Rate for a maturity equal to the term length of the
                         Market Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the
                         Market Value Adjusted Fixed Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be ("Market Value Adjustment Date").
N                   =    the number of whole and partial years from the Market Value
                         Adjustment Date to the expiration of the term length of the Market
                         Value Adjusted Fixed Guarantee Period Account.


Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15. If such yields cease to be available in Federal Reserve Bulletin Release H.15, then we will use an alternate source for such information in our discretion.

The Market Value Adjustment factor is determined from the following formula:

                            .9 X [I-(J + .0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30 day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

                     EXAMPLES OF MARKET VALUE ADJUSTMENT
                   $10,000 allocated to a Market Value Adjusted Fixed Guarantee
Purchase Payment:  Period Account
Guarantee Period:  5 years
Interest Rate:     4.50%
Full Withdrawal:   End of Contract Year 3
Contract:          Morgan Stanley Variable Annuity*



                EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1: Calculate Contract Value at  = $10,000.00 X (1.045) /3/ = $11,411.66
 End of Contract Year 3:
Step 2: Calculate the Free           = .15 X $10,000 = $1500
 Withdrawal Amount:
Step 3: Calculate the Withdrawal     = .06 X ($10,000 - $1,500) = $510
 Charge:
Step 4: Calculate the Market Value   I   =   4.50%
 Adjustment:                         J   =   4.20%
                                            730 DAYS
                                     N  =   --------   =   2
                                            365 DAYS
                                     Market Value Adjustment Factor: .9 X [I -
                                     (J + .0025)] X N
                                     = .9 X [.045 - (.042 + .0025)] X 2 = .0009
                                     Market Value Adjustment = Market Value
                                     Adjustment Factor X Amount
                                     Subject To Market Value Adjustment:
                                     = .0009 X $11,411.66  = $10.27
Step 5: Calculate the amount         = $11,411.66 - $510 + $10.27 = $10,911.93
 received by Contract owner as a
 result of full withdrawal at the
 end of Contract Year 3:

                                 62  PROSPECTUS

                                         EXAMPLE 2: (ASSUMES RISING INTEREST RATES)
Step 1: Calculate Contract Value at End of Contract Year 3:       = $10,000.00 X (1.045) /3/ = $11,411.66
Step 2: Calculate The Free Withdrawal Amount:                     = .15 X $10,000 =  $1,500
Step 3: Calculate the Withdrawal Charge:                          = 0.6 X ($10,000 - $1,500) = $510
Step 4: Calculate the Market Value Adjustment:                    I   =   4.50%
                                                                  J   =   4.80%
                                                                           730 DAYS
                                                                  N  =    -----------   =   2
                                                                           365 DAYS
                                                                  Market Value Adjustment Factor: .9 X [I - (J + .0025)] X N
                                                                  = .9 X [(.045 - (.048 + .0025)] X (2) = -.0099
                                                                  Market Value Adjustment = Market Value Adjustment Factor X
                                                                  Amount Subject To Market Value Adjustment:
                                                                  = -.0099 X $11,411.66 = -($112.98)
Step    5: Calculate the amount received by Contract owner as a   = $11,411.66 - $510 -  $112.98 = $10,788.68
 result of full withdrawal at the end of Contract Year 3:



  *These examples assume the election of the MORGAN STANLEY VARIABLE ANNUITY
   CONTRACT for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under the MORGAN STANLEY VARIABLE ANNUITY - L SHARE CONTRACT, which has different expenses and withdrawal charges.


                                 63  PROSPECTUS

APPENDIX C
EXAMPLE OF CALCULATION OF INCOME PROTECTION BENEFIT
--------------------------------------------------------------------------------

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.

To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:


Adjusted age of Annuitant on the Payout Start                  65
Date:
-------------------------------------------------------------------------------
Sex of Annuitant:                                             male
-------------------------------------------------------------------------------
Income Plan selected:                                          1
-------------------------------------------------------------------------------
Payment frequency:                                          monthly
-------------------------------------------------------------------------------
Amount applied to variable income payments                $100,000.00
under the Income Plan:
-------------------------------------------------------------------------------



The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:                                 3%
-------------------------------------------------------------------------------
Guaranteed minimum variable income   85% of the initial variable amount income
payment:                                               value
-------------------------------------------------------------------------------


STEP 1 -  CALCULATION OF THE INITIAL VARIABLE AMOUNT INCOME VALUE:

Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 X $5.49/1000 = $549.00.

STEP 2 - CALCULATION OF THE AMOUNT GUARANTEED UNDER THE INCOME PROTECTION BENEFIT OPTION:

guaranteed minimum variable income payment = 85% X initial variable amount income value = 85% X $549.00 = $466.65.

STEP 3 - ILLUSTRATION OF THE EFFECT OF THE MINIMUM PAYMENT GUARANTEE UNDER THE INCOME PROTECTION BENEFIT OPTION:

If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.


                                 64  PROSPECTUS

APPENDIX D
WITHDRAWAL ADJUSTMENT EXAMPLE - INCOME BENEFITS*
--------------------------------------------------------------------------------

Issue Date: January 1, 2003



Initial Purchase Payment: $50,000.

                                                                                             Income Benefit Amount

                                                                                  Contract
                                          Type           Beginning                 Value            Maximum
                                           of            Contract   Transaction    After          Anniversary              5%
              Date                     Occurrence          Value      Amount     Occurrence          Value          Roll-Up Value**
------------------------------------------------------------------------------------------------------------------------------------
             1/1/04                Contract Anniversary   $55,000           _     $55,000           $55,000             $52,500
------------------------------------------------------------------------------------------------------------------------------------
             7/1/04                 Partial Withdrawal    $60,000     $15,000     $45,000           $41,250             $40,176
------------------------------------------------------------------------------------------------------------------------------------


The following shows how we compute the adjusted income benefits in the example above. Please note that the withdrawal adjustment reduces the Maximum Anniversary Value by the same proportion as the withdrawal reduces the Contract Value. The withdrawal adjustment reduces the 5% Roll-Up Value part dollar-for-dollar and part proportionally.


--------------------------------------------------------------------------------------

MAXIMUM ANNIVERSARY VALUE INCOME BENEFIT
--------------------------------------------------------------------------------------
Partial Withdrawal Amount                      (a)                  $15,000
--------------------------------------------------------------------------------------
Contract Value Immediately Prior to            (b)                  $60,000
Partial Withdrawal
--------------------------------------------------------------------------------------
Value of Income Benefit Amount                 (c)                  $55,000
Immediately Prior to Partial Withdrawal
--------------------------------------------------------------------------------------
Withdrawal Adjustment                     [(a)/(b)]*(c)             $13,750
--------------------------------------------------------------------------------------
Adjusted Income Benefit                                             $41,250
--------------------------------------------------------------------------------------

5 % ROLL-UP VALUE INCOME BENEFIT**
--------------------------------------------------------------------------------------
Total Partial Withdrawal Amount                (a)                  $15,000
--------------------------------------------------------------------------------------
STEP I - DOLLAR FOR DOLLAR PORTION
--------------------------------------------------------------------------------------
Contract Value Immediately Prior to            (b)                  $60,000
Partial Withdrawal
--------------------------------------------------------------------------------------
Value of Income Benefit Amount
Immediately Prior to Partial Withdrawal
(assumes 181 days worth of interest on         (c)                  $53,786
$52,500 and $54,600, respectively)
--------------------------------------------------------------------------------------
Partial Withdrawal Amount (Corridor = 5%       (d)                  $ 2,625
of Roll-Up Value on 1/1/04)
--------------------------------------------------------------------------------------
Dollar for Dollar Withdrawal Adjustment    (e)=(d)*1.05
(discounted for a half year's worth of        ^-0.5                 $ 2,562
interest)
--------------------------------------------------------------------------------------
Contract Value After Step 1                (b')=(b)-(d)             $57,375
--------------------------------------------------------------------------------------
Adjusted Income Benefit After Step 1       (c')=(c)-(e)             $51,224
--------------------------------------------------------------------------------------
STEP 2 - PROPORTIONAL PORTION
--------------------------------------------------------------------------------------
Partial Withdrawal Amount                  (a')=(a)-(d)             $12,375
--------------------------------------------------------------------------------------
Proportional Adjustment                   (a')/(b')*(c')            $11,048
--------------------------------------------------------------------------------------
Contract Value After Step 2                 (b')-(a')               $45,000
--------------------------------------------------------------------------------------
Adjusted Income Benefit After Step 2                                $40,176
--------------------------------------------------------------------------------------



 * For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual income benefit amounts will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

** In certain states, the Roll-Up Value Income Benefit accumulates interest on a daily basis at a rate equivalent to 3% per year rather than 5%. If calculations assumed an interest rate of 3% per year, the adjusted income benefit would be lower.


                                 65  PROSPECTUS

APPENDIX E
WITHDRAWAL ADJUSTMENT EXAMPLE - DEATH BENEFITS*
--------------------------------------------------------------------------------

Issue Date: January 1, 2004

Initial Purchase Payment: $50,000

                                                                                                      Death Benefit Amount
                                                                                            ----------------------------------------
                                                       Beginning                Contract                     Maximum
                                       Type of         Contract   Transaction  Value After    Purchase     Anniversary    Enhanced
             Date                     Occurrence         Value      Amount     Occurrence   Payment Value     Value     Beneficiary
------------------------------------------------------------------------------------------------------------------------  Value**
                                                                                                                        ------------
            1/1/05               Contract Anniversary   $55,000           _      $55,000       $50,000       $55,000      $52,500
------------------------------------------------------------------------------------------------------------------------------------
            7/1/05                Partial Withdrawal    $60,000     $15,000      $45,000       $37,500       $41,250      $40,339
------------------------------------------------------------------------------------------------------------------------------------


The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.


----------------------------------------------------------------------------------------------
PURCHASE PAYMENT VALUE DEATH BENEFIT
----------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)               $15,000
----------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)               $60,000
----------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to            (c)               $50,000
Partial Withdrawal
----------------------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)          $12,500
----------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                          $37,500
----------------------------------------------------------------------------------------------

MAV DEATH BENEFIT
----------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)               $15,000
----------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)               $60,000
----------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to            (c)               $55,000
Partial Withdrawal
----------------------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)          $13,750
----------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                          $41,250
----------------------------------------------------------------------------------------------

ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE)
BENEFIT**
----------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)               $15,000
----------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)               $60,000
----------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to
Partial Withdrawal (assumes 181 days worth of interest        (c)               $53,786
on $52,500 and $54,600, respectively)
----------------------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)          $13,446
----------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                          $40,339
----------------------------------------------------------------------------------------------



 * For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

** Calculations for the Enhanced Beneficiary Protection (Annual Increase) Benefit assumed that interest accumulates on a daily basis at a rate equivalent to 5% per year. In certain states, the benefit provides for interest that accumulates at a rate of 3% per year. If calculations assumed an interest rate of 3% per year, the adjusted death benefit would be lower.


                                 66  PROSPECTUS

APPENDIX F
CALCULATION OF EARNINGS PROTECTION DEATH BENEFIT*
--------------------------------------------------------------------------------

The following are examples of the Earnings Protection Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.

EXAMPLE 1: ELECTED WHEN CONTRACT WAS ISSUED WITHOUT ANY SUBSEQUENT ADDITIONS OR WITHDRAWALS

In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Earnings Protection Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Allstate Life receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

Excess of Earnings Withdrawals                    =    $0
Purchase Payments in the 12 months prior to       =    $0
 death
In-Force Premium                                  =    $100,000
                                                       ($100,000 + $0 - $0)
In-Force Earnings                                 =    $25,000
                                                       ($125,000 - $100,000)
EARNINGS PROTECTION DEATH BENEFIT**               =    40 % * $25,000 = $10,000


Since In-Force Earnings are less than 250% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($6,250.00).




EXAMPLE 2: ELECTED WHEN CONTRACT WAS ISSUED WITH SUBSEQUENT WITHDRAWALS

In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Allstate Life receives a Complete Request for Settlement will be assumed to be $114,000.

Excess of Earnings Withdrawals                        =    $5,000
                                                           ($10,000-$5,000)
Purchase Payments in the 12 months prior to death     =    $0
In-Force Premium                                      =    $95,000
                                                           ($100,000+$0-$5,000)
In-Force Earnings                                     =    $19,000
                                                           ($114,000-$95,000)
EARNINGS PROTECTION DEATH BENEFIT**                   =    40%*$19,000=$7,600


Since In-Force Earnings are less than 250% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($4,750.00).


EXAMPLE 3: ELECTED AFTER CONTRACT WAS ISSUED WITH SUBSEQUENT ADDITIONS AND WITHDRAWALS


                                 67  PROSPECTUS

This example is intended to illustrate the effect of adding the Earnings Protection Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Earnings Protection Death Benefit Option. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Allstate Life receives a Complete Request for Settlement.

Excess of Earnings Withdrawals                                                =    $30,000
                                                                                   ($50,000-$20,000)
Purchase Payments in the 12 months prior to death                             =    $0
In-Force Premium                                                              =    $120,000
                                                                                    ($110,000+$40,000-$30,000)
In-Force Earnings                                                             =    $20,000
                                                                                   ($140,000-$120,000)
EARNINGS PROTECTION DEATH BENEFIT**                                           =    25%*$20,000=$5,000


In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.

Since In-Force Earnings are less than 200% of the In-Force Premium (excluding purchase payments in the 12 months prior to death ), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 40% of the In-Force Earnings ($8,000.00).


EXAMPLE 4: SPOUSAL CONTINUATION

This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Earnings Protection Death Benefit Option. In this example, assume that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Earnings Protection Death Benefit Option and MAV Death Benefit Option) with a $100,000 purchase payment. Five years later the Contract Owner dies and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

Excess of Earnings Withdrawals                                         =    $0
Purchase Payments in the 12 months prior to death                      =    $0
In-Force Premium                                                       =    $100,000
                                                                            ($100,000+$0-$0)
In-Force Earnings                                                      =    $50,000
                                                                            ($150,000-$100,000)
Earnings Protection Death Benefit**                                    =    40%*$50,000=$20,000

Contract Value                                                         =    $150,000
Death Benefit                                                          =    $160,000
Earnings Protection Death Benefit                                      =    $20,000
Continuing Contract Value                                              =    $180,000
                                                                            ($160,000+$20,000)


Since In-Force Earnings are less than 250% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Earnings Protection Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is continued. If this selection is made, the Earnings Protection Death Benefit will be equal to the lesser of 25% of the In--


                                 68  PROSPECTUS

Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Earnings Protection Death Benefit Option at the time of continuation.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been over age 70 , and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($12,500.00).


                                 69  PROSPECTUS

APPENDIX G
WITHDRAWAL ADJUSTMENT EXAMPLE - TRUERETURN ACCUMULATION BENEFIT*
--------------------------------------------------------------------------------

Issue Date: January 2, 2004

Initial Purchase Payment: $50,000

Initial Benefit Base: $50,000

                                                   Beginning                Contract
                                   Type of         Contract   Transaction  Value After
           Date                   Occurrence         Value      Amount     Occurrence    Benefit Base
------------------------------------------------------------------------------------------------------
          1/2/05             Contract Anniversary  $55,000    _            $55,000      $50,000
------------------------------------------------------------------------------------------------------
          7/2/05              Partial Withdrawal   $60,000    $15,000      $45,000      $37,500
------------------------------------------------------------------------------------------------------


The following shows how we compute the adjusted Benefit Bases in the example above. Please note the withdrawal reduces the Benefit Bases by the same proportion as the withdrawal reduces the Contract Value.


----------------------------------------------------------------------------------------------
BENEFIT BASE
----------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)               $15,000
----------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)               $60,000
----------------------------------------------------------------------------------------------
Value of Benefit Base Amount Immediately Prior to             (c)               $50,000
Partial Withdrawal
----------------------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)          $12,500
----------------------------------------------------------------------------------------------
Adjusted Benefit Base                                                           $37,500
----------------------------------------------------------------------------------------------



 * For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges for all Contracts. Actual Contract Values will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

                                  70  PROSPECTUS

APPENDIX H- ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------

Appendix H presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable Sub-Account since the Variable Sub-Accounts were first offered under the Contracts. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations for each Contract. Please contract us at 1-800-654-2397 to obtain a copy of the Statement of Additional Information.




MORGAN STANLEY VARIABLE ANNUITY CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


                                                     For the Years Beginning
                                                      January 1* and Ending
                                                           December 31,
                                                     --------------------------
SUB-ACCOUNTS                                                   200
                                                                3
-------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.234
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   24,578
-------------------------------------------------------------------------------
Morgan Stanley VIS Dividend Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.260
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  237,797
-------------------------------------------------------------------------------
Morgan Stanley VIS Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.884
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  180,194
-------------------------------------------------------------------------------
Morgan Stanley VIS European Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.690
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   65,859
-------------------------------------------------------------------------------
Morgan Stanley VIS Global Advantage

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.603
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   10,209
-------------------------------------------------------------------------------
Morgan Stanley VIS Global Dividend Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.971
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  150,827
-------------------------------------------------------------------------------
Morgan Stanley VIS High Yield

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.331
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   95,060
-------------------------------------------------------------------------------


                                71  PROSPECTUS


Morgan Stanley VIS Income Builder

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.666
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   83,633
-------------------------------------------------------------------------------
Morgan Stanley VIS Information

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.965
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   56,208
-------------------------------------------------------------------------------
Morgan Stanley VIS Limited Duration

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.018
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  337,847
-------------------------------------------------------------------------------
Morgan Stanley VIS Money Market

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $9.936
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  184,536
-------------------------------------------------------------------------------
Morgan Stanley VIS Pacific Growth (1)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.943
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   30,560
-------------------------------------------------------------------------------
Morgan Stanley VIS Quality Income Plus

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.311
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  285,576
-------------------------------------------------------------------------------
Morgan Stanley VIS S&P 500 Index

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.114
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  380,784
-------------------------------------------------------------------------------
Morgan Stanley VIS Strategist

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.034
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  156,369
-------------------------------------------------------------------------------
Morgan Stanley VIS Utilities

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.505
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   30,741
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation (2,
3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.875
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.319
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   32,114
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Equity (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.912
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   35,093
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.622
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  125,143
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.715
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  121,087
-------------------------------------------------------------------------------


                                 72  PROSPECTUS



Van Kampen UIF Global Franchise (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.251
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   91,178
-------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.116
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  104,776
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.621
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  104,846
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (2, 4)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.408
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  162,337
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.785
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   95,259
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.864
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   64,393
-------------------------------------------------------------------------------
Van Kampen LIT Comstock

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.525
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  611,638
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.853
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  105,623
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.423
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  346,255
-------------------------------------------------------------------------------
AIM V.I Basic Value

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.922
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   93,006
-------------------------------------------------------------------------------
AIM V.I Capital Appreciation

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.268
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   41,151
-------------------------------------------------------------------------------
AIM V.I Mid Cap Core Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
AIM V.I Premier Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.785
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   59,649
-------------------------------------------------------------------------------
AllianceBernstein Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.479
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   84,678
-------------------------------------------------------------------------------



                                 73  PROSPECTUS


AllianceBernstein Growth and Income

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.313
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  186,043
-------------------------------------------------------------------------------
AllianceBernstein Premier Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.511
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   61,318
-------------------------------------------------------------------------------
AllianceBernstein Small Cap Value

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.642
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  128,236
-------------------------------------------------------------------------------
FTVIP Franklin High Income

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
FTVIP Mutual shares Securities

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.318
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   8,159
-------------------------------------------------------------------------------
Putnam VT Growth and Income

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.688
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   71,672
-------------------------------------------------------------------------------
Putnam VT International Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.184
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   8,159
-------------------------------------------------------------------------------
Putnam VT Investors (5)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.342
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   59,242
-------------------------------------------------------------------------------
Putnam VT Voyager

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.752
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   63,955
-------------------------------------------------------------------------------



* The Morgan Stanley Variable Annuity Contracts and all of the Variable Sub-Accounts shown above were first offered under the Contracts on May 1, 2003, except for the AIM V.I. Mid Cap Core Equity, FTVIP Franklin High Income, FTVIP Franklin Income Securities, FTVIP Mutual Shares Securities, and FTVIP Templeton Foreign Securities Variable Sub-Accounts, which were first offered under the Contracts on May 1, 2004. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on May 1, 2004 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.10% and an administration expense charge of 0.19%.

(1) On or about April 17, 2004, following a vote of shareholders, the Morgan Stanley VIS Pacific Growth Portfolio was liquidated. The corresponding Morgan Stanley VIS Pacific Growth Variable Sub-Account was closed and any amounts invested in the Pacific Growth Sub-Account were transferred to the Morgan Stanley VIS Money Market Variable Sub-Account.

(2) Effective May 1, 2004, the Morgan Stanley UIF Portfolios were rebranded the Van Kampen UIF Portfolios.


                                 74  PROSPECTUS

(3) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Variable Portfolio was liquidated. The corresponding Van Kampen UIF Active International Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Variable Sub-Account were transferred to the Morgan Stanley VIS Money Market Variable Sub-Account.

(4) Effective September 20, 2003, the Van Kampen UIF U.S. Mid Cap Core Portfolio, Class II changed its name to Van Kampen UIF U.S. Mid Cap Value Portfolio, Class II. We have made a corresponding change in the name of the Variable Sub-Account that invests in this Portfolio.

(5) Effective May 1, 2004, the Putnam VT Investors Variable Sub-Account is no longer available for new investments. If you are currently invested in the Putnam VT Investors Variable Sub-Account you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Variable Sub-Account in accordance with that program.




                                 75  PROSPECTUS

MORGAN STANLEY VARIABLE ANNUITY CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


                                                     For the Years Beginning
                                                      January 1* and Ending
                                                           December 31,
                                                     --------------------------
SUB-ACCOUNTS                                                   2003
-------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.159
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    189
-------------------------------------------------------------------------------
Morgan Stanley VIS Dividend Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.185
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   20,116
-------------------------------------------------------------------------------
Morgan Stanley VIS Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.812
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   22,754
-------------------------------------------------------------------------------
Morgan Stanley VIS European Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.613
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   3,061
-------------------------------------------------------------------------------
Morgan Stanley VIS Global Advantage

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.526
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    979
-------------------------------------------------------------------------------
Morgan Stanley VIS Global Dividend Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.892
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,234
-------------------------------------------------------------------------------
Morgan Stanley VIS High Yield

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.262
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,624
-------------------------------------------------------------------------------
Morgan Stanley VIS Income Builder

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.595
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    388
-------------------------------------------------------------------------------
Morgan Stanley VIS Information

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.874
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    297
-------------------------------------------------------------------------------
Morgan Stanley VIS Limited Duration

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $9.957
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   22,303
-------------------------------------------------------------------------------


                                 76  PROSPECTUS



Morgan Stanley VIS Money Market

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $9.875
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   45,906
-------------------------------------------------------------------------------
Morgan Stanley VIS Pacific Growth (1)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.859
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,791
-------------------------------------------------------------------------------
Morgan Stanley VIS Quality Income Plus

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.248
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   36,354
-------------------------------------------------------------------------------
Morgan Stanley VIS S&P 500 Index

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.040
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   15,094
-------------------------------------------------------------------------------
Morgan Stanley VIS Strategist

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.961
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   14,926
-------------------------------------------------------------------------------
Morgan Stanley VIS Utilities

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.435
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,101
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation (2,
3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.820
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.250
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   15,238
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Equity (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.821
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   12,008
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.551
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   4,382
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.643
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    732
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.176
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,170
-------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.036
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   6,524
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.538
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   12,094
-------------------------------------------------------------------------------



                                 77  PROSPECTUS


Van Kampen UIF U.S. Mid Cap Value (2, 4)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.327
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   13,892
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.707
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,217
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.785
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    428
-------------------------------------------------------------------------------
Van Kampen LIT Comstock

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.449
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   73,598
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.781
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   7,119
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.347
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   52,658
-------------------------------------------------------------------------------
AIM V.I Basic Value

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.843
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,967
-------------------------------------------------------------------------------
AIM V.I Capital Appreciation

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.193
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,401
-------------------------------------------------------------------------------
AIM V.I Mid Cap Core Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
AIM V.I Premier Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.713
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,619
-------------------------------------------------------------------------------
AllianceBernstein Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.403
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,243
-------------------------------------------------------------------------------
AllianceBernstein Growth and Income

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.238
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   30,085
-------------------------------------------------------------------------------
AllianceBernstein Premier Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.441
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,752
-------------------------------------------------------------------------------
AllianceBernstein Small Cap Value

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.558
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,419
-------------------------------------------------------------------------------



                                 78  PROSPECTUS


FTVIP Franklin High Income

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
FTVIP Mutual shares Securities

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.243
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   14,285
-------------------------------------------------------------------------------
Putnam VT Growth and Income

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.611
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    128
-------------------------------------------------------------------------------
Putnam VT International Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.109
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     0
-------------------------------------------------------------------------------
Putnam VT Investors (5)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.273
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     0
-------------------------------------------------------------------------------
Putnam VT Voyager

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.680
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,470
-------------------------------------------------------------------------------




* The Morgan Stanley Variable Annuity Contracts and all of the Variable Sub-Accounts shown above were first offered under the Contracts with the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option and the Earnings Protection Death Benefit Option on May 1, 2003, except for the AIM V.I. Mid Cap Core Equity, FTVIP Franklin High Income, FTVIP Franklin Income Securities, FTVIP Mutual Shares Securities, and FTVIP Templeton Foreign Securities Variable Sub-Accounts, which were first offered under the Contracts on May 1, 2004. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on May 1, 2004 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.00% and an administration expense charge of 0.19%.

(1) On or about April 17, 2004, following a vote of shareholders, the Morgan Stanley VIS Pacific Growth Portfolio was liquidated. The corresponding Morgan Stanley VIS Pacific Growth Variable Sub-Account was closed and any amounts invested in the Pacific Growth Sub-Account were transferred to the Morgan Stanley VIS Money Market Variable Sub-Account.

(2) Effective May 1, 2004, the Morgan Stanley UIF Portfolios were rebranded the Van Kampen UIF Portfolios.

(3) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Variable Portfolio was liquidated. The corresponding Van Kampen UIF Active International Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Variable Sub-Account were transferred to the Morgan Stanley VIS Money Market Variable Sub-Account.

(4) Effective September 20, 2003, the Van Kampen UIF U.S. Mid Cap Core Portfolio, Class II changed its name to Van Kampen UIF U.S. Mid Cap Value Portfolio, Class II. We have made a corresponding change in the name of the Variable Sub-Account that invests in this Portfolio.

(5) Effective May 1, 2004, the Putnam VT Investors Variable Sub-Account is no longer available for new investments. If you are currently invested in the Putnam VT Investors Variable Sub-Account you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Variable Sub-Account in accordance with that program.



                                 79  PROSPECTUS

MORGAN STANLEY VARIABLE ANNUITY-L SHARE CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


                                                     For the Years Beginning
                                                      January 1* and Ending
                                                           December 31,
                                                     --------------------------
SUB-ACCOUNTS                                                   2003
-------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.201
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   6,634
-------------------------------------------------------------------------------
Morgan Stanley VIS Dividend Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.227
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   66,915
-------------------------------------------------------------------------------
Morgan Stanley VIS Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.852
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   46,977
-------------------------------------------------------------------------------
Morgan Stanley VIS European Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.656
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   15,404
-------------------------------------------------------------------------------
Morgan Stanley VIS Global Advantage

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.568
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   11,186
-------------------------------------------------------------------------------
Morgan Stanley VIS Global Dividend Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.936
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   78,822
-------------------------------------------------------------------------------
Morgan Stanley VIS High Yield

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.301
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   65,540
-------------------------------------------------------------------------------
Morgan Stanley VIS Income Builder

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.634
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   21,733
-------------------------------------------------------------------------------
Morgan Stanley VIS Information

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.925
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   3,426
-------------------------------------------------------------------------------
Morgan Stanley VIS Limited Duration

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                       $9.991
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  206,331
-------------------------------------------------------------------------------
Morgan Stanley VIS Money Market

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $9.909
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  108,929
-------------------------------------------------------------------------------


                                 80  PROSPECTUS



Morgan Stanley VIS Pacific Growth (1)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.906
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,906
-------------------------------------------------------------------------------
Morgan Stanley VIS Quality Income Plus

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.283
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  184,686
-------------------------------------------------------------------------------
Morgan Stanley VIS S&P 500 Index

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.081
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  103,071
-------------------------------------------------------------------------------
Morgan Stanley VIS Strategist

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.001
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   70,971
-------------------------------------------------------------------------------
Morgan Stanley VIS Utilities

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.474
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   6,583
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation (2,
3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.850
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.288
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   9,598
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Equity (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.872
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   15,373
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.590
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   31,795
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.683
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   51,300
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.217
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   64,033
-------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.080
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   56,943
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.584
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   66,608
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (2, 4)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.372
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   88,639
-------------------------------------------------------------------------------


                                 81  PROSPECTUS



Van Kampen UIF U.S. Real Estate (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.750
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   61,183
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.829
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   14,674
-------------------------------------------------------------------------------
Van Kampen LIT Comstock

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.491
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  286,089
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.821
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   67,081
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.390
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  176,200
-------------------------------------------------------------------------------
AIM V.I Basic Value

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.887
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   29,372
-------------------------------------------------------------------------------
AIM V.I Capital Appreciation

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.234
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   12,830
-------------------------------------------------------------------------------
AIM V.I Mid Cap Core Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
AIM V.I Premier Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.753
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,582
-------------------------------------------------------------------------------
AllianceBernstein Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.446
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   28,817
-------------------------------------------------------------------------------
AllianceBernstein Growth and Income

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.279
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   54,387
-------------------------------------------------------------------------------
AllianceBernstein Premier Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.480
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   40,183
-------------------------------------------------------------------------------
AllianceBernstein Small Cap Value

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.605
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   46,809
-------------------------------------------------------------------------------
FTVIP Franklin High Income

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------


                                 82  PROSPECTUS


FTVIP Franklin Income Securities

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
FTVIP Mutual shares Securities

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.285
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   28,104
-------------------------------------------------------------------------------
Putnam VT Growth and Income

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.654
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   57,292
-------------------------------------------------------------------------------
Putnam VT International Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.151
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,120
-------------------------------------------------------------------------------
Putnam VT Investors (5)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.311
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   50,397
-------------------------------------------------------------------------------
Putnam VT Voyager

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.720
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   44,404
-------------------------------------------------------------------------------



* The Morgan Stanley Variable Annuity-L Share Contracts and all of the Variable Sub-Accounts shown above were first offered under the Contracts on May 1, 2003, except for the AIM V.I. Mid Cap Core Equity, FTVIP Franklin High Income, FTVIP Franklin Income Securities, FTVIP Mutual Shares Securities, and FTVIP Templeton Foreign Securities Variable Sub-Accounts, which were first offered under the Contracts on May 1, 2004. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on May 1, 2004 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.50% and an administration expense charge of 0.19%.

(1) On or about April 17, 2004, following a vote of shareholders, the Morgan Stanley VIS Pacific Growth Portfolio was liquidated. The corresponding Morgan Stanley VIS Pacific Growth Variable Sub-Account was closed and any amounts invested in the Pacific Growth Sub-Account were transferred to the Morgan Stanley VIS Money Market Variable Sub-Account.

(2) Effective May 1, 2004, the Morgan Stanley UIF Portfolios were rebranded the Van Kampen UIF Portfolios.

(3) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Variable Portfolio was liquidated. The corresponding Van Kampen UIF Active International Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Variable Sub-Account were transferred to the Morgan Stanley VIS Money Market Variable Sub-Account.

(4) Effective September 20, 2003, the Van Kampen UIF U.S. Mid Cap Core Portfolio, Class II changed its name to Van Kampen UIF U.S. Mid Cap Value Portfolio, Class II. We have made a corresponding change in the name of the Variable Sub-Account that invests in this Portfolio.

(5) Effective May 1, 2004, the Putnam VT Investors Variable Sub-Account is no longer available for new investments. If you are currently invested in the Putnam VT Investors Variable Sub-Account you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Variable Sub-Account in accordance with that program.

                                 83  PROSPECTUS

MORGAN STANLEY VARIABLE ANNUITY-L SHARE CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


                                                     For the Years Beginning
                                                      January 1* and Ending
                                                           December 31,
                                                     --------------------------
SUB-ACCOUNTS                                                   2003
-------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.126
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    975
-------------------------------------------------------------------------------
Morgan Stanley VIS Dividend Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.152
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   9,726
-------------------------------------------------------------------------------
Morgan Stanley VIS Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.780
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   8,629
-------------------------------------------------------------------------------
Morgan Stanley VIS European Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.579
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,328
-------------------------------------------------------------------------------
Morgan Stanley VIS Global Advantage

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.492
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,841
-------------------------------------------------------------------------------
Morgan Stanley VIS Global Dividend Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.857
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,126
-------------------------------------------------------------------------------
Morgan Stanley VIS High Yield

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.232
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,462
-------------------------------------------------------------------------------
Morgan Stanley VIS Income Builder

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.563
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   3,527
-------------------------------------------------------------------------------
Morgan Stanley VIS Information

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.833
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   4,964
-------------------------------------------------------------------------------
Morgan Stanley VIS Limited Duration

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $9.930
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   28,903
-------------------------------------------------------------------------------


                                 84  PROSPECTUS


Morgan Stanley VIS Money Market

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $9.848
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     34
-------------------------------------------------------------------------------
Morgan Stanley VIS Pacific Growth (1)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.821
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     0
-------------------------------------------------------------------------------
Morgan Stanley VIS Quality Income Plus

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.220
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   13,208
-------------------------------------------------------------------------------
Morgan Stanley VIS S&P 500 Index

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.007
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   10,343
-------------------------------------------------------------------------------
Morgan Stanley VIS Strategist

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.928
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   4,574
-------------------------------------------------------------------------------
Morgan Stanley VIS Utilities

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.404
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   4,063
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation (2,
3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.796
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.219
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    819
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Equity (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.781
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     0
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.611
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   6,422
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.519
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   4,613
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.143
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   3,320
-------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   10,978
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.501
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,773
-------------------------------------------------------------------------------


                                 85  PROSPECTUS


Van Kampen UIF U.S. Mid Cap Value (2, 4)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.290
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   9,060
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate (2)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.672
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   9,699
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.750
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   4,072
-------------------------------------------------------------------------------
Van Kampen LIT Comstock

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.415
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   54,058
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.749
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   9,005
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.314
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   10,194
-------------------------------------------------------------------------------
AIM V.I Basic Value

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.808
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   7,325
-------------------------------------------------------------------------------
AIM V.I Capital Appreciation

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.160
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   7,325
-------------------------------------------------------------------------------
AIM V.I Mid Cap Core Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
AIM V.I Premier Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.681
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    799
-------------------------------------------------------------------------------
AllianceBernstein Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.369
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,816
-------------------------------------------------------------------------------
AllianceBernstein Growth and Income

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.204
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   7,429
-------------------------------------------------------------------------------
AllianceBernstein Premier Growth

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.410
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   3,318
-------------------------------------------------------------------------------
AllianceBernstein Small Cap Value

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.521
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   6,234
-------------------------------------------------------------------------------



                                 86  PROSPECTUS



FTVIP Franklin High Income

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
FTVIP Mutual shares Securities

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                   -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     -
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.242
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,556
-------------------------------------------------------------------------------
Putnam VT Growth and Income

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.210
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     0
-------------------------------------------------------------------------------
Putnam VT International Equity

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.577
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   6,690
-------------------------------------------------------------------------------
Putnam VT Investors (5)

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.076
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     0
-------------------------------------------------------------------------------
Putnam VT Voyager

-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.648
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,000
-------------------------------------------------------------------------------


* The Morgan Stanley Variable Annuity-L Share Contracts and all of the Variable Sub-Accounts shown above were first offered under the Contracts with the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option and the Earnings Protection Death Benefit Option on May 1, 2003, except for the AIM V.I. Mid Cap Core Equity, FTVIP Franklin High Income, FTVIP Franklin Income Securities, FTVIP Mutual Shares Securities, and FTVIP Templeton Foreign Securities Variable Sub-Accounts, which were first offered under the Contracts on May 1, 2004. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on May 1, 2004 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.40% and an administration expense charge of 0.19%.

(1) On or about April 17, 2004, following a vote of shareholders, the Morgan Stanley VIS Pacific Growth Portfolio was liquidated. The corresponding Morgan Stanley VIS Pacific Growth Variable Sub-Account was closed and any amounts invested in the Pacific Growth Sub-Account were transferred to the Morgan Stanley VIS Money Market Variable Sub-Account.

(2) Effective May 1, 2004, the Morgan Stanley UIF Portfolios were rebranded the Van Kampen UIF Portfolios.

(3) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Variable Portfolio was liquidated. The corresponding Van Kampen UIF Active International Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Variable Sub-Account were transferred to the Morgan Stanley VIS Money Market Variable Sub-Account.

(4) Effective September 20, 2003, the Van Kampen UIF U.S. Mid Cap Core Portfolio, Class II changed its name to Van Kampen UIF U.S. Mid Cap Value Portfolio, Class II. We have made a corresponding change in the name of the Variable Sub-Account that invests in this Portfolio.

(5) Effective May 1, 2004, the Putnam VT Investors Variable Sub-Account is no longer available for new investments. If you are currently invested in the Putnam VT Investors Variable Sub-Account you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Variable Sub-Account in accordance with that program.

                                 87  PROSPECTUS

THE ALLSTATE ADVISOR VARIABLE ANNUITIES
(ADVISOR, ADVISOR PREFERRED)

ALLSTATE LIFE INSURANCE COMPANY
P.O. BOX 94260
PALATINE, ILLINOIS 60094-4260
TELEPHONE NUMBER: 1-800-203-0068                   PROSPECTUS DATED MAY 1, 2004
 -------------------------------------------------------------------------------
Allstate Life Insurance Company ("Allstate Life") is offering the following individual and group flexible premium deferred variable annuity contracts (each, a "CONTRACT"):

.. ALLSTATE ADVISOR
.. ALLSTATE ADVISOR PREFERRED

This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. Both Contracts may not be available in all states or through your sales representative. Please check with your sales representative for details.

Each Contract currently offers several investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include up to 3 fixed account options ("FIXED ACCOUNT OPTIONS"), depending on the Contract, and include 49 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Financial Advisors Separate Account I ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of the following mutual funds ("FUNDS"):

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST (CLASS 2)        PUTNAM VARIABLE TRUST (CLASS IB)
OPPENHEIMER VARIABLE ACCOUNT FUNDS (SERVICE SHARES)                   STI CLASSIC VARIABLE TRUST
                                                                      VAN KAMPEN LIFE INVESTMENT TRUST (CLASS II)
                                                                      THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
                                                                       (CLASS II)


Each Fund has multiple investment Portfolios ("PORTFOLIOS"). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your sales representative for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.

WE (Allstate Life) have filed a Statement of Additional Information, dated May 1, 2004 with the Securities and Exchange Commission ("SEC"). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. Its table of contents appears on page 62 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.


                THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
                PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                FEDERAL CRIME.

  IMPORTANT     THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT
                HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS
   NOTICES      OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT
                DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS
                OR ANY FEDERAL REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS
                INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF
                PRINCIPAL.

                THE CONTRACTS ARE NOT FDIC INSURED.





                                 1  PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                        PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms                                                       3
--------------------------------------------------------------------------------
  Overview of Contracts                                                 4
--------------------------------------------------------------------------------
  The Contracts at a Glance                                             5
--------------------------------------------------------------------------------
  How the Contracts Work                                                9
--------------------------------------------------------------------------------
  Expense Table                                                         10
--------------------------------------------------------------------------------
  Financial Information                                                 17
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contract                                                          17
--------------------------------------------------------------------------------
  Purchases                                                             19
--------------------------------------------------------------------------------
  Contract Value                                                        20
--------------------------------------------------------------------------------
  Investment Alternatives
--------------------------------------------------------------------------------
     The Variable Sub-Accounts                                          25
--------------------------------------------------------------------------------
     The Fixed Account Options                                          28
--------------------------------------------------------------------------------
     Transfers                                                          31
--------------------------------------------------------------------------------
  Expenses                                                              33
--------------------------------------------------------------------------------
  Access to Your Money                                                  37
--------------------------------------------------------------------------------

                                                                        PAGE

--------------------------------------------------------------------------------
  Income Payments                                                       38
--------------------------------------------------------------------------------
  Death Benefits                                                        46
--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information                                                      52
--------------------------------------------------------------------------------
  Taxes                                                                 55
--------------------------------------------------------------------------------
  Annual Reports and Other Documents                                    61
--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                   62
--------------------------------------------------------------------------------
APPENDIX A - CONTRACT COMPARISON CHART                                  63
--------------------------------------------------------------------------------
APPENDIX B - MARKET VALUE ADJUSTMENT                                    64
--------------------------------------------------------------------------------
APPENDIX C - EXAMPLE OF CALCULATION OF INCOME PROTECTION BENEFIT        66
--------------------------------------------------------------------------------
APPENDIX D-WITHDRAWAL ADJUSTMENT EXAMPLE-INCOME BENEFITS                67
--------------------------------------------------------------------------------
APPENDIX E-WITHDRAWAL ADJUSTMENT EXAMPLE-DEATH BENEFITS                 68
--------------------------------------------------------------------------------
APPENDIX F-CALCULATION OF EARNINGS PROTECTION DEATH BENEFIT             69
--------------------------------------------------------------------------------
APPENDIX G- WITHDRAWAL ADJUSTMENT EXAMPLE-TRUERETURN ACCUMULATION BENEFIT 72
--------------------------------------------------------------------------------
APPENDIX H-ACCUMULATION UNIT VALUES                                     73
--------------------------------------------------------------------------------


                                 2  PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                                                        PAGE

--------------------------------------------------------------------------------
AB Factor                                                               21
--------------------------------------------------------------------------------
Accumulation Benefit                                                    21
--------------------------------------------------------------------------------
Accumulation Phase                                                      9
--------------------------------------------------------------------------------
Accumulation Unit                                                       17
--------------------------------------------------------------------------------
Accumulation Unit Value                                                 17
--------------------------------------------------------------------------------
Allstate Life ("We")                                                    1
--------------------------------------------------------------------------------
Annuitant                                                               17
--------------------------------------------------------------------------------
Automatic Additions Program                                             19
--------------------------------------------------------------------------------
Automatic Portfolio Rebalancing Program                                 33
--------------------------------------------------------------------------------
Beneficiary                                                             18
--------------------------------------------------------------------------------
Benefit Base                                                            22
--------------------------------------------------------------------------------
Co-Annuitant                                                            18
--------------------------------------------------------------------------------
*Contract                                                               17
--------------------------------------------------------------------------------
Contract Anniversary                                                    6
--------------------------------------------------------------------------------
Contract Owner ("You")                                                  9
--------------------------------------------------------------------------------
Contract Value                                                          20
--------------------------------------------------------------------------------
Contract Year                                                           6
--------------------------------------------------------------------------------
Dollar Cost Averaging Program                                           33
--------------------------------------------------------------------------------
Due Proof                                                               37
--------------------------------------------------------------------------------
Due Proof of Death                                                      46
--------------------------------------------------------------------------------
Earnings Protection Death Benefit Option                                48
--------------------------------------------------------------------------------
Enhanced Beneficiary Protection (Annual Increase) Option                47
--------------------------------------------------------------------------------
Excess of Earnings Withdrawal                                           48
--------------------------------------------------------------------------------
Fixed Account Options                                                   28
--------------------------------------------------------------------------------
Free Withdrawal Amount                                                  35
--------------------------------------------------------------------------------
Funds                                                                   1
--------------------------------------------------------------------------------
Guarantee Period Accounts                                               28
--------------------------------------------------------------------------------
Guarantee Option                                                        21
--------------------------------------------------------------------------------
Income Base                                                             44
--------------------------------------------------------------------------------
Income Plan                                                             38
--------------------------------------------------------------------------------
Income Protection Benefit Option                                        42
--------------------------------------------------------------------------------
In-Force Earnings                                                       48
--------------------------------------------------------------------------------
In-Force Premium                                                        48
--------------------------------------------------------------------------------
Investment Alternatives                                                 25
--------------------------------------------------------------------------------

                                                                        PAGE

--------------------------------------------------------------------------------
IRA Contract                                                            6
--------------------------------------------------------------------------------
Issue Date                                                              9
--------------------------------------------------------------------------------
Market Timing and Excessive Trading                                     32
--------------------------------------------------------------------------------
Market Value Adjustment                                                 8
--------------------------------------------------------------------------------
Maximum Anniversary Value                                               6
--------------------------------------------------------------------------------
Maximum Anniversary Value (MAV) Death Benefit Option                    46
--------------------------------------------------------------------------------
Payout Phase                                                            9
--------------------------------------------------------------------------------
Payout Start Date                                                       38
--------------------------------------------------------------------------------
Portfolios                                                              1
--------------------------------------------------------------------------------
Qualified Contract                                                      51
--------------------------------------------------------------------------------
Retirement Income Guarantee Options                                     43
--------------------------------------------------------------------------------
Return of Premium Death Benefit                                         8
--------------------------------------------------------------------------------
Rider Anniversary                                                       20
--------------------------------------------------------------------------------
Rider Application Date                                                  6
--------------------------------------------------------------------------------
Rider Date                                                              21
--------------------------------------------------------------------------------
Rider Fee                                                               44
--------------------------------------------------------------------------------
Rider Fee Percentage                                                    35
--------------------------------------------------------------------------------
Rider Maturity Date                                                     20
--------------------------------------------------------------------------------
Rider Period                                                            21
--------------------------------------------------------------------------------
Rider Trade-In Option                                                   24
--------------------------------------------------------------------------------
Right to Cancel                                                         20
--------------------------------------------------------------------------------
SEC                                                                     1
--------------------------------------------------------------------------------
Settlement Value                                                        46
--------------------------------------------------------------------------------
Spousal Protection Benefit Option                                       34
--------------------------------------------------------------------------------
Standard Fixed Account Option                                           28
--------------------------------------------------------------------------------
Systematic Withdrawal Program                                           38
--------------------------------------------------------------------------------
Tax Qualified Contract                                                  58
--------------------------------------------------------------------------------
Transfer Period Account                                                 28
--------------------------------------------------------------------------------
Trial Examination Period                                                5
--------------------------------------------------------------------------------
TrueReturn /SM/ Accumulation Benefit Option                             6
--------------------------------------------------------------------------------
Unemployment Compensation                                               36
--------------------------------------------------------------------------------
Valuation Date                                                          19
--------------------------------------------------------------------------------
Variable Account                                                        52
--------------------------------------------------------------------------------
Variable Sub-Account                                                    25
--------------------------------------------------------------------------------


        * In certain states a Contract may be available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise. References to "Contract" also include both Contracts listed on the cover page of this prospectus, unless otherwise noted. However, we administer each Contract separately.


                                 3  PROSPECTUS

OVERVIEW OF CONTRACTS
--------------------------------------------------------------------------------

The Contracts offer many of the same basic features and benefits. They differ primarily with respect to the charges imposed, as follows:

.. The ALLSTATE ADVISOR CONTRACT has a mortality and expense risk charge of 1.10%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;

.. The ALLSTATE ADVISOR PREFERRED CONTRACT WITH 5-YEAR WITHDRAWAL CHARGE OPTION
  ("Package III") has a mortality and expense risk charge of 1.40%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 5-year withdrawal charge period;

.. The ALLSTATE ADVISOR PREFERRED CONTRACT WITH 3-YEAR WITHDRAWAL CHARGE OPTION
  ("Package II") has a mortality and expense risk charge of 1.50%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period; and

.. The ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION
  ("Package I") has a mortality and expense risk charge of 1.60%, an administrative expense charge of 0.19%*, and no withdrawal charges.

Other differences between the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.

* The administrative expense charge may be increased, but will never exceed 0.35%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract.


                                 4  PROSPECTUS

THE CONTRACTS AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS               You can purchase each Contract with as little as
                                $10,000 ($2,000 for Contracts issued with an IRA or
                                TSA). You can add to your Contract as often and as much
                                as you like, but each subsequent payment must be at
                                least $1,000 ($50 for automatic payments).

                                We reserve the right to accept a lesser initial
                                purchase payment amount for each Contract.  We may
                                limit the cumulative amount of purchase payments to a
                                maximum of $1,000,000 in any Contract.
---------------------------------------------------------------------------------------
TRIAL EXAMINATION PERIOD        You may cancel your Contract within 20 days of receipt
                                or any longer period as your state may require ("TRIAL
                                EXAMINATION PERIOD"). Upon cancellation, we will return
                                your purchase payments adjusted, to the extent federal
                                or state law permits, to reflect the investment
                                experience of any amounts allocated to the Variable
                                Account, including the deduction of mortality and
                                expense risk charges and administrative expense
                                charges. See "Trial Examination Period" for details.
---------------------------------------------------------------------------------------
EXPENSES                        Each Portfolio pays expenses that you will bear
                                indirectly if you invest in a Variable Sub-Account. You
                                also will bear the following expenses:

                                ALLSTATE ADVISOR CONTRACTS

                                .Annual mortality and expense risk charge equal to
                                  1.10% of average daily net assets.

                                .Withdrawal charges ranging from 0% to 7% of purchase
                                  payments withdrawn.

                                ALLSTATE ADVISOR PREFERRED CONTRACTS (WITH 5-YEAR
                                WITHDRAWAL CHARGE OPTION)

                                .Annual mortality and expense risk charge equal to
                                  1.40% of average daily net assets.

                                .Withdrawal charges ranging from 0% to 7% of purchase
                                  payments withdrawn.

                                ALLSTATE ADVISOR PREFERRED CONTRACTS (WITH 3-YEAR
                                WITHDRAWAL CHARGE OPTION)

                                .Annual mortality and expense risk charge equal to
                                  1.50% of average daily net assets.

                                .Withdrawal charges ranging from 0% to 7% of purchase
                                  payments withdrawn.

                                 5  PROSPECTUS



                                ALLSTATE ADVISOR PREFERRED CONTRACTS (WITH NO
                                WITHDRAWAL CHARGE OPTION)

                                .Annual mortality and expense risk charge equal to
                                  1.60% of average daily net assets.

                                . No withdrawal charge.

                                ALL CONTRACTS

                                .Annual administrative expense charge of 0.19% (up to
                                  0.35% for future Contracts).

                                .Annual contract maintenance charge of $30 (waived in
                                  certain cases).

                                .If you select the MAXIMUM ANNIVERSARY VALUE (MAV)
                                  DEATH BENEFIT OPTION ("MAV DEATH BENEFIT OPTION") you
                                  will pay an additional mortality and expense risk
                                  charge of 0.20% (up to 0.30% for Options added in the
                                  future).

                                .
                                  If you select ENHANCED BENEFICIARY PROTECTION (ANNUAL
                                  INCREASE) OPTION, you will pay an additional
                                  mortality and expense risk charge of 0.30%.

                                .If you select the EARNINGS PROTECTION DEATH BENEFIT
                                  OPTION you will pay an additional mortality and
                                  expense risk charge of 0.25% or 0.40% (up to 0.35% or
                                  0.50% for Options added in the future) depending on
                                  the age of the oldest Owner and oldest Annuitant on
                                  the date we receive the completed application or
                                  request to add the benefit, whichever is later
                                  ("RIDER APPLICATION DATE").

                                .
                                  If you select the TrueReturn/SM/ Accumulation Benefit
                                  Option ("TRUERETURN OPTION") you will pay an
                                  additional annual fee ("RIDER FEE") of 0.50% (up to
                                  1.25% for Options added in the future) of the Benefit
                                  Base in effect on each Contract Anniversary
                                  ("CONTRACT ANNIVERSARY") during the Rider Period. You
                                  may not select the TrueReturn Option together with a
                                  RETIREMENT INCOME GUARANTEE OPTION.

                                .We discontinued offering the RETIREMENT INCOME
                                  GUARANTEE OPTION 1 ("RIG 1") as of January 1, 2004.
                                  If you selected RIG 1 prior to January 1, 2004, you
                                  will pay an additional annual fee ("Rider Fee") of
                                  0.40% of the INCOME BASE in effect on a Contract
                                  Anniversary .

                                .We discontinued offering the RETIREMENT INCOME
                                  GUARANTEE OPTION 2 ("RIG 2") as of January 1, 2004.
                                  If you selected RIG 2 prior to January 1, 2004, you
                                  will pay an additional annual Rider Fee of 0.55% of
                                  the INCOME BASE in effect on a Contract Anniversary.

                                .If you select the INCOME PROTECTION BENEFIT OPTION
                                  you will pay an additional mortality and expense risk
                                  charge of 0.50% (up to 0.75% for Options added in the
                                  future) during the Payout Phase of your Contract.

                                .
                                  Currently there is no additional charge if you select
                                  the SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION.
                                  We reserve the right to charge a mortality and
                                  expense risk charge of up to 0.15% for this benefit.
                                  This benefit is only available for IRA Contracts,
                                  which are Contracts issued with an Individual
                                  Retirement Annuity or Account ("IRA") under Section
                                  408 of the Internal Revenue Code.

                                .Transfer fee equal to 1.00% (subject to increase to
                                  up to 2.00%) of the amount transferred after the
                                  12/th/ transfer in any Contract Year ("CONTRACT
                                  YEAR"), which we measure from the date we issue your
                                  Contract or a Contract Anniversary.

                                . State premium tax (if your state imposes one)

                                . NOT ALL OPTIONS ARE AVAILABLE IN ALL STATES



                                 6  PROSPECTUS

INVESTMENT ALTERNATIVES         Each Contract offers several investment alternatives
                                including:

                                .
                                  up to 3 Fixed Account Options that credit interest at
                                  rates we guarantee, and

                                .49 Variable Sub-Accounts investing in Portfolios
                                  offering professional money management by these investment advisers:

                                  . Franklin Advisers, Inc.

                                  . Franklin Advisory Services, LLC

                                  . Franklin Mutual Advisers, LLC

                                  . OppenheimerFunds, Inc.

                                  . Putnam Investment Management, LLC

                                  . Templeton Asset Management Ltd.

                                  . Templeton Investment Counsel, LLC

                                  . Trusco Capital Management, Inc.

                                  . Van Kampen Asset Management

                                  . Van Kampen*

                                  *Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

                                NOT ALL FIXED ACCOUNT OPTIONS ARE AVAILABLE IN ALL
                                STATES OR WITH ALL CONTRACTS.

                                To find out current rates being paid on the Fixed
                                Account Option(s), or to find out how the Variable
                                Sub-Accounts have performed, please call us at
                                1-800-203-0068.
---------------------------------------------------------------------------------------
SPECIAL SERVICES                For your convenience, we offer these special services:

                                . AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                                . AUTOMATIC ADDITIONS PROGRAM

                                . DOLLAR COST AVERAGING PROGRAM

                                . SYSTEMATIC WITHDRAWAL PROGRAM
---------------------------------------------------------------------------------------
INCOME PAYMENTS                 You can choose fixed income payments, variable income
                                payments, or a combination of the two. You can receive
                                your income payments in one of the following ways (you
                                may select more than one income plan):

                                . life income with guaranteed number of payments

                                .
                                  joint and survivor life income with guaranteed number
                                  of payments

                                . guaranteed number of payments for a specified period

                                . life income with cash refund

                                . joint life income with cash refund

                                . life income with installment refund

                                . joint life income with installment refund

                                Prior to January 1, 2004, Allstate Life also offered
                                two Retirement Income Guarantee Options that guarantee
                                a minimum amount of fixed income payments you can
                                receive if you elect to receive income payments.

                                In addition, we offer an Income Protection Benefit
                                Option that guarantees that your variable income
                                payments will not fall below a certain level.
---------------------------------------------------------------------------------------



                                 7  PROSPECTUS

DEATH BENEFITS                  If you, the Annuitant, or Co-Annuitant die before the
                                Payout Start Date, we will pay a death benefit subject
                                to the conditions described in the Contract. In
                                addition to the death benefit included in your Contract
                                ("Return of Premium Death Benefit" or "ROP Death
                                Benefit"), the death benefit options we currently offer
                                include:

                                . MAV DEATH BENEFIT OPTION;

                                .ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE)
                                  OPTION; and

                                . EARNINGS PROTECTION DEATH BENEFIT OPTION
---------------------------------------------------------------------------------------
TRANSFERS                       Before the Payout Start Date, you may transfer your
                                Contract Value among the investment alternatives, with
                                certain restrictions. The minimum amount you may
                                transfer is $100 or the amount remaining in the
                                investment alternative, if less.  The minimum amount
                                that can be transferred into the Standard Fixed Account
                                or Market Value Adjusted Account Options is $500.

                                A charge may apply after the 12/th/ transfer in each
                                Contract Year.
---------------------------------------------------------------------------------------
WITHDRAWALS                     You may withdraw some or all of your Contract Value at
                                any time during the Accumulation Phase and during the
                                Payout Phase in certain cases. In general, you must
                                withdraw at least $50 at a time. Withdrawals taken
                                prior to the Payout Start Date are generally considered
                                to come from the earnings in the Contract first. If the
                                Contract is tax-qualified, generally all withdrawals
                                are treated as distributions of earnings. Withdrawals
                                of earnings are taxed as ordinary income and, if taken
                                prior to age 59 1/2, may be subject to an additional
                                10% federal tax penalty. A withdrawal charge and a
                                MARKET VALUE ADJUSTMENT may also apply. If any
                                withdrawal reduces your Contract Value to less than
                                $1,000, we will treat the request as a withdrawal of
                                the entire Contract Value. Your Contract will terminate
                                if you withdraw all of your Contract Value.


                                 8  PROSPECTUS

HOW THE CONTRACTS WORK
--------------------------------------------------------------------------------

Each Contract basically works in two ways.

First, each Contract can help you (we assume you are the "CONTRACT OWNER") save for retirement because you can invest in your Contract's investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 38. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can receive    Or you can receive
a Contract                                      income payments or      income payments    income payments
                                                receive a lump sum      for a set period   for life
                                                payment




Other income payment options are also available. See "INCOME PAYMENTS."

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contracts." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-203-0068 if you have any question about how the Contracts work.


                                 9  PROSPECTUS

EXPENSE TABLE
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the prospectuses for the Portfolios.


CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments withdrawn)/* /

                        Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
------------------------------------------------------------------------------------------------------------------------------------
Contract:                   0           1           2           3           4           5           6           7            8+
Allstate Advisor            7%          7%          6%          5%          4%          3%          2%          0%           0%
Allstate Advisor
 Preferred with:
 5-Year Withdrawal
 Charge Option              7%          6%          5%          4%          3%          0%
 3-Year Withdrawal
 Charge Option              7%          6%          5%          0%
 No Withdrawal Charge
 Option                                                                    None

All Contracts:
------------------------------------------------------------------------------------------------------------------------------------
Annual Contract
 Maintenance Charge                                                       $30**
Transfer Fee                                             up to 2.00% of the amount transferred***


* Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge ("Free Withdrawal Amount"). See "Withdrawal Charges" for more information.

**  / /Waived in certain cases. See "Expenses."

*** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred.


                                 10  PROSPECTUS

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)


If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

                                                                   Mortality and Expense Risk             Administrative
Basic Contract (without any optional benefit)                               Charge                       Expense Charge*
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor                                                                           1.10%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge Option)                              1.40%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge Option)                              1.50%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)                                   1.60%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
                                                                        Total Variable Account
Basic Contract (without any optional benefit)                              Annual Expense
------------------------------------------------------------------------------------------------------
Allstate Advisor                                                                                1.29%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge Option)                                   1.59%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge Option)                                   1.69%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)                                        1.79%
------------------------------------------------------------------------------------------------------


*We reserve the right to raise the administrative expense charge to 0.35%. However, we will not increase the charge once we issue your Contract.

Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.


MAV Death Benefit Option                           0.20% (up to 0.30% for Options added in
                                                   the future)

Enhanced Beneficiary Protection (Annual Increase)  0.30 %
Option

Earnings Protection Death Benefit Option (issue    0.25% (up to 0.35% for Options added in
age 0-70)                                          the future)

Earnings Protection Death Benefit Option (issue    0.40% (up to 0.50% for Options added in
age 71-79)                                         the future)

Spousal Protection Benefit (Co-Annuitant) Option   0.00% (up to 0.15% for Options added in
                                                   the future)


If you select the Options with the highest possible combination of mortality and expense risk charges, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, and Earnings         Mortality and Expense                Administrative
Protection Death Benefit Option (issue age 71-79)                         Risk Charge*                    Expense Charge*
-----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor                                                                            2.00%                           0.19%
-----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge Option)                               2.30%                           0.19%
-----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge Option)                               2.40%                           0.19%
-----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)                                    2.50%                           0.19%
-----------------------------------------------------------------------------------------------------------------------------------
Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, and Earnings           Total Variable Account
Protection Death Benefit Option (issue age 71-79)                          Annual Expense
------------------------------------------------------------------------------------------------------
Allstate Advisor                                                                                2.19%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge Option)                                   2.49%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge Option)                                   2.59%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)                                        2.69%
------------------------------------------------------------------------------------------------------


  *As described above the administrative expense charge and the mortality and expense charge for certain Options may be higher for future Contracts. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract.



TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION FEE

(ANNUAL RATE AS A PERCENTAGE OF BENEFIT BASE ON A CONTRACT ANNIVERSARY)

TrueReturn/SM/ Accumulation Benefit Option                              0.50%*
-------------------------------------------------------------------------------



*Up to 1.25% for Options added in the future.  See "TrueReturn/SM/ Accumulation
   Benefit Option" for details.

RETIREMENT INCOME GUARANTEE OPTION FEE*
(ANNUAL RATE AS A PERCENTAGE OF INCOME BASE ON A CONTRACT ANNIVERSARY)

 RIG 1                                                                 0.40%
-----------------------------------------------------------------------------
 RIG 2                                                                 0.55%
-----------------------------------------------------------------------------


* We discontinued offering the Retirement Income Guarantee Option as of January 1, 2004. Fees shown apply to owners who selected the option prior to January 1, 2004.

INCOME PROTECTION BENEFIT OPTION
(AS A PERCENTAGE OF THE AVERAGE DAILY NET VARIABLE ACCOUNT ASSETS SUPPORTING THE VARIABLE INCOME PAYMENTS TO WHICH THE OPTION APPLIES)

 Income Protection Benefit Option                     0.50%*
-------------------------------------------------------------




                                 11  PROSPECTUS

*The charge for the Income Protection Benefit Option applies during the Payout Phase. We reserve the right to raise the charge to up to 0.75% for Options added in the future. See "Income Payments - Income Protection Benefit Option," below, for details.




PORTFOLIO ANNUAL EXPENSES - MINIMUM AND MAXIMUM
The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the second table below and in the prospectus for each Portfolio.

                           ANNUAL PORTFOLIO EXPENSES
----------------------------------------------------------------------------------
                                 Minimum                       Maximum
----------------------------------------------------------------------------------
Total Annual Portfolio
Operating
Expenses/(1)/
(expenses that are
deducted from
Portfolio assets,
which may include
management fees,
distribution and/or
services (12b-1) fees,              0.74%                         4.98%
and other expenses)
----------------------------------------------------------------------------------


(1) Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2003


PORTFOLIO ANNUAL EXPENSES - FULL TABLE (1)
The next table shows the Portfolio operating expenses for each Portfolio available under the Contract. These expenses may vary from year to year. Advisers and/or other service providers of certain Portfolios have agreed to waive their fees and/or other Portfolio expenses in order to keep the Portfolio's expenses below specified limits. The expenses shown in the table below do not show the effect of any such fee waiver or expense reimbursement. All fee waiver and expense reimbursements are described in the footnotes to the table. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

                                                                       Total
                                                   Rule              Portfolio
                                     Management   12b-1    Other      Annual
             Portfolio                  Fees       Fees   Expenses   Expenses
-------------------------------------------------------------------------------
STI Classic Capital Appreciation        1.15%      N/A     0.35%       1.50%
Fund (2)
-------------------------------------------------------------------------------
STI Classic Growth and Income Fund      0.90%      N/A     1.30%       2.20%
(3)
-------------------------------------------------------------------------------
STI Classic International Equity        1.25%      N/A     2.66%       3.91%
Fund (2)
-------------------------------------------------------------------------------
STI Classic Investment Grade Bond       0.74%      N/A     0.51%       1.25%
Fund (2)
-------------------------------------------------------------------------------
STI Classic Mid-Cap Equity Fund (2)     1.15%      N/A     0.69%       1.84%
-------------------------------------------------------------------------------
STI Classic Small Cap Value Equity      1.15%      N/A     0.64%       1.79%
Fund (2)
-------------------------------------------------------------------------------
STI Classic Value Income Stock Fund     0.80%      N/A     0.39%       1.19%
(2)
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income        0.50%     0.25%    0.03%       0.78%
Securities Fund - Class 2 (4,5)
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities        0.48%     0.25%    0.03%       0.76%
Fund - Class 2 (4,5)
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value          0.57%     0.25%    0.19%       1.01%
Securities Fund - Class 2 (5,6)
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government Fund     0.50%     0.25%    0.03%       0.78%
- Class 2 (4,5)
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities Fund     0.60%     0.25%    0.20%       1.05%
- Class 2 (5)
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets      1.25%     0.25%    0.30%       1.80%
Securities Fund - Class 2
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities      0.69%     0.25%    0.22%       1.16%
Fund - Class 2 (6)
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth           0.68%     0.25%    0.02%       0.95%
Fund/VA - Service Shares
-------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA            0.73%     0.25%    0.03%       1.01%
-Service Shares (7)
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation        0.65%     0.25%    0.04%       0.94%
Fund/VA - Service Shares
-------------------------------------------------------------------------------
Oppenheimer Global Securities           0.63%     0.25%    0.05%       0.93%
Fund/VA -Service Shares
-------------------------------------------------------------------------------
Oppenheimer High Income Fund/VA         0.73%     0.25%    0.06%       1.04%
-Service Shares
-------------------------------------------------------------------------------
Oppenheimer Main Street Fund/VA         0.68%     0.25%    0.03%       0.96%
-Service Shares
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap       0.75%     0.25%    0.23%       1.23%
Fund/VA - Service Shares
-------------------------------------------------------------------------------


                                 12  PROSPECTUS

Oppenheimer Strategic Bond Fund/VA      0.72%     0.25%    0.05%       1.02%
- Service Shares
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of     0.63%     0.25%    0.10%       0.98%
Boston - Class IB
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation       0.70%     0.25%    0.25%       1.20%
Fund - Class IB
-------------------------------------------------------------------------------
Putnam VT Growth and Income Fund -      0.48%     0.25%    0.05%       0.78%
Class IB
-------------------------------------------------------------------------------
Putnam VT Health Sciences Fund -        0.70%     0.25%    0.14%       1.09%
Class IB
-------------------------------------------------------------------------------
Putnam VT High Yield Fund - Class       0.67%     0.25%    0.11%       1.03%
IB
-------------------------------------------------------------------------------
Putnam VT Income Fund - Class IB        0.59%     0.25%    0.09%       0.93%
-------------------------------------------------------------------------------
Putnam VT International Equity Fund     0.76%     0.25%    0.18%       1.19%
- Class IB
-------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB     0.65%     0.25%    0.10%       1.00%
-------------------------------------------------------------------------------
Putnam VT Money Market Fund - Class     0.42%     0.25%    0.07%       0.74%
IB
-------------------------------------------------------------------------------
Putnam VT New Opportunities Fund -      0.59%     0.25%    0.08%       0.92%
Class IB
-------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB     0.70%     0.25%    0.09%       1.04%
-------------------------------------------------------------------------------
Putnam VT Research Fund - Class IB      0.65%     0.25%    0.14%       1.04%
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and          0.70%     0.25%    0.13%       1.08%
Income Fund - Class IB
-------------------------------------------------------------------------------
Putnam VT Vista Fund - Class IB         0.65%     0.25%    0.11%       1.01%
-------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB       0.55%     0.25%    0.07%       0.87%
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth        0.00%     0.25%    4.06%       4.31%
Portfolio, Class II (8,9)
-------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio,      0.60%     0.25%    0.05%       0.90%
Class II
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth          0.70%     0.25%    0.07%       1.02%
Portfolio, Class II
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income        0.60%     0.25%    0.06%       0.91%
Portfolio, Class II
-------------------------------------------------------------------------------
Van Kampen LIT Money Market             0.50%     0.25%    0.19%       0.94%
Portfolio, Class II (9,10)
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets         0.80%     0.35%    0.41%       1.56%
Debt Portfolio, Class II (11,12)
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income        0.60%     0.35%    0.92%       1.87%
Portfolio, Class II (11,12,13)
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth            0.55%     0.35%    0.39%       1.29%
Portfolio, Class II (11,12,14)
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise         0.80%     0.35%    2.07%       3.22%
Portfolio, Class II (11,12,13)
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth     0.95%     0.35%    3.68%       4.98%
Portfolio, Class II (11,12,13)
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value       0.75%     0.35%    0.37%       1.47%
Portfolio, Class II (11,12,14)
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate         0.80%     0.35%    0.31%       1.46%
Portfolio, Class II (11,12,14)
-------------------------------------------------------------------------------


1. Figures shown in the Table are for the year ended December 31, 2003 (except as otherwise noted).

2. The Adviser has voluntarily agreed to reduce or limit its "Management Fees" to the extent "Total Annual Portfolio Expenses" exceed 1.15% for the STI Classic Capital Appreciation Fund, 1.60% for the STI Classic International Equity Fund, 0.75% for the STI Classic Investment Grade Bond Fund, 1.15% for the STI Classic Mid-Cap Equity Fund, 1.20% for the STI Classic Small Cap Value Equity Fund, and 0.95% for the STI Classic Value Income Stock Fund. This fee waiver remains in place as of the date of this prospectus, but the Adviser may discontinue all or part of this fee waiver at any time.

3. The Adviser of the STI Classic Growth and Income Fund has contractually agreed to waive fees and reimburse expenses until May 1, 2005 in order to keep Total Annual Portfolio Expenses from exceeding 1.20%.

4. The Fund administration fee is paid indirectly through the management fee.

5. While the maximum amount payable under the Portfolio's Class 2 Rule 12b-1 plan is 0.35% per year of the Portfolio's Class 2 average annual net assets, the Portfolio's Board of Trustees has set the current rate at 0.25% per year.

6. The manager had agreed in advance to reduce its fee to reflect reduced services resulting from the Portfolio's investment in a Franklin Templeton money fund. This reduction is required by the Portfolio's Board of Trustees and an order of the Securities and Exchange Commission. With this reduction, "Management Fees", "Rule 12b-1 Fees", "Other Expenses", and "Total Annual Portfolio Expenses" were as follows:

                                    Management  Rule 12b-1   Other        Total Annual
PORTFOLIO                              Fees        Fees     Expenses   Portfolio Expenses
------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value        0.55%       0.25%      0.19%           0.99%
Securities Fund - Class 2
------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities    0.65%       0.25%      0.22%           1.12%
Fund - Class 2
------------------------------------------------------------------------------------------

                                 13  PROSPECTUS

7. Effective 5/1/04 the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA.

8. For the year ended December 31, 2003, the Adviser voluntarily waived $26,074 of its investment advisory fees and assumed $79,674 of the Portfolio's other expenses. This waiver is voluntary in nature and can be discontinued at the Adviser's discretion.

9. The fees disclosed in the Table reflect gross ratios prior to any voluntary waivers/reimbursements of expenses by the Adviser. When the effects of the voluntary waivers discussed in footnotes 8 and 10 are taken into consideration, the "Management Fees", "Rule 12B-1 Fees", "Other Expenses" and "Total Annual Portfolio Expenses", were as follows:

                                     Operating
                                      Expense    Management  Rule 12b-1    Other
PORTFOLIO                            Limitation     Fees        Fees      Expenses
-----------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth       0.75%       0.25%       0.26%       1.26%
Portfolio, Class II
-----------------------------------------------------------------------------------
Van Kampen LIT Money Market            0.41%       0.25%       0.19%       0.85%
Portfolio, Class II
-----------------------------------------------------------------------------------


10. Under the terms of the Advisory agreement, if the Total Annual Portfolio Expenses, exclusive of taxes, distribution fees and interest, exceed 0.95% of the average daily net assets of the Portfolio, the Adviser will reimburse the Portfolio for the amount of the excess. Additionally, the Adviser has voluntarily agreed to reimburse the Portfolio for all expenses as a percent of average daily net assets in excess of 0.85%. For the year ended December 31, 2003, the Adviser voluntarily waived $62,439 of its investment advisory fees.
 This waiver is voluntary in nature and can be discontinued at the Adviser's discretion.

11. Morgan Stanley Investment Management, Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

12. The fees in the Table reflect gross ratios prior to any voluntary waivers/reimbursements of expenses by the Adviser. For the year ended December 31, 2003, the management fee was reduced to reflect the voluntary waiver of a portion or all of the management fee and the reimbursement by the Portfolio's Adviser to the extent Total Annual Portfolio Expenses exceed the "Operating Expense Limitation" in the table below. The Adviser may terminate these voluntary waivers at any time at its sole discretion. Additionally the distributor has agreed to waive a portion of the Rule 12B-1 fees. The distributor may terminate these voluntary waivers at any time at its sole discretion. After such reductions, the "Management Fees", "Rule 12B-1 Fees", "Other Expenses", and "Total Annual Portfolio Expenses", were as follows:

                                                                                                                          Total
                                                                         Operating                                       Annual
                                                                          Expense    Management  Rule 12b-1   Other     Portfolio
PORTFOLIO                                                                Limitation     Fees        Fees     Expenses   Expenses
----------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio, Class II                   1.35%       0.80%       0.05%      0.41%       1.26%
----------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio, Class II                       1.00%       0.03%       0.05%      0.92%       1.00%
----------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio, Class II                           1.10%       0.46%       0.25%      0.39%       1.10%
----------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio, Class II                        1.20%       0.00%       0.05%      1.15%       1.20%
----------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio, Class II                    1.25%       0.00%       0.05%      1.20%       1.25%
----------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio, Class II                      1.15%       0.68%       0.10%      0.37%       1.15%
----------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio, Class II                        1.35%       0.79%       0.25%      0.31%       1.35%
----------------------------------------------------------------------------------------------------------------------------------


  Additionally, in determining the actual amount of voluntary management fee waiver and/or expense reimbursement for a Portfolio, if any, the Adviser excludes from Total Annual Portfolio Expenses certain investment related expenses, such as foreign country tax expense and interest expense on borrowing. Included in "Other Expenses" of the Van Kampen UIF Emerging Markets Debt Portfolio, Class II is 0.01% of such investment related expenses.

13. The Portfolio was not operational for a full year.

14. The Portfolio's Class II shares were not operational for a full year.


                                 14  PROSPECTUS

EXAMPLE 1
This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

.. invested $10,000 in the Contract for the time periods indicated;

.. earned a 5% annual return on your investment;

.. surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period;

.. elected the MAV Death Benefit Option and the Enhanced Beneficiary Protection
  (Annual Increase) Option;

.. elected the Earnings Protection Death Benefit Option (assuming issue age
  71-79);

.. elected RIG 2 (assuming Income Base A).

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

                                                                Allstate Advisor
                                                       1 Year  3 Years  5 Years  10 Years
--------------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses       $1,417  $2,830   $4,164    $7,345
--------------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses       $  983  $1,608   $2,259    $4,177
--------------------------------------------------------------------------------------------


                            Allstate Advisor Preferred          Allstate Advisor Preferred
                                     (5 Year)                            (3 Year)
                        1 Year  3 Years  5 Years  10 Years  1 Year  3 Years  5 Years  10 Years
------------------------------------------------------------------------------------------------
Costs Based on Maximum
Annual Portfolio        $1,363  $2,828   $4,031    $7,519   $1,373  $2,515   $4,071    $7,576
Expenses
------------------------------------------------------------------------------------------------
Costs Based on Minimum
Annual Portfolio        $  929  $1,613   $2,150    $4,450   $  939  $1,303   $2,199    $ 4539
Expenses
------------------------------------------------------------------------------------------------
                            Allstate Advisor Preferred
                                     (0 Year)
                        1 Year  3 Years  5 Years  10 Years
------------------------------------------------------------
Costs Based on Maximum   $874   $2,542   $4,111     $7,632
Annual Portfolio
Expenses
------------------------------------------------------------
Costs Based on Minimum   $439   $1,333   $2,247     $4,627
Annual Portfolio
Expenses
------------------------------------------------------------




                                 15  PROSPECTUS

EXAMPLE 2
This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                 Allstate Advisor
                        1 Year  3 Years  5 Years  10 Years
-------------------------------------------------------------------------------
Costs Based on Maximum
Annual Portfolio         $822   $2,405   $3,909    $7,345
Expenses
-------------------------------------------------------------------------------
Costs Based on Minimum
Annual Portfolio         $388   $1,183   $2,004    $4,177
Expenses
-------------------------------------------------------------------------------


                            Allstate Advisor Preferred          Allstate Advisor Preferred
                                     (5 Year)                            (3 Year)
                        1 Year  3 Years  5 Years  10 Years  1 Year  3 Years  5 Years  10 Years
------------------------------------------------------------------------------------------------
Costs Based on Maximum
Annual Portfolio         $853   $2,488   $4,031    $7,519    $863   $2,515   $4,071    $7,576
Expenses
------------------------------------------------------------------------------------------------
Costs Based on Minimum
Annual Portfolio         $419   $1,273   $2,150    $4,450    $429   $1,303   $2,199    $4,539
Expenses
------------------------------------------------------------------------------------------------
                            Allstate Advisor Preferred
                                     (0 Year)
                        1 Year  3 Years  5 Years  10 Years
------------------------------------------------------------
Costs Based on Maximum   $874   $2,542   $4,111     $7,632
Annual Portfolio
Expenses
------------------------------------------------------------
Costs Based on Minimum   $439   $1,333   $2,247     $4,627
Annual Portfolio
Expenses
------------------------------------------------------------


PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF APPLICABLE, AND THE DEDUCTION OF THE ANNUAL CONTRACT MAINTENANCE CHARGE OF $30 EACH YEAR. THE ABOVE EXAMPLES ASSUME YOU HAVE SELECTED THE MAV DEATH BENEFIT OPTION AND THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, THE EARNINGS PROTECTION DEATH BENEFIT OPTION (ASSUMING THE OLDEST CONTRACT OWNER OR ANNUITANT IS AGE 71 OR OLDER, AND ALL ARE AGE 79 OR YOUNGER ON THE RIDER APPLICATION DATE), AND RIG 2 AND THAT INCOME BASE A IS APPLIED. IF ANY OR ALL OF THESE FEATURES WERE NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER.




                                 16  PROSPECTUS

FINANCIAL INFORMATION
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Accumulation Unit Values for the Contracts appear in Appendix H and in the Statement of Additional Information. The financial statements of Allstate Life and the Variable Account appear in the Statement of Additional Information.


THE CONTRACT
--------------------------------------------------------------------------------


CONTRACT OWNER
Each Contract is an agreement between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the investment alternatives during the Accumulation and Payout Phases,

.. the amount and timing of your purchase payments and withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the income payment plan(s) you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner or the Annuitant dies, and

.. any other rights that the Contract provides, including restricting income payments to Beneficiaries.

If you die, any surviving joint Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.

If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a grantor trust not established by a business, the new Contract Owner will be the Beneficiary(ies).

The Contract cannot be jointly owned by both a non-living person and a living person unless the Contract Owner(s) assumed ownership of the Contract as a Beneficiary(ies). The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.

If you select the Enhanced Beneficiary Protection (MAV) Option, the Enhanced Beneficiary Protection (Annual Increase) Option, the Earnings Protection Death Benefit Option, or the Spousal Protection Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently 79.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)).
 The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED CONTRACT" to refer to a Contract issued with a qualified plan.

Except for certain retirement plans, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.


ANNUITANT
The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). You may not change the Annuitant at any time. You may designate a joint Annuitant, who is a second person on whose life income payments depend, at the time you select an Income Plan. The maximum age of the Annuitant on the date we receive the completed application for each Contract is 90.

If you select the Enhanced Beneficiary Protection (MAV) Option, Enhanced Beneficiary Protection (Annual Increase) Option, Earnings Protection Death Benefit Option, or the Spousal Protection Benefit Option, the


                                 17  PROSPECTUS
maximum age of any Annuitant on the Rider Application Date is 79.

If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date.

If you select an Income Plan that depends on the Annuitant or a joint Annuitant's life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.


CO-ANNUITANT
Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option may name their spouse as a Co-Annuitant:

.. the individually owned Contract must be either a traditional, Roth or Simplified Employee Pension IRA;

.. both the Contract Owner and Co-Annuitant must be age 79 or younger on the Rider Application Date; and

.. the Co-Annuitant must be the sole Primary Beneficiary under the Contract.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. See "Spousal Protection Benefit Option and Death of Co-Annuitant" for more information.


BENEFICIARY
You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death settlement ("DEATH PROCEEDS") or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.

You may restrict income payments to Beneficiaries by providing us with a written request. Once we accept the written request, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If more than one Beneficiary survives you (or the Annuitant, if the Contract Owner is not a living person), we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract owner is not a living person), the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours.
 Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.

Where there are multiple beneficiaries, we will only value the Death Proceeds at the time the first beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any beneficiary which remain in the Variable Sub-Accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the Death Proceeds. Each


                                 18  PROSPECTUS

Beneficiary will exercise all rights related to his or her share of the Death Proceeds, including the sole right to select a death settlement option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.


MODIFICATION OF THE CONTRACT
Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
The minimum initial purchase payment for Non- Qualified Contracts is $10,000, ($2,000 for Contracts issued with an IRA or TSA). All subsequent purchase payments under a Contract must be $1,000 or more ($50 for automatic payments). You may make purchase payments at any time prior to the Payout Start Date; however, additional payments may be limited in some states. Please consult with your representative for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept a lesser initial purchase payment amount or lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments. We also reserve the right to reject any application.


AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of $50 or more per month by automatically transferring money from your bank account. Please consult with your sales representative for detailed information. The AUTOMATIC ADDITIONS PROGRAM is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.


ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by calling 1-800-203-0068.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We use the term "business day" to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central
Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


TRIAL EXAMINATION PERIOD
You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20 day period after you receive the Contract,


                                 19  PROSPECTUS
or such longer period that your state may require. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges, that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payments or the Contract Value.

We reserve the right to allocate your purchase payments to the Putnam VT Money Market Variable Sub-Account during the Trial Examination Period.


CONTRACT VALUE
--------------------------------------------------------------------------------

On the Issue Date, the Contract Value is equal to your initial purchase payment. Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.


ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.


ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:

.. changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

.. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE FUNDS THAT ACCOMPANIES THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.


TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION
We offer the TrueReturn/SM/ Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Option guarantees a minimum Contract Value on the "RIDER MATURITY DATE." The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See "Termination of the TrueReturn Option" below for details on termination.

The TrueReturn Option is available at issue of the Contract or may be added later, subject to availability and issue requirements. Currently, you may have only one TrueReturn Option in effect on your Contract at one time. You may not have both a TrueReturn Option and a Retirement Income Guarantee Option in effect on your Contract at the same time. The TrueReturn Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the Annuitant's 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Option may be cancelled at any time on or after the 5th Rider Anniversary by:

.. notifying us in writing in a form satisfactory to us; or

.. changing your investment allocations or making other changes so that the allocation of investment alternatives no longer adheres to the investment requirements for the TrueReturn Option. For more information regarding investment requirements for this Option, see the "Investment Restrictions" section below.

The "RIDER ANNIVERSARY" is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Option may be cancelled to up to the


                                 20  PROSPECTUS

10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The "RIDER PERIOD" begins on the Rider Date and ends on the Rider Maturity Date. The "RIDER DATE" is the date the TrueReturn Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. We currently offer two "GUARANTEE OPTIONS," Guarantee Option 1 and Guarantee Option 2. The Guarantee Option you select has specific investment requirements, which are described in the "Investment Requirements" section below. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.

The TrueReturn Option may not be available in all states. We may discontinue offering the TrueReturn Option at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.

We believe the TrueReturn Option complies with Individual Retirement Annuity
(IRA) requirements regarding enhanced benefits. We are filing the TrueReturn Option for prototype approval with the IRS.


ACCUMULATION BENEFIT.
On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, then the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Putnam VT Money Market Variable Sub-Account. You may transfer the excess amount out of the Putnam VT Money Market Variable Sub-Account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.
 After the Rider Maturity Date, the TrueReturn Option provides no additional benefit.

The "ACCUMULATION BENEFIT" is equal to the Benefit Base multiplied by the AB Factor. The "AB FACTOR" is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.

                   AB FACTORS
  RIDER PERIOD      GUARANTEE     GUARANTEE
(NUMBER OF YEARS)   OPTION 1      OPTION 2
---------------------------------------------
        8            100.0%           NA
---------------------------------------------
        9            112.5%           NA
---------------------------------------------
       10            125.0%        100.0%
---------------------------------------------
       11            137.5%        110.0%
---------------------------------------------
       12            150.0%        120.0%
---------------------------------------------
       13            162.5%        130.0%
---------------------------------------------
       14            175.0%        140.0%
---------------------------------------------
       15            187.5%        150.0%
---------------------------------------------
       16            200.0%        160.0%
---------------------------------------------
       17            212.5%        170.0%
---------------------------------------------
       18            225.0%        180.0%
---------------------------------------------
       19            237.5%        190.0%
---------------------------------------------
       20            250.0%        200.0%
---------------------------------------------


The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.

 Example 1: Guarantee Option 1

Guarantee Option:                                   1
Rider Period:                                      15
AB Factor:                                     187.5%
Rider Date:                                    1/2/04
Rider Maturity Date:                           1/2/19
Benefit Base on Rider Date:                   $50,000
Benefit Base on rider Maturity Date:          $50,000


On the Rider Maturity Date (1/2/19):
Accumulation Benefit  = Benefit Base on Rider Maturity
                       Date x AB Factor
                       = $50,000 x 187.5%
                       = $93,750


Example 2: Guarantee Option 2

Guarantee Option:                                   1
Rider Period:                                      15
AB Factor:                                     150.0%
Rider Date:                                    1/2/04
Rider Maturity Date:                           1/2/19
Benefit Base on Rider Date:                   $50,000
Benefit Base on rider Maturity Date:          $50,000


On the Rider Maturity Date (1/2/19):

                                 21  PROSPECTUS

Accumulation Benefit  = Benefit Base on Rider Maturity
                       Date x AB Factor
                       = $50,000 x 150.0%
                       = $75,000

Guarantee Option 1 requires you to maintain a more conservative investment allocation, but offers a higher AB Factor. Guarantee Option 2 requires you to maintain a more moderate investment allocation, but offers a lower AB Factor.
 See "Investment Requirements" below for more information.


BENEFIT BASE.
The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the "BENEFIT BASE" is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

.. The Benefit Base will be increased by purchase payments made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. THEREFORE, IF YOU PLAN TO MAKE PURCHASE PAYMENTS AFTER THE FIRST CONTRACT ANNIVERSARY FOLLOWING THE RIDER DATE, YOU SHOULD CONSIDER CAREFULLY WHETHER THIS OPTION IS APPROPRIATE FOR YOUR NEEDS.

.. The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by
  (b), with the result multiplied by (c), where:

  (a) = the withdrawal amount;

  (b) = the Contract Value immediately prior to the withdrawal; and

  (c) = the Benefit Base immediately prior to the withdrawal.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings.
Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.

The Benefit Base will never be less than zero.


INVESTMENT REQUIREMENTS.
If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the Guarantee Option you select, and are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. Any changes we make will apply to a new TrueReturn Option elected pursuant to the Rider Trade-In Option.

When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

(1) to a model portfolio option ("MODEL PORTFOLIO OPTION") available with the Guarantee Option you selected, as defined below; or

(2) to the DCA Fixed Account Option and then transfer all purchase payments and interest according to a Model Portfolio Option available with the Guarantee Option you selected; or

(3) to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. We currently offer one Model Portfolio Option with each of the available Guarantee Options. However, we may add Model
Portfolio Options in the future.    The following table summarizes the Model
Portfolio Option currently available for use with each Guarantee Period under the TrueReturn Option:

   GUARANTEE OPTION 1         GUARANTEE OPTION 2
----------------------------------------------------
Model Portfolio Option 1   Model Portfolio Option 2
----------------------------------------------------


You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-Accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the


                                 22  PROSPECTUS

"Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio you selected.

Any subsequent purchase payments made to your Contract will be allocated to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected, unless you request that the purchase payment be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $500 or more. Any withdrawals you request will reduce each of the investment alternatives on a pro rata basis in the proportion that your value in each bears to your total value in all Variable Sub-Accounts, unless you request otherwise.

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocations for your Model Portfolio Option. We will use the percentage allocations as of your most recent instructions.


MODEL PORTFOLIO OPTIONS 1 AND 2.
If you choose or transfer your entire Contract Value into Model Portfolio Option 1 under Guarantee Option 1 or Model Portfolio Option 2 under Guarantee Option 2, you must allocate a certain percentage of your Contract Value into each of four asset categories. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model Portfolio Options 1 and 2 and Variable Sub-Accounts available under each category:

                       MODEL PORTFOLIO OPTION 1                              MODEL PORTFOLIO OPTION 2
----------------------------------------------------------------------------------------------------------
                            20% Category A                                        10% Category A
                            50% Category B                                        20% Category B
                            30% Category C                                        50% Category C
                            0% Category D                                         20% Category D

----------------------------------------------------------------------------------------------------------
CATEGORY A                                                              CATEGORY D
Putnam VT Money Market                                                  FTVIP Franklin Small Cap Value
Van Kampen LIT Money Market                                              Securities
                                                                        FTVIP Templeton Developing Markets
CATEGORY B                                                               Securities
FTVIP Franklin U.S. Government                                          FTVIP Templeton Foreign Securities
Oppenheimer High Income                                                 Oppenheimer Aggressive Growth
Oppenheimer Strategic Bond                                              Oppenheimer Capital Appreciation
Putnam VT High Yield                                                    Oppenheimer Global Securities
Putnam VT Income                                                        Oppenheimer Main Street Small Cap
STI Classic Investment Grade Bond                                       Putnam VT Health Sciences
Van Kampen UIF Emerging Markets Debt                                    Putnam VT International Equity
Van Kampen UIF U.S. Real Estate                                         Putnam VT Investors
                                                                        Putnam VT New Opportunities
CATEGORY C                                                              Putnam VT Vista
FTVIP Franklin Growth and Income Securities                             Putnam VT Voyager
FTVIP Franklin Income Securities                                        STI Classic Capital Appreciation
FTVIP Mutual Shares Securities                                          STI Classic International Equity
Oppenheimer Balanced*                                                   STI Classic Mid-Cap Equity
Oppenheimer Main Street                                                 STI Classic Small Cap Value Equity
Putnam VT Global Asset Allocation                                       Van Kampen LIT Aggressive Growth
Putnam VT Growth and Income                                             Van Kampen LIT Emerging Growth
Putnam VT New Value                                                     Van Kampen UIF Equity Growth
Putnam VT Research                                                      Van Kampen UIF Global Franchise
Putnam VT The George Putnam Fund of Boston                              Van Kampen UIF Small Company
Putnam VT Utilities Growth and Income                                    Growth
STI Classic Growth and Income
STI Classic Value Income Stock
Van Kampen LIT Comstock
Van Kampen LIT Growth and Income
Van Kampen UIF Equity and Income
Van Kampen UIF U.S. Mid Cap Value
----------------------------------------------------------------------------------------------------------


*Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA.


CANCELLATION OF THE TRUERETURN OPTION.
You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. On or after the 5th Rider Anniversary, we will cancel the


                                 23  PROSPECTUS

TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.


DEATH OF OWNER OR ANNUITANT.
If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision of your Contract, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.


RIDER TRADE-IN OPTION.
We offer a "RIDER TRADE-IN OPTION" that allows you to cancel your TrueReturn Option and immediately add a new TrueReturn Option ("NEW OPTION"), provided all of the following conditions are met:

.. The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

.. The New Option will be made a part of your Contract on the date the existing
  TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

.. The New Option must be a TrueReturn Option that we make available for use with the Rider Trade-In Option.

.. The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

For example, if you trade-in your TrueReturn Option:

.. the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in;

.. the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

.. the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

.. the Model Portfolio Options will be determined by the Model Portfolio Options offered with the Guarantee Options available with the New Option;

.. any waiting period for canceling the New Option will start again on the new
  Rider Date;

.. any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

.. the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

You should consult with your sales representative before trading in your TrueReturn Option.


TERMINATION OF THE TRUERETURN OPTION.
The TrueReturn Option will terminate on the earliest of the following to occur:

.. on the Rider Maturity Date;

.. on the Payout Start Date;

.. on the date your Contract is terminated;

.. on the date the Option is cancelled;

.. on the date we receive a Complete Request for Settlement of the Death
  Proceeds; or

.. on the date the Option is replaced with a New Option under the Rider Trade-In
  Option.

We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.




                                 24  PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 49 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the accompanying prospectuses for the Funds. You should carefully review the Fund prospectuses before allocating amounts to the Variable Sub-Accounts.


PORTFOLIO:              EACH PORTFOLIO:                 INVESTMENT ADVISER:
FTVIP Franklin Growth   Seeks capital appreciation
and Income Securities   with current income as a
Fund                    secondary goal.
(Class 2)                                               Franklin Advisers, Inc.
-------------------------------------------------------------------------------
FTVIP Franklin Income   Seeks to maximize income
Securities Fund (Class  while maintaining prospects
2)                      for capital appreciation.
-------------------------------------------------------------------------------
FTVIP Franklin Small    Seeks long-term total return.  Franklin Advisory
Cap Value Securities                                   Services, LLC
Fund (Class 2)
-------------------------------------------------------------------------------
FTVIP Franklin U.S.     Seeks current income.          Franklin Advisers, Inc.
Government Fund (Class
2)
-------------------------------------------------------------------------------
FTVIP Mutual Shares     Seeks capital appreciation     Franklin Mutual
Securities Fund (Class  with income as a secondary     Advisers, LLC
2)                      goal.
-------------------------------------------------------------------------------
FTVIP Templeton         Seeks long-term capital        Templeton Asset
Developing Markets      appreciation.                  Management Ltd.
Securities Fund (Class
2)
-------------------------------------------------------------------------------
FTVIP Templeton         Seeks long-term capital        Templeton Investment
Foreign Securities      growth.                        Counsel, LLC
Fund (Class 2)
-------------------------------------------------------------------------------
Oppenheimer Aggressive  Seeks capital appreciation by
Growth Fund/VA          investing in "growth type"
(Service Shares)        companies.
-------------------------------------------------------
Oppenheimer Balanced    Seeks a high total investment
Fund/VA                 return, which includes
(Service Shares)/(1)/   current income and capital
                        appreciation in the value of
                        its shares.
Oppenheimer Capital     Seeks capital appreciation.
Appreciation Fund/VA
(Service Shares)                                       OppenheimerFunds, Inc.
-------------------------------------------------------
Oppenheimer Global      Seeks long-term capital
Securities Fund/VA      appreciation by investing a
(Service Shares)        substantial portion of assets
                        in securities of foreign
                        issuers, "growth-type"
                        companies, cyclical
                        industries and special
                        situations that are
                        considered to have
                        appreciation possibilities.
-------------------------------------------------------
Oppenheimer High        Seeks a high level of current
Income Fund/VA          income from investment in
(Service Shares)        high-yield fixed-income
                        securities.
-------------------------------------------------------
Oppenheimer Main        Seeks high total return
Street Fund/VA          (which includes growth in the
(Service Shares)        value of its shares as well
                        as current income) from
                        equity and debt securities.
-------------------------------------------------------
Oppenheimer Main        Seeks capital appreciation.
Street Small Cap
Fund/VA
(Service Shares)
-------------------------------------------------------
Oppenheimer Strategic   Seeks a high level of current
Bond Fund/VA            income principally derived
(Service Shares)        from interest on debt
                        securities.
-------------------------------------------------------------------------------

                                 25  PROSPECTUS

Putnam VT Global Asset  Seeks a high level of
Allocation Fund (Class  long-term total return
IB)                     consistent with preservation
                        of capital.
-------------------------------------------------------
Putnam VT Growth and    Seeks capital growth and
Income Fund (Class IB)  current income.
-------------------------------------------------------
Putnam VT Health        Seeks capital appreciation.
Sciences Fund (Class
IB)                                                    Putnam Investment
-------------------------------------------------------Management, LLC
Putnam VT High Yield    Seeks high current income.     ("Putnam Management")
Fund (Class IB)         Capital growth is a secondary
                        goal when consistent with
                        achieving high current
                        income.
-------------------------------------------------------
Putnam VT Income Fund   Seeks high current income
(Class IB)              consistent with what Putnam
                        Management believes to be
                        prudent risk.
-------------------------------------------------------
Putnam VT               Seeks capital appreciation.
International Equity
Fund (Class IB)
-------------------------------------------------------
Putnam VT Investors     Seeks long-term growth of
Fund (Class IB)         capital and any increased
                        income that results from this
                        growth.
-------------------------------------------------------------------------------
Putnam VT Money Market  Seeks as high a rate of
Fund (Class IB)         current income as Putnam
                        Management believes is
                        consistent with preservation
                        of capital and maintenance of
                        liquidity.
-------------------------------------------------------
Putnam VT New           Seeks long-term capital
Opportunities Fund      appreciation.
(Class IB)
-------------------------------------------------------Putnam Investment
Putnam VT New Value     Seeks long-term capital        Management, LLC
Fund (Class IB)         appreciation.                  ("Putnam Management")
-------------------------------------------------------
Putnam VT Research      Seeks capital appreciation.
Fund (Class IB)
-------------------------------------------------------
Putnam VT The George    Seeks to provide a balanced
Putnam Fund of Boston   investment composed of a well
(Class IB)              diversified portfolio of
                        stocks and bonds which
                        produce both capital growth
                        and current income.
-------------------------------------------------------
Putnam VT Utilities     Seeks capital growth and
Growth and Income Fund  current income.
(Class IB)
-------------------------------------------------------
Putnam VT Vista Fund    Seeks capital appreciation.
(Class IB)
-------------------------------------------------------
Putnam VT Voyager Fund  Seeks capital appreciation.
(Class IB)
-------------------------------------------------------------------------------
STI Classic Capital     Seeks capital appreciation.
Appreciation Fund
-------------------------------------------------------
STI Classic Growth and  Seeks long-term capital
Income Fund             appreciation with the
                        secondary goal of current
                        income.
-------------------------------------------------------
STI Classic             Seeks long-term capital
International Equity    appreciation.                  Trusco Capital
Fund                                                   Management, Inc.
-------------------------------------------------------
STI Classic Investment  Seeks high total return
Grade Bond Fund         through current income and
                        capital appreciation, while
                        preserving the principal
                        amount invested.
-------------------------------------------------------
STI Classic Mid-Cap     Seeks capital appreciation.
Equity Fund
-------------------------------------------------------
STI Classic Small Cap   Seeks capital appreciation
Value Equity Fund       with the secondary goal of
                        current income
-------------------------------------------------------
STI Classic Value       Seeks current income with the
Income Stock Fund       secondary goal of capital
                        appreciation.
-------------------------------------------------------------------------------
                                 26  PROSPECTUS


Van Kampen LIT          Seeks capital growth.
Aggressive Growth
Portfolio
(Class II)
-------------------------------------------------------
Van Kampen LIT          Seeks capital growth and
Comstock Portfolio      income through investments in
(Class II)              equity securities, including
                        common stocks, preferred
                        stocks and securities
                        convertible into common and    Van Kampen Asset
                        preferred stocks.              Management
-------------------------------------------------------
Van Kampen LIT          Seeks capital appreciation.
Emerging Growth
Portfolio
(Class II)
-------------------------------------------------------
Van Kampen LIT Growth   Seeks long-term growth of
and Income Portfolio    capital and income.
(Class II)
-------------------------------------------------------
Van Kampen LIT Money    Seeks protection of capital
Market Portfolio        and high current income
(Class II)              through investments in money
                        market instruments.
-------------------------------------------------------
Van Kampen UIF          Seeks high total return by
Emerging Markets Debt   investing primarily in fixed
Portfolio               income securities of
(Class II)              government and
                        government-related issuers
                        and, to a lesser extent, of
                        corporate issuers in emerging
                        market countries.
-------------------------------------------------------------------------------
Van Kampen UIF Equity   Seeks capital appreciation
and Income Portfolio    and current income.
(Class II)
-------------------------------------------------------
Van Kampen UIF Equity   Seeks long-term capital
Growth Portfolio        appreciation by investing
(Class II)              primarily in growth-oriented
                        equity securities of large
                        capitalization companies.
-------------------------------------------------------
Van Kampen UIF Small    Seeks long-term capital         Van Kampen/ //(2)/
Company Growth          appreciation by investing
Portfolio (Class II)    primarily in growth-oriented
                        equity securities of small
                        companies.
-------------------------------------------------------
Van Kampen UIF Global   Seeks long-term capital
Franchise Portfolio     appreciation.
(Class II)
-------------------------------------------------------
Van Kampen UIF U.S.     Seeks above average total
Mid Cap Value           return over a market cycle of
Portfolio (Class II)    three to five years by
                        investing in common stocks
                        and other equity securities.
-------------------------------------------------------
Van Kampen UIF U.S      Seeks to provide above
Real Estate Portfolio   average current income and
(Class II)              long-term capital
                        appreciation by investing
                        primarily in equity
                        securities of companies in
                        the U.S. real estate
                        industry, including real
                        estate investment trusts.
-------------------------------------------------------------------------------

(1) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. The investment objective of this Portfolio did not change.

(2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances as Van Kampen.

On October 31, 2003, the Van Kampen UIF Active International Allocation Portfolio, Class II was liquidated. Any amounts invested in the Van Kampen UIF Active International Allocation Portfolio, Class II were transferred to the Putnam VT Money Market Fund-Class IB.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.



VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS AND RESULTS OF A VARIABLE INSURANCE PORTFOLIO CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF A SIMILARLY NAMED RETAIL MUTUAL FUND.


                                 27  PROSPECTUS

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------

You may allocate all or a portion of your purchase payments to the Fixed Account Options. The Fixed Account Options we offer include the DOLLAR COST AVERAGING FIXED ACCOUNT OPTION, the STANDARD FIXED ACCOUNT OPTION, and the MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION. We may offer additional Fixed Account Options in
the future. Some Options are not available in all states.   In addition,
Allstate Life may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION
The Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program, as described on page 28.

This option allows you to allocate purchase payments to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $500.

At the time you allocate a purchase payment to the DCA Fixed Account Option, you
must specify the term length over which the transfers are to take place.   We
use the term "TRANSFER PERIOD ACCOUNT" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future.
 Refer to Appendix A for more information.

Your purchase payments will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have. The interest rates may also differ from those available for other Fixed Account Options. In no event will the interest rate be less than 3% per year.

You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. The first transfer will occur on the next Valuation Date after you establish a Transfer Period Account. If we do not receive an allocation instruction from you when we receive the purchase payment, we will transfer each installment to the Putnam VT Money Market Variable Sub-Account until we receive a different allocation instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Putnam VT Money Market Variable Sub-Account unless you request a different investment alternative. Transferring Contract Value to the Putnam VT Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 28.

If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the Putnam VT Money Market Variable Sub-Account unless you request a different investment alternative.

You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.

The DCA Fixed Account Option currently is not available if you have selected the ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION.

The DCA Fixed Account Option may not be available in your state. Please check with your representative for availability.


STANDARD FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a "GUARANTEE PERIOD ACCOUNT" within the Standard Fixed Account Option ("Standard Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("STANDARD FIXED GUARANTEE PERIOD"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $500.


                                 28  PROSPECTUS

At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. For Allstate Advisor Contracts, we currently offer Standard Fixed Guarantee Periods of 1, 3, 5 and 7 years in length. For Allstate Advisor Preferred Contracts, we currently are not offering the Standard Fixed Account Option. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.

Some Standard Fixed Guarantee Periods are not available in all states. Please check with your representative for availability.

The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. In no event will the interest rate be less than 3% per year.

In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date ("30-DAY WINDOW"), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.

Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.

At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year.
 Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:

.. transfer all or part of the money from the Standard Fixed Guarantee Period
  Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

.. transfer all or part of the money from the Standard Fixed Guarantee Period
  Account to other investment alternatives available at the time; or

.. withdraw all or part of the money from the Standard Fixed Guarantee Period
  Account.  Withdrawal charges and taxes may apply.

Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:

.. you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or

.. you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.

The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from a renewing Standard Fixed Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.

The Standard Fixed Account Option currently is not available with the ALLSTATE ADVISOR PREFERRED CONTRACT.


                                 29  PROSPECTUS

MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("MARKET VALUE ADJUSTED FIXED GUARANTEE PERIOD"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $500.

At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Periods").
 We currently offer Market Value Adjusted Fixed Guarantee Periods of 3, 5, 7, and 10 years. Refer to Appendix A for more information. We may offer other
 Guarantee Periods in the future.   If you allocate a purchase payment to the
Market Value Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered.
 If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states.
 Please check with your representative for availability.

The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.

Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires ("30-Day MVA Window"). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.

We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yields as reported in Federal Reserve Board Statistical Release H.15 ("TREASURY RATE") to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate for a maturity equal to the
 Market Value Adjusted Fixed Guarantee Period at the time the Market Value Adjusted Fixed Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.

Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate at the time the money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be negative.

For example, assume that you purchase a Contract and allocate part of the initial purchase payment to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market


                                 30  PROSPECTUS

Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.

The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.

At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer the money from such Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise. The new Market Value Adjusted Fixed Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account ("New Account Start Date.") If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest Market Value Adjusted Fixed Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:

.. transfer all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

.. transfer all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account to other investment alternatives available at the time; or

.. withdraw all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account.  Withdrawal charges and taxes may apply.

The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account.
 If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.


INVESTMENT ALTERNATIVES: TRANSFERS
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.

You may make up to 12 transfers per Contract Year without charge. A transfer fee equal to 1.00% of the amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. Certain restrictions on transfers apply to Contracts with the TrueReturn Option. See the "TrueReturn/SM/ Accumulation Benefit Option" section of this prospectus for more information.

The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-Account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-Account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or


                                 31  PROSPECTUS
withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See "Standard Fixed Account Option". The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $500.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

We reserve the right to waive any transfer restrictions.


TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.


TELEPHONE OR ELECTRONIC TRANSFERS
You may make transfers by telephone by calling 1-800-203-0068. The cut off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


MARKET TIMING & EXCESSIVE TRADING
The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If we identify a pattern of market-timing or excessive trading activity, we will make further inquiry and may, depending on the circumstances, impose trading limitations as described below under "Trading Limitations" consistent with applicable law and the Contract. We will apply these limitations on a uniform basis to all Contract Owners we determine have engaged in market timing or excessive trading. Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, not all market timing or excessive trading is identifiable or preventable. Therefore, we cannot guarantee that we can prevent such trading activity in all cases or before it occurs.


TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract year, or to refuse any transfer request, if:

.. we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

.. we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or


                                 32  PROSPECTUS
  redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.


SHORT TERM TRADING FEES
We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-Accounts that occur within a certain number of days following the date of allocation to the Variable Sub-Accounts. Such fees may vary by Variable Sub-Account, but will only apply to those Variable Sub-Accounts corresponding to underlying mutual funds that assess such fees.


DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.


AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.

Example:

  Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Putnam VT Income Variable Sub-Account and 60% to be in the Oppenheimer Aggressive Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Putnam VT Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the Putnam VT Income Variable Sub-Account for the appropriate Contract(s) and use the money to buy more units in the Oppenheimer Aggressive Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee. Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.


EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your assets invested in the Putnam VT Money Market Variable Sub-Account. If there are insufficient assets in that Variable Sub-Account, we will deduct the balance of the charge proportionally from the other Variable Sub-Accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation


                                 33  PROSPECTUS

Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge:

.. for the remaining term of the Contract once your total purchase payments to the Contract equal $50,000 or more; or

.. for a Contract Anniversary, if on that date, your entire Contract Value is allocated to the Fixed Account Options, or after the Payout Start Date, if all income payments are fixed income payments.

We also reserve the right to waive this charge if you own more than one Contract and the Contracts meet certain minimum dollar amount requirements. In addition, we reserve the right to waive this charge for all Contracts.


ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.19% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.35%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.


MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

ALLSTATE ADVISOR                             1.10%
---------------------------------------------------
ALLSTATE ADVISOR PREFERRED
(5-YEAR WITHDRAWAL CHARGE OPTION)            1.40%
---------------------------------------------------
ALLSTATE ADVISOR PREFERRED
(3-YEAR WITHDRAWAL CHARGE OPTION)            1.50%
---------------------------------------------------
ALLSTATE ADVISOR PREFERRED                   1.60%
(NO WITHDRAWAL CHARGE OPTION)
---------------------------------------------------


The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.

You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:

.. MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. This charge may be increased, but will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

.. Enhanced Beneficiary Protection (Annual Increase) Option:  The current mortality  and expense risk charge for this option is 0.30%.  This  charge
  will never exceed 0.30%.   We  guarantee that we will not increase the
  mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

.. Earnings Protection Death Benefit Option: The current mortality and expense risk charge for this option is:

  . 0.25% (maximum of 0.35%) if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date;

  . 0.40% (maximum of 0.50%) if the oldest Contract Owner or oldest Annuitant is age 71 or older and both are age 79 or younger on the Rider Application Date.

The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the charge will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued. Refer to the Death Benefit
Payments provision in this prospectus for more information.   We deduct the
charge for this option only during  the Accumulation Phase.

.. Spousal Protection Benefit Option: Currently, there is no charge for this benefit. We may assess a charge of up to 0.15% for the Spousal Protection Benefit Option. This charge will only be deducted during the Accumulation Phase of your Contract. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract.

.. Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased, but will never


                                 34  PROSPECTUS
  exceed 0.75%. We guarantee that we will not increase the mortality and expense risk for this option after you have added it to your Contract. The charge will be deducted only during the Payout Phase.


TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the TrueReturn Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select, however we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract.
 If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If you terminate this Option prior to the Rider Maturity Date on a date other than a Contract Anniversary, we will deduct an entire Rider Fee from your Contract Value on the date the Option is terminated. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is
also a Contract Anniversary.    If the Option is terminated on the Payout Start
Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the "TrueReturn/SM/ Accumulation Benefit Option" section of this prospectus for more information.


RETIREMENT INCOME GUARANTEE OPTION FEE
We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004. Fees described below apply to Contract Owners who selected an Option prior to January 1, 2004. We impose a separate annual Rider Fee for RIG 1 and RIG 2. The annual Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. The annual Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary. See "Retirement Income Guarantee Options" for details.

We deduct the Rider Fees only from the Variable Sub-Account(s) on a pro-rata basis. For the initial Contract Anniversary after the Rider Date, we will deduct a fee pro rated to reflect the number of full months (30-day periods) from the Rider Date to the Contract Anniversary. In the case of a full withdrawal of the Contract Value on any date other than the Contract Anniversary, we will deduct from the amount paid upon withdrawal the Rider Fee multiplied by the appropriate Income Base immediately prior to the withdrawal pro rated to reflect the number of full months (30-day periods) the Option was in effect during the current Contract Year. We will not deduct the Rider Fee during the Payout Phase.


TRANSFER FEE
We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount transferred. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.


WITHDRAWAL CHARGE
We may assess a withdrawal charge from the purchase payment(s) you withdraw.
 The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears on page 40. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.

Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to page 29 for more information on market value adjustments.


FREE WITHDRAWAL AMOUNT
You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.

Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.


                                 35  PROSPECTUS

You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.

For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:

1) Purchase payments that no longer are subject to         withdrawal charges;

2) Free Withdrawal Amount (if available);

3) Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;

4) Any earnings not previously withdrawn.

However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.

If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:

.. The Free Withdrawal Amount described above; or

.. Earnings as of the beginning of the Contract Year that have not been previously withdrawn.

For purposes of assessing the withdrawal charge for a Charitable Remainder Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:

1) Earnings not previously withdrawn;

2) Purchase payments that are no longer subject to withdrawal charges;

3) Free Withdrawal Amount in excess of earnings;

4) Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.

If you have selected the ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION, there are no withdrawal charges applicable and, therefore, no Free Withdrawal Amount. Amounts withdrawn may be subject to a Market Value Adjustment or applicable taxes.


ALL CONTRACTS
We do not apply a withdrawal charge in the following situations:

.. the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

.. withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


CONFINEMENT WAIVER. We will waive the withdrawal charge on any applicable withdrawal taken under your Contract if the following conditions are satisfied:

1. you or the Annuitant, if the Contract Owner is not a living person, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date,

2. we receive your request for withdrawal and written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital, and

3. a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).


TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge on any applicable withdrawal taken under your Contract if:

1. you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2. you provide adequate proof of diagnosis to us before or at the time you request the withdrawal.


UNEMPLOYMENT WAIVER. We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,

2. you or the Annuitant receive Unemployment Compensation (as defined in the Contract) for at least 30 days as a result of that unemployment, and

3. you or the Annuitant claim this benefit within 180 days of your or the Annuitant's initial receipt of Unemployment Compensation.


                                 36  PROSPECTUS

Before we will waive any withdrawal charges, you must give us Due Proof prior to, or at the time of, the withdrawal request, that you or the Annuitant have been unemployed and have been granted Unemployment Compensation for at least 30 consecutive days.

"UNEMPLOYMENT COMPENSATION" means unemployment compensation received from a unit of state or federal government in the U.S. "DUE PROOF" includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.

You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.

These waivers do not apply under the ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.


PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may some time in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.


DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the "Taxes" section of this prospectus.


OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of Portfolio annual expenses, see page 10. We may receive compensation from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative, distribution (12b-1) or other services we provide to the Portfolios.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 38.

The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income tax withholding, penalty tax, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time.

Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See "Standard Fixed Account Options" on page 28.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings.


                                 37  PROSPECTUS

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal penalty tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, less withdrawal and other charges and taxes.


POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,

2. An emergency exists as defined by the SEC, or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your sales representative or call us at 1-800-203-0068 for more information.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.


INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value adjusted by any applicable Market Value Adjustment and less applicable taxes to an Income Plan. The first income payment must occur at least 30 days after the Issue Date. The Payout Start Date may be no later than:

.. the Annuitant's 99th birthday, or

.. the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may select more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each such Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionally to each Income Plan you select based on the proportion of your Contract Value applied to each such Income Plan. We reserve the right to limit the number of Income Plans that you may select. If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under "Income Protection Benefit Option," below. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the "Beneficiary" section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Currently seven Income Plans are available. Depending on the Income Plan(s) you choose, you may receive:

.. fixed income payments;


                                 38  PROSPECTUS

.. variable income payments; or

.. a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2 may be subject to an additional 10% federal tax penalty.

The seven Income Plans are:


INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED NUMBER OF

PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of 1) the death of an Annuitant; or 2) at the end of the guaranteed payment period.


INCOME PLAN 3 - GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600. We will deduct the mortality and expense risk charge from the assets of the Variable Sub-Account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3.
 See "Modifying Payments" and "Payout Withdrawals" below for more details.


INCOME PLAN 4 -LIFE INCOME WITH CASH REFUND. Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.


INCOME PLAN 5 -JOINT LIFE INCOME WITH CASH REFUND. Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.


INCOME PLAN 6 -LIFE INCOME WITH INSTALLMENT REFUND. Under this plan, we make periodic income payments until the later of (1) the death of the Annuitant, or
(2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.


INCOME PLAN 7 - JOINT LIFE INCOME WITH INSTALLMENT REFUND. Under this plan, we make periodic income payments until the later of (1) the deaths of both the Annuitant and joint Annuitant, or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.

The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar


                                 39  PROSPECTUS
amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.


MODIFYING PAYMENTS
After the Payout Start Date, you may make the following changes under Income Plan 3:

.. You may request to modify the length of the Guaranteed Payment Period.
   Currently, we allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice.
   If you elect to change the length of the Guaranteed Payment Period, the new Guaranteed Payment Period must be within the original minimum and maximum period you would have been permitted to select on the Payout Start Date.
   However, the maximum payment period permitted will be shortened by the period elapsed since the original Guaranteed Payment Period began. If you change the length of your Guaranteed Payment Period, we will compute the present value of your remaining payments, using the same assumptions we would use if you were terminating the income payments, as described in Payout Withdrawal. We will then adjust the remaining payments to equal what that value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

.. You may request to change the frequency of your payments. We currently allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice.

Changes to either the frequency of payments or length of the Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

Modifying payments of this Contract may not be allowed under qualified plans. In order to satisfy required minimum distributions ("RMD") under current Treasury regulations, once income payments have begun over a Guaranteed Payment Period, the Guaranteed Payment Period may not be changed even if the new period is shorter than the maximum permitted. Please consult with a competent tax advisor prior to making a request to modify payments if your contract is subject to RMD requirements.

Any change to either the frequency of payments or length of a Guaranteed Payment Period will take effect on the next payment date after we accept the requested change.


PAYOUT WITHDRAWAL
You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value ("withdrawal value"), subject to a Payout Withdrawal Charge, by writing to us ("Payout Withdrawal"). For variable income payments, the withdrawal value is equal to the present value of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate. The applicable current interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.

A Payout Withdrawal must be a least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the investment alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.


PAYOUT WITHDRAWAL CHARGE
To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

Payout Withdrawals will be subject to a Payout Withdrawal Charge for each Contract as follows:

                        Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
Contract:                   0           1           2           3           4           5           6           7            8+
------------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor            7%          7%          6%          5%          4%          3%          2%          0%           0%
Allstate Advisor
 Preferred with:
 5-Year Withdrawal
 Charge Option              7%          6%          5%          4%          3%          0%
 3-Year Withdrawal
 Charge Option              7%          6%          5%          0%

                                 40  PROSPECTUS

 No Withdrawal Charge
 Option                                                                    None

ADDITIONAL INFORMATION. We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to variable income payments, according to the Variable Sub-Account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan(s) on the Payout Start Date. We can make income payments in monthly, quarterly, semi-annual or annual installments, as you select. If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or not enough to provide an initial payment of at least $20, when it is applied to the Income Plan(s) you choose, and state law permits, we may:

.. terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience or (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) under some of the Income Plans, we make income payments only so long as an Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.

In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate ("AIR", also known as benchmark rate) of 3%. Currently, you may choose either a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply.
 The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 5% AIR will automatically apply (except in states in which the 5% AIR is not available; in those states, the 3% AIR will automatically apply). You may not change the AIR after you have selected an Income Plan.

We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-Accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to receive level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which may vary from year to year, but will not be less than 2% per year. We do not allow withdrawals of the annual amount unless you make a full or partial withdrawal request of the remaining payments under Income Plan 3. Withdrawals will be assessed a payout withdrawal charge, if applicable. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the


                                 41  PROSPECTUS

Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.


INCOME PROTECTION BENEFIT OPTION
We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:

.. The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.

.. You must choose Income Plan 1 or 2, and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.

.. You may apply the Income Protection Benefit Option to more than one Income
  Plan.

.. The AIR must be 3% for the Income Plan(s) to which you wish to apply this benefit.

.. You may only add the Income Protection Benefit Option on the Payout Start Date and, once added, the option cannot be cancelled.

.. You may not convert variable income payments to fixed income payments.

If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value ("Income Protection Benefit"), as calculated on the Payout Start Date under such Income Plans. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.

If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. The charge for the Income Protection Benefit Option will apply only to the Income Plan(s) to which the option has been applied. Currently, the charge for this option is 0.50%. We may change the amount we charge, but it will not exceed 0.75%. Once the option is issued, we will not increase what we charge you for the benefit.

In order to ensure that we achieve adequate investment diversification ("INCOME PROTECTION DIVERSIFICATION REQUIREMENT"), we reserve the right, in our sole discretion, to impose limitations on the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit Option applies. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts, exclusion of certain Variable Sub-Accounts, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of Automatic Portfolio Rebalancing.

To achieve our Income Protection Diversification Requirement, we have divided the Variable Sub-Accounts into three separate categories: "unrestricted," "restricted" and "excluded." Currently, we require that you allocate between 30% to 100% of the assets supporting your variable income payments to the unrestricted Variable Sub-Accounts in any manner you choose. You may allocate up to 70% of the assets supporting your variable income payments to the restricted Variable Sub-Accounts. You may not, however, allocate more than 20% of the assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts. You may not allocate ANY PORTION of the assets supporting your variable income payments to the excluded Variable Sub-Accounts.

In the following three tables, we list our current Income Protection Diversification Requirement:


UNRESTRICTED VARIABLE SUB-ACCOUNTS. There is no limit to the amount of assets supporting your variable income payments that you may allocate to any one or more of the following Variable Sub-Accounts. Currently, we require that you allocate AT LEAST 30% of the assets supporting your variable income payments to this category.

  FTVIP Franklin U.S. Government

  Oppenheimer Strategic Bond

  Putnam VT Income

  Putnam VT Money Market

  STI Classic Investment Grade Bond

  Van Kampen LIT Money Market


RESTRICTED VARIABLE SUB-ACCOUNTS. You may allocate up to 70% of the amount of assets supporting your variable income payments to the following Variable Sub-Accounts. Currently, you may not allocate more than 20% of the amount of assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts.

  FTVIP Franklin Growth and Income Securities

  FTVIP Franklin Income Securities

  FTVIP Franklin Small Cap Value Securities

  FTVIP Mutual Shares Securities

  FTVIP Templeton Foreign Securities

  Oppenheimer Balanced*

  Oppenheimer Capital Appreciation

  Oppenheimer Global Securities

  Oppenheimer High Income

  Oppenheimer Main Street


                                 42  PROSPECTUS

  Oppenheimer Main Street Small Cap

  Putnam VT Global Asset Allocation

  Putnam VT Growth and Income

  Putnam VT High Yield

  Putnam VT International Equity

  Putnam VT Investors

  Putnam VT New Value

  Putnam VT Research

  Putnam VT The George Putnam Fund of Boston

  Putnam VT Utilities Growth and Income

  Putnam VT Voyager

  STI Classic Capital Appreciation

  STI Classic Growth and Income

  STI Classic International Equity

  STI Classic Mid-Cap Equity

  STI Classic Small Cap Value Equity

  STI Classic Value Income Stock

  Van Kampen LIT Comstock

  Van Kampen LIT Growth and Income

  Van Kampen UIF Equity and Income

  Van Kampen UIF Equity Growth

  Van Kampen UIF Global Franchise

  Van Kampen U.S. Mid Cap Value

  Van Kampen UIF U.S. Real Estate

*Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.


EXCLUDED VARIABLE SUB-ACCOUNTS. Currently, none of the following Variable Sub-Accounts are available to support variable income payments.

  FTVIP Templeton Developing Markets Securities

  Oppenheimer Aggressive Growth

  Putnam VT Health Sciences

  Putnam VT New Opportunities

  Putnam VT Vista

  Van Kampen LIT Aggressive Growth

  Van Kampen LIT Emerging Growth

  Van Kampen UIF Emerging Markets Debt

  Van Kampen UIF Small Company Growth

You must use quarterly Automatic Portfolio Rebalancing to meet our Income Protection Diversification Requirement. On the date of each rebalancing, we will reallocate the amount of the assets supporting your variable income payments according to the rebalancing percentages you have selected, subject to the then current restrictions and exclusions in effect. We expect that the restrictions and exclusions for each category will change from time to time. Any change in these restrictions and exclusions will become effective no later than the next regularly scheduled rebalancing of your Variable Sub-Account choices on or immediately after the date of change.

The Income Protection Diversification Requirement is based on a model. We may use a model developed and maintained by us or we may elect to use a model developed or provided by an independent third party. We will notify you at least 30 days before we make any change to our Income Protection Diversification Requirement.

We may determine which Variable Sub-Accounts are eligible for each category or we may elect to follow the recommendations of an independent third party. We may at any time make new determinations as to which Variable Sub-Accounts are unrestricted, restricted or excluded. We may do so for a variety of reasons including, but not limited to, a change in the investment objectives or policies of a Portfolio, or the failure, in our sole determination, of such Portfolio to invest in accordance with its stated investment objective or policies.

Transfers made for purposes of meeting the Income Protection Diversification Requirement will not count towards the number of free transfers you may make each Contract Year. See "Investment Alternatives: Transfers," above, for additional information.


FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.

We calculate the fixed income payments by:

.. adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

.. deducting any applicable taxes; and

.. applying the resulting amount to the greater of (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract or (b) such other income payment factor as we are offering on the Payout Start Date.

We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


                                 43  PROSPECTUS

RETIREMENT INCOME GUARANTEE OPTIONS
Effective January 1, 2004, we ceased offering the Retirement Income Guarantee Options ("RIG 1" and "RIG 2"). If you added a Retirement Income Guarantee Option to your Contract prior to January 1, 2004, your Option will continue to apply to your Contract. Also, effective January 1, 2004, we discontinued the Trade-In Program. If you previously elected a RIG Option, you may cancel your RIG 1 or RIG 2 Option during the 60-day period following your next 3rd Contract Anniversary after January 1, 2004. If you do not cancel the Option during this 60-day period, you will not be permitted to cancel it later. Please check with your sales representative for details.

The following describes the Retirement Income Guarantee Options for Contract Owners who elected the Option prior to January 1, 2004.

We refer to the issue date of the option as the "RIDER DATE." You may add only one Retirement Income Guarantee Option to your Contract. The oldest Contract Owner and oldest Annuitant must be age 75 or younger on the Rider Application Date. Once you add a rider to your Contract, it may not be cancelled except that Contract Owners may elect to cancel a RIG 1 or RIG 2 Option during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004
as described above.   The options may not be available in all states.

WE RESERVE THE RIGHT TO IMPOSE LIMITATIONS ON THE INVESTMENT ALTERNATIVES IN WHICH YOU MAY INVEST AS A CONDITION OF THESE OPTIONS. THESE RESTRICTIONS MAY INCLUDE, BUT ARE NOT LIMITED TO, MAXIMUM INVESTMENT LIMITS ON CERTAIN INVESTMENT ALTERNATIVES, EXCLUSION OF CERTAIN INVESTMENT ALTERNATIVES, REQUIRED MINIMUM ALLOCATIONS TO CERTAIN VARIABLE SUB-ACCOUNTS AND/OR THE AUTOMATIC PORTFOLIO REBALANCING. CURRENTLY, NO SUCH RESTRICTIONS ARE BEING IMPOSED.

For each option, an "INCOME BASE" is calculated, which is used only for the purpose of calculating the "GUARANTEED RETIREMENT INCOME BENEFIT" and the appropriate "RIDER FEE," all defined below. The Income Base does not provide a Contract Value or guarantee performance of any investment option. The Income Base for RIG 1 and RIG 2 are described in more detail below.

You may apply the Income Base less applicable taxes to an Income Plan on the Payout Start Date and receive the Guaranteed Retirement Income Benefit if all of the following conditions are satisfied:

.. The Payout Start Date must be on or after the 10/th/ Contract Anniversary of the Rider Date.

.. The Payout Start Date must occur during the 30-day period following a Contract
  Anniversary.

.. The oldest Annuitant must be age 99 or younger as of the Payout Start Date.

.. You must select Fixed Amount Income Payments only.

.. You must select Income Plan 1 or 2, with a Guaranteed Payment Period of at least:

  . 120 months, if the youngest Annuitant is age 80 or younger as of the Payout Start Date; or

  . 60 months, if the youngest Annuitant is older than age 80 as of the Payout Start Date.

The "GUARANTEED RETIREMENT INCOME BENEFIT" is determined by applying the Income Base, less any applicable taxes, to the appropriate monthly income payment factor shown in the Income Payment Tables in your Contract for the selected Income Plan.

If a different payment frequency (quarterly, semi-annual, or annual) or different Income Plan is selected, an income payment factor for the selected payment frequency and Income Plan is determined on the same mortality and interest rate basis as the Income Payment Tables shown in your Contract.

On the Payout Start Date, the income payments for the selected Income Plan will be the greater of:

.. The Guaranteed Retirement Income Benefit; or

.. For fixed income payments, the Contract Value, adjusted by any applicable
  Market Value Adjustment, less any applicable taxes is applied to the greater of: the appropriate income payment factor for the selected Income Plan from the income payment tables in your Contract, or an income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

We assess an annual Rider Fee if you selected one of the Retirement Income Guarantee Options. The Rider Fee is deducted on each Contract Anniversary on a pro rata basis from each of the Variable Sub-Accounts in which your Contract Value is invested on that date. The Rider Fee will decrease the number of Accumulation Units in each Variable Sub-Account. The Rider Fee is deducted only during the Accumulation Phase of the Contract. For the first Contract Anniversary following the Rider Date, the Rider Fee will be prorated based on the number of full months (30 day periods) between the Rider Date and the first Contract Anniversary after the Rider Date. In the case of a full withdrawal of the Contract Value, the Rider Fee is prorated based on the number of full months (30 day periods) between the Contract Anniversary immediately prior to the withdrawal and the date of the withdrawal.

The Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. The Rider Fee for the RIG 2 is 0.55% of the Income Base on each Contract Anniversary.

These options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:


                                 44  PROSPECTUS

.. The date the Contract is terminated;

.. If the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The option will terminate on the date we determine the Death Proceeds;

.. The Payout Start Date; or

.. If you elect to cancel your RIG 1 or RIG 2 Option during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004, (since we discontinued offering the Trade-In Program as of that date).

Otherwise, the options may not be terminated or cancelled.


CALCULATION OF INCOME BASE.
On the Rider Date, the "RIG 1 INCOME BASE" is equal to the Contract Value. The RIG 1 Income Base, plus purchase payments made after the Rider Date and less RIG 1 withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year, subject to the "CAP" defined below. This accumulation will continue until the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first. After the 5% interest accumulation ends, the RIG 1 Income Base will continue to be increased by purchase payments and reduced by RIG 1 withdrawal adjustments for withdrawals until the option terminates. The "RIG 1 WITHDRAWAL ADJUSTMENT" is defined below.

The RIG 1 Income Base will not exceed a CAP equal to:

.. 200% of the Contract Value as of the Rider Date; plus

.. 200% of purchase payments made after the Rider Date, but excluding any purchase payments made in the 12-month period immediately prior to the Payout Start Date; minus

.. RIG 1 Withdrawal Adjustments for any withdrawals made after the Rider Date.


RIG 1 WITHDRAWAL ADJUSTMENT. Prior to the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever is earlier, the withdrawal adjustment is as follows:

.. In each Contract Year, for the portion of withdrawals that do not cumulatively exceed 5% of the RIG 1 Income Base as of the beginning of the Contract Year
  (or as of the Rider Date for the first Contract Year in which RIG1 is added), the withdrawal adjustment is equal to the amount withdrawn (or portion thereof) multiplied by a discount factor. The discount factor is calculated using a 5% annual interest rate and the portion of the Contract Year between the withdrawal date and the end of the Contract Year. This withdrawal adjustment has the effect of reducing the RIG 1 Income Base at the end of the Contract Year by the actual amount of the withdrawal. In other words, for purposes of calculating the RIG 1 Income Base, the withdrawal is treated as if it occurred at the end of the Contract Year.

.. In each Contract Year, for the portion of withdrawals that cumulatively exceed
  5% of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG1 is added), the withdrawal adjustment is equal to the withdrawal amount (or portion thereof), divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated RIG 1 Income Base.

On or after the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or the Annuitant, all withdrawal adjustments are equal to the withdrawal amount, divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated RIG 1 Income Base.

See Appendix D for numerical examples that illustrate how the RIG 1 Withdrawal Adjustment is applied.

The "RIG 2 INCOME BASE" is defined as the greater of "INCOME BASE A" or "INCOME BASE B."

"INCOME BASE A" and its corresponding Withdrawal Adjustment are calculated in the same manner as the RIG 1 Income Base and RIG 1 Withdrawal Adjustment.

On the Rider Date, "INCOME BASE B" is equal to the Contract Value. After the Rider Date and prior to the Payout Start Date, Income Base B is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

.. Each time a purchase payment is made, Income Base B is increased by the amount of the purchase payment.

.. Each time a withdrawal is made, Income Base B is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated Income Base B.

.. On each Contract Anniversary until the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, Income Base B is equal to the greater of the Contract Value on that date or the most recently calculated Income Base B.

If no purchase payments or withdrawals are made after the Rider Date, Income Base B will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary until the earlier of the Payout Start Date or the Contract Anniversary following the 85/th/ birthday of the oldest Contact Owner or oldest Annuitant, whichever occurs first.


                                 45  PROSPECTUS

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.


DEATH BENEFITS
--------------------------------------------------------------------------------


DEATH PROCEEDS
Under certain conditions, described below, we will pay Death Proceeds for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the "Payout Phase" section of your Contract. See "Income Payments" for more information.

We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m. Central Time). In order to be considered a "COMPLETE REQUEST FOR SETTLEMENT," a claim for distribution of the Death Proceeds must include "DUE PROOF OF DEATH" in any of the following forms of documentation:

.. A certified copy of the death certificate;

.. A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

.. Any other proof acceptable to us.

"DEATH PROCEEDS" are determined based on when we receive a Complete Request for
Settlement:

.. If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds is equal to the "DEATH BENEFIT."

.. If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.

Where there are multiple beneficiaries, we will only value the death benefit at the time the first beneficiary submits the necessary documentation in good order. Any death benefit amounts attributable to any beneficiary which remain in the Variable Sub-Accounts are subject to investment risk.


DEATH BENEFIT OPTIONS
In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:

.. MAV Death Benefit Option

.. Enhanced Beneficiary Protection (Annual Increase) Option

.. Earnings Protection Death Benefit Option

The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.

You may select any combination of death benefit options on the issue date of your Contract or at a later date, subject to state availability and issue age restrictions.

The "DEATH BENEFIT" is equal to the Earnings Protection Death Benefit (if selected) plus the greatest of:

.. The Contract Value;

.. The Settlement Value;

.. The ROP Death Benefit;

.. The MAV Death Benefit Option (if selected); or

.. The Enhanced Beneficiary Protection (Annual Increase) Option (if selected).

The "Settlement Value" is the amount that would be paid in the event of a full withdrawal of the Contract Value.

The "ROP DEATH BENEFIT" is equal to the sum of all purchase payments, reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:

  The sum of all purchase payments made prior to the withdrawal, less any prior withdrawal adjustments.


MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT OPTION.
The "MAV DEATH BENEFIT OPTION" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20%. We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we


                                 46  PROSPECTUS
guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the MAV DEATH BENEFIT is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see "Death Proceeds" on page 46), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

.. Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment.

.. Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.

.. On each Contract Anniversary until the first Contract Anniversary following the 80/TH/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.

If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date, but before the date we determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 50, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments, withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

.. The first Contract Anniversary following the 80/th/ birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80/th/ birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier, the MAV Death Benefit will be recalculated only for purchase payments and withdrawals); or

.. The date we next determine the Death Proceeds.


ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION.
The Enhanced Beneficiary Protection (Annual Increase) Option is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.30%. We may change what we charge for this death benefit option, but it will never exceed 0.30%.
 Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the Enhanced Beneficiary Protection (Annual Increase) Benefit is equal to the Contract Value.
 The Enhanced Beneficiary Protection (Annual Increase) Benefit, plus purchase payments made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year, subject to the "CAP" defined below. This accumulation will continue until the earlier of:

  (a) the first Contract Anniversary following the 80/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first; or

  (b) the date we determine the Death Proceeds.

After the 5% interest accumulation ends, the Enhanced Beneficiary Protection (Annual Increase) Benefit will continue to be increased by purchase payments and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit immediately prior to the withdrawal.

The Enhanced Beneficiary Protection (Annual Increase) Benefit CAP is equal to:

.. 200% of the Contract Value as of the Rider Date; plus

.. 200% of purchase payments made after the Rider Date, but excluding any purchase payments made in the 12-month period immediately prior to the death of the Contract Owner or the Annuitant; minus

.. Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 50, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the Enhanced Beneficiary Protection (Annual Increase) Option will continue. The amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments, less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year from the date we determine the Death Proceeds, until the earlier of:

.. The first Contract Anniversary following the 80/th/ birthday of either the oldest New Contract Owner or


                                 47  PROSPECTUS
  the oldest Annuitant, whichever is earlier. (After the 80/th/ birthday of either the oldest New Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection (Annual Increase) Benefit will be recalculated only for purchase payments and withdrawals; or

.. The date we next determine the Death Proceeds.


EARNINGS PROTECTION DEATH BENEFIT OPTION.
The "EARNINGS PROTECTION DEATH BENEFIT OPTION" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:

.. 0.25%, if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date; and

.. 0.40%, if the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date.

We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued.

If the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date, the EARNINGS PROTECTION DEATH BENEFIT is equal to the lesser of:

.. 100% of "IN-FORCE PREMIUM" (excluding purchase payments made after the date we issue the rider for this benefit ("Rider Date") and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

.. 40% of "IN-FORCE EARNINGS"

calculated as of the date we determine the Death Proceeds.

If the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date, the EARNINGS PROTECTION DEATH BENEFIT is equal to the lesser of:

.. 50% of "IN-FORCE PREMIUM" (excluding purchase payments made after the Rider
  Date and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

.. 25% of "IN-FORCE EARNINGS"

calculated as of the date we determine the Death Proceeds.

IN-FORCE EARNINGS are equal to the current Contract Value less In-Force Premium.
 If this quantity is negative, then In-Force Earnings are equal to zero.

IN-FORCE PREMIUM is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments made after the Rider Date, less the sum of all "EXCESS-OF-EARNINGS WITHDRAWALS" made after the Rider Date.

An EXCESS-OF-EARNINGS WITHDRAWAL is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.

Refer to Appendix F for numerical examples that illustrate how the Earnings Protection Death Benefit Option is calculated.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 50 below, and if the oldest new Owner and the oldest Annuitant are younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:

.. The Rider Date will be changed to the date we determine the Death Proceeds;

.. The In-Force Premium is equal to the Contract Value as of the new Rider Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

.. The Earnings Protection Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

.. The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

If either the Contract Owner's or the Annuitant's age is misstated, the Earnings Protection Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.


ALL OPTIONS.
WE RESERVE THE RIGHT TO IMPOSE LIMITATIONS ON THE INVESTMENT ALTERNATIVES IN WHICH YOU MAY INVEST AS A CONDITION OF THESE OPTIONS. THESE RESTRICTIONS MAY INCLUDE, BUT ARE NOT LIMITED TO, MAXIMUM INVESTMENT


                                 48  PROSPECTUS

LIMITS ON CERTAIN INVESTMENT ALTERNATIVES, EXCLUSION OF CERTAIN INVESTMENT ALTERNATIVES, REQUIRED MINIMUM ALLOCATIONS TO CERTAIN VARIABLE SUB-ACCOUNTS AND/OR THE REQUIRED USE OF AUTOMATIC PORTFOLIO REBALANCING. CURRENTLY, NO SUCH RESTRICTIONS ARE BEING IMPOSED.

These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

.. the date the Contract is terminated;

.. if, upon the death of the Contract Owner, the Contract is continued under Option D as described in the Death of Owner section on page 50, and either the oldest New Owner or the oldest Annuitant is older than age 80 (age 80 or older for the Earnings Protection Death Benefit Option) on the date we determine the Death Proceeds. The death benefit option will terminate on the date we determine the Death Proceeds;

.. if the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;

.. on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is the current Contract Owner;

.. on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is the current Annuitant; or

.. the Payout Start Date.

Notwithstanding the preceding, in the event of the Contract Owner's death, if the Contract Owner's spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Earnings Protection Death Benefit at that time.


DEATH BENEFIT PAYMENTS

DEATH OF CONTRACT OWNER
If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be "NEW CONTRACT OWNERS". If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.

If there is more than one New Contract Owner taking a share of the Death Proceeds, each New Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.

The Options available to the New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

NEW CONTRACT OWNER CATEGORIES


CATEGORY 1. If your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply.


CATEGORY 2. If the New Contract Owner is a living person who is not your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.


CATEGORY 3. If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

The death settlement options we currently offer are:


OPTION A. The New Contract Owner may elect to receive the Death Proceeds in a lump sum.


OPTION B. The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:

.. Over the life of the New Contract Owner; or

.. For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or

.. Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.


OPTION C. The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be


                                 49  PROSPECTUS
reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Putnam VT Money Market Variable Sub-Account unless the New Contract Owner provides other allocation instructions.

The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner's Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner's death.


OPTION D. The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Putnam VT Money Market Variable Sub-Account.

Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may make a one-time transfer of all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-Accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee provided the investment alternative is available with the Contract at that time. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 59 1/2.


OPTION E. For Non Qualified Contracts, the New Contract Owner may elect to make withdrawals at least annually of amounts greater than or equal to the "ANNUAL REQUIRED DISTRIBUTION" calculated for each calendar year. The first such withdrawal must occur within:

.. One year of the date of death;

.. The same calendar year as the date we receive the first Complete Request for Settlement; and

.. One withdrawal frequency. The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual).

The New Contract Owner may make additional withdrawals, however, any such withdrawals will not be used to satisfy the minimum Annual Required Distribution amount of any subsequent calendar year.

The Annual Required Distributions will be treated as withdrawals for tax purposes, which means that for tax reporting purposes the withdrawals will be deemed to be taken from Contract earnings first. If the Death Proceeds had instead been applied to an Income Plan, the tax treatment would be different.
 Distributions under an Income Plan will be treated as part return of earnings and part return of principal to the extent of principal in your Contract. Consult with your tax advisor for the most appropriate option for your circumstances.

Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.

In the calendar year in which the Death Proceeds were determined, the ANNUAL REQUIRED DISTRIBUTION is equal to the Death Proceeds divided by the "LIFE EXPECTANCY" of the New Contract Owner, and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date the Death Proceeds were determined. The LIFE EXPECTANCY in that calendar year is equal to the life expectancy value from IRS Table V, based on the age of the New Contract Owner as of his or her birthday in the same calendar year.

In any subsequent calendar year, the ANNUAL REQUIRED DISTRIBUTION is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the year in which the Death Proceeds were determined, the Life Expectancy of the Contract Owner is the Life Expectancy calculated in the previous calendar year minus 1 year. If the Life Expectancy is less than 1, the Annual Required Distribution is equal to the Contract Value.

If the New Contract Owner dies, the scheduled withdrawals will continue to be paid to the New Contract Owner's Beneficiary(ies).

We reserve the right to offer additional death settlement options.


DEATH OF ANNUITANT
If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the


                                 50  PROSPECTUS
applicable following category in which the New Contract Owner is defined, unless:

.. The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or

.. The Contract Owner is a grantor trust not established by a business, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.

SURVIVING CONTRACT OWNER CATEGORIES


CATEGORY 1. If the Contract Owner is a living person, prior to the Annuitant's death, the Contract Owner must choose from among the death settlement Options A, B, or D described below. If the Contract Owner does not choose one of these Options, then Option D will apply.


CATEGORY 2. If the Contract Owner is a non-living person such as a corporation or a trust, the Contract Owner must choose from death settlement Options A or C described below. If the Contract Owner does not choose one of these Options, then Option C will apply.

The death settlement options we currently offer are:


OPTION A. The Contract Owner may elect to receive the Death Proceeds in a lump sum.


OPTION B. The Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death.


OPTION C. The Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Putnam VT Money Market Variable Sub-Account unless the Contract Owner provides other allocation instructions.

The Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The Contract Owner may exercise all rights set forth in the Transfers provision.


OPTION D. The Contract Owner may elect to continue the Contract and the youngest Contract Owner will become the new Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds.

We reserve the right to offer additional death settlement options.

QUALIFIED CONTRACTS

The death settlement options for qualified plans, including IRAs, may be different to conform with the individual tax requirements of each type of qualified plan. Please refer to your Endorsement for IRA plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION AND DEATH OF CO-ANNUITANT

We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:

.. The individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA.

.. The Contract Owner's spouse must be the sole Primary Beneficiary of the Contract and will be the named Co-Annuitant.

.. Both the Contract Owner and the Co-Annuitant must be age 79 or younger on the Rider Application Date.

.. The option may only be added when we issue the Contract or within 6 months of the Contract Owner's marriage. We may require proof of marriage in a form satisfactory to us.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the "Death of Annuitant" provision does not apply on the death of the Co-Annuitant, and that the latest Payout Start Date will be based solely on the Contract Owner's age.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

There is currently no charge for this option. We reserve the right to assess a mortality and expense risk charge in the future, however it will never exceed 0.15%. Once this option is added to your Contract, we guarantee that we will not increase what we charge you for this option.

The option will terminate and the corresponding mortality and expense risk charge will cease on the earliest of the following to occur:

.. upon the death of the Co-Annuitant (as of the date we determine the Death
  Proceeds);

.. upon the death of the Contract Owner (as of the date we determine the Death
  Proceeds);

.. on the date the Contract is terminated;


                                 51  PROSPECTUS

.. on the Payout Start Date; or

.. on the date you terminate this option by written notice in a form satisfactory to us.

Once terminated, a new Spousal Protection Benefit Option cannot be added to the Contract.


DEATH OF CO-ANNUITANT. If the Co-Annuitant dies prior to the Payout Start Date, subject to the following conditions, the Contract will be continued according to Option D under the "Death of Owner" provision of your Contract:

.. The Co-Annuitant must have been your legal spouse on the date of his or her death; and

.. Option D of the "Death of Owner" provision of your Contract has not previously been exercised.

The Contract may only be continued once under Option D under the "Death of Owner" provision. For a description of Option D, see the "Death of Owner" section of this prospectus.


MORE INFORMATION
--------------------------------------------------------------------------------


ALLSTATE LIFE
Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the state of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.


VARIABLE ACCOUNT
Allstate Life established the Allstate Financial Advisors Separate Account I in 1999. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account currently consists of multiple Variable Sub-Accounts. Each Variable Sub-Account offered under this Contract invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.


VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for


                                 52  PROSPECTUS
that action in the next semi-annual financial report we send to you.


CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.


CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio's board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.


THE CONTRACT

DISTRIBUTION. Allstate Distributors, L.L.C. ("Allstate Distributors"), a wholly owned subsidiary of Allstate Life, will serve as principal underwriter of the Contracts. Allstate Distributors is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, ("Exchange Act") and a member of NASD, Inc. Contracts are sold by registered representatives of unaffiliated broker-dealers or bank employees who are licensed insurance agents appointed by Allstate Life, either individually or through an incorporated insurance agency and have entered into a selling agreement with Allstate Distributors to sell the Contract.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commission paid on all Contract sales will not exceed 8.5% of all purchase payments. From time to time, we may pay or permit other promotional incentives, in cash or credit or other compensation. The commission is intended to cover distribution expenses. Contracts may be sold by representatives or employees of banks.

Allstate Life may pay Allstate Distributors a commission for distribution of the Contracts. The underwriting agreement with Allstate Distributors provides that we will reimburse Allstate Distributors for expenses incurred in distributing the Contracts, including any liability to Contract Owners arising out of services rendered or Contracts issued.

For Allstate Advisor Contracts issued to employees of Allstate Life and certain other eligible organizations, and in lieu of Allstate Life paying any commissions on sales of those Contracts, the Contract Owner will receive a credit of 6% of the amount of each purchase payment that will be applied to each purchase payment. Allstate Life will allocate this credit in the same allocation as your most recent instruction. If you exercise your Right to Cancel your Contract as described in this prospectus, we will return to you the amount you would have received had there been no credit. Unless we are required by law to return your purchase payments, this amount also will include any charges deducted that reduced your Contract Value prior to cancellation, plus any investment gain on the credit. The credit may not be available in all states. We do not consider the credit to be an "investment in the contract" for income tax purposes.


ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account.

We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract Owner records;

.. Contract Owner services;

.. calculation of unit values;

.. maintenance of the Variable Account; and

.. preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other


                                 53  PROSPECTUS
conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.


LEGAL MATTERS
Foley & Lardner LLP, Washington, D.C., has advised Allstate Life on certain federal securities law matters. All matters of Illinois law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under Illinois insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.


                                 54  PROSPECTUS

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE INSURANCE
COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable

Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate

Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.


TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

.. the Contract Owner is a natural person,

.. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

.. Allstate Life is considered the owner of the Variable

Account assets for federal income tax purposes.


NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.


EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section.
 In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.


DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.


OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future


                                 55  PROSPECTUS
guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.


TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.


TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.


TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.


WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.


DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

.. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

.. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

.. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.


TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:


                                 56  PROSPECTUS

.. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

.. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.


PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or becoming totally disabled,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made under an immediate annuity, or

.. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.


PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.


TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.


AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
 Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer


                                 57  PROSPECTUS
identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as investments as:

.. Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section 408(p) of the Code; and

.. Tax Sheltered Annuities under Section 403(b) of the Code.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate

Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.


TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.


REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.


THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.


                                 58  PROSPECTUS

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or total disability,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made after separation from service after age 55 (applies only for IRAs),

.. made pursuant to an IRS levy,

.. made for certain medical expenses,

.. made to pay for health insurance premiums while unemployed (applies only for IRAs),

.. made for qualified higher education expenses (applies only for IRAs), and

.. made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

.. required minimum distributions, or,

.. a series of substantially equal periodic payments made over a period of at least 10 years, or,

.. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

.. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
 Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions


                                 59  PROSPECTUS
may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.


ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Internal Revenue Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

  (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

  (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

  (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.


SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.


SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.


TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 59 1/2,

.. severs employment,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.


                                 60  PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

 Allstate Life's Annual Report on Form 10-K for the year ended December 31, 2003 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P. O. Box 94260, Palatine, Illinois 60094-4260 (telephone:
1-800-203-0068).


                                 61  PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Additions, Deletions, or Substitutions of Investments
--------------------------------------------------------------------------------
  The Contracts
--------------------------------------------------------------------------------
  Calculation of Accumulation Unit Values
--------------------------------------------------------------------------------
  Calculation of Variable Income Payments
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  General Matters
--------------------------------------------------------------------------------
  Experts
--------------------------------------------------------------------------------
  Financial Statements
--------------------------------------------------------------------------------
  Appendix A-Accumulation Unit Values
--------------------------------------------------------------------------------


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.


                                 62  PROSPECTUS

APPENDIX A
CONTRACT COMPARISON CHART

        FEATURE                 ADVISOR                                  ADVISOR PREFERRED
--------------------------------------------------------------------------------------------------------------
                                                  5-YEAR WITHDRAWAL      3-YEAR WITHDRAWAL     NO WITHDRAWAL
                                                    CHARGE OPTION          CHARGE OPTION       CHARGE OPTION
--------------------------------------------------------------------------------------------------------------
Mortality and Expense
Risk Charge                      1.10%                  1.40%                  1.50%               1.60%
(Base Contract)
--------------------------------------------------------------------------------------------------------------
Withdrawal Charge         7/ 7/ 6/ 5/ 4/ 3/ 2       7/ 6/ 5/ 4/ 3             7/ 6/ 5               None
(% of purchase payment)
--------------------------------------------------------------------------------------------------------------
Withdrawal Charge        Confinement, Terminal  Confinement, Terminal  Confinement, Terminal        N/A
Waivers                  Illness, Unemployment  Illness, Unemployment  Illness, Unemployment
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The following tables summarize the availability of the Fixed Account Options in general. Please check with your representative for specific details for your state.

                               DCA FIXED ACCOUNT OPTION
----------------------------------------------------------------------------------------
                                                   Advisor Preferred
                                  ------------------------------------------------------
                     Advisor           5-YEAR             3-YEAR         NO WITHDRAWAL
                                  WITHDRAWAL CHARGE  WITHDRAWAL CHARGE   CHARGE OPTION
----------------------------------     OPTION             OPTION
                                  ------------------------------------------------------
TRANSFER PERIODS   3 to 6 month     3 to 6 month       3 to 6 month           N/A

                  ----------------------------------------------------------------------
                     7 to          7 to   12 month    7 to   12 month         N/A
                     12 month
----------------------------------------------------------------------------------------


         STANDARD FIXED ACCOUNT OPTION (SOME OPTIONS NOT AVAILABLE IN ALL STATES)
--------------------------------------------------------------------------------------------
                      Advisor                         Advisor Preferred
                                   ---------------------------------------------------------
                                        5-YEAR             3-YEAR                NO
                                   WITHDRAWAL CHARGE  WITHDRAWAL CHARGE   WITHDRAWAL CHARGE
                   ----------------     OPTION             OPTION              OPTION
                                   ---------------------------------------------------------

GUARANTEE PERIODS      1-year             N/A                N/A                 N/A
--------------------------------------------------------------------------------------------
                      3-year*             N/A                N/A                 N/A
                   -------------------------------------------------------------------------
                      5-year*             N/A                N/A                 N/A
                   -------------------------------------------------------------------------
                      7-year*             N/A                N/A                 N/A
                   -------------------------------------------------------------------------


                 MVA FIXED ACCOUNT OPTION (NOT AVAILABLE IN ALL STATES)**
--------------------------------------------------------------------------------------------
                      Advisor                         Advisor Preferred
                                   ---------------------------------------------------------
                                        5-YEAR             3-YEAR                NO
                                   WITHDRAWAL CHARGE  WITHDRAWAL CHARGE   WITHDRAWAL CHARGE
                   ----------------     OPTION             OPTION              OPTION
                                   ---------------------------------------------------------
GUARANTEE PERIODS      3-year           3-year             3-year              3-year
--------------------------------------------------------------------------------------------
                       5-year           5-year             5-year              5-year
                   -------------------------------------------------------------------------
                       7-year           7-year             7-year              7-year
                   -------------------------------------------------------------------------
                      10-year           10-year            10-year             10-year
                   -------------------------------------------------------------------------


* Available only in states in which the MVA Fixed Account Option is not offered.

** Not available in states in which the 3-, 5-, or 7-year Standard Fixed Account
   Options are offered.


                                 63  PROSPECTUS

APPENDIX B - MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

 I                     =    the Treasury Rate for a maturity equal to the term length of the
                            Guarantee Period Account for the week preceding the establishment of the Market Value Adjusted Fixed Guarantee Period Account;
J                      =    the Treasury Rate for a maturity equal to the term length of the
                            Market Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the
                            Market Value Adjusted Fixed Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be ("Market Value Adjustment Date").
N                      =    the number of whole and partial years from the Market Value
                            Adjustment Date to the expiration of the term length of the Market
                            Value Adjusted Fixed Guarantee Period Account.


Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15. If such yields cease to be available in Federal Reserve Bulletin Release H.15, then we will use an alternate source for such information in our discretion.

The Market Value Adjustment factor is determined from the following formula:

                            .9 X [I-(J + .0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30 day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

                     EXAMPLES OF MARKET VALUE ADJUSTMENT
                   $10,000 allocated to a Market Value Adjusted Fixed Guarantee
Purchase Payment:  Period Account
Guarantee Period:  5 years
Interest Rate:     4.50%
Full Withdrawal:   End of Contract Year 3
Contract:          Allstate Advisor*



                EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1: Calculate Contract Value at  = $10,000.00 X (1.045) /3/ = $11,411.66
 End of Contract Year 3:
Step 2: Calculate the Free           = .15 X $10,000 = $1500
 Withdrawal Amount:
Step 3: Calculate the Withdrawal     = .06 X ($10,000 - $1,500) = $510
 Charge:
Step 4: Calculate the Market Value   I   =   4.50%
 Adjustment:                         J   =   4.20%
                                              730 DAYS
                                     N  =   --------   =   2
                                              365 DAYS
                                     Market Value Adjustment Factor: .9 X [I -
                                     (J + .0025)] X N
                                     = .9 X [.045 - (.042 + .0025)] X 2 = .0009
                                     Market Value Adjustment = Market Value
                                     Adjustment Factor X Amount
                                     Subject To Market Value Adjustment:
                                     = .0009 X $11,411.66  = $10.27
Step 5: Calculate the amount          = $11,411.66 - $510 + $10.27 = $10,911.93
 received by Contract owner as a
 result of full withdrawal at the
 end of Contract Year 3:


                                 64  PROSPECTUS


                                         EXAMPLE 2: (ASSUMES RISING INTEREST RATES)
Step 1: Calculate Contract Value at End of Contract Year 3:        = $10,000.00 X (1.045) /3/ = $11,411.66
Step 2: Calculate The Free Withdrawal Amount:                     = .15 X $10,000 =  $1,500
Step 3: Calculate the Withdrawal Charge:                          = 0.06 X ($10,000 - $1,500) = $510
Step 4: Calculate the Market Value Adjustment:                    I   =   4.50%
                                                                  J   =   4.80%
                                                                           730 DAYS
                                                                  N  =    -----------   =   2
                                                                            365 DAYS
                                                                  Market Value Adjustment Factor: .9 X [I - (J + .0025)] X N
                                                                  = .9 X [(.045 - (.048 + .0025)] X (2) = -.0099
                                                                  Market Value Adjustment = Market Value Adjustment Factor X
                                                                  Amount Subject To Market Value Adjustment:
                                                                  = -.0099 X $11,411.66 = -($112.98)
Step    5: Calculate the amount received by Contract owner as a   = $11,411.66 - $510 -  $112.98 = $10,788.68
 result of full withdrawal at the end of Contract Year 3:

   *These examples assume the election of the ALLSTATE ADVISOR CONTRACT for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under the ALLSTATE ADVISOR PREFERRED CONTRACT, which has different expenses and withdrawal charges.




                                 65  PROSPECTUS

APPENDIX C
EXAMPLE OF CALCULATION OF INCOME PROTECTION BENEFIT
--------------------------------------------------------------------------------

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.

To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:


Adjusted age of Annuitant on the Payout Start                   65
Date:
-------------------------------------------------------------------------------
Sex of Annuitant:                                              male
-------------------------------------------------------------------------------
Income Plan selected:                                            1
-------------------------------------------------------------------------------
Payment frequency:                                            monthly
-------------------------------------------------------------------------------
Amount applied to variable income payments under            $100,000.00
the Income Plan:
-------------------------------------------------------------------------------





The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:                                 3%
-------------------------------------------------------------------------------
Guaranteed minimum variable income   85% of the initial variable amount income
payment:                                               value
-------------------------------------------------------------------------------


STEP 1 -  CALCULATION OF THE INITIAL VARIABLE AMOUNT INCOME VALUE:

Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 X $5.49/1000 = $549.00.

STEP 2 - CALCULATION OF THE AMOUNT GUARANTEED UNDER THE INCOME PROTECTION BENEFIT OPTION:

guaranteed minimum variable income payment = 85% X initial variable amount income value = 85% X $549.00 = $466.65.

STEP 3 - ILLUSTRATION OF THE EFFECT OF THE MINIMUM PAYMENT GUARANTEE UNDER THE INCOME PROTECTION BENEFIT OPTION:

If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.




                                 66  PROSPECTUS

APPENDIX D
WITHDRAWAL ADJUSTMENT EXAMPLE - INCOME BENEFITS*
--------------------------------------------------------------------------------

Issue Date: January 1, 2003

Initial Purchase Payment: $50,000

                                                                                                         Income Benefit Amount
                                                                  Beginning                Contract      Maximum
                                             Type of              Contract   Transaction  Value After  Anniversary        5%
             Date                          Occurrence               Value      Amount     Occurrence      Value      Roll-Up Value
-----------------------------------------------------------------------------------------------------------------------------------
            1/1/04                     Contract Anniversary        $55,000           _      $55,000      $55,000        $52,500
-----------------------------------------------------------------------------------------------------------------------------------
            7/1/04                      Partial Withdrawal         $60,000     $15,000      $45,000      $41,250        $40,176
-----------------------------------------------------------------------------------------------------------------------------------


The following shows how we compute the adjusted income benefits in the example above. Please note that the withdrawal adjustment reduces the Maximum Anniversary Value by the same proportion as the withdrawal reduces the Contract Value. The withdrawal adjustment reduces the 5% Roll-Up Value part dollar-for-dollar and part proportionally.


MAXIMUM ANNIVERSARY VALUE INCOME BENEFIT
-------------------------------------------------------------------------------
Partial Withdrawal Amount                                   (a)        $15,000
-------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial                 (b)        $60,000
Withdrawal
-------------------------------------------------------------------------------
Value of Income Benefit Amount Immediately                  (c)        $55,000
Prior to Partial Withdrawal
-------------------------------------------------------------------------------
Withdrawal Adjustment                             [(a)/(b)]*(c)        $13,750
-------------------------------------------------------------------------------
Adjusted Income Benefit                                                $41,250
-------------------------------------------------------------------------------

5% ROLL-UP VALUE INCOME BENEFIT**
-------------------------------------------------------------------------------
Total Partial Withdrawal Amount                             (a)        $15,000
-------------------------------------------------------------------------------
STEP I - DOLLAR FOR DOLLAR PORTION
-------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial                 (b)        $60,000
Withdrawal
-------------------------------------------------------------------------------
Value of Income Benefit Amount Immediately
Prior to Partial Withdrawal (assumes 181 days               (c)        $53,786
worth of interest on $52,500)
-------------------------------------------------------------------------------
Partial Withdrawal Amount (Corridor = 5% of                 (d)        $ 2,625
Roll-Up Value on 1/1/04)
-------------------------------------------------------------------------------
Dollar for Dollar Withdrawal Adjustment
(discounted for a half year's worth of             (e)=(d)*1.05^-0.5   $ 2,562
interest)
-------------------------------------------------------------------------------
Contract Value After Step 1                        (b')=(b)-(d)        $57,375
-------------------------------------------------------------------------------
Adjusted Income Benefit After Step 1               (c')=(c)-(e)        $51,224
-------------------------------------------------------------------------------
STEP 2 - PROPORTIONAL PORTION
-------------------------------------------------------------------------------
Partial Withdrawal Amount                          (a')=(a)-(d)        $12,375
-------------------------------------------------------------------------------
Proportional Adjustment                          (a')/(b')*(c')        $11,048
-------------------------------------------------------------------------------
Contract Value After Step 2                           (b')-(a')        $45,000
-------------------------------------------------------------------------------
Adjusted Income Benefit After Step 2                                   $40,176
-------------------------------------------------------------------------------



 * For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual income benefit amounts will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.


                                 67  PROSPECTUS

APPENDIX E
WITHDRAWAL ADJUSTMENT EXAMPLE - DEATH BENEFITS*
--------------------------------------------------------------------------------

Issue Date: January 1, 2004

Initial Purchase Payment: $50,000

                                                                                                      Death Benefit Amount
                                                                                            ----------------------------------------
                                                       Beginning                Contract                     Maximum
                                       Type of         Contract   Transaction  Value After    Purchase     Anniversary    Enhanced
             Date                     Occurrence         Value      Amount     Occurrence   Payment Value     Value     Beneficiary
------------------------------------------------------------------------------------------------------------------------   Value
                                                                                                                        ------------
            1/1/05               Contract Anniversary   $55,000           _      $55,000       $50,000       $55,000      $52,500
------------------------------------------------------------------------------------------------------------------------------------
            7/1/05                Partial Withdrawal    $60,000     $15,000      $45,000       $37,500       $41,250      $40,339
------------------------------------------------------------------------------------------------------------------------------------


The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.

PURCHASE PAYMENT VALUE DEATH BENEFIT
-----------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)          $15,000
-----------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)          $60,000
-----------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to            (c)          $50,000
Partial Withdrawal
-----------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)     $12,500
-----------------------------------------------------------------------------------
Adjusted Death Benefit                                                     $37,500
-----------------------------------------------------------------------------------

MAV DEATH BENEFIT
-----------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)          $15,000
-----------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)          $60,000
-----------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to            (c)          $55,000
Partial Withdrawal
-----------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)     $13,750
-----------------------------------------------------------------------------------
Adjusted Death Benefit                                                     $41,250
-----------------------------------------------------------------------------------

ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE)
BENEFIT
-----------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)          $15,000
-----------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)          $60,000
-----------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to
Partial Withdrawal (assumes 181 days worth of interest        (c)          $53,786
on $52,500)
-----------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)     $13,446
-----------------------------------------------------------------------------------
Adjusted Death Benefit                                                     $40,339
-----------------------------------------------------------------------------------



 * For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.


                                 68  PROSPECTUS

APPENDIX F
CALCULATION OF EARNINGS PROTECTION DEATH BENEFIT*
--------------------------------------------------------------------------------

The following are examples of the Earnings Protection Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.

EXAMPLE 1: ELECTED WHEN CONTRACT WAS ISSUED WITHOUT ANY SUBSEQUENT ADDITIONS OR WITHDRAWALS

In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Earnings Protection Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Allstate Life receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.


Excess of Earnings Withdrawals                    =    $0
Purchase Payments in the 12 months prior to       =    $0
 death
In-Force Premium                                  =    $100,000
                                                       ($100,000 + $0 - $0)
In-Force Earnings                                 =    $25,000
                                                       ($125,000 - $100,000)
EARNINGS PROTECTION DEATH BENEFIT**               =    40 % * $25,000 = $10,000



Since In-Force Earnings are less than 250% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($6,250.00).




EXAMPLE 2: ELECTED WHEN CONTRACT WAS ISSUED WITH SUBSEQUENT WITHDRAWALS

In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Allstate Life receives a Complete Request for Settlement will be assumed to be $114,000.

Excess of Earnings Withdrawals                        =    $5,000
                                                           ($10,000-$5,000)
Purchase Payments in the 12 months prior to death     =    $0
In-Force Premium                                      =    $95,000
                                                           ($100,000+$0-$5,000)
In-Force Earnings                                     =    $19,000
                                                           ($114,000-$95,000)
EARNINGS PROTECTION DEATH BENEFIT**                   =    40%*$19,000=$7,600


Since In-Force Earnings are less than 250% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($4,750.00).




                                 69  PROSPECTUS

EXAMPLE 3: ELECTED AFTER CONTRACT WAS ISSUED WITH SUBSEQUENT ADDITIONS AND WITHDRAWALS
This example is intended to illustrate the effect of adding the Earnings Protection Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Earnings Protection Death Benefit Option. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Allstate Life receives a Complete Request for Settlement.

Excess of Earnings Withdrawals                                                =    $30,000
                                                                                   ($50,000-$20,000)
Purchase Payments in the 12 months prior to death                             =    $0
In-Force Premium                                                              =    $120,000
                                                                                    ($110,000+$40,000-$30,000)
In-Force Earnings                                                             =    $20,000
                                                                                   ($140,000-$120,000)
EARNINGS PROTECTION DEATH BENEFIT**                                           =    25%*$20,000=$5,000


In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.

Since In-Force Earnings are less than 200% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 40% of the In-Force Earnings ($8,000.00).




EXAMPLE 4: SPOUSAL CONTINUATION

This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Earnings Protection Death Benefit Option. In this example, assume that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Earnings Protection Death Benefit Option and Maximum Anniversary Death Benefit Option) with a $100,000 purchase payment. Five years later the Contract Owner dies and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

Excess of Earnings Withdrawals                                             =    $0
Purchase Payments in the 12 months prior to death                          =    $0
In-Force Premium                                                           =    $100,000
                                                                                ($100,000+$0-$0)
In-Force Earnings                                                          =    $50,000
                                                                                ($150,000-$100,000)
EARNINGS PROTECTION DEATH BENEFIT**                                        =    40%*$50,000=$20,000

Contract Value                                                             =    $150,000
Death Benefit                                                              =    $160,000
Earnings Protection Death Benefit                                          =    $20,000
Continuing Contract Value                                                  =    $180,000
                                                                                ($160,000+$20,000)


Since In-Force Earnings are less than 250% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Earnings Protection Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is


                                 70  PROSPECTUS
continued. If this selection is made, the Earnings Protection Death Benefit will be equal to the lesser of 25% of the In-Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Earnings Protection Death Benefit Option at the time of continuation.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($12,500.00).


                                 71  PROSPECTUS

APPENDIX G - WITHDRAWAL ADJUSTMENT EXAMPLE - TRUERETURN ACCUMULATION BENEFIT*
--------------------------------------------------------------------------------

RIDER DATE: JANUARY 2, 2004

INITIAL PURCHASE PAYMENT: $50,000

INITIAL BENEFIT BASE: $50,000

                                   Type of         Beginning Contract   Transaction    Contract Value
           Date                   Occurrence              Value            Amount     After Occurrence   Benefit Base
----------------------------------------------------------------------------------------------------------------------
          1/2/05                                         $55,000                -         $55,000          $50,000
                             Contract Anniversary
----------------------------------------------------------------------------------------------------------------------
          7/2/05              Partial Withdrawal         $60,000          $15,000         $45,000          $37,500
----------------------------------------------------------------------------------------------------------------------



The following shows how we compute the adjusted Benefit Bases in the example above. Please note the withdrawal reduces the Benefit Base by the same proportion as the withdrawal reduces the Contract Value.

BENEFIT BASE
--------------------------------------------------------------------------------
Partial Withdrawal Amount                                    (a)        $15,000
--------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal       (b)        $60,000
--------------------------------------------------------------------------------
Value of Benefit Base Immediately Prior to Partial           (c)        $50,000
Withdrawal
--------------------------------------------------------------------------------
Withdrawal Adjustment                                   [(a)/(b)]*(c)   $12,500
--------------------------------------------------------------------------------
Adjusted Benefit Base                                                   $37,500
--------------------------------------------------------------------------------


*For the purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees
and charges for all Contracts.   Actual Contract Values will differ due to the
different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.


                                 72  PROSPECTUS

APPENDIX H - ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------

Appendix H presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable Sub-Account since the Variable Sub-Accounts were first offered under the Contracts. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations for each Contract. Please contract us at 1-800-203-0068 to obtain a copy of the Statement of Additional Information.


ALLSTATE ADVISOR CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,            2003
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
STI Classic Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.749
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              2,073
-------------------------------------------------------------------------------
STI Classic Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.356
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              4,346
-------------------------------------------------------------------------------
STI Classic International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.267
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 42
-------------------------------------------------------------------------------
STI Classic Investment Grade Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.026
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              1,147
-------------------------------------------------------------------------------
STI Classic Mid-Cap Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.438
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              5,312
-------------------------------------------------------------------------------
STI Classic Small Cap Value Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.233
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              1,982
-------------------------------------------------------------------------------
STI Classic Value Income Stock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.262
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.851
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.475
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             19,258
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------


                                 73  PROSPECTUS

FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.508
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.653
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              6,008
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.428
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.765
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             11,247
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $13.323
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $16.979
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                384
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.618
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.683
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              3,281
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.282
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.468
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              2,972
-------------------------------------------------------------------------------
Oppenheimer Balanced/(1)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.053
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.176
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              7,178
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.115
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.323
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             13,298
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.823
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.323
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              3,710
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.246
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.039
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              3,104
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.504
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.713
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              4,075
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.695
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.755
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              2,464
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.496
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.213
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             10,834
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.631
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.510
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 90
-------------------------------------------------------------------------------

                                 74  PROSPECTUS


Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.266
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.589
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              2,429
-------------------------------------------------------------------------------
Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.035
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.373
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                173
-------------------------------------------------------------------------------
Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.454
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.428
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                350
-------------------------------------------------------------------------------
Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.514
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.507
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              4,742
-------------------------------------------------------------------------------
Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.502
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.465
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                135
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.838
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.072
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                329
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 9.956
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 9.914
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              1,651
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.478
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.580
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                726
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.840
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.664
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.091
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.177
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.490
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.158
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                752
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.769
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.145
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                187
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.550
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.646
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                400
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.661
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.475
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              3,962
-------------------------------------------------------------------------------

                                 75  PROSPECTUS


Van Kampen LIT Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.136
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.811
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              2,236
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.891
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.437
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              2,729
-------------------------------------------------------------------------------
Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation /(//2//)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.053
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.958
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.736
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.960
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                107
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.125
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.621
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 43
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.657
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.601
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                114
-------------------------------------------------------------------------------

* The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Sub-Accounts which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock, Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth and Van Kampen UIF U.S. Mid Cap Value which were first offered under the Contracts on May 1,
   2004.   Accumulation Unit Values for the Variable Sub-Accounts, which


                                 76  PROSPECTUS
   were first offered under the Contracts on May 1, 2004, are not shown. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 1.10% and Administrative Expense Charge of 0.19%.

(1) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Variable Sub-Account was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Sub-Account.


                                 77  PROSPECTUS

ALLSTATE ADVISOR CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,              2003
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
STI Classic Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.704
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.308
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.215
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Investment Grade Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 9.983
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Mid-Cap Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.390
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Small Cap Value Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.181
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Value Income Stock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.215
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.784
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.341
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.436
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.507
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------

                                 78  PROSPECTUS

FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.363
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.638
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $13.247
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $16.810
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.551
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.547
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.212
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.344
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Balanced/(1)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.984
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.045
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.095
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.248
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.756
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.181
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.176
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.909
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.438
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.586
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.622
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.608
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.431
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.091
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.565
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.385
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.196
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.454
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.972
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.260
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------



                                 79  PROSPECTUS

Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.383
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.294
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.453
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.403
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.436
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.331
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.770
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.942
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 9.899
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 9.815
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.407
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.445
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.767
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.518
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.022
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.046
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.424
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.037
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.696
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.004
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.478
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.510
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.594
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.351
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------


                                 80  PROSPECTUS

Van Kampen LIT Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.072
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.693
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.823
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.304
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation/ (2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.989
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.857
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.664
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.821
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.103
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.538
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.584
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.455
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------

* The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Sub-Accounts which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock, Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth and Van Kampen UIF U.S. Mid Cap Value which were first offered under the Contracts on May 1,
   2004.   Accumulation Unit Values for the Variable Sub-Accounts, which


                                 81  PROSPECTUS
   were first offered under the Contracts on May 1, 2004, are not shown. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 2.00% and Administrative Expense Charge of 0.19%.

(1) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Variable Sub-Account was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Sub-Account.


                                 82  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 5 YEAR WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,              2003
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
STI Classic Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.734
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              4,938
-------------------------------------------------------------------------------
STI Classic Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.341
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                507
-------------------------------------------------------------------------------
STI Classic International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.249
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Investment Grade Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.012
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Mid-Cap Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.422
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Small Cap Value Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.215
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                734
-------------------------------------------------------------------------------
STI Classic Value Income Stock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.247
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.825
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.425
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              2,690
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.479
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.599
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                557
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
                                 83  PROSPECTUS

FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.402
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.718
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              6,143
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $13.293
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $16.917
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 37
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.591
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.633
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              1,488
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.254
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.422
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                146
-------------------------------------------------------------------------------
Oppenheimer Balanced/(1)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.026
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.128
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                130
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.109
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.298
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                154
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.797
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.270
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              1,014
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.219
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.991
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 91
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.478
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.666
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              4,343
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.666
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.701
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              2,342
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.470
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.168
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              2,645
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.605
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.464
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.239
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.539
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.010
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.331
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                284
-------------------------------------------------------------------------------

                                 84  PROSPECTUS

Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.426
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.378
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 63
-------------------------------------------------------------------------------
Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.490
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.469
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.475
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.416
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.811
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.024
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              2,390
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 9.934
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 9.878
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.450
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.530
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                460
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.811
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.610
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.064
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.128
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.464
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.113
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              2,559
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.740
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.093
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                189
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.521
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.596
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                710
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.635
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.429
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              2,969
-------------------------------------------------------------------------------



                                 85  PROSPECTUS

Van Kampen LIT Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.111
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.767
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.864
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.388
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation/ (2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.028
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.920
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.708
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.908
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen Equity Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.118
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.593
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen U.S. Mid Cap Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.628
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.547
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                617
-------------------------------------------------------------------------------

* The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Sub-Accounts which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock, Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth and Van Kampen UIF U.S. Mid Cap Value which were first offered under the Contracts on May 1,
   2004.   Accumulation Unit Values for the Variable Sub-Accounts, which


                                 86  PROSPECTUS
   were first offered under the Contracts on May 1, 2004, are not shown. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 1.40% and Administrative Expense Charge of 0.19%.

(1) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Variable Sub-Account was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Sub-Account.




                                 87  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 5 YEAR WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,              2003
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
STI Classic Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.689
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.292
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.197
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Investment Grade Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 9.969
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Mid-Cap Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.374
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Small Cap Value Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.164
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Value Income Stock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.199
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.757
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.292
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.408
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.453
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------

                                 88  PROSPECTUS

FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.337
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.591
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $13.217
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $16.748
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.525
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.497
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.184
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.298
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Balanced/(1)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.957
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.997
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.088
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.222
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.729
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.128
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.149
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.861
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.412
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.540
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.594
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.554
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.404
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.046
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.538
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.339
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.168
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.404
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------



                                 89  PROSPECTUS

Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.947
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.218
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.355
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.245
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.429
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.364
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.410
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.282
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.743
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.894
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 9.877
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 9.779
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.378
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.395
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.738
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.464
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.995
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.997
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.398
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.992
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.667
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.952
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.449
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.460
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.568
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.305
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------


                                 90  PROSPECTUS

Van Kampen LIT Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.047
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.650
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.796
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.254
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation/ (2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.964
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.819
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.635
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.770
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.095
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.510
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.556
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.402
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------

* The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Sub-Accounts which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock, Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth and Van Kampen UIF U.S. Mid Cap Value which were first offered under the Contracts on May 1,
   2004.   Accumulation Unit Values for the Variable Sub-Accounts, which


                                 91  PROSPECTUS
   were first offered under the Contracts on May 1, 2004, are not shown. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 2.30% and Administrative Expense Charge of 0.19%.

(1) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Variable Sub-Account was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Sub-Account.




                                 92  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 3 YEAR WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,              2003
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
STI Classic Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.729
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.335
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.244
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Investment Grade Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.007
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              1,826
-------------------------------------------------------------------------------
STI Classic Mid-Cap Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.417
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              2,002
-------------------------------------------------------------------------------
STI Classic Small Cap Value Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.210
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Value Income Stock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.241
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.816
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.409
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              3,844
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.470
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.581
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                175
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------

                                 93  PROSPECTUS

FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.394
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.703
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             10,654
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $13.283
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $16.896
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.583
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.616
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              3,050
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.245
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.406
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Balanced/(1)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.017
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.112
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                358
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.106
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.289
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              4,612
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.788
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.253
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                100
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.209
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.975
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              4,529
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.469
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.650
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              9,551
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.657
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.682
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              3,631
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.462
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.153
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                395
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.596
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.448
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                206
-------------------------------------------------------------------------------
Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.229
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.522
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                132
-------------------------------------------------------------------------------
Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.002
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.317
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------

                                 94  PROSPECTUS

Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.417
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.362
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                118
-------------------------------------------------------------------------------
Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.482
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.456
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.467
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.399
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                273
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.802
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.008
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 9.926
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 9.865
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.440
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.513
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.801
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.592
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.055
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.112
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.455
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.098
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                832
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.730
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.075
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.512
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.579
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                126
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.626
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.414
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                138
-------------------------------------------------------------------------------

                                 95  PROSPECTUS

Van Kampen LIT Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.102
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.753
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                109
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.855
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.371
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation/ (2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.019
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.907
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.698
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.891
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                257
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.115
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.584
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.618
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.529
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                244
-------------------------------------------------------------------------------

* The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Sub-Accounts which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock, Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth and Van Kampen UIF U.S. Mid Cap Value which were first offered under the Contracts on May 1,
   2004.   Accumulation Unit Values for the Variable Sub-Accounts, which


                                 96  PROSPECTUS
   were first offered under the Contracts on May 1, 2004, are not shown. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 1.50% and Administrative Expense Charge of 0.19%.

(1) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Variable Sub-Account was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Sub-Account.




                                 97  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 3 YEAR WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,              2003
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
STI Classic Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.684
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.287
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.192
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Investment Grade Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 9.965
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Mid-Cap Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.368
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Small Cap Value Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.158
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Value Income Stock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.194
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.748
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.275
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.398
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.435
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------

                                 98  PROSPECTUS

FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.328
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.576
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $13.207
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.480
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.516
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.480
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.175
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.283
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Balanced/(1)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.948
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.981
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.086
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.214
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.720
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.111
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.139
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.845
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.403
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.524
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.584
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.536
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.396
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.031
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.529
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.324
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.159
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.387
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------

                                 99  PROSPECTUS

Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.939
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.204
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.345
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.228
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.421
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.351
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.401
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.265
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.734
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.878
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 9.869
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 9.767
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.369
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.378
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.728
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.446
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.985
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.981
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.389
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.978
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.657
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.935
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.440
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.443
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.559
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.290
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------

                                100  PROSPECTUS


Van Kampen LIT Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.038
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.635
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.787
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.238
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation/ (2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.956
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.806
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.625
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.752
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.093
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.501
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.546
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.384
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------

* The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Sub-Accounts which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock, Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth and Van Kampen UIF U.S. Mid Cap Value which were first offered under the Contracts on May 1,
   2004.   Accumulation Unit Values for the Variable Sub-Accounts, which


                                101  PROSPECTUS
   were first offered under the Contracts on May 1, 2004, are not shown. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 2.40% and Administrative Expense Charge of 0.19%.

(1) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Variable Sub-Account was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Sub-Account.




                                102  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH NO WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,              2003
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
STI Classic Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.724
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.330
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.238
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Investment Grade Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.002
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                635
-------------------------------------------------------------------------------
STI Classic Mid-Cap Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.411
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Small Cap Value Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.204
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Value Income Stock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.236
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                136
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.807
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.392
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              2,531
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.460
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.563
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                569
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------

                                103  PROSPECTUS

FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.385
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.687
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              2,239
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $13.273
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $16.875
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.574
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.599
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                298
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.236
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.391
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Balanced/(1)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.008
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.095
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                424
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.104
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.281
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.779
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.235
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                109
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.200
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.959
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                412
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.460
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.635
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              1,009
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.647
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.664
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                252
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.453
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.138
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                731
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.587
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.433
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.220
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.506
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              1,510
-------------------------------------------------------------------------------
Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.993
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.303
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------

                                104  PROSPECTUS

Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.407
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.345
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.474
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.443
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                292
-------------------------------------------------------------------------------
Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.458
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.383
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.793
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.992
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 9.919
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 9.853
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.431
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.497
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.792
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.574
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.046
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.096
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.446
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.084
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.720
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.058
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.502
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.562
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                855
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.617
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.398
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                255
-------------------------------------------------------------------------------

                                105  PROSPECTUS

Van Kampen LIT Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.094
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.738
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.846
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.355
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation/ (2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.011
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.895
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.688
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.874
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen Equity Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.113
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.575
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                292
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.609
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.511
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                152
-------------------------------------------------------------------------------


* The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Sub-Accounts which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock, Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth and Van Kampen UIF U.S. Mid Cap Value which were first offered under the Contracts on May 1,
   2004.   Accumulation Unit Values for the Variable Sub-Accounts, which


                                106  PROSPECTUS
   were first offered under the Contracts on May 1, 2004, are not shown. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 1.60% and Administrative Expense Charge of 0.19%.

(1) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Variable Sub-Account was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Sub-Account.




                                107  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH NO WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,              2003
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
STI Classic Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.679
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.282
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.186
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Investment Grade Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 9.960
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Mid-Cap Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.363
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Small Cap Value Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.152
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
STI Classic Value Income Stock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.188
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.739
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.259
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.389
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.417
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------

                                108  PROSPECTUS

FTVIP Franklin U.S. Government
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.319
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.560
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $13.197
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $16.706
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.507
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.463
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.165
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.267
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Balanced/(1)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.939
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.964
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.083
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.206
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Global Securities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.711
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.093
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer High Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.130
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.829
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Main Street
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.395
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.508
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.574
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.518
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.387
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.016
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.521
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.309
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.150
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.370
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------

                                109  PROSPECTUS

Putnam VT Health Sciences
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.930
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.190
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT High Yield
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.336
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.212
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.413
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.338
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT International Equity
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.392
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.249
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Investors
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.725
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.862
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 9.862
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 9.755
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT New Opportunities
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.359
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.362
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT New Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.718
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.429
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Research
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.976
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.965
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.381
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.963
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.647
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.918
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Vista
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.430
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.427
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Putnam VT Voyager
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.550
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $12.274
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------

                                110  PROSPECTUS

Van Kampen LIT Aggressive Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen LIT Comstock
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.030
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.621
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $11.778
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.221
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen LIT Money Market
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Active International Allocation/ (2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.947
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $11.794
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.615
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.735
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $10.000
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.090
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $13.492
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                               --
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                     --
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 --
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $12.536
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $14.366
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                  0
-------------------------------------------------------------------------------


* The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Sub-Accounts which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities, FTVIP Franklin U.S. Government, Van Kampen LIT Aggressive Growth, Van Kampen LIT Comstock, Van Kampen UIF Equity and Income, Van Kampen UIF Equity Growth and Van Kampen UIF U.S. Mid Cap Value which were first offered under the Contracts on May 1,
   2004.   Accumulation Unit Values for the Variable Sub-Accounts, which


                                111  PROSPECTUS
   were first offered under the Contracts on May 1, 2004, are not shown. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 2.50% and Administrative Expense Charge of 0.19%.

(1) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective October 31, 2003, the Van Kampen UIF Active International Allocation Variable Sub-Account was liquidated. The corresponding Van Kampen UIF Active International Allocation Variable Sub-Account was closed and any amounts invested in the Van Kampen UIF Active International Allocation Variable Sub-Account were transferred to the Putnam VT Money Market Sub-Account.


                                112  PROSPECTUS

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS




ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

            Registration fees...................$23,000
            (previously registered)
            Cost of printing and engraving......$343,000
            Legal fees..........................$40,000
            Accounting fees.....................$10,000
            Mailing fees........................$27,900

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company ("Registrant") provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.


ITEM 16. EXHIBITS.

Exhibit No.        Description

(1)(a) Underwriting Agreement between Allstate Life Insurance Company and Allstate Distributors, L.L.C. (Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-31288) dated April 27, 2000.)

(1)(b) Form of General Agency Agreement between Northbrook Life Insurance Company and Dean Witter Reynolds Inc. (Northbrook Life Insurance Company was merged into Allstate Life Insurance Company effective January 1, 2003) (Incorporated herein by reference to Post-Effective Amendment No. 13 to the Form N-4 Registration Statement of Northbrook Variable Annuity Account II (File No. 033-35412)
dated December 31, 1996.)

(1)(c) Underwriting Agreement among Northbrook Life Insurance Company, Northbrook Variable Annuity Account II and Dean Witter Reynolds Inc. (Northbrook Life Insurance Company was merged into Allstate Life Insurance Company effective January 1, 2003) (Incorporated herein by reference to Post-Effective Amendment No. 13 to the Form N-4 Registration Statement of Northbrook Variable Annuity Account II (File No. 033-35412) dated December 31, 1996.)

(2) None

(4) (a) Form of Allstate Advisor Variable Annuity Contract ("Allstate Advisor" or "Morgan Stanley Variable Annuity") (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company
Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(b) Form of Allstate Advisor Plus Variable Annuity Contract ("Allstate Advisor Plus") (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No.
333-96115) dated June 10, 2002.)

(4)(c) Form of Allstate Advisor Preferred Variable Annuity Contract ("Allstate Advisor Preferred" or "Morgan Stanley Variable Annuity - L Share") (Incorporated herein by reference to Post-Effective Amendment No. 7 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-31288) dated June 10, 2002.)

(4)(d) Form of Enhanced Beneficiary Protection Rider A--Annual Increase (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity - L Share) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(e) Form of Enhanced Beneficiary Protection Rider A--Annual Increase (Allstate Advisor Plus) (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115) dated June 10, 2002.)

(4)(f) Form of Enhanced Beneficiary Protection Rider B--Maximum Anniversary Value (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity - L Share) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017)
dated June 10, 2002.)

(4)(g) Form of Enhanced Beneficiary Protection Rider B--Maximum Anniversary Value (Allstate Advisor Plus) (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115) dated June 10, 2002.)

(4)(h) Form of Earnings Protection Death Benefit Rider (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(i) Form of Retirement Income Guarantee Rider 1 (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity - L Share) (Incorporated herein by reference to Post-Effective Amendment No. 11 to Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(j) Form of Retirement Income Guarantee Rider 1 (Allstate Advisor Plus) (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115)
dated June 10, 2002.)

(4)(k) Form of Retirement Income Guarantee Rider 2 (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity - L Share) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(l) Form of Retirement Income Guarantee Rider 2 (Allstate Advisor Plus) (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115)
dated June 10, 2002.)

(4)(m) Form of Income Protection Benefit Rider (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(n) Form of Spousal Protection Benefit Rider (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(o) Form of Amendatory Endorsement for Charitable Remainder Trust (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(p) Form of Amendatory Endorsement for Grantor Trust (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(q) Form of Amendatory Endorsement for Waiver of Charges (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017)
dated June 10, 2002.)

(4)(r) Form of Amendatory Endorsement for Employees (Allstate Advisor) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(s) Form of Withdrawal Charge Option Rider 1 (Incorporated herein by reference to the initial filing of Allstate Financial Advisors Separate Account I Form N-4 Registration Statement(File No. 333-102934) dated February 3 ,2003.)

(4)(t) Form of Withdrawal Charge Option Rider 2 (Incorporated herein by reference to the initial filing of Allstate Financial Advisors Separate Account I Form N-4 Registration Statement(File No. 333-102934) dated February 3 ,2003.)

(4)(u) Form of TrueReturn Accumulation Benefit Rider (Incorporated herein by reference to Post-Effective Amendment No. 16 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated August 19,2003.)


(5)(a) Opinion and Consent of General Counsel re: Legality (Previously filed in the initial Form S-3 Registration Statement (File No. 333-100068) dated September 25, 2003.)

(5)(b) Opinion and Consent of General Counsel re: Legality (Previously filed in Post-Effective Amendment No.1 to this Form S-3 Registration Statement of Allstate Life Insurance Company (File No. 333-100068) dated April 18, 2003.)

(8) None

(11) None

(12) None

(15) None

(23)(a) Independent Auditors' Consent

(23)(b) Consent of Foley & Lardner, LLP

(24)(a) Powers of Attorney for Thomas J. Wilson, II, Michael J. Velotta, David
A. Bird, Margaret G. Dyer, Marla G. Friedman, Edward M. Liddy, John C. Lounds,
J. Kevin McCarthy, Robert W. Pike, Samuel H. Pilch, Steven E. Shebik, Eric A. Simonson, Kevin R. Slawin and Casey J. Sylla (Previously filed in the initial Form S-3 Registration Statement (File No. 333-100068) dated September 25, 2003.)

(24)(b) Power of Attorney for Danny L. Hale (Previously filed in Post-Effective Amendment No.1 to this Form S-3 Registration Statement of Allstate Life Insurance Company (File No. 333-100068) dated April 18, 2003.)


(25) None

(26) None

(27) Not applicable

(99)(a) Experts

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)(a) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) that, for purposes of determining any liability under the Securities Act of 1933, each filing if the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, Allstate Life Insurance Company, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 1st day of April, 2004.

                         ALLSTATE LIFE INSURANCE COMPANY
                                  (REGISTRANT)


                            By: /s/MICHAEL J. VELOTTA
                           --------------------------
                               Michael J. Velotta
                        Senior Vice President, Secretary
                               and General Counsel


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 1st day of April, 2004.



*/DAVID A. BIRD                              Director and Senior Vice President
-----------------------
David A. Bird

*/DANNY L. HALE                              Director
----------------------
Danny L. Hale

*/EDWARD M. LIDDY                            Director
-----------------------
Edward M. Liddy

*/JOHN C. LOUNDS                             Director and Senior Vice President
-----------------------
John C. Lounds

*/J. KEVIN MCCARTHY                          Director and Senior Vice President
-----------------------
J. Kevin McCarthy

*/ROBERT W. PIKE                             Director
------------------------
Robert W, Pike

*/SAMUEL H. PILCH                            Controller and Group Vice President
------------------------                     (Principal Accounting Officer)
Samuel H. Pilch

*/STEVEN E. SHEBIK                           Director, Senior Vice President and
------------------------                     Chief Financial Officer
Steven E. Shebik                             (Principal Financial Officer)

*/ERIC A. SIMONSON                           Director, Senior Vice President and
-------------------------                    Chief Investment Officer
Eric A. Simonson

*KEVIN R. SLAWIN                             Director and Senior Vice President
-----------------------
Kevin R. Slawin

*/CASEY J. SYLLA                             Director, Chairman of the Board and
----------------------                       President (Principal Executive
Casey J. Sylla                               Officer)

/s/MICHAEL J. VELOTTA                        Director, Senior Vice President,
----------------------                       General Counsel and Secretary
Michael J. Velotta

*/THOMAS J. WILSON II                        Director
-----------------------
Thomas J. Wilson II


*/ By Michael J. Velotta, pursuant to Power of Attorney, filed herewith or previously filed.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.       Description

(23)(a)           Independent Auditors' Consent
(23)(b)           Consent of Foley & Lardner, LLP
(99)(a)           Experts